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TABLE OF CONTENTS1
TABLE OF CONTENTS2

As filed with the Securities and Exchange Commission on June 6, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	13-3818604 (I.R.S. Employer Identification Number)

4820 Eastgate Mall
San Diego, California 92121
(858) 812-7300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Deanna H. Lund
Executive Vice President and Chief Financial Officer
Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, California 92121
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deyan P. Spiridonov, Esq. Teri E. O'Brien, Esq. Paul, Hastings, Janofsky & Walker LLP 4747 Executive Drive, 12th Floor San Diego, California 92121 (858) 458-3000	R. Miller Adams, Esq. General Counsel, Executive Vice President for Corporate Affairs Integral Systems, Inc. 6721 Columbia Gateway Drive Columbia, Maryland 21046 (443) 539-5008	Howard B. Adler, Esq. Anne L. Benedict, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036 (202) 955-8500

             Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

             If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

    Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

    Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

    CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)

Common stock, par value $0.001 per share	11,861,487	N/A	$138,116,907.78	$16,035.37

(1)
This Registration Statement relates to shares of common stock, par value $0.001 per share, of Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), issuable to holders of common stock, par value $0.01 per share, of Integral Systems, Inc., a Maryland corporation ("Integral Systems"), pursuant to the Agreement and Plan of Merger, dated as of May 15, 2011 (the "Merger Agreement"), by and among Kratos, Integral Systems, IRIS Merger Sub Inc., a Maryland corporation and a wholly-owned subsidiary of Kratos, and IRIS Acquisition Sub LLC, a Maryland limited liability company and wholly-owned subsidiary of Kratos.

(2)
Based on the maximum number of shares of Kratos common stock to be issued in connection with the transactions contemplated by the Merger Agreement, calculated as the sum of (i) the product obtained by multiplying (a) the exchange ratio set forth in the Merger Agreement of 0.588 shares of Kratos common stock for each outstanding share of Integral Systems common stock (excluding shares of restricted stock), by (b) 17,696,157, the number of outstanding shares of Integral Systems common stock (excluding shares of restricted stock) as of May 31, 2011, plus (ii) the product obtained by multiplying (a) the exchange ratio set forth in the Merger Agreement of 0.9559 shares of Kratos common stock for each option or similar right granted under any stock option, stock purchase or equity compensation plan, arrangement or agreement of Integral Systems ("Stock Options"), by (b) 1,523,325, the number of Stock Options outstanding as of May 31, 2011.

(3)
Each share of Kratos common stock includes the right to purchase shares of Kratos' Series C Preferred Stock pursuant to the Rights Agreement, dated as of December 16, 2004 (the "Rights Agreement"), by and between Kratos and Wells Fargo, N.A., as rights agent. The purchase rights are not exercisable until the occurrence of certain events specified in the Rights Agreement and are transferable solely with the associated Kratos common stock. The value attributable to the purchase rights, if any, is reflected in the value of the associated Kratos common stock.

(4)
Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to (i) the product of (a) $11.79, the average of the high and low prices per share of Integral Systems common stock on June 1, 2011 as reported on the NASDAQ Global Select Market, and (b) 19,219,482 (which is the number of outstanding shares of Integral Systems common stock as of May 31, 2011 (excluding shares of restricted stock) plus the number of shares of Integral Systems common stock issuable pursuant to the exercise of outstanding Stock Options as of May 31, 2011), minus (ii) the cash portion of the consideration to be paid by Kratos to holders of Integral Systems common stock (excluding shares of restricted stock).

(5)
Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $.00011610 multiplied by the proposed maximum aggregate offering price, as calculated in note 4 above.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this joint proxy statement/prospectus is not complete and may be changed. Kratos may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this joint proxy statement/prospectus is a part, is declared effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JUNE 6, 2011

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

          Kratos Defense & Security Solutions, Inc. ("Kratos") and Integral Systems, Inc. ("Integral Systems") entered into a merger agreement on May 15, 2011, pursuant to which a wholly-owned subsidiary of Kratos will merge with and into Integral Systems and Integral Systems will become a wholly-owned subsidiary of Kratos upon completion of the merger. The board of directors of each of Kratos and Integral Systems has unanimously approved the merger agreement and the merger.

          If the merger is completed, holders of Integral Systems common stock will be entitled to receive (i) $5.00 in cash, without interest, and (ii) 0.588 shares of Kratos common stock for each share of Integral Systems common stock they own. The exchange ratio of 0.588 is fixed and will not be adjusted for changes in the stock price of either company before the merger is completed. The exchange ratio was determined based on a per share price of $13.60 for Kratos common stock, which is the 30-day volume-weighted average closing price of Kratos common stock as of immediately prior to the public announcement of the merger. The purchase price per share for Integral Systems common stock represents total consideration of $13.00 per share based on the 30-day volume-weighted average closing price of Kratos common stock.

          Based on the closing price of Kratos common stock of $13.01 on May 13, 2011, the last trading day before public announcement of the merger, the 0.588 exchange ratio (together with the amount of cash to be paid per share of Integral Systems common stock) represented an implied value of $12.65 per share of Integral Systems common stock, as determined by reference to the value of merger consideration to be received in respect of each share of Integral Systems common stock in the merger (including the cash consideration of $5.00 per share) as compared to the closing price of Integral Systems common stock of $13.01 per share on that date. Based on the closing price of Kratos common stock on            , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the 0.588 exchange ratio (together with the amount of cash to be paid per share of Integral Systems common stock) represented an implied value of $            per share of Integral Systems common stock, as determined by reference to the value of the merger consideration to be received in respect of each share of Integral Systems common stock in the merger (including the cash consideration of $5.00 per share), as compared to the closing price of Integral Systems common stock of $            per share on that date. You are urged to obtain current market quotations for Kratos and Integral Systems common stock. Kratos common stock is listed on the NASDAQ Global Select Market and trades under the symbol "KTOS". Integral Systems common stock is listed on the NASDAQ Global Select Market and trades under the symbol "ISYS".

          The boards of directors of Kratos and Integral Systems believe that the combination of the two companies will produce a financially strong, well-diversified combined company that will be better positioned to enhance stockholder value by establishing itself as one of the most technologically-oriented businesses in a growing and mission-critical national security priority area.

          Kratos is soliciting proxies for exercise at the Kratos special meeting of stockholders to consider and vote upon (i) a proposal to approve the issuance of shares of Kratos common stock to the Integral Systems stockholders in connection with the merger and (ii) an adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal referred to in clause (i). The Kratos board of directors unanimously recommends that Kratos stockholders vote "FOR" each of the foregoing proposals. Approval of the issuance of Kratos common stock in connection with the merger is necessary to complete the merger.

          Integral Systems is soliciting proxies for exercise at the Integral Systems special meeting of stockholders to consider and vote upon (i) a proposal to approve the merger, the merger agreement and the other transactions contemplated thereby and (ii) a proposal to approve, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers. The Integral Systems board of directors recommends that Integral Systems stockholders vote "FOR" each of the foregoing proposals. Approval of the merger, the merger agreement and the other transactions contemplated thereby is necessary to complete the merger.

          Your vote is very important.    The merger cannot be completed unless (i) the Kratos stockholders approve the issuance of Kratos common stock in connection with the merger and (ii) the Integral Systems stockholders approve the merger, the merger agreement and the other transactions contemplated thereby. Whether or not you plan to attend your respective company's special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at the applicable meeting.

          This joint proxy statement/prospectus provides you with detailed information about the Kratos special meeting, the Integral Systems special meeting, the merger and the other business to be considered by each company's stockholders. In addition to being a proxy statement for both Kratos and Integral Systems, this document is also a prospectus to be used by Kratos when issuing Kratos common stock to Integral Systems stockholders in connection with the merger. Kratos and Integral Systems encourage you to read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 34 for a discussion of the risks related to the merger and to ownership of Kratos common stock after the merger is completed.

Eric DeMarco	Paul G. Casner, Jr.
President and Chief Executive Officer	Chief Executive Officer and President
Kratos Defense & Security Solutions, Inc.	Integral Systems, Inc.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          This joint proxy statement/prospectus is dated            , 2011 and is first being mailed to stockholders of Kratos and Integral Systems on or about            , 2011.

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Kratos and Integral Systems from other documents that each company has filed with the Securities and Exchange Commission but that have not been included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see the section entitled "Where You Can Find Additional Information" beginning on page 171. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus through the Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone at the appropriate address or telephone number below.

        Kratos and its proxy solicitor, Georgeson Inc., and Integral Systems and its proxy solicitor, D. F. King & Co., Inc., will provide you with copies of such documents (excluding all exhibits, unless Kratos or Integral Systems, as the case may be, has specifically incorporated by reference an exhibit into this joint proxy statement/prospectus), relating to Kratos or Integral Systems, as applicable, without charge, upon written or oral request. You can obtain such documents by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Georgeson Inc. 199 Water Street, 26th Floor New York, New York 10038-3560 Banks and Brokers Call (212) 440-9800 All Others Call Toll-Free (888) 566-8006	D. F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 (212) 269-5550
or	or
Kratos Defense & Security Solutions, Inc. 4820 Eastgate Mall San Diego, California 92121 Attn: Corporate Secretary (858) 812-7300	Integral Systems, Inc. 6721 Columbia Gateway Drive Columbia, Maryland 21046 Attn: Corporate Secretary (443) 539-5008

        In addition, if you have questions about the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may request them in writing or by telephone from the appropriate company at the address and telephone numbers noted above. You will not be charged for any of these documents that you request.

        In order for you to receive timely delivery of the documents in advance of the Kratos special meeting or the Integral Systems special meeting, you must request the information no later than            , 2011.

 ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

        This joint proxy statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by Kratos (File No.            ), constitutes a prospectus of Kratos under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of Kratos common stock to be issued to Integral Systems stockholders in connection with the merger.

        This joint proxy statement/prospectus also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, (i) with respect to the Kratos special meeting, at which Kratos stockholders will be asked to consider and vote upon certain proposals, including a proposal to approve the issuance of shares of Kratos common stock in connection with the merger and (ii) with respect to the Integral Systems special meeting, at which Integral Systems stockholders will be asked to consider and vote upon certain proposals, including a proposal to approve the merger, the merger agreement and the other transactions contemplated thereby and a proposal relating to the advisory (non-binding) vote on the golden parachute arrangements for Integral Systems' named executive officers.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2011

To the Stockholders of Kratos Defense & Security Solutions, Inc.:

        The special meeting of stockholders of Kratos Defense & Security Solutions, Inc., a Delaware corporation, will be held on            , 2011, at            , local time, at the offices of Paul, Hastings, Janofsky & Walker LLP located at 4747 Executive Drive, San Diego, California 92121, for the following purposes:

  1.
  To approve the issuance of Kratos common stock, par value $0.001 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of May 15, 2011, by and among Kratos, Integral Systems, IRIS Merger Sub Inc., a wholly-owned subsidiary of Kratos, and IRIS Acquisition Sub LLC, a wholly-owned subsidiary of Kratos;

  2.
  To approve the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Kratos Proposal No. 1; and

  3.
  To conduct any other business as may properly come before the Kratos special meeting or any adjournment or postponement thereof.

        The Kratos board of directors unanimously recommends that Kratos stockholders vote "FOR" each of Kratos Proposal Nos. 1 and 2 above.

        The Kratos board of directors has fixed            , 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Kratos special meeting and any adjournment or postponement thereof. Only holders of record of shares of Kratos common stock at the close of business on the record date are entitled to notice of, and to vote at, the Kratos special meeting. At the close of business on the record date, Kratos had outstanding and entitled to vote            shares of common stock.

        Your vote is important.    The affirmative vote of the holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy on the applicable matter at the Kratos special meeting (assuming the presence of a quorum with respect to Kratos Proposal No. 1) is required for approval of Kratos Proposal Nos. 1 and 2.

        All Kratos stockholders are cordially invited to attend the Kratos special meeting in person. However, even if you plan to attend the Kratos special meeting in person, Kratos requests that you sign, date and return the enclosed proxy card to ensure that your shares of Kratos common stock will be represented at the Kratos special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted "FOR" Kratos Proposal Nos. 1 and 2. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Kratos special meeting and will have no effect with respect to Kratos Proposal Nos. 1 and 2. If you do attend the Kratos special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Pursuant to rules adopted by the Securities and Exchange Commission, Kratos has elected to provide access to the proxy materials of Kratos both by sending you this full set of proxy materials, including a proxy card, and by making a copy of the proxy materials available to you on the Internet. This joint proxy statement/prospectus and the Kratos 2010 Annual Report on Form 10-K are available at Kratos' website at www.kratosdefense.com.

        This joint proxy statement/prospectus provides you with detailed information about the merger and the other business to be considered by the Kratos stockholders at the Kratos special meeting. Kratos encourages you to read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 34 for a discussion of the risks related to the merger and to ownership of Kratos common stock after the merger is completed.

By Order of the Board of Directors,
Eric DeMarco President and Chief Executive Officer

            , 2011

        IMPORTANT:    Whether or not you expect to attend the Kratos special meeting, Kratos urges you to mark, sign, date and return the proxy card, or vote over the Internet or by telephone as instructed in these materials, as promptly as possible to ensure your representation at the Kratos special meeting. Even if you have voted by proxy, you may still vote in person if you withdraw your proxy and attend the Kratos special meeting. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote at the Kratos special meeting, you must obtain a proxy issued in your name from the record holder prior to the Kratos special meeting.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                             , 2011

To the Stockholders of Integral Systems, Inc.:

        You are invited to attend the special meeting of stockholders of Integral Systems, Inc., a Maryland corporation, which will be held on            , 2011 at            , local time, at 6721 Columbia Gateway Drive, Columbia, Maryland 21046 for the following purposes:

  1.
  To consider and vote upon a proposal to approve the merger of IRIS Merger Sub Inc., a wholly-owned subsidiary of Kratos Defense and Security Solutions, Inc., with and into Integral Systems, Inc. pursuant to the Agreement and Plan of Merger, dated as of May 15, 2011, by and among Kratos, Integral Systems, IRIS Merger Sub Inc., a wholly-owned subsidiary of Kratos, and IRIS Acquisition Sub LLC, a wholly-owned subsidiary of Kratos (the "Merger Agreement"), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

  2.
  To consider and vote upon, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers; and

  3.
  To consider and vote upon any other business as may properly come before the Integral Systems special meeting or any adjournment or postponement thereof.

        The Integral Systems board of directors recommends that Integral Systems stockholders vote "FOR" Integral Systems Proposal Nos. 1 and 2 above.

        The Integral Systems board of directors has fixed            , 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Integral Systems special meeting and any adjournment or postponement thereof. Only holders of record of shares of Integral Systems common stock at the close of business on the record date are entitled to notice of, and to vote at, the Integral Systems special meeting. At the close of business on the record date, Integral Systems had outstanding and entitled to vote            shares of common stock. A list of the stockholders as of the record date will be available for inspection by stockholders, for any purpose germane to the Integral Systems special meeting, at Integral Systems' offices or the offices of Registrar & Transfer Co., Integral Systems' transfer agent, during normal business hours for a period of ten (10) days prior to the Integral Systems special meeting and at the special meeting.

        Your vote is important.    The affirmative vote of the holders of a majority of the shares of Integral Systems common stock outstanding and entitled to vote on the matter is required for approval of Integral Systems Proposal No. 1. The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote at the Integral Systems special meeting (assuming the presence of a quorum) is required for approval, on an advisory basis, of Integral Systems Proposal No. 2.

        All Integral Systems stockholders are cordially invited to attend the Integral Systems special meeting in person. However, even if you plan to attend the Integral Systems special meeting in person, Integral Systems requests that you sign, date and return the enclosed proxy card and thus ensure that your shares of Integral Systems common stock will be represented at the Integral Systems special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted "FOR" Integral Systems Proposal Nos. 1 and 2. If you fail to sign, date and return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Integral Systems special meeting and will have the same effect as an "AGAINST" vote with respect to Integral Systems Proposal No. 1 but no effect with respect to Integral Systems Proposal No. 2. If you do attend the Integral Systems special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Integral Systems intends to mail these proxy solicitation materials on or about            , 2011 to all stockholders of record entitled to vote at the Integral Systems special meeting.

        This joint proxy statement/prospectus (of which this notice of special meeting is a part) provides you with detailed information about the merger and the other business to be considered by the Integral Systems stockholders at the Integral Systems special meeting. Integral Systems encourages you to read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 34 for a discussion of the risks related to the merger and to ownership of Kratos common stock after the merger is completed.

By Order of the Board of Directors,
R. Miller Adams Corporate Secretary

            , 2011

        IMPORTANT:    Whether or not you expect to attend the Integral Systems special meeting, Integral Systems urges you to mark, sign, date and return the proxy card, as promptly as possible to ensure your representation at the Integral Systems special meeting. Even if you have voted by proxy, you may still vote in person if you withdraw your proxy and attend the Integral Systems special meeting. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote at the Integral Systems special meeting, you must obtain a proxy issued in your name from the record holder prior to the Integral Systems special meeting.

i

Page
Voting Kratos Shares Held Through the Kratos 401(k) Plan	119
Counting of Votes	119
Quorum	120
Treatment of Abstentions and Incomplete Proxies	120
Treatment of Broker Non-Votes	120
Voting by Kratos Directors and Executive Officers	121
Revocability of Proxies and Changes to a Kratos Stockholder's Vote	121
Solicitation of Proxies	121
Stockholder List	122
Delivery of Proxy Materials to Households Where Two or More Kratos Stockholders Reside	122
Attending the Kratos Special Meeting	122
Voting Results	122
KRATOS PROPOSALS	123
Kratos Proposal No. 1: Approval of the Issuance of Kratos Common Stock in Connection with the Merger	123
Kratos Proposal No. 2: Approval of the Adjournment of the Kratos Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Kratos Share Issuance Proposal	123
KRATOS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	124
THE SPECIAL MEETING OF INTEGRAL SYSTEMS STOCKHOLDERS	128
General	128
Matters Scheduled for a Vote at the Integral Systems Special Meeting	128
Recommendations of the Integral Systems Board of Directors	128
Record Date and Principal Share Ownership	128
Voting	129
Counting Votes	129
Voting by Integral Systems Directors and Executive Officers	130
Revocability of Proxies	130
Quorum	130
Required Vote	130
Solicitation of Proxies	131
Other Matters	131
Delivery of Proxy Materials to Households Where Two or More Integral Systems Stockholders Reside	132
INTEGRAL SYSTEMS PROPOSALS	133
Integral Systems Proposal No. 1: Approval of the Merger, the Merger Agreement and the Transactions Contemplated Thereby	133
Integral Systems Proposal No. 2: Advisory Vote on the Golden Parachute Compensation Arrangements for Integral Systems' Named Executive Officers	133
INTEGRAL SYSTEMS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	135
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	138
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 27, 2011	140
Unaudited Pro Forma Combined Statements Of Operations For The Three Months Ended March 27, 2011	141
Unaudited Pro Forma Condensed Combined Statements Of Operations For The Year Ended December 26, 2010	142
Notes to Unaudited Pro Forma Combined Financial Statements	143

ANNEXES
Annex A—The Merger Agreement
Annex B—Form of Kratos Stockholder Voting Agreement
Annex C—Form of Integral Systems Stockholder Voting Agreement
Annex D—Opinion of Jefferies & Company, Inc.
Annex E—Opinion of Stone Key Partners LLC and Stone Key Securities LLC

QUESTIONS AND ANSWERS ABOUT THE MERGER,
THE KRATOS SPECIAL MEETING AND THE INTEGRAL SYSTEMS SPECIAL MEETING

        The following are some questions that you, as a stockholder of Kratos Defense & Security Solutions, Inc. ("Kratos") and/or Integral Systems, Inc. ("Integral Systems"), may have regarding the Merger (as defined below), the Kratos special meeting or the Integral Systems special meeting, together with brief answers to those questions. Kratos and Integral Systems urge you to read carefully the remainder of this joint proxy statement/prospectus, including the annexes and other documents referred to in this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you with respect to the Merger, the Kratos special meeting or the Integral Systems special meeting.

Q:    What is the Merger?

A:
Kratos and Integral Systems have entered into an Agreement and Plan of Merger, dated as of May 15, 2011 (the "Merger Agreement"), that contains the terms and conditions of the proposed business combination of Kratos and Integral Systems. Pursuant to the terms of the Merger Agreement, (i) IRIS Merger Sub Inc., a wholly-owned subsidiary of Kratos ("Merger Sub"), will merge with and into Integral Systems, with Integral Systems surviving as a wholly-owned subsidiary of Kratos (the "Merger"), and (ii) following the Merger, but not later than December 31, 2011, Integral Systems, as the surviving corporation of the Merger, will merge with and into IRIS Acquisition Sub LLC, a wholly-owned subsidiary of Kratos ("Merger LLC"), with Merger LLC surviving and continuing as a wholly-owned subsidiary of Kratos (the "LLC Merger"). A full copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus. As a result of the Merger, Integral Systems will no longer be a publicly-held corporation.

Q:    Why are Kratos and Integral Systems proposing to effect the Merger?

A:
Both Kratos and Integral Systems believe that the combination resulting from the Merger will create significant synergies and will establish the combined company as one of the most technologically oriented businesses in a growing and mission-critical national security priority area.

Q:    Why am I receiving these materials?

A:
Kratos and Integral Systems are sending these materials to their respective stockholders to help them decide how to vote their shares of Kratos or Integral Systems common stock, as the case may be, with respect to the proposed Merger and the other matters to be considered at their respective stockholder meetings.

  This document constitutes both a joint proxy statement of Kratos and Integral Systems and a prospectus of Kratos. It is a joint proxy statement because the boards of directors of both companies are soliciting proxies from their respective stockholders. It is a prospectus of Kratos because Kratos will use it in connection with the issuance of shares of its common stock in exchange for shares of Integral Systems common stock in connection with the Merger. This document contains important information about the Merger, the Kratos special meeting and the Integral Systems special meeting, and you should read it carefully.

Q:    What will Integral Systems stockholders receive in the Merger?

A:
As a result of the Merger, holders of Integral Systems common stock will have the right to receive (i) $5.00 in cash, without interest, and (ii) 0.588 shares of Kratos common stock for each share of Integral Systems common stock they own (the "Exchange Ratio"). For example, if you own 1,000 shares of Integral Systems common stock, upon completion of the Merger, you will have the right to receive $5,000 plus 588 shares of Kratos common stock, less the amount of any tax withholding, in exchange for your Integral Systems shares.

  No fractional shares of Kratos common stock will be issued to Integral Systems stockholders in connection with the Merger. Instead, Integral Systems stockholders will receive cash in lieu of any fractional share of Kratos common stock that they would otherwise be entitled to receive in connection with the Merger. For a more complete discussion of what Integral Systems stockholders will receive in connection with the Merger, see the section entitled "The Merger—What Integral Systems Stockholders Will Receive in the Merger" beginning on page 42.

Q:    Is the Exchange Ratio subject to adjustment based on changes in the prices of Kratos and/or Integral Systems common stock?

A:
No. The Exchange Ratio is fixed and no adjustments to the Exchange Ratio will be made based on changes in the price of either the Kratos common stock or Integral Systems common stock prior to the completion of the Merger. As a result of any such changes in stock price, the aggregate market value of the shares of Kratos common stock that the Integral Systems stockholders are entitled to receive at the time that the Merger is completed could vary significantly from the value of such shares on the date of this joint proxy statement/prospectus, the date of the Kratos special meeting, the date of the Integral Systems special meeting or the date on which the Integral Systems stockholders actually receive their shares of Kratos common stock.

  For a more complete discussion of the Exchange Ratio, see the section entitled "The Merger—What Integral Systems Stockholders Will Receive in the Merger" beginning on page 42.

Q:    What will holders of Integral Systems stock options and restricted stock receive in the Merger?

A:
Each Integral Systems stock option (other than options under the Integral Systems employee stock purchase plan (the "Integral Systems ESPP")) will be fully vested as of immediately prior to the completion of the Merger.

  In-the-money options.    Upon completion of the Merger, each Integral Systems stock option that has an exercise price less than $13.00 per share will, if the holder thereof elects in writing, be cancelled in exchange for an amount in cash, without interest, equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding.

  For example, if you hold an option to purchase up to 1,000 shares of Integral Systems common stock at an exercise price of $12.00 per share, and have elected that such option be cancelled in exchange for cash as described in the preceding paragraph, upon completion of the Merger, such option will be exchanged for a cash payment of $1,000, less the amount of any tax withholding. If the holder of an in-the-money option does not elect to receive the consideration described in the preceding paragraph then such option will be treated as an out-of-the-money option as described below.

  Out-of-the-money options.    Upon completion of the Merger, each Integral Systems stock option that has an exercise price equal to or greater than $13.00 per share will be converted into an option to purchase Kratos common stock with (i) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share and (ii) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559 and rounding up to the nearest cent.

  For example, if you hold an option to purchase up to 1,000 shares of Integral Systems common stock at an exercise price of $14.00 per share, from and after the completion of the Merger, such option may be exercised for 956 shares of Kratos common stock at an exercise price of $14.65.

  Restricted stock.    Upon completion of the Merger, each share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, that is outstanding immediately prior to the completion of the Merger will be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest, equal to the product of the total number of restricted shares of Integral Systems common stock held by such holder, multiplied by $13.00, less the amount of any tax withholding.

  For a more complete discussion of what holders of Integral Systems stock options and restricted stock will receive in connection with the Merger, see the section entitled "The Merger—Treatment of Integral Systems Stock Options and Restricted Stock" beginning on page 43.

Q:    What if I am a participant in Integral Systems' employee stock purchase plan?

A:
If you are a participant in the Integral Systems ESPP, you may not alter your payroll deductions, other than to discontinue participation in the plan. Additionally, no offering period will commence prior to the completion of the Merger and any offering periods then in effect will be terminated immediately prior to the completion of the Merger. Any contributions you have under the plan as of immediately prior to the completion of the Merger will be refunded, without interest, following the completion of the Merger.

Q:    What is required to complete the Merger?

A:
Kratos Stockholder Approval.    To complete the Merger, Kratos stockholders must approve the issuance of Kratos common stock in connection with the Merger (the "Kratos Share Issuance Proposal"), which requires the affirmative vote of the holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy on the matter at the Kratos special meeting (assuming the presence of a quorum) (such approval, the "Kratos Stockholder Approval").

  Integral Systems Stockholder Approval.    To complete the Merger, Integral Systems stockholders must approve the Merger, the Merger Agreement and the transactions contemplated thereby (the "Integral Systems Merger Proposal"), which requires the affirmative vote of the holders of a majority of the shares of Integral Systems common stock outstanding and entitled to vote on the matter at the Integral Systems special meeting (such approval, the "Integral Systems Stockholder Approval").

  In addition to the receipt of the foregoing stockholder approvals, each of the other conditions to the completion of the Merger contained in the Merger Agreement must be satisfied or waived. For a more complete discussion of the conditions to the completion of the Merger under the Merger Agreement, see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 108.

Q:    Why is Integral Systems asking that its stockholders approve, on an advisory (non-binding) basis, certain compensation arrangements for Integral Systems' named executive officers?

A:
Rules adopted recently by the Securities and Exchange Commission (the "SEC") require that Integral Systems provide its stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation arrangements between Integral Systems and its named executive officers that are based on or that otherwise relate to the Merger. Approval of these compensation arrangements is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on Integral Systems or Kratos, or the board of directors or the compensation committees of Integral Systems or Kratos.

Q:    What stockholder approval is required for the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal?

A:
The holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy at the Kratos special meeting must vote in favor of any adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal.

Q:    When do Kratos and Integral Systems expect to complete the Merger?

A:
Kratos and Integral Systems currently expect to complete the Merger in the third quarter of calendar year 2011. Completion of the Merger will only be possible, however, after all conditions to the completion of the Merger contained in the Merger Agreement are satisfied or waived, including after stockholder approvals are received at the Kratos special meeting and the Integral Systems special meeting and all required regulatory approvals are received. It is possible, therefore, that factors outside of either company's control could require them to complete the Merger at a later time or not complete it at all.

Q:    How does the Kratos board of directors recommend that Kratos stockholders vote with respect to the Kratos Share Issuance Proposal and the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal?

A:
The Kratos board of directors unanimously recommends that the Kratos stockholders vote "FOR" the Kratos Share Issuance Proposal and "FOR" the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal.

Q:    How does the Integral Systems board of directors recommend that Integral Systems stockholders vote with respect to the Integral Systems Merger Proposal and the advisory vote on golden parachute compensation arrangements for Integral Systems' named executive officers?

A:
The Integral Systems board of directors recommends that Integral Systems stockholders vote "FOR" the Integral Systems Merger Proposal and "FOR" the proposal to approve, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers.

Q:    What risks should I consider in deciding whether to vote in favor of the Kratos Share Issuance Proposal or the Integral Systems Merger Proposal?

A:
You should carefully review the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 34, which presents risks and uncertainties related to the Merger, the combined company and the business and operations of each of Kratos and Integral Systems.

Q:    Does Kratos have the financial resources to fund the cash portion of the merger consideration?

A:
Yes. Kratos will have sufficient funds to pay the cash portion of the merger consideration issuable in exchange for shares of Integral Systems common stock acquired pursuant to the Merger Agreement. In connection with the acquisition of Integral Systems, Kratos has been provided with firm commitments for a combination of bond and asset-based debt financing in an aggregate principal amount of up to $145 million by KeyBank National Association ("KeyBank"), Jefferies Group, Inc. ("Jefferies Group") and Key Capital Corporation ("Key Capital"). Kratos does not have the ability to terminate the Merger Agreement or to refuse to effect the Merger if the bond and asset-based debt financing is not provided.

Q:    What are the material federal income tax consequences of the Merger to me?

A:
The transactions contemplated by the Merger Agreement, taken together, are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and it is a condition to the completion of the Merger that Kratos and Integral Systems each receive written opinions from their respective outside legal counsel regarding such qualification. Generally, assuming the transactions contemplated by the Merger Agreement qualify as a "reorganization", Integral Systems stockholders will only recognize gain (but not loss), determined separately for each identifiable block of shares of Integral Systems common stock (generally, Integral Systems common stock acquired at different prices or at different times) that is exchanged in the Merger, to the extent of the lesser of (i) the amount of cash received in the Merger with respect to such block and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the Kratos common stock received in the Merger with respect to such block over (b) the Integral Systems stockholder's tax basis in its shares of Integral Systems common stock in such block. An Integral Systems stockholder generally will recognize gain or loss with respect to cash received in lieu of a fractional share of Kratos common stock in the Merger measured by the difference, if any, between the amount of cash received and the tax basis in such fractional share.

  Tax matters are very complicated, and the tax consequences of the Merger to a particular Kratos or Integral Systems stockholder will depend in part on such stockholder's circumstances. Accordingly, Kratos and Integral Systems urge you to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws. For a more complete discussion of the material federal income tax consequences of the Merger, see the section entitled, "Material United States Federal Income Tax Consequences of the Merger" beginning on page 92.

Q:    Do I have appraisal rights in connection with the Merger?

A:
No. Neither Kratos stockholders, under Delaware law, nor Integral Systems stockholders, under Maryland law, will be entitled to exercise any appraisal rights in connection with the Merger.

Q:    When and where will the Kratos special meeting take place?

A:
The Kratos special meeting will be held on            ,            , 2011 at            , local time, at the offices of Paul, Hastings, Janofsky & Walker LLP located at 4747 Executive Drive, San Diego, California 92121.

Q:    When and where will the Integral Systems special meeting take place?

A:
The Integral Systems special meeting will be held on            ,             , 2011 at             , local time, at 6721 Columbia Gateway Drive, Columbia, Maryland 21046.

Q:    Who can attend and vote at the stockholder meetings?

A:
Kratos.    All Kratos stockholders of record as of the close of business on            , 2011, the record date for the Kratos special meeting, are entitled to receive notice of and to vote at the Kratos special meeting.

  Integral Systems.    All Integral Systems stockholders of record as of the close of business on            , 2011, the record date for the Integral Systems special meeting, are entitled to receive notice of and to vote at the Integral Systems special meeting.

Q:    As a Kratos stockholder, why am I receiving paper copies of Kratos' proxy materials when previously I received only a "Notice of Internet Availability of Proxy Materials" for the Kratos' annual stockholders' meeting?

A:
Under the rules of the SEC, Kratos is required to distribute paper copies of these proxy materials because of the subject matter of the business to be conducted at the special meeting.

Q:    What do I need to do now and how do I vote?

A:
Kratos and Integral Systems urge you to read this joint proxy statement/prospectus carefully, including its annexes, and to consider how the Merger may affect you.

  If you are a Kratos stockholder, you may provide your proxy instructions in any one of three ways. First, you may mail your signed Kratos proxy card in the enclosed return envelope. Alternatively, you may provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed Kratos proxy card and following the instructions provided. Please have your Kratos proxy card available when you call. Finally, you may provide your proxy instructions over the Internet by accessing the website indicated on the enclosed Kratos proxy card and following the instructions provided. Please have your Kratos proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Kratos special meeting.

  If you are an Integral Systems stockholder, you may provide your proxy instructions by mailing your signed and dated Integral Systems proxy card in the enclosed return envelope.

Q:    What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:
If you are a Kratos stockholder and you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Kratos special meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Kratos special meeting, and your actions will have no effect on the outcome of Kratos Proposal Nos. 1 (Kratos Share Issuance Proposal) or 2 (adjournment to solicit additional proxies, if necessary).

  If you are a Kratos stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Kratos special meeting and all of your shares will be voted "FOR" Kratos Proposal Nos. 1 and 2. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Kratos special meeting, but will not be voted at the Kratos special meeting. As a result, your abstention will have the same effect as voting "AGAINST" Kratos Proposal Nos. 1 and 2.

  If you are an Integral Systems stockholder and you do not submit a proxy card, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Integral Systems special meeting, and your actions will have no effect on the outcome of Integral Systems Proposal No. 2 (advisory vote on the golden parachute compensation arrangements for Integral Systems' named executive officers) (assuming the presence of a quorum). However, your actions will have the same effect as voting "AGAINST" Integral Systems Proposal No. 1 (Integral Systems Merger Proposal).

  If you are an Integral Systems stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Integral Systems special meeting and all of your shares will be voted "FOR" Integral Systems Proposal Nos. 1 and 2. However, if you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Integral Systems special meeting, but will not be voted at the Integral Systems special meeting. As a result, your abstention will have the same effect as voting "AGAINST" Integral Systems Proposal No. 1, but will have no effect on the outcome of Integral Systems Proposal No. 2.

Q:    If my shares are held in "street name" by a broker or other nominee, will my broker or nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Kratos or Integral Systems or by voting in person at your special meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee.

  Brokers or other nominees who hold shares in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from the beneficial owner. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are "non-routine" without specific instructions from the beneficial owner. A "broker non-vote" is a vote that, in accordance with stock exchange rules, is not cast by a broker on a non-routine matter because the broker or other nominee has not received instructions from the beneficial owner of such shares as to how to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

  Under the rules of The NASDAQ Stock Market LLC, brokers or other nominees do not have discretionary authority to vote on the Kratos Share Issuance Proposal. Therefore, if you are a Kratos stockholder and you do not instruct your broker or other nominee on how to vote your shares:

    •
    your broker or other nominee may not vote your shares on the Kratos Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal; and

    •
    your broker or other nominee may vote your shares on the proposal to adjourn the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal.

  Under the rules of The NASDAQ Stock Market LLC, brokers or other nominees do not have discretionary authority to vote on the Integral Systems Merger Proposal or the proposal to approve, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers. Therefore, if you are an Integral Systems stockholder and you do not instruct your broker or other nominee on how to vote your shares:

    •
    your broker or other nominee may not vote your shares on the Integral Systems Merger Proposal, and the resulting broker non-vote will have the same effect as a vote "AGAINST" this proposal; and

    •
    your broker or other nominee may not vote your shares on the proposal to approve, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers, and the resulting broker non-vote will have no effect on the vote for this proposal.

Q:    May I vote in person?

A:
If your shares of Kratos common stock or Integral Systems common stock are registered directly in your name with Kratos' or Integral Systems' transfer agent, respectively, you are considered, with respect to those shares, the "stockholder of record," and the proxy materials and proxy card are being sent directly to you by Kratos or Integral Systems, as applicable. If you are a Kratos stockholder of record, you may attend the Kratos special meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet. If you are an Integral Systems stockholder of record, you may attend the Integral Systems special meeting and vote your shares in person, rather than signing and returning your proxy card.

  If your shares of Kratos common stock or Integral Systems common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Kratos special meeting or the Integral Systems special meeting, as applicable. However, since a beneficial owner of shares held in street name is not the stockholder of record, you may not vote these shares in person at the Kratos special meeting or Integral Systems special meeting, as applicable, unless you obtain a "legal proxy" from the broker or other nominee that holds your shares giving you the right to vote the shares in person at the applicable stockholder meeting.

Q:    May I revoke or change my vote after I have sent in my proxy card or provided proxy instructions?

A:
Yes. You may revoke or change your vote at any time before your proxy is voted at the Kratos special meeting or Integral Systems special meeting, as applicable. You may do this in one of three ways. First, you may send a written notice to Kratos or Integral Systems, as applicable, stating that you would like to revoke your proxy. Second, you may submit new proxy instructions either on a new proxy card, or, if you are a Kratos stockholder, by telephone or over the Internet, as and if applicable. Third, you may attend the Kratos special meeting or Integral Systems special meeting, as applicable, and vote in person. Your attendance alone at the applicable stockholder meeting will not revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow the directions received from your broker or other nominee in order to change those instructions.

Q:    What constitutes a quorum?

A:
Stockholders who hold a majority of the shares of Kratos common stock outstanding as of the close of business on the record date for the Kratos special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the Kratos special meeting.

  Stockholders who hold a majority of the shares of Integral Systems common stock outstanding as of the close of business on the record date for the Integral Systems special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the Integral Systems special meeting.

Q:    How do I vote my shares if I am a participant in Kratos' 401(k) Plan?

A:
The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of Kratos common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of Kratos common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of Kratos common stock according to the recommendations of Kratos' board of directors.

Q:    Who is paying for this proxy solicitation?

A:
Kratos and Integral Systems will generally share the cost and expense of preparing, filing, assembling, printing and mailing this joint proxy statement/prospectus, and any amendments thereto, the proxy card and any additional information furnished to Kratos stockholders and Integral Systems stockholders, as well as any fees paid to the SEC. Kratos and Integral Systems may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this joint proxy statement/prospectus and other solicitation materials to beneficial owners of shares held in street name. In addition, proxies may be solicited without extra compensation by directors, officers and employees of Kratos and Integral Systems by mail, telephone, fax, or other methods of communication. Kratos has retained Georgeson Inc. to assist Kratos in the solicitation of proxies from Kratos stockholders in connection with the Kratos special meeting. Georgeson Inc. will receive aggregate total fees estimated to be $8,500, plus reimbursement of certain costs and expenses incidental to the solicitation of proxies and fees for the direct telephone solicitation of registered stockholders at a rate of $6.00 per completed call (incoming and outgoing). Kratos has agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its engagement. Integral Systems has retained D. F. King & Co., Inc. to assist Integral Systems in the solicitation of proxies from Integral Systems stockholders in connection with the Integral Systems special meeting. D. F. King & Co., Inc. will receive aggregate total fees estimated to be $11,000, plus reimbursement of certain costs and expenses incidental to the solicitation of proxies. Integral Systems has agreed to indemnify D.F. King & Co., Inc. against certain liabilities arising out of or in connection with its engagement.

Q:    Whom should I contact if I have any questions about the Merger, the Kratos special meeting or the Integral Systems special meeting?

A:
If you have any questions about the Merger, the Kratos special meeting or the Integral Systems special meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Kratos or Integral Systems, as applicable, or the proxy solicitation agent for the company in which you hold shares.

  If you are a Kratos stockholder you should contact Kratos or Georgeson Inc., Kratos' proxy solicitor, and if you are an Integral Systems stockholder you should contact Integral Systems or

  D.F. King & Co., Inc., Integral Systems' proxy solicitor, at the applicable address and telephone number listed below below:

Georgeson Inc. 199 Water Street, 26th Floor New York, New York 10038-3560 Banks and Brokers Call (212) 440-9800 All Others Call Toll-Free (888) 566-8006	D. F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 (212) 269-5550
or	or
Kratos Defense & Security Solutions, Inc. 4820 Eastgate Mall San Diego, California 92121 Attention: Corporate Secretary (858) 812-7300	Integral Systems, Inc. 6721 Columbia Gateway Drive Columbia, Maryland 21046 Attention: Corporate Secretary (443) 539-5008

Q:    What if I hold stock of both Kratos and Integral Systems?

A:
If you are a stockholder of both Kratos and Integral Systems, you will receive two separate packages of proxy materials. A vote as an Integral Systems stockholder for the Integral Systems Merger Proposal will not constitute a vote as a Kratos stockholder for the Kratos Share Issuance Proposal, and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from Kratos or Integral Systems, or you may submit a separate proxy as a stockholder of Kratos over the Internet or by telephone, as and if applicable.

Q:    What happens if I sell my shares after the applicable record date but before the applicable special meeting?

A:
If you transfer your Kratos common stock or Integral Systems common stock after the applicable record date but before the date of the applicable meeting, you will retain your right to vote at the applicable special meeting (provided that such shares remain outstanding on the date of the applicable meeting). However, if you are an Integral Systems stockholder you will not have the right to receive any cash and shares of Kratos common stock in exchange for your former shares of Integral Systems common stock if and when the Merger is completed. In order to receive cash and shares of Kratos common stock in exchange for your shares of Integral Systems common stock, you must hold your Integral Systems common stock through the completion of the Merger.

Q:    What do I do if I receive more than one joint proxy statement/prospectus or set of voting instructions?

A:
If you hold shares directly as a record holder and also in "street name" or otherwise through a nominee, or if you hold both shares of Kratos common stock and Integral Systems common stock, you may receive more than one joint proxy statement/prospectus and/or set of voting instructions relating to the Kratos special meeting or Integral Systems special meeting, as applicable. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:    Should I send in my stock certificates now?

A:
No. Please do not send any stock certificates with your proxy card.

  If you are a holder of Integral Systems common stock, you will receive written instructions from Registrar & Transfer Co., the exchange agent for the Merger, after the Merger is completed regarding how to exchange your Integral Systems stock certificates for the cash merger consideration and certificates representing shares of Kratos common stock.

  Kratos stockholders will not be required to exchange their stock certificates in connection with the Merger and should keep their stock certificates both now and after the Merger is completed.

SUMMARY

        This joint proxy statement/prospectus is being sent to Kratos stockholders and Integral Systems stockholders. This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you with respect to the Kratos Share Issuance Proposal, the Integral Systems Merger Proposal or any other matter described in this joint proxy statement/prospectus. Kratos and Integral Systems urge you to read carefully this joint proxy statement/prospectus, as well as the documents attached to and referenced in this joint proxy statement/prospectus, to fully understand the Merger. In particular, you should read the Merger Agreement, the form of Kratos stockholder voting agreement and the form of Integral Systems stockholder voting agreement, which are described elsewhere in this joint proxy statement/prospectus and attached as Annexes A, B and C, respectively. In addition, Kratos and Integral Systems encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about Kratos and Integral Systems that has been filed with the SEC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find Additional Information" beginning on page 171.

        When this joint proxy statement/prospectus refers to the "combined company," it means Kratos and its subsidiaries and Integral Systems and its subsidiaries, collectively, after completion of the Merger.

 The Companies

  Kratos Defense & Security Solutions, Inc.

        Kratos is a specialized national security business providing mission-critical products, services and solutions for U.S. national security priorities. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for national security platforms and programs. Kratos' principal services are related to, but are not limited to, Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR); related cybersecurity; cyberwarfare; information assurance and situational awareness solutions; weapons systems lifecycle support and sustainment; military weapon range operations and technical services; missile, rocket and weapons system testing and evaluation; missile and rocket mission launch services, primarily for ballistic missile defense; public safety, critical infrastructure security and surveillance systems; modeling and simulation; unmanned aerial vehicle systems; and advanced network engineering and information technology services. Kratos offers its customers products, solutions, services and expertise to support their mission-critical needs by leveraging Kratos' skills across its core offering areas. Kratos' primary end customers are U.S. Federal Government agencies, including the Department of Defense ("DoD"), classified agencies, intelligence agencies, other national security agencies and homeland security related agencies.

        Kratos is headquartered in San Diego, California and was incorporated in the state of New York on December 19, 1994 and began operations in March 1995. Kratos reincorporated in the state of Delaware in 1997. Kratos' principal offices are located at 4820 Eastgate Mall, San Diego, California, 92121 and its telephone number is (858) 812-7300. Kratos' principal website is www.kratosdefense.com. Kratos common stock is listed on the NASDAQ Global Select Market and trades under the symbol "KTOS". Additional information about Kratos and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

  Integral Systems, Inc.

        Integral Systems applies almost 30 years of experience to providing integrated technology solutions for the aerospace and communications markets. Customers rely on the Integral Systems family of solution providers (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint

Technologies, Inc., RT Logic, Integral Systems SATCOM Solutions, and SAT Corporation) to deliver products, systems, and services on time and on budget. Integral Systems' teams design and deliver innovative solutions combining customized products and services to address the specific needs of its customers. Integral Systems' solutions include: command and control, signal processing and data communications, enterprise network management, and communications information assurance. Integral Systems has developed and owns many of the key technologies used in its solutions.

        Integral Systems is headquartered in Columbia, Maryland and was incorporated in Maryland in 1982. Integral Systems' principal offices are located at 6721 Columbia Gateway Drive, Columbia, Maryland 21046 and its telephone number is (443) 539-5008. Integral Systems' principal website is www.integ.com. Integral Systems common stock is listed on the NASDAQ Global Select Market and trades under the symbol "ISYS". Additional information about Integral Systems and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

  IRIS Merger Sub Inc.

        Merger Sub is a wholly-owned subsidiary of Kratos and was incorporated in Maryland in May 2011, solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

  IRIS Acquisition Sub LLC

        Merger LLC is a wholly-owned subsidiary of Kratos and was formed in Maryland in May 2011, solely for the purpose of facilitating the LLC Merger. Merger LLC has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

The Merger

        Each of the boards of directors of Kratos and Integral Systems has unanimously approved the combination of the businesses of Kratos and Integral Systems. Kratos and Integral Systems have entered into the Merger Agreement, which provides that, subject to the terms and conditions of the Merger Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), upon completion of the Merger, Merger Sub will merge with and into Integral Systems, with Integral Systems continuing as the surviving entity and as a wholly-owned subsidiary of Kratos.

What Integral Systems Stockholders Will Receive in the Merger

        Each share of Integral Systems common stock that is issued and outstanding immediately prior to the effective time of the Merger (other than any shares of Integral Systems common stock held by Kratos, Merger Sub, or any wholly-owned subsidiary of Integral Systems, which will be cancelled upon completion of the Merger, and shares of Integral Systems restricted stock) will be converted into the right to receive (i) $5.00 in cash, without interest, and (ii) 0.588 shares of Kratos common stock (such shares and cash, together with any cash in lieu of fractional shares of Kratos common stock paid in accordance with the Merger Agreement, the "Merger Consideration"). The Exchange Ratio is fixed and will not be adjusted based upon changes in the price of Integral Systems common stock or Kratos common stock prior to the completion of the Merger. As a result, the value of the shares of Kratos common stock that Integral Systems stockholders will receive in connection with the Merger will not be known before the Merger is completed and will fluctuate as the price of Kratos common stock fluctuates. No fractional shares of Kratos common stock will be issued to Integral Systems stockholders in connection with the Merger. Instead, Integral Systems stockholders will be entitled to receive cash in lieu of any fractional shares of Kratos common stock that they would otherwise be entitled to receive.

        For a more complete discussion of what Integral Systems stockholders will receive in connection with the Merger, see the section entitled "The Merger—What Integral Systems Stockholders Will Receive in the Merger" beginning on page 12.

Treatment of Integral Systems Stock Options and Restricted Stock

        Each Integral Systems stock option (other than options under the Integral Systems ESPP), will be fully vested as of immediately prior to the completion of the Merger.

        In-the-money options.    Upon completion of the Merger, each Integral Systems stock option that has an exercise price less than $13.00 per share will, if the holder thereof elects in writing, be cancelled in exchange for an amount in cash, without interest, equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding. If the holder of an in-the-money option does not elect to receive the consideration described in the preceding sentence, then such option will be treated as an out-of-the-money option as described below.

        Out-of-the-money options.    Upon completion of the Merger, each Integral Systems stock option that has an exercise price equal to or greater than $13.00 per share will be converted into an option to purchase Kratos common stock, with (i) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share, and (ii) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559 and rounding up to the nearest cent.

        Restricted stock.    Upon completion of the Merger, each share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, that is outstanding immediately prior to the completion of the Merger will be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest, equal to the product of the total number of restricted shares of Integral Systems common stock held by such holder, multiplied by $13.00, less the amount of any tax withholding.

        For a more complete discussion of the treatment of Integral Systems stock options and restricted stock, see the section entitled "The Merger—Treatment of Integral Systems Stock Options and Restricted Stock" beginning on page 43.

Recommendations of the Kratos Board of Directors and its Reasons for the Merger

        The Kratos board of directors has unanimously approved the Merger Agreement and the Merger. The Kratos board of directors has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Kratos and its stockholders, and therefore unanimously recommends that Kratos stockholders vote "FOR" the Kratos Share Issuance Proposal. In reaching these decisions, the Kratos board of directors considered a number of factors. See the section entitled "The Merger—Recommendations of the Kratos Board of Directors and its Reasons for the Merger" beginning on page 54.

 Recommendations of the Integral Systems Board of Directors and its Reasons for the Merger

        The Integral Systems board of directors has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby. The Integral Systems board of directors has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Integral Systems and its stockholders, and therefore unanimously recommends that Integral Systems stockholders vote "FOR" the Integral Systems Merger Proposal. In reaching these decisions, the Integral Systems board of directors considered a number of factors. See the section entitled "The Merger—Recommendations of the Integral Systems Board of Directors and its Reasons for the Merger" beginning on page 56.

Opinions of Financial Advisors

  Kratos' Financial Advisor

        Kratos retained Jefferies & Company, Inc. ("Jefferies") to act as its financial advisor in connection with the Merger and to render to the Kratos board of directors an opinion as to the fairness to Kratos of the Merger Consideration to be paid by Kratos to the holders of shares of Integral Systems common stock pursuant to the Merger Agreement. At the meeting of the Kratos board of directors on May 15, 2011, Jefferies rendered its opinion to the Kratos board of directors to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies set forth in its opinion, the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement was fair, from a financial point of view, to Kratos.

        Jefferies' opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Jefferies' opinion was directed to the Kratos board of directors and addresses only the fairness, from a financial point of view and as of the date of the opinion, to Kratos of the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement. It does not address any other aspects of the transaction and does not constitute a recommendation as to how any holder of Kratos common stock should vote on the transaction or any matter related thereto.

        Kratos encourages its stockholders to read Jefferies' opinion carefully and in its entirety. For a more complete discussion of the Jefferies opinion, see the section entitled "The Merger—Opinion of Kratos' Financial Advisor" beginning on page 59. See also Annex D to this joint proxy statement/prospectus, which includes the full text of the Jefferies opinion.

  Integral Systems' Financial Advisor

        In connection with the Merger, the Integral Systems board of directors received a written opinion, dated May 15, 2011, from Integral Systems' financial advisors, Stone Key Partners LLC and Stone Key Securities LLC (together, "Stone Key"), as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to the holders of Integral Systems common stock. Holders of Integral Systems common stock are encouraged to read Stone Key's opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Stone Key. Stone Key's opinion was provided for the benefit of the Integral Systems board of directors (solely in its capacity as such) in connection with, and for the purpose of, its evaluation of the Merger Consideration from a financial point of view and does not address any other aspect of the Merger. The opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to Integral Systems or Integral Systems' underlying business decision to effect the Merger. The opinion does not constitute a recommendation to any Integral Systems stockholder as to how to vote or act with respect to the Merger.

        For a more complete discussion of Stone Key's opinion, see the section entitled "The Merger—Opinion of Integral Systems' Financial Advisor" beginning on page 68. See also Annex E to this joint proxy statement/prospectus, which includes the full text of Stone Key's opinion.

Interests of Directors and Executive Officers in the Merger

        In considering the recommendations of the Kratos and Integral Systems boards of directors, you should be aware that certain directors and executive officers of Kratos and Integral Systems have interests in the Merger that are different from, or in addition to, the interests of the stockholders of Kratos and Integral Systems generally.

  Kratos Directors and Executive Officers

        Interests of the Kratos directors and executive officers relate to their continuing service as directors and executive officers of the combined company after the Merger is completed.

        For a more complete discussion of the interests of the directors and executive officers of Kratos in the Merger, see the section entitled "The Merger—Interests of Kratos Directors and Executive Officers in the Merger" beginning on page 85.

  Integral Systems Directors and Executive Officers

        Interests of the Integral Systems directors and executive officers relate to (i) severance payments, (ii) bonus payments, (iii) the treatment and accelerated vesting of Integral Systems options and restricted stock, and (iv) the right to continued indemnification and insurance coverage after the Merger is completed pursuant to the terms of the Merger Agreement.

        For a more complete discussion of the interests of the directors and executive officers of Integral Systems in the Merger, see the section entitled "The Merger—Interests of Integral Systems Directors and Executive Officers in the Merger" beginning on page 85.

Anticipated Accounting Treatment of the Merger

        The Merger will be accounted for as a business combination under the acquisition method of accounting in accordance with U.S. generally accepted accounting principles ("GAAP"). Under GAAP, Kratos will be the deemed accounting acquiror and Integral Systems will be the deemed accounting acquiree. For a more complete discussion of the accounting treatment of the Merger, see the section entitled "The Merger—Anticipated Accounting Treatment" beginning on page 89.

Financing Commitments

        In connection with the acquisition of Integral Systems, Kratos has been provided with firm commitments for a combination of bond and asset-based debt financing in an aggregate principal amount of up to $145 million by KeyBank, Jefferies Group and Key Capital. For a more complete discussion of Kratos' financing obligations in connection with the Merger, see the section entitled "The Merger Agreement—Financing" beginning on page 107.

Material United States Federal Income Tax Consequences of the Merger

        The transactions contemplated by the Merger Agreement, taken together, are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and it is a condition to the completion of the Merger that Kratos and Integral Systems each receive written opinions from their respective outside legal counsel regarding such qualification. Generally, assuming the transactions contemplated by the Merger Agreement qualify as a "reorganization", Integral Systems stockholders will only recognize gain (but not loss), determined separately for each identifiable block of shares of Integral Systems common stock (generally, Integral Systems common stock acquired at different prices or at different times) that is exchanged in the Merger, to the extent of the lesser of (i) the amount of cash received in the Merger with respect to such block and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the Kratos common stock received in the Merger with respect to such block over (b) the Integral Systems stockholder's tax basis in its shares of Integral Systems common stock in such block. An Integral Systems stockholder generally will recognize gain or loss with respect to cash received in lieu of a fractional share of Kratos common stock in the Merger measured by the difference, if any, between the amount of cash received and the tax basis in such fractional share.

        Tax matters are very complicated, and the tax consequences of the Merger to a particular Kratos or Integral Systems stockholder will depend in part on such stockholder's circumstances. Accordingly, Kratos and Integral Systems urge you to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws. For a more complete discussion of the material federal income tax consequences of the Merger, see the section entitled, "Material United States Federal Income Tax Consequences of the Merger" beginning on page 92.

 No Appraisal Rights

        Neither Kratos stockholders, under Delaware law, nor Integral Systems stockholders, under Maryland law, will be entitled to exercise any appraisal rights in connection with the Merger. For a more complete discussion of stockholder appraisal rights relating to the Merger, see the section entitled "The Merger—Appraisal Rights" beginning on page 91.

Regulatory Approvals

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, the Merger may not be completed until the required information and materials have been furnished to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the U.S. Federal Trade Commission (the "FTC"), and until certain waiting period requirements have expired or been earlier terminated. Kratos and Integral Systems each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 20, 2011.

        For a more complete discussion of the regulatory approvals relating to the Merger, see the section entitled "The Merger—Regulatory Approvals Required for the Merger" beginning on page 90.

Conditions to the Completion of the Merger

        The parties currently expect to complete the Merger in the third quarter of calendar year 2011. Completion of the Merger will only be possible, however, after all conditions to the completion of the Merger contained in the Merger Agreement are satisfied or waived, including after Kratos and Integral Systems receive stockholder approvals at their respective special meetings and receive all required regulatory approvals. It is possible, therefore, that factors outside of each company's control could require them to complete the Merger at a later time or not complete it at all.

        The obligations of Kratos and Integral Systems to complete the Merger are each subject to the satisfaction of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to each party by the other:

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  receipt of the Kratos Stockholder Approval and the Integral Systems Stockholder Approval;

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  the expiration or termination of any waiting period under the HSR Act and the receipt of all consents required under applicable antitrust laws or the termination or expiration of any waiting periods thereunder;

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  the absence of any preliminary or permanent injunction, or other legal restraint which restricts, prohibits, or makes illegal consummation of the Merger or the other transactions contemplated by the Merger Agreement;

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  the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and the absence of any stop order or proceedings seeking a stop order; and

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  NASDAQ approval of the listing of the shares of Kratos common stock to be issued as the consideration for the Merger, subject to official notice of issuance.

  Conditions to the Obligations of Kratos and Merger Sub

        The obligations of Kratos and Merger Sub to effect the Merger are also subject to the satisfaction or waiver of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to Kratos and Merger Sub by Integral Systems:

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  the representations and warranties of Integral Systems in the Merger Agreement shall be true and correct, except where the failure of any such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, a material adverse effect with respect to Integral Systems, with the exception of the representations and warranties related to capitalization, which shall be true and correct in all respects (other than de minimis inaccuracies);

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  Integral Systems shall have performed in all material respects each of the obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

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  Kratos shall have received a certificate signed by an executive officer of Integral Systems certifying as to the satisfaction of the conditions described in the preceding bullets;

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  the absence of any pending suit, action or proceeding commenced by any U.S. federal or state governmental or regulatory authority against Integral Systems, Kratos or any of their respective affiliates challenging or seeking to restrain or otherwise interfere with the consummation of the Merger or which would materially and adversely affect the right of the corporation surviving the Merger to own the assets or operate the business of Integral Systems;

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  the absence of any material adverse effect with respect to Integral Systems; and

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  receipt of an opinion of Paul, Hastings, Janofsky & Walker LLP to the effect that the Merger and the LLC Merger will be treated as a single reorganization within the meaning of Section 368(a) of the Code.

  Conditions to the Obligations of Integral Systems

        The obligation of Integral Systems to effect the Merger is also subject to the satisfaction or waiver of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to Integral Systems by Kratos:

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  the representations and warranties of Kratos in the Merger Agreement shall be true and correct, except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect with respect to Kratos;

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  Kratos shall have performed in all material respects each of the obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

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  Integral Systems shall have received a certificate signed by an executive officer of Kratos certifying as to the satisfaction of the conditions described in the preceding bullets;

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  the absence of any material adverse effect with respect to Kratos; and

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  receipt of an opinion of Gibson, Dunn & Crutcher LLP to the effect that the Merger and the LLC Merger will be treated as a single reorganization within the meaning of Section 368(a) of the Code.

        For a more complete discussion of the conditions to the completion of the Merger, see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 108.

No Solicitation

        In the Merger Agreement, each of Kratos and Integral Systems has agreed that it will not directly or indirectly:

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  initiate, solicit, knowingly encourage or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an alternative proposal for certain business transactions;

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  engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information relating to it or any of its subsidiaries in connection with, or relating to, an actual or proposed alternative proposal, or otherwise encourage or facilitate any effort or attempt to make an alternative proposal;

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  approve, endorse or recommend, or enter into, any letter of intent, acquisition agreement, or other similar agreement relating to any alternative proposal;

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  amend or grant any waiver or release under any standstill or similar agreement;

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  in the case of Integral Systems, approve any transaction by which any third party would otherwise have become an "interested stockholder" under the MGCL; or

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  agree to take any of the foregoing actions.

        The Merger Agreement does not, however, prohibit either Kratos or Integral Systems from considering an alternative proposal from a third party prior to obtaining the requisite stockholder approval of the Kratos Share Issuance Proposal or Integral Systems Merger Proposal, as applicable, if specified conditions are met. For further discussion of the prohibition on solicitation of alternative proposals from third parties, see the section entitled "The Merger Agreement—No Solicitation" beginning on page 104.

 Termination of the Merger Agreement

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger, including after the required Kratos Stockholder Approval and/or Integral Systems Stockholder Approval has been obtained:

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  by written consent which has been authorized by the board of directors of each of Kratos, Merger Sub and Integral Systems;

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  by either Kratos or Integral Systems if:

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  a court or other governmental or regulatory authority shall have issued a final and nonappealable order, decree or ruling or taken other final and nonappealable action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, subject to certain exceptions;

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  the Merger has not been completed within six months of the date of the Merger Agreement;

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  the meetings of the stockholders of Integral Systems and Kratos have been held (including any postponements or adjournments thereof) and either the required approval of the Integral Systems Merger Proposal or the Kratos Share Issuance Proposal has not been obtained at the respective stockholders meeting;

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  subject to certain cure provisions, if the other company's representations and warranties are inaccurate (disregarding all materiality qualifications) such that the conditions to the completion of the Merger relating to the accuracy of the other company's representations and warranties would not be satisfied; or

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  subject to certain cure provisions, if the other company has breached any of its covenants or obligations such that the conditions to the completion of the Merger relating to the performance of the other company's covenants would not be satisfied;

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  by Integral Systems if any of the following events occurs:

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  the Kratos board of directors withdraws or modifies its recommendation that the stockholders of Kratos vote for the Kratos Share Issuance Proposal;

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  Kratos or its board of directors (i) approves, adopts, endorses or recommends any alternative proposal or (ii) approves, adopts, endorses or recommends, or enters into or allows Kratos or any of its subsidiaries to enter into, a letter of intent or definitive agreement for an alternative proposal;

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  Kratos materially breaches its obligation to hold a stockholders meeting;

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  the Kratos board of directors fails to reaffirm its recommendation that the stockholders of Kratos vote for the Kratos Share Issuance Proposal within 10 business days after a written request from Integral Systems that such action be taken; or

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  Kratos or its board of directors publicly proposes any of the foregoing actions;

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  by Integral Systems if, at any time prior to receipt of the Integral Systems Stockholder Approval, the Integral Systems board of directors determines to enter into a definitive agreement with respect to an alternative proposal which the Integral Systems board of directors has determined to constitute a superior proposal; provided, that:

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  the Integral Systems board of directors has withdrawn or modified its recommendation that the stockholders of Integral Systems vote for the Integral Systems Merger Proposal or approved or otherwise recommended an alternative proposal;

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    Integral Systems has simultaneously entered into a definitive agreement relating to the alternative proposal; and

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    Integral Systems has paid any amounts due pursuant to the termination fee provisions of the Merger Agreement;

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  by Kratos if any of the following events occurs:

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  the Integral Systems board of directors has withdrawn or modified its recommendation that the stockholders of Integral Systems vote for the Integral Systems Merger Proposal;

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  Integral Systems or its board of directors (i) approves, adopts, endorses or recommends any alternative proposal or (ii) approves, adopts, endorses or recommends, or enters into or allows Integral Systems or any of its subsidiaries to enter into, a letter of intent or definitive agreement for an alternative proposal;

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  Integral Systems materially breaches its obligation to hold a stockholders meeting;

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  the Integral Systems board of directors fails to reaffirm its recommendation that the stockholders of Integral Systems vote for the Integral Systems Merger Proposal within 10 business days after a written request from Kratos that such action be taken; or

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  Integral Systems or its board of directors publicly proposes any of the foregoing actions.

        For further discussion of termination of the Merger Agreement, see the section entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 109.

Expenses and Termination Fees

        Generally, all fees and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses. However, Kratos and Integral Systems will share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the registration statement on Form S-4 and this joint proxy statement/prospectus. Kratos is responsible for all filing fees and other charges for the filings required under the HSR Act.

        A reciprocal termination fee of $9.3 million may be payable by either Kratos or Integral Systems to the other party upon the termination of the Merger Agreement under certain circumstances. For a more complete discussion of termination fees and expenses, see the section entitled "The Merger Agreement—Expenses and Termination Fees" beginning on page 111.

Voting Agreements

        In connection with the execution of the Merger Agreement, the directors (and certain of their affiliated entities) and certain executive officers of each of Kratos and Integral Systems entered into stockholder voting agreements, whereby each such individual has agreed to vote his or her shares of Kratos common stock or Integral Systems common stock, as applicable, in favor of the Kratos Share Issuance Proposal, in the case of Kratos' directors and executive officers, and in favor of the Integral Systems Merger Proposal, in the case of Integral Systems' directors and executive officers.

        As of the date of the Merger Agreement, the shares of Kratos common stock and Integral Systems common stock beneficially owned by the directors (and certain of their affiliated entities) and certain executive officers of each of Kratos and Integral Systems (including all shares of Kratos or Integral Systems restricted stock and common stock underlying options that are exercisable within 60 days following such date, as applicable) and thus subject to the voting agreements constituted approximately 5.2% of the total issued and outstanding shares of Kratos common stock and approximately 12.4% of the total issued and outstanding shares of Integral Systems common stock, respectively. As of            , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the shares of Kratos common stock and Integral Systems common stock beneficially owned by the directors (and certain of their affiliated entities) and certain executive officers of each of Kratos and Integral Systems (including all shares of Kratos or Integral Systems restricted stock and common stock underlying options that are exercisable within 60 days following such date, as applicable) and thus subject to the voting agreements constituted approximately            % of the total issued and outstanding shares of Kratos common stock and approximately            % of the total issued and outstanding shares of Integral Systems common stock, respectively.

        Additionally, the directors (and certain of their affiliated entities) and certain executive officers of both Kratos and Integral Systems have agreed to vote their shares of common stock against any alternative acquisition proposal related to Kratos or Integral Systems, as applicable, and against any action that would in any manner interfere with or impede the Merger or the Merger Agreement.

        The stockholder voting agreements also provide, subject to certain exceptions, that the directors (and certain of their affiliated entities) and certain executive officers of Kratos and Integral Systems will not, among other things, sell, transfer or otherwise dispose of, or enter into any contract or other agreement with respect to the transfer of, any shares of Kratos common stock or Integral Systems common stock, as applicable, beneficially owned by them, or grant any proxies with respect to such shares. Such stockholders have also agreed not to take any actions that either Kratos or Integral Systems, as applicable, is prohibited from taking pursuant to the "no solicitation" provisions contained in the Merger Agreement.

        The stockholder voting agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the completion of the Merger, (iii) the date on which an amendment to the Merger Agreement is effected without the consent of the applicable (a) Integral Systems stockholder, to the extent that such amendment decreases the Merger Consideration or materially and adversely affects such Integral Systems stockholder or (b) Kratos stockholder, to the extent that such amendment increases the Merger Consideration or materially and adversely affects such Kratos stockholder, or (iv) with respect to the voting agreement between Integral Systems and the directors (and certain of their affiliated entities) and certain executive officers of Kratos, the date on which the Kratos board of directors withdraws its recommendation in favor of the Kratos Share Issuance Proposal in accordance with the terms of the Merger Agreement.

        For a more complete discussion of the voting agreements, see the section entitled "The Voting Agreements" beginning on page 113.

Voting by Kratos and Integral Systems Directors and Executive Officers

        As of            , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, directors and executive officers of each of (i) Kratos, and its affiliates, beneficially owned and were entitled to vote            shares of Kratos common stock, or approximately            % of the shares of Kratos common stock outstanding on that date and (ii) Integral Systems, and its affiliates, beneficially owned and were entitled to vote            shares of Integral Systems common stock, or approximately            % of the shares of Integral Systems common stock outstanding on that date.

        Pursuant to the voting agreements described above that were entered into between Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems, such directors (and certain of their affiliated entities) and officers of Integral Systems will vote their respective shares of Integral Systems common stock in favor of the Integral Systems Merger Proposal. Likewise, Integral Systems and the directors (and certain of their affiliated entities) and certain executive officers of Kratos entered in voting agreements and such directors (and certain of their affiliated entities) and officers of Kratos will vote their respective shares of Kratos common stock in favor of the Kratos Share Issuance Proposal. The directors (and certain of their affiliated entities) and applicable executive officers of each of Kratos and Integral Systems subject to such voting agreements

collectively hold            % of the shares of Kratos common stock and            % of the shares of Integral Systems common stock, respectively, outstanding as of            , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus.

Rights of Integral Systems Stockholders Will Change as a Result of the Merger

        Due to differences between the states of incorporation and the governing documents of Kratos and Integral Systems, Integral Systems stockholders receiving Kratos common stock in connection with the Merger will have different rights once they become Kratos stockholders. The material differences are described in detail under the section entitled "Comparison of Rights of Kratos Stockholders and Integral Systems Stockholders" beginning on page 152.

Risk Factors

        In evaluating the Merger Agreement and the Merger, you should consider certain risks discussed in the section entitled "Risk Factors" beginning on page 34.

Matters to Be Considered at the Kratos Special Meeting and Integral Systems Special Meeting

  Kratos Special Meeting

        Date, Time and Place.    The Kratos special meeting will be held on            , 2011 at            , local time, at the offices of Paul, Hastings, Janofsky & Walker LLP located at 4747 Executive Drive, San Diego, California 92121.

        Matters to be Considered at the Kratos Special Meeting.    At the Kratos special meeting, and any adjournments or postponements thereof, Kratos stockholders will be asked to:

  •
  approve the Kratos Share Issuance Proposal;

  •
  approve the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal; and

  •
  conduct any other business as may properly come before the Kratos special meeting or any adjournment or postponement thereof.

        Record Date.    The Kratos board of directors has fixed the close of business on            , 2011 as the record date for determination of Kratos stockholders entitled to notice of, and to vote at, the Kratos special meeting and any adjournment thereof.

        Required Vote.    Approval of the Kratos Share Issuance Proposal and the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal, require the affirmative vote of the holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy on the matter at the Kratos special meeting (assuming the presence of a quorum with respect to Kratos Proposal No. 1). As of the close of business on the record date for the Kratos special meeting, there were            shares of Kratos common stock outstanding.

        For additional information about the Kratos special meeting, see the section entitled "The Special Meeting of Kratos Stockholders" beginning on page 118.

  Integral Systems Special Meeting

        Date, Time and Place.    The Integral Systems special meeting will be held on            ,            , 2011 at            , local time, at 6721 Columbia Gateway Drive, Columbia, Maryland 21046.

        Matters to be Considered at the Integral Systems Special Meeting.    At the Integral Systems special meeting, and any adjournments or postponements thereof, Integral Systems stockholders will be asked to:

  •
  consider and vote upon the Integral Systems Merger Proposal;

  •
  consider and vote upon, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers; and

  •
  consider and vote upon any other business as may properly come before the Integral Systems special meeting or any adjournment or postponement thereof.

        Record Date.    The Integral Systems board of directors has fixed the close of business on                        , 2011 as the record date for determination of Integral Systems stockholders entitled to notice of and to vote at the Integral Systems special meeting and any adjournment thereof.

        Required Vote.    Approval of the Integral Systems Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Integral Systems common stock outstanding and entitled to vote on the matter at the Integral Systems special meeting (assuming the presence of a quorum). Approval of the proposal to approve, on an advisory (non-binding) basis, the golden parachute compensation arrangements for Integral Systems' named executive officers requires the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote at the Integral Systems special meeting (assuming the presence of a quorum). As of the close of business on the record date, there were             shares of Integral Systems common stock outstanding.

        For additional information about the Integral Systems special meeting, see the section entitled "The Special Meeting of Integral Systems Stockholders" beginning on page 128.

Litigation Relating to the Merger

        Integral Systems, the members of the Integral Systems board of directors, Kratos, Merger Sub and Merger LLC are named as defendants in a lawsuit filed by an Integral Systems stockholder purportedly on behalf of itself and other stockholders of Integral Systems. The complaint seeks to enjoin consummation of the Merger or, in the event the Merger is completed, seeks to rescind the Merger or recover money damages on behalf of Integral Systems stockholders caused by alleged breaches of fiduciary duties and seeks recovery of attorney's fees and costs of the lawsuit. For additional information on the lawsuit, see the section entitled "The Merger—Litigation Relating to the Merger" beginning on page 91.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KRATOS

        The following table sets forth Kratos' selected historical consolidated financial data as of the dates and for each of the periods indicated. The selected historical consolidated financial data for the fiscal years ended December 26, 2010, December 27, 2009 and December 28, 2008 and as of December 26, 2010 and December 27, 2009 is derived from Kratos' audited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data for the fiscal years ended December 31, 2007 and December 31, 2006 and as of December 28, 2008, December 31, 2007 and December 31, 2006 is derived from Kratos' audited historical consolidated financial statements, which are not included or incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data for the three months ended and as of March 27, 2011 and March 28, 2010 is derived from Kratos' unaudited condensed consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. In Kratos' opinion, such unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the three months ended and as of March 27, 2011 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 25, 2011.

        You should read the selected historical consolidated financial data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes to the consolidated financial statements for the year ended December 26, 2010, included in Kratos' Annual Report on Form 10-K, and for the three months ended March 27, 2011, included in Kratos' Quarterly Report on Form 10-Q, each of which is incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

	Fiscal Year Ended					Three Months Ended (unaudited)
	December 31, 2006	December 31, 2007	December 28, 2008	December 27, 2009	December 26, 2010	March 28, 2010	March 27, 2011
	(All amounts except per share data in millions)
Consolidated Statements of Operations Financial Data:
Revenue	$138.2	$180.7	$286.2	$334.5	$408.5	$68.7	$122.8
Gross profit	26.2	29.7	58.2	69.3	90.0	15.3	27.4
Operating income (loss) from continuing operations	(25.9)	(23.6)	(93.2)	(27.0)	23.1	3.6	1.4
Provision (benefit) for income taxes	14.5	1.3	(0.7)	1.0	(12.7)	0.3	(1.2)
Income (loss) from continuing operations	(41.2)	(27.2)	(104.0)	(38.3)	14.6	(0.4)	(3.8)
Income (loss) from discontinued operations	(16.7)	(13.6)	(7.1)	(3.2)	(0.1)	0.6	0.3
Net income (loss)	$(57.9)	$(40.8)	$(111.1)	$(41.5)	$14.5	$0.2	$(3.5)
Income (loss) from continuing operations per common share
Basic	$(5.56)	$(3.67)	$(11.18)	$(2.76)	$0.88	$(0.02)	$(0.18)
Diluted	$(5.56)	$(3.67)	$(11.18)	$(2.76)	$0.87	$(0.02)	$(0.18)
Income (loss) from discontinued operations per common share
Basic	$(2.26)	$(1.84)	$(0.77)	$(0.23)	$(0.01)	$0.04	$0.01
Diluted	$(2.26)	$(1.84)	$(0.77)	$(0.23)	$(0.01)	$0.04	$0.01
Net income (loss) per common share
Basic	$(7.82)	$(5.51)	$(11.95)	$(2.99)	$0.87	$0.02	$(0.17)
Diluted	$(7.82)	$(5.51)	$(11.95)	$(2.99)	$0.86	$0.02	$(0.17)
Weighted average shares
Basic	7.4	7.4	9.3	13.9	16.6	15.9	21.3
Diluted	7.4	7.4	9.3	13.9	16.9	15.9	21.3

	As of					As of (unaudited)
	December 31, 2006	December 31, 2007	December 28, 2008	December 27, 2009	December 26, 2010	March 28, 2010	March 27, 2011
	(all amounts in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$5.6	$8.9	$3.7	$9.9	$10.8	$6.3	$45.5
Working capital	(3.8)	23.4	35.0	37.1	65.8	35.5	242.6
Total assets	337.7	335.3	312.4	241.6	536.1	225.9	983.4
Short-term debt	51.4	2.7	6.1	4.7	0.6	6.2	3.6
Long-term debt	—	74.0	76.9	51.6	226.1	48.3	517.5
Total stockholders' equity	$187.1	$167.2	$146.9	$124.9	$169.9	$126.2	$247.9

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INTEGRAL SYSTEMS

        The following table sets forth Integral Systems' selected historical consolidated financial data as of the dates and for each of the periods indicated. The selected historical consolidated financial data for the fiscal years ended September 24, 2010, September 25, 2009 and September 30, 2008 and as of September 24, 2010 and September 25, 2009 is derived from Integral Systems' audited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data for the fiscal years ended September 30, 2007 and 2006 and as of September 30, 2008, 2007 and 2006 is derived from Integral Systems' audited historical consolidated financial statements, which are not included or incorporated by reference into this joint proxy statement/prospectus. The consolidated financial data for each of the six months ended and as of April 1, 2011 and March 26, 2010 is derived from Integral Systems' unaudited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. In Integral Systems' opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the six months ended and as of April 1, 2011 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending September 30, 2011.

        You should read the selected historical consolidated financial data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes to the consolidated financial statements for the year ended September 24, 2010, included in Integral Systems' Annual Report on Form 10-K, and for the six months ended April 1, 2011 included in Integral Systems' Quarterly Report on Form 10-Q, each of which is incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

	Fiscal Years Ended
						Six Months Ended
	September 30,
				September 25, 2009	September 24, 2010	March 26, 2010	April 1, 2011
	2006	2007	2008
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	$116,531	$128,654	$160,170	$159,933	$177,895	$78,032	$97,820
Gross profit	37,809	42,346	61,998	53,784	68,606	33,938	28,233
Income (loss) from operations	17,556	16,892	25,096	103	(1,485)	2,340	(6,680)
Net income (loss)	$12,339	$12,826	$18,174	$1,105	$(2,396)	$1,351	$(6,010)
Cash dividends declared per common share(1)	0.10	0.14	—	—	$—	—	—
Income (loss) from continuing operations per share:
Basic(1)	$0.57	$0.58	$1.02	$0.06	$(0.14)	$0.08	$(0.34)
Diluted(1)	$0.56	$0.58	$1.01	$0.06	$(0.14)	$0.08	$(0.34)
Weighted average number of common shares:
Basic(1)	21,782	21,968	17,813	17,317	17,498	17,411	17,651
Diluted(1)	22,008	21,986	18,008	17,370	17,498	17,422	17,651

(1)
For all periods presented, per share amounts have been adjusted to reflect the 2:1 stock split effected on August 25, 2008.

	As of
						As of
	September 30,
				September 25, 2009	September 24, 2010	March 26, 2010	April 1, 2011
	2006	2007	2008
	(all amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$24,659	$23,894	$15,026	$5,698	$2,625	$16,699	$5,317
Working capital	74,716	39,008	35,273	47,208	12,703	19,934	9,425
Total assets	166,851	136,061	147,203	178,324	217,821	213,753	220,215
Long-term obligations, net of current	—	—	—	5,163	4,181	4,678	3,693
Stockholders' equity	$142,702	$106,547	$110,041	$115,003	$116,524	$117,691	$113,062

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following summary unaudited pro forma condensed combined financial data is intended to show how the Merger might have affected historical financial statements if the Merger had been completed at an earlier time and was prepared based on the historical financial results reported by Kratos and Integral Systems. The following should be read in conjunction with the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 138, and the audited and unaudited consolidated financial statements of Kratos and Integral Systems, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

        The Merger will be accounted for as a business combination under the acquisition method of accounting, with Kratos as the deemed accounting acquiror and Integral Systems as the deemed accounting acquiree. The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

        Since May 2010, Kratos has acquired Gichner Holdings, Inc. ("Gichner"), Henry Bros. Electronics, Inc. ("HBE") and Herley Industries, Inc. ("Herley"). The acquisition of each of Gichner, HBE and Herley was completed on May 19, 2010, December 15, 2010 and March 25, 2011, respectively. Kratos acquired approximately 94% of the total outstanding shares of Herley common stock in a tender offer on March 25, 2011 and acquired the remainder of the total outstanding shares of Herley common stock on March 30, 2011.

        The summary unaudited pro forma condensed combined balance sheet as of March 27, 2011 combines the historical consolidated balance sheets of Kratos as of March 27, 2011 and Integral Systems as of April 1, 2011.

        The summary unaudited pro forma condensed combined statements of operations for the three months ended March 27, 2011 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective three month periods ended March 27, 2011 and April 1, 2011, and the historical consolidated statements of operations of Herley for the three month period ended January 30, 2011. The summary unaudited pro forma condensed combined statements of operations for the year ended December 26, 2010 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective twelve months ended December 26, 2010 and December 31, 2010, respectively, of Herley for the twelve months ended January 30, 2011, of HBE for the nine months ended September 30, 2010, and of Gichner for the three months ended March 31, 2010, and gives pro forma effect to the Merger as if it had occurred on December 28, 2009. The operating results for the twelve-month period ended December 31, 2010 for Integral Systems were derived from the quarterly operating results and annual operating results of Integral Systems and the operating results for the twelve-month period ended January 30, 2011 for Herley were derived from the quarterly operating results and annual operating results of Herley. The pro forma results do not include the acquisitions by Kratos of DEI Services Corporation ("DEI") in August 2010, and Southside Container & Trailer LLC ("Southside") in December 2010, nor do they include Gichner's operating results from April 1, 2010 to May 19, 2010 or HBE's operating results from October 1, 2010 to December 15, 2010.

        The historical consolidated financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the acquisitions of Gichner, HBE, Herley, and Integral Systems, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on Kratos management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of such acquisitions and certain other adjustments. The unaudited pro forma condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that Kratos expects to realize after the acquisitions of Gichner, HBE, Herley, and Integral Systems. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions of Gichner, HBE, Herley or Integral Systems. The unaudited pro forma condensed combined financial statements also do not reflect non-recurring charges or exit costs that may be incurred by Kratos, Gichner, HBE, Herley or Integral Systems in connection with the acquisitions thereof. There were no material transactions between Kratos, Gichner, HBE, Herley or Integral Systems during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

        The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements (see the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 138), the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment and may vary significantly from the actual amounts that will be recorded upon completion of the Merger.

	Year ended December 26, 2010	Three Months Ended March 27, 2011
	(in millions, except per share data)	(in millions, except per share data)
Statements of Operations Data:
Revenues	$883.3	$226.8
Operating income from continuing operations	6.1	5.1
Loss from continuing operations	(42.0)	(9.1)
Loss per common share:
Basic and diluted	(1.24)	(0.27)
Weighted average common shares outstanding:
Basic and diluted	34.0	34.3

As of March 27, 2011
(in millions)
Balance Sheet Data:
Cash and cash equivalents	$85.9
Property and equipment, net	83.5
Goodwill	528.1
Intangibles, net	166.0
Total assets	1,249.3
Long-term debt	619.3
Total stockholders' equity	361.3

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table sets forth certain historical, unaudited pro forma condensed combined and pro forma condensed combined equivalent financial information and reflects:

  •
  Kratos and Integral Systems Historical Data:  the historical Kratos net income (loss) from continuing operations, book value per share and cash dividends per share of Kratos common stock and the historical Integral Systems net loss from continuing operations, book value per share and cash dividends per share of Integral Systems common stock;

  •
  Combined Company Pro Forma Data:  the unaudited pro forma combined Kratos, including Gichner, HBE, Herley and Integral Systems, net loss from continuing operations after giving effect to the Merger on a purchase basis as if the Merger had been consummated on December 28, 2009, book value per share, and cash dividends after giving effect to the Merger on a purchase basis as if the Merger had been consummated on March 27, 2011; and

  •
  Integral Systems Pro Forma Equivalent Data:  the unaudited pro forma Integral Systems equivalent share data, net loss from continuing operations, book value per share and cash dividends per share calculated by multiplying the unaudited pro forma combined data by the exchange ratio of 0.588.

        The information below should be read in conjunction with the audited and unaudited consolidated financial statements of Kratos, Gichner, HBE, Herley, and Integral Systems referenced above and the accompanying notes to such financial statements, all of which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171. You are urged to also read the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 138.

	As of and for the Year Ended December 26, 2010	As of and for the Three Months Ended March 27, 2011
Kratos Historical Data
Basic net income (loss) per share:	$0.88	$(0.18)
Diluted net income (loss) per share	$0.87	$(0.18)
Book value per share	—	$11.64
Cash dividends	—	—
Integral Systems Historical Data
Basic and diluted net loss per share:	$(0.34)	$(0.12)
Book value per share	—	$6.39
Cash dividends	—	—
Combined Company Pro Forma Data
Basic and diluted net loss per share:	$(1.24)	$(0.27)
Book value per share	—	$10.53
Cash dividends	—	—
Integral Systems Pro Forma Equivalent Data
Basic and diluted net loss per share:	$(0.73)	$(0.15)
Book value per share	—	$6.19
Cash dividends	—	—

 COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Stock Prices

        The tables below set forth, for the quarters indicated, the high and low sales prices per share of Kratos common stock, which trades on the NASDAQ Global Select Market under the symbol "KTOS", and Integral Systems common stock, which trades on the NASDAQ Global Select Market under the symbol "ISYS". The prices per share of Kratos common stock have been retroactively restated to reflect the one-for-ten reverse stock split effected on September 10, 2009.

        Kratos' fiscal year ends on the last Sunday of the year and interim fiscal periods end on the last Sunday of the last month of each calendar quarter. Integral Systems' fiscal year ends on the last Friday of September of each year and interim fiscal periods end on the Friday prior to the calendar quarter-end (the thirteenth week in the calendar quarter).

	Kratos Common Stock
	High	Low
Fiscal Year 2009
First Quarter	$14.00	$5.80
Second Quarter	$9.40	$6.50
Third Quarter	$9.20	$6.60
Fourth Quarter	$11.90	$6.01
Fiscal Year 2010
First Quarter	$15.00	$9.27
Second Quarter	$15.56	$9.82
Third Quarter	$12.00	$9.36
Fourth Quarter	$12.37	$10.35
Fiscal Year 2011
First Quarter	$14.77	$12.26

	Integral Systems Common Stock
	High	Low
Fiscal Year 2009
First Quarter	$25.53	$8.47
Second Quarter	$14.10	$7.39
Third Quarter	$9.17	$6.32
Fourth Quarter	$9.63	$6.01
Fiscal Year 2010
First Quarter	$9.45	$6.68
Second Quarter	$10.24	$7.28
Third Quarter	$10.25	$5.93
Fourth Quarter	$8.25	$6.13
Fiscal Year 2011
First Quarter	$10.84	$7.19
Second Quarter	$13.40	$9.50

 Dividends

        Kratos has never paid cash dividends on its common stock. Kratos currently intends to retain any future earnings to finance the growth and development of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. In addition, Kratos' credit agreement restricts its ability to pay dividends. Any future determination to pay cash dividends will be at the discretion of Kratos' board of directors and will be dependent upon the future financial condition, results of operations, capital requirements, general business conditions and other relevant factors as determined by the Kratos board of directors.

        Integral Systems did not pay dividends during the fiscal years ended September 24, 2010 or September 25, 2009. On December 5, 2007, Integral Systems' board of directors made a determination to cease the payment of dividends for the foreseeable future beginning with fiscal year 2008 in order to maximize Integral Systems' ability to invest in future research and development, marketing, and business development efforts and strategic acquisition efforts that, in the opinion of the Integral Systems board of directors, would result in a greater return for Integral Systems' stockholders. Under Integral Systems' credit agreement, the payment of cash dividends is prohibited unless Integral Systems obtains the consent of the majority of the lenders under the credit agreement.

Comparative Per Share Market Value Data

        The following table presents the closing per share price of Kratos common stock and Integral Systems common stock each as reported on the NASDAQ Global Select Market on (i) May 13, 2011, the last trading day preceding public announcement that Kratos and Integral Systems had entered into the Merger Agreement and (ii)             , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus.

        The table also includes the equivalent closing per share price of Integral Systems common stock on those dates as determined by reference to the value of Merger Consideration to be received in respect of each share of Integral Systems common stock in the Merger (including the cash consideration of $5.00 per share). These equivalent closing per share prices reflect the fluctuating value of the Kratos common stock that Integral Systems stockholders would receive in exchange for each share of Integral Systems common stock (together with the amount of cash to be paid per share of Integral Systems common stock) if the Merger had been completed on either of these dates, applying the exchange ratio of 0.588 shares of Kratos common stock for each share of Integral Systems common stock.

	Kratos Common Stock		Integral Systems Common Stock		Equivalent Integral Systems Price Per Share
May 13, 2011		$13.01		$13.01		$12.65
, 2011	$		$		$

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to Integral Systems stockholders in determining whether to approve the Integral Systems Merger Proposal. Integral Systems stockholders are urged to obtain current market quotations for Kratos common stock and Integral Systems common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus. Historical stock prices are not indicative of future stock prices.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus contain or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as "may", "will", "project", "might", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", "continue" or "pursue" or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference and relate to a variety of matters, including but not limited to (i) the timing and anticipated completion of the proposed Merger, (ii) the benefits and synergies expected to result from the proposed Merger, (iii) the anticipated customer base for Kratos and Integral Systems following the completion of the proposed Merger and (iv) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and Integral Systems, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus and those that are incorporated by reference into this joint proxy statement/prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

  •
  any operational or cultural difficulties associated with the integration of the businesses of Kratos and Integral Systems;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger;

  •
  unexpected costs, charges or expenses resulting from the proposed Merger;

  •
  litigation or adverse judgments relating to the proposed Merger;

  •
  risks relating to the completion of the proposed Merger, including the risk that the required stockholder approvals might not be obtained in a timely manner or at all or that other conditions to the completion of the Merger will not be satisfied;

  •
  the failure to realize anticipated synergies from the Merger or delay in the realization thereof;

  •
  any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the Merger; and

  •
  any changes in general economic and/or industry-specific conditions.

        Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled "Risk Factors" beginning on page 34, the Annual Report on Form 10-K of Kratos for the fiscal year ended December 26, 2010, which was filed with the SEC on March 2, 2011, under the heading "Item 1A—Risk Factors" and in the Annual Report on Form 10-K of Integral Systems for the fiscal year ended September 24, 2010, which was filed with the SEC on December 8, 2010, under the heading "Item 1A—Risk Factors," and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Kratos and Integral Systems.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Neither Kratos nor Integral Systems undertakes any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 33, you should carefully consider the following risk factors before deciding how to vote your shares of Kratos common stock at the Kratos special meeting and/or your shares of Integral Systems common stock at the Integral Systems special meeting. These factors should be considered in conjunction with the other information included by Kratos and Integral Systems in this joint proxy statement/prospectus. If any of the risks described below or in the documents incorporated by reference into this joint proxy statement/prospectus actually materialize, the businesses, financial condition, results of operations, prospects or stock prices of Kratos, Integral Systems and/or the combined company could be materially and adversely affected. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

 Risks Related to the Merger

Because the Exchange Ratio is fixed and will not be adjusted in the event of changes in the price of either Kratos' or Integral Systems' common stock, the market value of the shares of Kratos common stock to be received by the Integral Systems stockholders in connection with the Merger is subject to change prior to the completion of the Merger.

        The Exchange Ratio is fixed such that each share of Integral Systems common stock will be converted into the right to receive 0.588 shares of Kratos common stock in connection with the Merger. No adjustments to this Exchange Ratio will be made based on changes in the price of either the Kratos common stock or the Integral Systems common stock prior to the completion of the Merger. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in Kratos' or Integral Systems' respective businesses, operations and prospects, market assessment of the likelihood that the Merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond Kratos' or Integral Systems' control.

        As a result of any such changes in stock price, the market value of the shares of Kratos common stock that the Integral Systems stockholders will receive at the time that the Merger is completed could vary significantly from the value of such shares on the date of this joint proxy statement/prospectus, the date of the Kratos special meeting, the date of the Integral Systems special meeting or the date on which the Integral Systems stockholders actually receive their shares of Kratos common stock. For example, based on the range of closing prices of Kratos common stock during the period from May 13, 2011, the last trading day before the public announcement of the Merger, through            , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the Exchange Ratio represented a market value ranging from a low of $            to a high of $            for each share of Integral Systems common stock and an implied value ranging from a low of $            to a high of $            per share of Integral Systems common stock, as determined by reference to the value of Merger Consideration to be received in respect of each share of Integral Systems common stock in the Merger (including the cash consideration of $5.00 per share), as compared to the low and high closing price of Integral Systems common stock of $            and $            , respectively, during that time period. Accordingly, at the time of the Kratos special meeting or the Integral Systems special meeting, as the case may be, neither the Kratos stockholders nor the Integral Systems stockholders, as the case may be, will know or be able to calculate the exact market value of the consideration the Integral Systems stockholders will receive upon completion of the Merger.

The announcement and pendency of the Merger could have an adverse effect on Kratos' or Integral Systems' stock price, business, financial condition, results of operations or business prospects.

        While neither Kratos nor Integral Systems is aware of any significant adverse effects to date, the announcement and pendency of the Merger could disrupt Kratos' and/or Integral Systems' businesses in the following ways, among others:

  •
  customers and other third-party business partners of Kratos or Integral Systems may seek to terminate and/or renegotiate their relationships with Kratos or Integral Systems as a result of the Merger, whether pursuant to the terms of their existing agreements with Kratos and/or Integral Systems or otherwise;

  •
  the attention of Kratos and/or Integral Systems management may be directed toward the completion of the Merger and related matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that might otherwise be beneficial to Kratos or Integral Systems; and

  •
  current and prospective employees may experience uncertainty regarding their future roles with the combined company, which might adversely affect Kratos' and/or Integral Systems' ability to retain, recruit and motivate key personnel.

        Should they occur, any of these matters could adversely affect the stock prices of, or harm the financial condition, results of operations or business prospects of, Kratos and/or Integral Systems.

Some of the directors and executive officers of Kratos and Integral Systems have interests in the Merger that are different from, or in addition to, those of the other Kratos and Integral Systems stockholders.

        When considering the recommendation by the Kratos board of directors that the Kratos stockholders vote "FOR" the Kratos Share Issuance Proposal and the recommendation by the Integral Systems board of directors that the Integral Systems stockholders vote "FOR" the Integral Systems Merger Proposal, the Kratos and Integral Systems stockholders should be aware that certain of the directors and executive officers of Kratos and Integral Systems have arrangements that provide them with interests in the Merger that are different from, or in addition to, those of the stockholders of Kratos and Integral Systems. For instance, in connection with the Merger, each director of the Kratos board of directors will continue to serve as a director of the combined company following the completion of the Merger. Likewise, Kratos' executive officers will also continue to serve as executive officers of the combined company following the completion of the Merger. See the section entitled "The Merger—Interests of Kratos Directors and Executive Officers in the Merger" beginning on page 85.

        The employees, including executive officers, and directors of Integral Systems may elect to have each of their in-the-money options converted into (i) $13.00 in cash, without interest, less the applicable option exercise price and any tax withholding, or (ii) an option to purchase Kratos common stock, with (a) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such option multiplied by 0.9559, rounded up to the nearest whole share and (b) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559 and rounding up to the nearest cent. As a result, if the value of the Kratos shares is less than $13.00 per share, it may be more advantageous for the option holders to elect to receive cash in exchange for their options to purchase Integral Systems common stock, whereas if the value of the Kratos common stock is greater than $13.00 per share, it may be more advantageous for them to elect to receive options to purchase Kratos common stock in exchange for their options to purchase Integral Systems common stock. Holders of outstanding Integral Systems common stock who are not employees or directors holding in-the-money stock options do not have these alternatives. As of            , 2011, the latest practicable date before the printing of this joint

proxy statement/prospectus, there were outstanding in-the-money options to purchase            shares of Integral Systems common stock. Each Integral Systems stock option (other than options under the Integral Systems ESPP) will be fully vested as of immediately prior to the completion of the Merger. Upon completion of the Merger, employees and directors of Integral Systems who hold Integral Systems restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, will be entitled to receive an amount in cash equal to the product of the total number of restricted shares of Integral Systems common stock held by such holder, multiplied by $13.00, less the amount of any tax withholding.

        In addition, in connection with the Merger, certain executive officers of Integral Systems will be entitled or eligible to receive certain additional cash and equity compensation. Upon the completion of the Merger, Paul G. Casner, Jr., the Chief Executive Officer and President of Integral Systems, is entitled to a change-in-control payment of $1,000,000, less the amount of any excise taxes imposed under Section 4999 of the Code. After taking into account such excise taxes, it is estimated that Mr. Casner will receive approximately $443,000 pursuant to the change-in-control payment agreement. Also upon completion of the Merger, Mr. Casner will receive $550,000, subject to any withholding taxes, pursuant to a Noncompetition, Nonsolicitation and Confidentiality Agreement. Integral Systems' Chief Financial Officer and Treasurer, Christopher B. Roberts, will receive his base salary for six months if he is terminated without cause within the twelve-month period following the Merger. The Integral Systems board of directors has the discretion to award R. Miller Adams, General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary of Integral Systems, up to $100,000 upon the completion of the Merger. The options of all Integral Systems' directors and executive officers are subject to the accelerated vesting described above.

        The directors and executive officers of Integral Systems also have certain rights to indemnification and directors' and officers' liability insurance that will be provided by the combined company following the completion of the Merger. See the section entitled "The Merger—Interests of Integral Systems Directors and Executive Officers in the Merger" beginning on page 85.

        The boards of directors of each of Kratos and Integral Systems were aware of these potential interests and considered them in making their respective recommendations to approve the Kratos Share Issuance Proposal, with respect to the Kratos stockholders, and to approve the Integral Systems Merger Proposal, with respect to the Integral Systems stockholders.

The Merger Agreement contains provisions that could discourage or make it difficult for a third party to acquire Kratos or Integral Systems prior to the completion of the Merger.

        The Merger Agreement contains provisions that make it difficult for Kratos or Integral Systems to entertain a third-party proposal for an acquisition of Kratos or Integral Systems. These provisions include the general prohibition on Kratos' and Integral Systems' soliciting or engaging in discussions or negotiations regarding any alternative acquisition proposal, and the requirement that Kratos and Integral Systems pay a termination fee of $9.3 million to the other party if the Merger Agreement is terminated under certain circumstances. See the sections entitled "The Merger Agreement—No Solicitation", "The Merger Agreement—Board Recommendation" and "The Merger Agreement—Expenses and Termination Fees" beginning on pages 104, 104 and 111, respectively.

        These provisions might discourage an otherwise-interested third party from considering or proposing an acquisition of Kratos or Integral Systems, even one that may be deemed of greater value than the Merger to Kratos stockholders or Integral Systems stockholders, as applicable. Furthermore, even if a third party elects to propose an acquisition, the concept of a termination fee may result in that third party's offering of a lower value to Kratos stockholders or Integral Systems stockholders, as applicable, than such third party might otherwise have offered.

Failure to complete the Merger could negatively impact Kratos' and Integral Systems' respective businesses, financial condition, results of operations or stock prices.

        The completion of the Merger is subject to a number of conditions and there can be no assurance that the conditions to the completion of the Merger will be satisfied. If the Merger is not completed, Kratos and Integral Systems will be subject to several risks, including:

  •
  the current prices of Kratos and Integral Systems common stock may reflect a market assumption that the Merger will occur, meaning that a failure to complete the Merger could result in a decline in the price of the common stock of either or both companies;

  •
  Kratos or Integral Systems, as the case may be, may be required to pay a termination fee of $9.3 million to the other party if the Merger Agreement is terminated under certain circumstances;

  •
  Kratos and Integral Systems are expected to incur substantial transaction costs in connection with the Merger whether or not the Merger is completed;

  •
  neither Kratos nor Integral Systems would realize any of the anticipated benefits of having completed the Merger; and

  •
  under the Merger Agreement, each of Kratos and Integral Systems is subject to certain restrictions on the conduct of its business prior to completing the Merger, which restrictions could adversely affect their ability to realize certain of their respective business strategies.

        If the Merger is not completed, these risks may materialize and materially and adversely affect either or both companies' respective businesses, financial condition, results of operations or stock prices.

Obtaining required approvals necessary to satisfy the conditions to the completion of the Merger may delay or prevent completion of the Merger.

        The completion of the Merger is conditioned upon the receipt of certain governmental authorizations, consents, orders or other approvals, including the expiration or termination of the waiting period under the HSR Act. Kratos and Integral Systems intend to pursue all required approvals in accordance with the Merger Agreement. No assurance can be given that the required approvals will be obtained and, even if all such approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the Merger Agreement. See the sections entitled "The Merger Agreement—Conditions to the Completion of the Merger" and "The Merger—Regulatory Approvals Required for the Merger" beginning on pages 108 and 90, respectively for a discussion of the conditions to the completion of the Merger.

A lawsuit has been filed against Integral Systems, the members of the Integral Systems board of directors, Kratos, Merger Sub and Merger LLC challenging the Merger, and an adverse judgment in such lawsuit or similar lawsuits may prevent the Merger from becoming effective or from becoming effective within the expected timeframe.

        Integral Systems, the members of the Integral Systems board of directors, Kratos, Merger Sub and Merger LLC are named as defendants in a purported class action lawsuit brought by an Integral Systems stockholder challenging the proposed merger and seeking, among other things, to enjoin the defendants from consummating the Merger on the agreed-upon terms. See the section entitled "The Merger—Litigation Relating to the Merger" beginning on page 91 for more information about the purported class action lawsuit related to the Merger. Similar lawsuits may be filed prior to the closing of the Merger. One of the conditions to the closing of the Merger is that no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal restraint or prohibition issued by any court or other governmental entity prohibiting consummation of the Merger shall be in effect. As such, if the plaintiffs in any such lawsuits are successful in obtaining an injunction prohibiting the defendants from consummating the Merger on the agreed upon terms, the Merger may be prevented from becoming effective, or may not become effective within the expected timeframe.

Failure to complete the LLC Merger could result in Integral Systems stockholders being fully taxed on the Merger. In addition, if the IRS (or a court, in the event of an IRS challenge) determines that the Merger and the LLC Merger, taken together, do not qualify as a "reorganization" under Section 368(a) of the Code, Integral Systems stockholders may be fully taxed on the Merger.

        While Kratos is obligated under the Merger Agreement to take all steps and actions required to effect the LLC Merger on or before December 31, 2011, it is possible that the LLC Merger may not be completed by this time or may not be completed at all. If the LLC Merger does not occur, the Merger will not qualify as a "reorganization" under Section 368(a) of the Code. Further, if the LLC Merger occurs after December 31, 2011, the Internal Revenue Service ("IRS") (or a court, in the event of an IRS challenge) may not treat the Merger and the LLC Merger, taken together, as a "reorganization" under Section 368(a) of the Code. If either the LLC Merger is not completed or the Merger and the LLC Merger, taken together, are not treated as a "reorganization" under Section 368(a) of the Code, then the Merger will be a fully taxable transaction, and Integral Systems stockholders would be required to recognize all of the gain or loss on their exchange of Integral Systems shares for the consideration received in the Merger. See the section entitled "Material United States Federal Income Tax Consequences of the Merger" beginning on page 92 for a discussion of the tax treatment of Integral Systems stockholders.

Risks Related to the Combined Company if the Merger Is Completed

The failure to integrate successfully the businesses of Kratos and Integral Systems in the expected timeframe would adversely affect the combined company's future results following the completion of the Merger.

        The success of the Merger will depend, in large part, on the ability of the combined company following the completion of the Merger to realize the anticipated benefits from combining the businesses of Kratos and Integral Systems. To realize these anticipated benefits, the combined company must successfully integrate the businesses of Kratos and Integral Systems. This integration will be complex and time-consuming.

        The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company's failure to achieve some or all of the anticipated benefits of the Merger.

        Potential difficulties that may be encountered in the integration process include the following:

  •
  lost sales and customers as a result of customers of either of the two companies deciding not to do business with the combined company;

  •
  complexities associated with managing the larger, more complex, combined business;

  •
  integrating personnel from the two companies while maintaining focus on providing consistent, high quality products and services;

  •
  potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Merger; and

  •
  performance shortfalls at one or both of the companies as a result of the diversion of management's attention caused by completing the Merger and integrating the companies' operations.

The combined company's future results will suffer if the combined company does not effectively manage its expanded operations following the Merger.

        Following the Merger, the size of the combined company's business will be significantly larger than the current businesses of Kratos and Integral Systems. The combined company's future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for the combined company's management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. Neither Kratos nor Integral Systems can assure you that the combined company will be successful or that the combined company will realize the expected operating efficiencies, annual net operating synergies, revenue enhancements and other benefits currently anticipated to result from the Merger.

The loss of key personnel could have a material adverse effect on the combined company's business, financial condition or results of operations.

        The success of the Merger will depend in part on the combined company's ability to retain key Kratos and Integral Systems employees who continue employment with the combined company after the Merger is completed. It is possible that these employees might decide not to remain with the combined company after the Merger is completed. If these key employees terminate their employment, the combined company's sales, marketing or development activities might be adversely affected, management's attention might be diverted from successfully integrating Integral Systems' operations to recruiting suitable replacements and the combined company's business, financial condition or results of operations could be adversely affected. In addition, the combined company might not be able to locate suitable replacements for any such key employees who leave the combined company or offer employment to potential replacements on reasonable terms.

The success of the combined company will also depend on relationships with third parties and pre-existing customers of Kratos and Integral Systems, which relationships may be affected by customer preferences or public attitudes about the Merger. Any adverse changes in these relationships could adversely affect the combined company's business, financial condition or results of operations.

        The combined company's success will be dependent on the ability to maintain and renew relationships with pre-existing customers and other clients of both Kratos and Integral Systems and to establish new client relationships. There can be no assurance that the business of the combined company will be able to maintain pre-existing customer contracts and other business relationships, or enter into or maintain new customer contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important customer relationships could have a material adverse effect on the business, financial condition or results of operations of the combined company.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this joint proxy statement/prospectus and the financial forecasts prepared by Kratos and Integral Systems in connection with discussions concerning the Merger.

        The future results of the combined company may be materially different from those shown in the unaudited pro forma condensed combined financial statements presented in this joint proxy statement/prospectus, which show only a combination of the historical results of Kratos and Integral Systems, and the financial forecasts prepared by Kratos and Integral Systems in connection with discussions concerning the Merger. Kratos expects to incur significant costs associated with the completion of the Merger and combining the operations of the two companies, the exact magnitude of which is not yet known. Furthermore, these costs may decrease the capital that the combined company could use for revenue-generating investments in the future.

The price of Kratos common stock after the Merger is completed may be affected by factors different from those currently affecting the shares of Kratos or Integral Systems.

        Upon completion of the Merger, holders of Integral Systems common stock will become holders of Kratos common stock. The business of Kratos differs from the business of Integral Systems in important respects and, accordingly, the results of operations of the combined company and the price of Kratos common stock following the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of Kratos and Integral Systems. For a discussion of the businesses of Kratos and Integral Systems and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus referred to under the section entitled "Where You Can Find Additional Information" beginning on page 171.

Kratos' ability to utilize net operating loss carryforwards and certain other tax attributes may be limited.

        Federal and state income tax laws impose restrictions on the utilization of net operating loss ("NOL") and tax credit carryforwards in the event that an "ownership change" occurs for tax purposes, as defined by Section 382 of the Code. In general, an ownership change occurs when shareholders owning 5% or more of a "loss corporation" (a corporation entitled to use NOL or other loss carryovers) have increased their ownership of stock in such corporation by more than 50 percentage points during any three-year period. The annual base limitation under Section 382 of the Code is calculated by multiplying the loss corporation's value at the time of the ownership change by the greater of the long-term tax-exempt rate determined by the IRS in the month of the ownership change or the two preceding months. In March 2010, an "ownership change" occurred with respect to Kratos which will limit the utilization of the loss carryforwards. As a result, Kratos' annual utilization of NOL carryforwards will be limited. For the fiscal year ended December 26, 2010, there was no impact of such limitations on the income tax provision since the amount of taxable income did not exceed the annual limitation amount. In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could also result in an "ownership change". If and when any other "ownership change" occurs, utilization of the NOL or other tax attributes may be further limited.

        As a result of the Merger, it is possible that either or both of Kratos and Integral Systems will be deemed to have undergone an "ownership change" for purposes of Section 382 of the Code. Accordingly, the combined company's ability to utilize Kratos' and Integral Systems' net operating loss carryforwards may be substantially limited. These limitations could in turn result in increased future tax payments for the combined company, which could have a material adverse effect on the business, financial condition or results of operations of the combined company.

Other Risks Related to Kratos and Integral Systems

        The entire Federal Government is currently operating under the authority of a continuing resolution (the "Continuing Resolution") for the fiscal year ending September 30, 2011, and has suspended certain federal retirement fund payments to finance the nation's general obligations. The failure of the Federal Government to pass a new appropriations bill, extend the Continuing Resolution or increase the nation's debt ceiling could result in a shut down of the government for all nonessential Federal Government services. A shut down of the government for all nonessential Federal Government services could cause the government, government agencies or prime contractors that use Kratos or Integral Systems as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will, to abstain from exercising options to renew contracts, to delay or refrain from making new contract awards, or to delay the payment of Kratos' or Integral Systems' invoices, any of which could have an adverse effect on Kratos' or Integral Systems' business, financial condition and results of operations.

        In addition to the foregoing risks, Kratos and Integral Systems are, and will continue to be, subject to the risks described in (i) Kratos' Annual Report on Form 10-K for the year ended December 26, 2010 and all Quarterly Reports on Form 10-Q filed thereafter, in the case of Kratos and (ii) Integral Systems' Annual Report on Form 10-K for the fiscal year ended September 24, 2010 and all Quarterly Reports on Form 10-Q filed thereafter, in the case of Integral Systems. All such reports are or will be filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

THE MERGER

Structure of the Merger

        In accordance with the Merger Agreement and the MGCL, at the effective time of the Merger, Merger Sub, a wholly-owned subsidiary of Kratos formed solely for the purpose of carrying out the Merger, will merge with and into Integral Systems, with Integral Systems continuing as the surviving corporation and a wholly-owned subsidiary of Kratos. In connection with the Merger, each share of Integral Systems common stock outstanding as of immediately prior to the completion of the Merger will be converted into the right to receive (i) $5.00 in cash, without interest, and (ii) 0.588 shares of Kratos common stock. The Merger will become effective when the articles of merger are filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland or at such other date or time (which date and time, under the MGCL, may not exceed 30 days after such filing and acceptance) as agreed to by the parties and specified in the articles of merger. If the Kratos stockholders approve the Kratos Share Issuance Proposal and the Integral Systems stockholders approve the Integral Systems Merger Proposal, then Kratos and Integral Systems expect the Merger to be completed as soon as practicable following their respective special meetings. Upon completion of the Merger, shares of Integral Systems common stock will no longer be listed for trading on the NASDAQ Global Select Market and there will no longer be a public trading market for Integral Systems common stock.

What Integral Systems Stockholders Will Receive in the Merger

        Upon completion of the Merger, each share of Integral Systems common stock (other than any shares of Integral Systems common stock held by Kratos, Merger Sub or any wholly-owned subsidiary of Integral Systems, which will be cancelled upon completion of the Merger and shares of Integral Systems restricted stock) that is issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive the Merger Consideration.

        The Exchange Ratio may be adjusted to reflect reclassifications, recapitalizations, stock splits or other similar transactions pertaining to the Kratos common stock or Integral Systems common stock that occur prior to the completion of the Merger. However, the Exchange Ratio is otherwise fixed and no adjustments to the Exchange Ratio will be made based on changes in the price of either the Kratos common stock or Integral Systems common stock prior to the completion of the Merger. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in Kratos' or Integral Systems' respective businesses, operations and prospects, the market assessment of the likelihood that the Merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond Kratos' or Integral Systems' control.

        As a result of any such changes in the price of either the Kratos common stock or Integral Systems common stock, the aggregate market value of the shares of Kratos common stock that the Integral Systems stockholders will receive at the time that the Merger is completed could vary significantly from the value of such shares on the date of this joint proxy statement/prospectus, the date of the Kratos special meeting, the date of the Integral Systems special meeting or the date on which the Integral Systems stockholders actually receive their shares of Kratos common stock. For example, based on the range of closing prices of Kratos common stock during the period from May 13, 2011, the last trading day before the public announcement of the Merger, through             , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the Exchange Ratio represented a market value ranging from a low of $            to a high of $            for each share of Integral Systems common stock and an implied value ranging from a low of $            to a high of $            per share of Integral Systems common stock, as determined by reference to the value of Merger Consideration to be received in respect of each share of Integral Systems common stock in the Merger (including the cash consideration of $5.00 per share), as compared to the low and high closing

price of Integral Systems common stock of $            and $            , respectively, during that time period. Accordingly, at the time of the Kratos special meeting or the Integral Systems special meeting, as the case may be, neither the Kratos stockholders nor the Integral Systems stockholders, as the case may be, will know or be able to calculate the exact market value of the consideration the Integral Systems stockholders will receive upon completion of the Merger.

        No fractional shares of Kratos common stock will be issued to Integral Systems stockholders in connection with the Merger. Instead, Integral Systems stockholders will receive cash in lieu of any fractional share of Kratos common stock that such stockholders would otherwise be entitled to receive in connection with the Merger. For an additional description of what Integral Systems stockholders will receive in connection with the Merger, see the section entitled "The Merger Agreement—Merger Consideration" beginning on page 97.

Treatment of Integral Systems Stock Options and Restricted Stock

  Stock Options

        Each Integral Systems stock option (other than options under the Integral Systems ESPP), shall be fully vested as of immediately prior to the completion of the Merger.

        In-the-money options.    Upon completion of the Merger, each Integral Systems stock option that has an exercise price less than $13.00 per share will, if the holder thereof elects in writing, be cancelled in exchange for an amount in cash equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding. If the holder of an in-the-money option does not elect to receive the consideration described in the preceding sentence then such option will be treated as an out-of-the-money option as described below.

        Out-of-the-money options.    Upon completion of the Merger, each Integral Systems stock option that has an exercise price of equal to or greater than $13.00 per share will be converted into an option to purchase Kratos common stock, with (i) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share and (ii) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559 and rounding up to the nearest cent.

        As of                  , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, there were            in-the-money and             out-of-the-money options to purchase Integral Systems common stock outstanding. For an additional discussion of the treatment of Integral Systems stock options, see the sections entitled "The Merger Agreement—Treatment of Integral Systems Stock Options" and "The Merger Agreement—Treatment of Integral Systems Restricted Stock" beginning on pages 97 and 98, respectively.

  Restricted Stock

        Upon completion of the Merger, each share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, that is outstanding immediately prior to the completion of the Merger will be cancelled and the holder thereof shall be entitled to receive an amount in cash equal to the product of the total number of restricted shares of Integral Systems common stock held by such holder, multiplied by $13.00, less the amount of any tax withholding.

        As of            , 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, there were            shares of Integral Systems restricted stock outstanding.

 Background of the Merger

        In the ordinary course of business, the board of directors and senior management of Integral Systems regularly review and assess various strategic alternatives available to Integral Systems that may enhance stockholder value. In addition, from time to time over the last several years, a number of parties have approached Integral Systems and inquired about possible strategic and investment transactions involving Integral Systems.

        In early 2007, Kratos, which at that time was incorporated as Wireless Facilities, Inc., briefly considered a possible transaction with Integral Systems. These discussions between Kratos and Integral Systems did not lead to negotiations or a definitive agreement.

        On July 16, 2010, Vintage Partners, L.P. filed a Schedule 13D on behalf of itself, Vintage Partners GP, LLC, Vintage Capital Management, LLC and Brian R. Kahn (collectively, the "Vintage Group"), to report the acquisition of beneficial ownership of approximately 9.9% of the outstanding common stock of Integral Systems. In July 2010, the Vintage Group contacted Integral Systems to request certain information relating to Integral Systems' business. Also in July 2010, a third party unaffiliated with the Vintage Group contacted Integral Systems to request certain information relating to Integral Systems' business, and on July 22, 2010, Integral Systems entered into a non-disclosure agreement with this third party. Integral Systems' management met with the third party and, separately with the Vintage Group, to discuss Integral Systems' business. In response to these events and as part of the Integral Systems board of directors' ongoing review of strategic alternatives, on July 28, 2010, the Integral Systems board of directors established a special committee of the Integral Systems board of directors (the "Special Committee"), originally composed of John M. Albertine, William F. Leimkuhler, Bruce L. Lev, and Bonnie K. Wachtel, each an independent director, and adopted resolutions that, among other things, instructed the Special Committee to consider the strategic options available to Integral Systems, to consider whether such options were in the best interests of the stockholders of Integral Systems and to make a recommendation to the Integral Systems board of directors as to whether any strategic option should be approved.

        On August 3, 2010, the Special Committee, together with Gibson, Dunn & Crutcher LLP ("Gibson Dunn"), outside legal counsel to Integral Systems, met by telephone to discuss, among other matters, inquiries from third parties interested in pursuing a strategic transaction with Integral Systems. The Special Committee decided not to respond to requests for information from third parties, but rather to set up a meeting with potential financial advisors in order to discuss the long-term strategic options for Integral Systems.

        On August 10, 2010, Jefferies contacted Integral Systems to discuss the company's strategic alternatives, including a possible sale of Integral Systems.

        On August 13, 2010, the board of directors of Integral Systems met to discuss whether Integral Systems should make certain corporate governance changes available to the board of directors under the MGCL. The board of directors discussed the recent acquisition of beneficial ownership of approximately 9.9% of the outstanding common stock of Integral Systems by the Vintage Group, the current trading price of Integral Systems' common stock and the defensive protections available to Integral Systems under the MGCL. The board of directors determined that in order to preserve stockholder value, the board of directors should take actions that would protect Integral Systems from a potential hostile offer when its stock price did not reflect the value of Integral Systems. As reported in the Current Report on Form 8-K filed with the SEC by Integral Systems on August 13, 2010, the board of directors passed resolutions that made Integral Systems subject to all of the provisions of Title 3, Subtitle 8 of the MGCL and amended the bylaws of Integral Systems to opt Integral Systems out of the Maryland Control Share Acquisition Act. As a result, among other items, Integral Systems' board of directors was classified into three classes and the percentage of outstanding voting stock required for stockholders to require Integral Systems to call a special meeting of the stockholders was increased to a majority.

        On August 17, 2010, the Special Committee met with a number of potential financial advisors, including Stone Key, at Gibson Dunn's Washington, D.C. offices in order to discuss Integral Systems' strategic alternatives. The Special Committee determined that the current trading price of Integral Systems common stock did not reflect the value of Integral Systems and that it was not in the stockholders' best interests to pursue a strategic transaction at that time. The board of directors of Integral Systems decided not to retain a financial advisor at that time, but to continue to review Integral Systems' long-term plan to develop value for its stockholders.

        From August through October, 2010, Integral Systems and the Vintage Group had a number of meetings and conversations relating to Integral Systems' business and long-term strategy and the Vintage Group's interest as a stockholder. On October 8, 2010, Integral Systems entered into an agreement with the Vintage Group whereby, among other things, Integral Systems temporarily increased the size of the board of directors to 11 directors and appointed Brian R. Kahn and Melvin L. Keating to the board of directors of Integral Systems, as more fully described in the Current Report on Form 8-K filed by Integral Systems with the SEC on October 8, 2010. Also on October 8, 2010, the board of directors of Integral Systems appointed Mr. Kahn as an additional member of the Special Committee, pursuant to the terms of the agreement between the Vintage Group and Integral Systems.

        On October 19, 2010, Mr. Casner met with representatives from an interested party, referred to in this summary as "Company A," to discuss Integral Systems' business.

        In November 2010, Integral Systems began to receive inquiries from third parties expressing interest in exploring a potential strategic transaction with Integral Systems and seeking certain information relating to Integral Systems' business. Integral Systems, together with Gibson Dunn, negotiated a form of non-disclosure agreement with three parties, including Company A, and another interested party referred to in this summary as "Company B." Integral Systems and Company A entered into a non-disclosure agreement on November 9, 2010, and the management of Integral Systems and Company A met the same day to discuss Integral Systems' business. Integral Systems and Company B entered into a non-disclosure agreement dated November 10, 2010, and the management of Integral Systems and Company B met on November 11, 2010 to discuss Integral Systems' business. Integral Systems entered into a total of four non-disclosure agreements between July 22, 2010 and November 16, 2010. Integral Systems believes that Company A and Company B commenced due diligence procedures on Integral Systems immediately following their meetings with Integral Systems' management.

        Effective November 17, 2010, the board of directors of Integral Systems appointed Mr. Casner to the Special Committee. Although Mr. Casner was not an independent director, he had no relationship with any potential acquiror of Integral Systems, and the board of directors of Integral Systems determined that no conflict of interest restricted him from participating on the Special Committee.

        On November 17, 2010, the Special Committee met in person and on November 19, 2010, the Special Committee met by telephone to discuss the inquiries that Integral Systems had received relating to a possible transaction. Gibson Dunn also participated in these meetings. On November 19, 2010, the Special Committee determined that although the Special Committee had not decided that it was in the best interests of the stockholders to pursue a sale of Integral Systems at that time, it was appropriate to engage a financial advisor to assist management in assessing the various strategic options available to Integral Systems. Integral Systems and Gibson Dunn negotiated an engagement letter with Stone Key, and on November 24, 2010, Integral Systems engaged Stone Key as its financial advisor to evaluate strategic alternatives for Integral Systems. Also on November 24, 2010, FT.com published a news story entitled "Integral Systems hires advisor for possible sale", which stated that two industry sources claimed that Integral Systems recently hired a financial advisor to help it evaluate strategic alternatives.

        On November 30, 2010, Integral Systems received a non-binding indication of interest from Company A to acquire Integral Systems at a price in the range of $12.00 to $13.00 per share in an all-cash transaction.

        On December 1, 2010, the Special Committee, together with Integral Systems' management and Gibson Dunn, met and discussed, among other items, the November 30, 2010 indication of interest from Company A. The board of directors of Integral Systems determined that the company should provide Stone Key with background materials necessary for Stone Key to provide a valuation of Integral Systems and that Stone Key should assess the strategic alternatives available to Integral Systems. Integral Systems believes that, after submitting its non-binding indication of interest on November 30, 2010, Company A continued its due diligence procedures on Integral Systems into December 2010.

        On December 9, 2010, Stone Key presented materials to Integral Systems' management on the strategic alternatives available to Integral Systems, including a preliminary valuation of Integral Systems, a current assessment of Integral Systems and an overview and general timeline of auction processes.

        Integral Systems gave a management presentation to Company A on December 13, 2010.

        On December 15, 2010, Integral Systems received a non-binding indication of interest from Company B to acquire Integral Systems for a price in the range of $13.00 to $13.50 per share. The form of consideration—either all cash or cash and stock—was subject to discussion between the parties. Integral Systems believes that Company B continued its due diligence after submitting its non-binding indication of interest.

        On December 16, 2010, the Special Committee, along with members of management and Integral Systems' legal and financial advisors, met to discuss the inquiries relating to Integral Systems, including the December 15, 2010 letter from Company B. On December 22, 2010, Integral Systems received a non-binding indication of interest from an interested party, referred to in this summary as "Company C," to acquire Integral Systems for a price in the range of $12.00 to $13.00 per share. The proposal contemplated an all-cash transaction, although Company C expressed a willingness to consider alternative structures.

        Company A withdrew its November 30, 2010 proposal on January 10, 2011 after having been informed that Integral Systems would not be able to respond to Company A's proposal promptly, but rather was commencing a formal process involving multiple potential acquirors. Company A, which Integral Systems believes had completed a substantial amount of due diligence at this time, reiterated its interest in acquiring Integral Systems and asked that Integral Systems notify Company A if it wished to initiate good faith discussions with Company A.

        On January 12, 2011, the Special Committee, together with Gibson Dunn and Stone Key, met to discuss a proposed process for reviewing strategic alternatives and evaluating parties interested in pursuing a strategic transaction with Integral Systems. The Special Committee determined that in response to unusual market activity and media speculation regarding Integral Systems, it was advisable to publicly issue a press release and file a Current Report on Form 8-K reporting that Integral Systems was considering strategic alternatives to enhance stockholder value, including acquisitions, mergers, a sale of Integral Systems or other transactions, and had hired Stone Key Partners LLC as a financial advisor, which current report was filed with the SEC on January 13, 2011. The press release also stated that the board of directors of Integral Systems, after consideration of Integral Systems' strategic alternatives, could determine not to pursue any specific transaction.

        On February 1, 2011, Integral Systems received an updated, non-binding indication of interest from Company A, revising its proposed purchase price to $14.00 per share of Integral Systems common stock, in an all-cash transaction. Company A also proposed that Integral Systems enter into a 60-day exclusivity period during which Company A would complete its due diligence review and the parties would negotiate a transaction.

        On February 1, 2011, Mr. Kahn met with a representative of Company B primarily to discuss a matter unrelated to Integral Systems; however, Company B's due diligence of Integral Systems was also discussed.

        On February 2, 2011, the board of directors of Integral Systems held a meeting in person at which the directors discussed the potential sale process with Integral Systems' financial and legal advisors. Stone Key provided the board of directors with a presentation on the current value of Integral Systems, a presentation on the entities that had expressed an interest in a potential transaction with Integral Systems and a review of Integral Systems' strategic alternatives. The board of directors discussed strategic alternatives available to Integral Systems, including the disposition of its subsidiaries, the sale of assets, capital raising, continuing as an independent company and the sale of Integral Systems. The board of directors discussed each of these alternatives and how Integral Systems' ability to deliver long-term, sustained earnings growth continued to be constrained by fundamental financial and operational issues such as a low cash position, ongoing debt covenant compliance issues, and uncertainty relating to the federal budget process. The directors discussed the restrictions on Integral Systems' ability to access the equity and debt capital markets resulting from such financial and operational issues. The board of directors determined to continue its consideration of a possible sale of Integral Systems.

        On February 3, 2011, the board of directors of Integral Systems, together with Integral Systems' legal and financial advisors, held a meeting by telephone to further discuss the company's strategic alternatives, including the exclusivity request of Company A. Integral Systems' legal and financial advisors advised the board of directors concerning, and the board of directors discussed, the advisability, in pursuing a potential sale of the company, of entering into an exclusivity arrangement for 60 days, which the Integral Systems board of directors believed was a longer-than-market period, with one potential acquiror based on an initial indication of interest and without fully exploring whether there were other potential acquirors prepared to offer possibly higher prices versus engaging in a formal auction process. Given the length of the proposed exclusivity period, the board of directors of Integral Systems specifically discussed whether Company A would be willing and likely to complete a transaction on the terms outlined in its exclusivity letter.

        On February 4, 2011, the board of directors of Integral Systems met by telephone to review Integral Systems' strategic alternatives and the broader industry landscape. After discussion, including discussion of the advice provided by the company's legal and financial advisors, the board of directors concluded that it was in the best interests of Integral Systems' stockholders to further investigate a sale process as a way to maximize stockholder value, although the board of directors of Integral Systems continued to view a sale of Integral Systems as only one of a number of potential options. The board of directors of Integral Systems, after consulting with the company's legal and financial advisors, decided that the best way for Integral Systems to maximize the consideration available to stockholders was to hold a process (the "Auction Process") in which Integral Systems contacted a substantial number of prospective purchasers identified by Stone Key and the Integral Systems board of directors as parties that might be interested in participating in a possible strategic transaction with Integral Systems.

        Over the course of 2010, both before and after his appointment as a director of Integral Systems, Mr. Kahn corresponded with Kratos' Chief Executive Officer, Eric DeMarco, on general matters in the defense industry. On February 7, 2011, Mr. Kahn called Mr. DeMarco to congratulate him on Kratos' purchase of Herley Industries, Inc. Mr. DeMarco responded by email, stating that he was unable to speak with Mr. Kahn until the Herley transaction closed.

        Pursuant to the terms of the October 8, 2010 agreement with the Vintage Group, Integral Systems was required to reduce the size of its board of directors by the time of its 2011 annual meeting of stockholders. To implement this agreement, William F. Leimkuhler and General James B. Armor, Jr. resigned from the Integral Systems board of directors, effective February 15, 2011, and at that time Integral Systems' board of directors reduced the size of the board of directors to nine members. Integral Systems' stockholders elected the current Class I directors of Integral Systems at Integral Systems' 2011 annual meeting of stockholders on February 16, 2011. On that same day, at a meeting of Integral Systems' board of directors, the Special Committee was reconstituted to be composed of John M. Albertine, Paul G. Casner, Jr. and Melvin L. Keating.

        Over the course of several weeks, beginning the week of February 13, 2011, Stone Key contacted 24 parties to gauge their interest in a possible transaction with Integral Systems, and 18 of these parties were sent a proposed form of non-disclosure agreement. From March 5, 2011 through April 14, 2011, Stone Key, on behalf of itself and Integral Systems, entered into non-disclosure agreements with six interested parties with which Integral Systems had not previously entered into non-disclosure agreements. Over the course of the Auction Process, Integral Systems gave management presentations to six interested parties, including December 20, 2010 and March 18, 2011 presentations to Company A, a March 4, 2011 presentation to Company B and a March 6, 2011 presentation to Company C.

        From February 2011 through the announcement of the Merger Agreement on May 16, 2011, the Integral Systems board of directors held frequent meetings, on nearly a weekly basis, with its financial and legal advisors to discuss the status of the Auction Process and Integral Systems' strategic alternatives. The meetings in which the board of directors of Integral Systems discussed matters material to a stockholder's understanding of the history of the Merger are noted below.

        On March 5, 2011, Company C and Stone Key, on behalf of itself and Integral Systems, executed a non-disclosure agreement that had been negotiated by Company C and Gibson Dunn.

        In March 2011, interested parties that had executed non-disclosure agreements and determined to continue in the Auction Process were provided access to Integral Systems' on-line data room, which contained financial, operating, regulatory, intellectual property, employment, legal and other information concerning Integral Systems. Between March 15, 2011 and March 24, 2011, Stone Key also provided the interested parties that had signed non-disclosure agreements with additional background materials relating to Integral Systems and preliminary five-year financial forecasts.

        On March 19, 2011, the board of directors of Integral Systems met to discuss the status of the Auction Process. At this meeting, the directors also discussed other strategic alternatives available to Integral Systems, including the sale of a subsidiary of Integral Systems. The board of directors concluded that no action relating to the sale of the subsidiary would be taken at that time.

        Beginning March 22, 2011, Stone Key sent initial transmittal letters to the interested parties, including Company A, Company B and Company C, outlining the bidding process and the deadline for submissions of final proposals. The initial deadline for final offers was April 14, 2011, but Stone Key and Integral Systems subsequently extended this deadline to May 2, 2011 in order to facilitate the receipt of final offers from as many potential bidders as possible. Included in the March 22, 2011 information packet was a draft merger agreement, the form of which had been drafted by Integral Systems and its legal advisors.

        On March 23, 2011 the board of directors of Integral Systems met by telephone and discussed certain matters, including a change in control bonus arrangement with Mr. Casner, who had no other arrangement providing for payment upon a change in control of Integral Systems. The board of directors approved the change in control bonus arrangement with Mr. Casner as reported on a Current Report on Form 8-K filed with the SEC by Integral Systems on March 29, 2011.

        Over the course of several weeks beginning April 3, 2011, representatives of Company B contacted Mr. Kahn relating to due diligence matters.

        On April 4, 2011, Company B reaffirmed its interest in acquiring Integral Systems. Company B also sent a revised draft of the proposed merger agreement to Integral Systems for review.

        On April 6, 2011, Company A informed Integral Systems that it was withdrawing from the competitive Auction Process.

        On April 7, 2011, in connection with its ongoing conversations with its lenders relating to its existing credit facility, Integral Systems updated its lenders on the Auction Process.

        On April 7, 2011, Messrs. DeMarco and Kahn had a telephone conversation during which they discussed Integral Systems' review of its strategic options. Mr. Kahn stated that the review process was ongoing and no decisions had been made.

        On April 8, 2011, Mr. DeMarco sent Mr. Kahn a proposal on behalf of Kratos, which Mr. Kahn forwarded to the Integral Systems board of directors, offering to acquire Integral Systems for $13.00 per share, with consideration in the form of cash and Kratos common stock.

        During the week of April 10, 2011, representatives of a potential acquiror, incorporated outside of the United States and referred to in this summary as "Company D," approached General Thomas S. Moorman, a director of Integral Systems, and Mr. Casner at an industry symposium about possibly acquiring Integral Systems, and on April 11, 2011, Integral Systems asked Stone Key to contact Company D relating to participating in the Auction Process. At this industry symposium, Mr. Casner also had separate meetings with the chief executive officers of each of Company B and Company C.

        On April 11, 2011, Messrs. Kahn and DeMarco exchanged emails regarding potential synergies between Kratos and Integral Systems. On April 12, 2011, Mr. DeMarco emailed Mr. Kahn to discuss executing a non-disclosure agreement.

        On April 12, 2011, Stone Key provided Kratos with the form of a non-disclosure agreement. Kratos and Gibson Dunn negotiated the non-disclosure agreement, and on April 13, 2011, Kratos and Stone Key, on behalf of itself and Integral Systems, executed a non-disclosure agreement.

        On April 13, 2011, Stone Key provided Kratos with access to Integral Systems' on-line data room and background materials relating to Integral Systems. Also on April 13, 2011, Mr. DeMarco sent an email to Mr. Kahn stating that Kratos had engaged Jefferies as a financial advisor and had the ability to finance a transaction relating to Integral Systems.

        On April 14, 2011, Stone Key, on behalf of itself and Integral Systems, entered into a non-disclosure agreement with Company D, and Company D was then given background materials relating to Integral Systems and access to the on-line data room.

        On April 16, 2011, the board of directors of Integral Systems, together with its financial and legal advisors, held a meeting in which they discussed the status of the Auction Process. At this meeting the directors discussed Integral Systems' existing credit agreement and considered whether Integral Systems had the ability to raise additional capital if necessary. The board of directors concluded that Integral Systems likely had the ability to raise capital but only at a significant discount to the current market price of its common stock.

        On April 20, 2011, Integral Systems and Stone Key gave a management presentation to Kratos and provided Kratos with a draft merger agreement. The draft merger agreement provided, among other items, for reciprocal cash termination fees equal to 3% of the total merger consideration and that the in-the-money options to purchase shares of Integral Systems common stock would receive an amount in cash equal to the excess of the purchase price per share over the exercise price of each such common stock option and the out-of-the-money options to purchase shares of Integral Systems common stock would be forfeited and cancelled.

        On April 21, 2011, Gibson Dunn sent draft disclosure schedules to the outside counsel of Company B for review.

        Also on April 21, 2011, Company D attended an Integral Systems' management presentation.

        On April 22, 2011, Integral Systems, its outside counsel and outside counsel to Company B held a conference call to discuss the proposed merger agreement and certain open issues in the agreement. Integral Systems directed its outside counsel to continue negotiations with Company B and to revise the merger agreement to reflect the discussion with outside counsel to Company B and the comments of Integral Systems' management.

        On April 23, 2011 the board of directors of Integral Systems met and discussed the status of the Auction Process and the second quarter results for fiscal year 2011. Also on April 23, 2011, Stone Key sent a final bidding instruction letter to each of Kratos, Company B and Company C. These parties were instructed to submit a firm and final offer and any proposed revisions to the form of transaction documents by May 2, 2011. In subsequent telephone calls with Kratos, Company B and Company C, Stone Key reiterated that all offers, due by May 2, 2011, must be firm and final.

        On April 26, 2011, the preliminary financial forecasts were revised to refine the forecast information for fiscal year 2011 based on Integral Systems' actual results of operations for the second quarter of fiscal year 2011. These revised preliminary forecasts also were shared with Stone Key and certain interested parties in the Auction Process.

        On April 27, 2011, Gibson Dunn sent a revised draft of the merger agreement to Company B for review. Also on April 27, 2011, Company C indicated to Stone Key that it was likely to withdraw from the Auction Process. Company C did not submit a final bid for Integral Systems.

        From April 27, 2011 through May 2, 2011, Integral Systems continued the due diligence process with Kratos and Company B, including conducting due diligence discussions by telephone with Integral Systems and the interested parties' outside financial, legal and accounting advisors, and facilitating on-site due diligence visits at Integral Systems' facilities.

        On April 28, 2011, Mr. DeMarco called Mr. Kahn to discuss Integral Systems' business and noted that Kratos was very impressed and pleased with Integral Systems' operations, recent bookings, backlog and initial cost reduction efforts, but was not certain that Kratos could reaffirm its initial bid of $13.00 per share based on its preliminary due diligence of Integral Systems as specifically related to certain legal matters. Mr. DeMarco requested a teleconference where these legal matters could be specifically discussed with the respective attorneys responsible for such matters.

        On April 29, 2011, Kratos was provided with an initial draft of Integral Systems' disclosure schedules to the draft merger agreement.

        On April 30, 2011, Stone Key, management from Integral Systems including Integral Systems' General Counsel and certain attorneys representing Integral Systems, held a conference call with Mr. DeMarco and members of Kratos management, including Kratos' Senior Vice President and General Counsel, to discuss various due diligence matters relating to Integral Systems, including certain specific legal matters.

        On May 2, 2011, Integral Systems, Gibson Dunn and Paul, Hastings, Janofsky & Walker LLP, outside legal counsel to Kratos ("Paul Hastings"), held a conference call to discuss the proposed merger agreement dated April 20, 2011 and changes proposed by Kratos.

        On May 2, 2011, Integral Systems received final offers from Kratos and Company B. Kratos offered $13.00 per share of Integral Systems common stock, consisting of $5.00 in cash and $8.00 in Kratos common stock, based on a fixed exchange ratio. Company B offered $11.00 in cash per share of Integral Systems common stock. Both bids remained subject to the completion of the due diligence process and negotiation of a final merger agreement, and each of the offers contained a date on which such bids would expire. Kratos' bid would expire on May 6, 2011, unless Kratos was granted an exclusivity period during which to complete the due diligence review and negotiate a definitive merger agreement. Company B's bid would expire on May 9, 2011.

        With its offer letter, Kratos sent a revised draft of the merger agreement, which provided, among other things, for (i) voting agreements between Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems and between Integral Systems and the directors (and certain of their affiliated entities) and certain executive officers of Kratos; (ii) reciprocal cash termination fees of 4% of the total merger consideration; and (iii) that in-the-money options to purchase shares of Integral Systems common stock would receive, in cash, the excess of $13.00 over the exercise price of such options and be cancelled, while out-of-the-money options to purchase shares of Integral Systems common stock would be assumed by Kratos on substantially similar terms to the existing options.

        On May 3, 2011, Integral Systems received a letter from Company D, stating that it was interested in pursuing a transaction with Integral Systems, but would need three more weeks before it would be able to provide an initial indication of interest.

        On May 4, 2011 the board of directors of Integral Systems held a meeting to discuss the two final offers that Integral Systems had received and Company D's May 3, 2011 letter. Stone Key presented an overview of the Auction Process and summaries of the two final bids from Kratos and Company B, including a presentation on Kratos prepared by Stone Key and a management presentation provided by Kratos. Gibson Dunn presented a summary of the legal issues relating to the two final bids, the structure of the two transactions and the terms of the merger agreements proposed by each of Kratos and Company B. The Integral Systems board of directors was aware that Kratos had successfully completed a number of recent, material acquisitions. After discussing the merits of the two final bids, the board of directors authorized the Special Committee to pursue the transaction with Kratos in light of the greater value that the Kratos offer presented for Integral Systems' stockholders. The board of directors discussed the May 3, 2011 letter from Company D and the possibility of a transaction with Company D, including the additional regulatory complexities that would be involved in a transaction with a foreign acquiror and the fact that Company D had participated in the due diligence process for a period of nearly three weeks and had not made a final offer in accordance with the Auction Process instructions or given any indication of its price range. The board of directors decided that the possibility of a bid from Company D was too remote to delay responding to Kratos and Company B, whose offers would expire within a week.

        On May 5, 2011, the Special Committee, together with Stone Key and Gibson Dunn, met twice by telephone to prepare Integral Systems' response to the Kratos proposal. In the first meeting, the Special Committee authorized Stone Key to discuss open issues with Kratos, including the issue of a no-shop period for Kratos, the size of the termination fee and Kratos' financing for the transaction. After Stone Key reported back to the Special Committee on its discussions with Jefferies and Kratos, the Special Committee authorized its outside legal counsel to draft an exclusivity letter for Kratos. On May 6, 2011, Integral Systems and Kratos executed an exclusivity letter that (i) set forth Kratos' proposed consideration of $5.00 in cash and $8.00 in Kratos common stock per share of Integral Systems common stock, (ii) provided that Integral Systems would negotiate exclusively with Kratos through May 16, 2011, and (iii) included a provision that Kratos concurrently had delivered to Integral Systems a highly confident letter from its financial advisors relating to Kratos' ability to obtain the financing necessary to complete the transaction, although the transaction was not contingent on Kratos obtaining any financing. The proposal remained contingent on the satisfactory completion of remaining due diligence and the negotiation of a mutually satisfactory definitive agreement.

        Between May 5 and May 16, 2011, Mr. Kahn and Mr. DeMarco exchanged a number of emails relating to the due diligence process, meetings with management, financials of Kratos and the federal budget.

        On May 7, 2011, Gibson Dunn sent a revised draft of the merger agreement to Paul Hastings. On May 8, 2011, Integral Systems, Kratos, and their financial and legal advisors participated in a conference call to discuss the outstanding issues in the proposed merger agreement.

        On May 9, 2011 and May 10, 2011, Integral Systems and its financial and legal advisors sent due diligence request lists to Kratos in connection with their review of the stock component of the proposed merger consideration. At approximately 12:30 a.m. on May 10, 2011, Paul Hastings circulated a revised draft of the merger agreement, containing 3.5% reciprocal cash termination fees, and with a note that employment counsel were discussing Integral Systems' stock option plans and the handling of stock options in the merger agreement. On May 10, 2011, the legal advisors exchanged revised drafts of the voting agreement, and at approximately 11:00 p.m. on May 10, 2011, Gibson Dunn circulated a revised draft of the merger agreement.

        Between May 10, 2011 and May 15, 2011, the legal advisors to Kratos and Integral Systems continued to negotiate and revise the transaction documents.

        On May 10, 2011, Integral Systems and Kratos executed a non-disclosure agreement that would allow Kratos to provide Integral Systems with certain confidential information necessary for Integral Systems to evaluate the Kratos stock portion of the proposed consideration. Also on May 10, 2011, Mr. Casner, Mr. DeMarco, Stone Key and Jefferies met in New York City and discussed due diligence matters and the two companies' businesses, including the structure of Integral Systems and the focus areas of Integral Systems' operational groups.

        On May 12, 2011, Integral Systems reported its financial results for the second quarter of fiscal year 2011, including revenues of $53.3 million, a 32.4% increase over revenues for the second quarter of fiscal year 2010, $134 million in fiscal year-to-date bookings, the highest level in over five years, a book-to-bill ratio of over 1.4:1 and contract backlog of $232.5 million.

        On May 12, 2011 and May 13, 2011, Integral Systems conducted legal and business due diligence calls with Kratos relating to Kratos' business. In addition, on May 12, 2011, Paul Hastings sent a revised draft of the merger agreement and draft disclosure schedules for Kratos to Gibson Dunn. The draft merger agreement included changes to address concerns raised by Paul Hastings that Integral Systems' stock option plans may not permit the parties to require that in-the-money stock options be exchanged for cash and cancelled. In response to this concern, the draft merger agreement provided that each holder of an in-the-money option to purchase shares of Integral Systems common stock could elect either to receive, in cash, the excess of $13.00 over the exercise price of each option, less any applicable withholding, or to have such options treated like out-of-the-money stock options by being assumed by Kratos for shares of Kratos common stock on substantially similar terms.

        On May 13, 2011, Kratos management conducted a presentation to certain directors and officers of Integral Systems, Gibson Dunn and Stone Key at the Washington, D.C. offices of Jefferies. Also on May 13, 2011 Integral Systems' board of directors held a meeting by telephone to discuss the Kratos proposal and review the terms of the proposed merger agreement. The board of directors also approved an up-to-date set of financial projections reflecting a more conservative outlook with respect to fiscal years 2013, 2014 and 2015, in light of uncertainties regarding expected growth in future years as a result of anticipated declines in the U.S. federal defense spending budget and other factors, competition in the defense industry and other revised business expectations, and provided these projections to Kratos. The outlook for fiscal years 2011 and 2012 was unchanged.

        On May 13, 2011, Kratos provided to Integral Systems and its legal and financial advisors copies of the draft debt commitment letters from its lenders, Jefferies Group and KeyBank. Integral Systems and its advisors reviewed and commented on these draft commitment letters.

        On May 13, 2011 the board of directors of Kratos held a telephonic meeting to discuss and review the potential transaction with Integral Systems. Paul Hastings and Kratos' management presented to the board of directors the financial and legal terms of the transaction as well as the results of financial and legal due diligence. Also at this meeting, Jefferies reviewed with the board of directors of Kratos its preliminary financial analysis of the merger consideration to be paid by Kratos pursuant to the merger agreement. The board of directors of Kratos discussed the merits of the potential transaction and asked clarifying questions of Jefferies and Paul Hastings. After the discussion, the chairman of the meeting scheduled a second meeting of the board of directors for May 15, 2011.

        On May 15, 2011 the board of directors of Kratos held a telephonic meeting at which Paul Hastings presented for approval to the board of directors the terms of the proposed merger agreement with Integral Systems, the form of voting agreements to be entered into between Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems in connection with the transaction as well as the debt commitment letters from Jefferies Group and KeyBank. Also at this meeting, Jefferies reviewed with the board of directors of Kratos its updated financial analysis of the Merger Consideration to be paid by Kratos pursuant to the Merger Agreement and delivered to the board of directors of Kratos its opinion to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies set forth in its opinion, the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement was fair, from a financial point of view, to Kratos, which analysis and opinion are more fully described below in the section entitled "The Merger—Opinion of Kratos' Financial Advisor" beginning on page 59. After discussion, the board of directors of Kratos unanimously approved the Merger Agreement and all related agreements as well as the issuance of Kratos common stock in the Merger.

        On May 15, 2011, the board of directors of Integral Systems, together with Gibson Dunn and Stone Key, met in person and by telephone to discuss the proposed merger and other matters. First, the compensation committee of Integral Systems' board of directors (the "Compensation Committee") recommended to the board of directors that Integral Systems enter into a non-competition, non-solicitation and confidentiality agreement with Mr. Casner, providing that in consideration for Mr. Casner not competing with Integral Systems or soliciting its employees or clients for a period of three years after his termination, Mr. Casner would receive $550,000 upon a change in control of Integral Systems. The Compensation Committee also recommended that the board of directors approve a discretionary bonus award of up to $100,000 for R. Miller Adams, Integral Systems' General Counsel, Executive Vice-President for Corporate Affairs and Corporate Secretary, contingent upon Mr. Adams continuing to be employed by Integral Systems through a change in control of Integral Systems and to be made at the discretion of the board of directors. The board of directors of Integral Systems approved both the agreement with Mr. Casner and the discretionary bonus for Mr. Adams.

        The Special Committee met jointly with the board of directors of Integral Systems and recommended that the board of directors approve and adopt the Merger and the Merger Agreement. The board of directors of Integral Systems and Gibson Dunn reviewed the proposed merger agreement and other transaction documents, including the voting agreements to be entered into between Integral Systems and the directors (and certain of their affiliated entities) and certain officers of Kratos. Gibson Dunn and management of Integral Systems reviewed the due diligence findings on Kratos, including a review of Kratos' public filings and government contracts. The board of directors discussed the Kratos management presentation, Kratos' business and the integration of Integral Systems with Kratos.

        At the meeting, Stone Key gave a presentation to the board of directors of Integral Systems on its financial analyses of the Merger Consideration. At the end of its presentation, and at the request of the board of directors, Stone Key then orally rendered its opinion to the board of directors (subsequently confirmed in writing) that, as of such date and based upon and subject to the factors and assumptions set forth in the written opinion, the $13.00 per share consideration, composed of $5.00 in cash and $8.00 in Kratos common stock (valued at the 30-day volume-weighted average closing price of Kratos common stock as of immediately prior to the public announcement of the Merger), to be paid to the holders of outstanding shares of Integral Systems common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. The full text of the opinion of Stone Key, dated May 15, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations of the review undertaken by Stone Key in connection with such opinion, is attached hereto as Annex E. Following discussions and the presentation by Stone Key, the board of directors unanimously approved the Merger, the Merger Agreement, the LLC Merger and the other transactions contemplated by the Merger Agreement, unanimously approved the voting agreements to be entered into between Integral Systems and the directors (and certain of their affiliated entities) and certain executive officers of Kratos and the voting agreements to be entered into between Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems, and unanimously authorized the execution and delivery of the Merger Agreement and such voting agreements in the forms presented to the board of directors. The Merger Agreement and voting agreements were executed and delivered by the parties later the same day.

        On May 16, 2011 each of Kratos and Integral Systems issued a press release announcing the execution of the Merger Agreement.

        On May 17, 2011, after the transaction was publicly announced, a representative of the financial advisor for Company B telephoned Integral Systems to inquire about the amount of the termination fee in the transaction with Kratos and was referred to Integral Systems' public filings with the SEC.

Recommendations of the Kratos Board of Directors and its Reasons for the Merger

        The Kratos board of directors (i) has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, Kratos and its stockholders, (ii) has unanimously approved the Merger Agreement and the voting agreements entered into between Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems, and (iii) unanimously recommends that Kratos stockholders vote "FOR" the Kratos Share Issuance Proposal. The Kratos board of directors consulted with the Kratos senior management team, as well as Paul Hastings and accounting and financial advisors in evaluating the Merger and considered a number of factors that it believed supported its decision to take the foregoing actions, including, but not limited to, the following:

  •
  the belief that the acquisition of Integral Systems presents a unique opportunity for Kratos to obtain one of the few high technology product and solutions providers to the (Mil) SATCOM, national security agency related SATCOM and COM SATCOM space segment;

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  the fact that Integral Systems' command and control products and signal monitoring products provide service to approximately 80% of the U.S. space segment (e.g. satellites);

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  the belief that as the use of satellite based bandwidth becomes more prevalent due to significantly expanding intelligence, surveillance and reconnaissance requirements, unmanned aerial system requirements and overall U.S. national security satellite communications requirements, the markets that Integral Systems serves are expected to grow and expand significantly;

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  the fact that Integral Systems' business and its specialized products, technology and services, which address high priority national security mission areas, are consistent with Kratos' strategy and the types of acquisitions Kratos seeks to make;

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  the fact that Integral Systems' largest customer is the U.S. Air Force, a branch of the military for which Kratos currently does very little work, and the fact that there is virtually no strategic customer or program overlap between Kratos and Integral Systems;

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  the fact that Integral Systems brings to Kratos new customers, relationships, programs and technology in market areas where Kratos has deep expertise: command and control systems; communication systems; situational awareness; software products; and satellite communications;

  •
  the estimates by Kratos that, based upon the companies' projected operating results, the Merger would be accretive to Kratos' non-GAAP earnings per share ("EPS"), after transaction related costs and excluding amortization expenses, and thereby increase Kratos stockholder value;

  •
  the fact that the acquisition of Integral Systems will increase cash flow and contribute to an expected reduction in leverage ratios in the future;

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  the fact that the acquisition of Integral Systems is expected to accelerate Kratos' utilization of its NOL carryforwards, thereby increasing the present value of the net operating loss asset to Kratos;

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  the fact that the Exchange Ratio is fixed and will not fluctuate based upon changes in the stock prices of Kratos or Integral Systems prior to the completion of the Merger, which protects the Kratos stockholders from any materially negative trends in the price of Kratos common stock and any materially positive trends in the price of Integral Systems common stock;

  •
  the fact that each of the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems agreed to vote their shares of Integral Systems common stock in favor of the Integral Systems Merger Proposal and against any alternative acquisition proposal, which the Kratos board of directors viewed as sending a strong message to the market that the Integral Systems board of directors and senior management team was highly supportive of the Merger;

  •
  the opinion of Jefferies, dated May 15, 2011, to the board of directors of Kratos as to the fairness, from a financial point of view and as of the date of the opinion, to Kratos of the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement;

  •
  the belief that the $9.3 million termination fee payable by Integral Systems to Kratos under certain circumstances is an appropriate deal protection measure;

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  the belief that the $9.3 million termination fee payable by Kratos to Integral Systems under certain circumstances does not preclude or unreasonably discourage a third party from submitting a proposal to acquire Kratos; and

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  the fact that the Merger Agreement allows the Kratos board of directors, subject to the payment of the termination fee, to change or withdraw its recommendation to the Kratos stockholders that they vote in favor of the Kratos Share Issuance Proposal in the event that Kratos receives a superior proposal from a third party or in response to certain material developments or changes in circumstances, if the Kratos board of directors determines that failing to do so would reasonably be expected to result in a breach of the Kratos board of directors' fiduciary duties to the Kratos stockholders.

        The Kratos board of directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including:

  •
  the general challenges associated with successfully integrating two companies that may have significantly different corporate cultures;

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  the potential diversion of management's attention and other resources away from the continued operations of the core business of Kratos during the period between the signing of the Merger Agreement and the completion of the Merger;

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  the potential loss of key Kratos and Integral Systems employees critical to the ongoing success of the combined company's business;

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  the substantial transaction costs to be incurred by Kratos in connection with the Merger, even if the Merger is not completed in a timely manner or at all;

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  the fact that certain deal protection measures contained in the Merger Agreement, including the $9.3 million termination fee, could have the effect of discouraging or devaluing proposals for alternative acquisition transactions involving Kratos, including those that could otherwise become superior offers;

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  the risk that conditions to the completion of the Merger will not be satisfied and that the Merger may not be completed in a timely manner or at all; and

  •
  the other risks described above under the section entitled "Risk Factors" beginning on page 34.

        This discussion of information and factors considered by the Kratos board of directors is not intended to be exhaustive but is intended to summarize all material factors considered by the Kratos board of directors in connection with its approval and recommendation of the Merger and the other related transactions described in this joint proxy statement/prospectus. In view of the wide variety of factors considered by it, the Kratos board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, the Kratos board of directors concluded that the potential benefits of the Merger outweighed the potential negative factors and that, overall, the Merger had greater potential benefits for Kratos stockholders than other strategic alternatives. Therefore, after taking into account all of the factors set forth above, the Kratos board of directors determined that the Merger Agreement and the Merger were advisable and fair to, and in the best interests of, Kratos and its stockholders and that Kratos should enter into the Merger Agreement and take all actions necessary to complete the Merger.

Recommendations of the Integral Systems Board of Directors and its Reasons for the Merger

        The Integral Systems board of directors, at a meeting on May 15, 2011, unanimously (i) determined that the Merger was advisable and fair to, and in the best interests of, Integral Systems and its stockholders, (ii) approved the Merger Agreement, the voting agreements to be entered into between Integral Systems and the directors (and certain of their affiliated entities) and certain executive officers of Kratos and between Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems, the Merger, the LLC Merger and the other transactions contemplated by the Merger Agreement and (iii) directed that the Merger, the Merger Agreement and transactions contemplated thereby be submitted to the Integral Systems stockholders for their consideration and recommended that Integral Systems stockholders vote "FOR" the Integral Systems Merger Proposal. The Integral Systems board of directors consulted with the Integral Systems senior management team, Gibson Dunn and Stone Key in evaluating the Merger and considered a number of factors in reaching its decision to take the foregoing actions, including, but not limited to the following:

  •
  the Special Committee's analysis, conclusions and unanimous determination, which the Integral Systems board of directors adopted, that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable and fair to, and in the best interests of, Integral Systems and its stockholders;

  •
  the significant resources required to comply with the regulatory requirements to which Integral Systems is subject as a public company, particularly in light of its relatively small size;

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  the Integral Systems board of directors' understanding of the business, operations, management, financial condition, earnings and prospects of Integral Systems, including its prospects as an independent entity;

  •
  the nature, and the Integral Systems board of directors' views and opinions, of the principal industry in which Integral Systems operates, both on a historical and prospective basis;

  •
  the fact that the Merger Consideration totaling $13.00 per share of Integral Systems common stock (based on the 30-day volume-weighted average share price of Kratos common stock of $13.60 as of May 13, 2011, the last trading day preceding the public announcement that Kratos and Integral Systems had entered into the Merger Agreement) represented a 102.2% premium over the closing price of Integral Systems' common stock of $6.43 on June 4, 2010 (30 days prior to July 6, 2010, the date of the event that required the filing of a Schedule 13D related to the Vintage Group's ownership of 9.9% of Integral Systems' outstanding common stock), which the Integral Systems board of directors believed represented a price for Integral Systems' common stock that was unaffected by any consideration of a potential sale of Integral Systems;

  •
  the fact that part of the Merger Consideration is payable in shares of Kratos common stock, which will afford Integral Systems' stockholders the opportunity to participate in the combined company's future growth, while the balance is payable in cash and thus provides immediate liquidity;

  •
  the possible alternatives to the Merger, including a strategic transaction with another party or continuing as a stand-alone company, which alternatives the Integral Systems board of directors evaluated and determined were less favorable to Integral Systems' stockholders than the Merger given the potential risks, rewards and uncertainties associated with those alternatives;

  •
  the fact that Stone Key had contacted, on behalf of Integral Systems, 24 potential acquirors and the Merger Consideration offered by Kratos was, in the opinion of the Integral Systems board of directors, the best offer received;

  •
  the fact that Kratos has represented that it will have sufficient funds to complete the Merger and the absence of a financing condition in the Merger Agreement;

  •
  the fact that Kratos had obtained committed debt financing for the transaction, the limited number and nature of the conditions to the debt financing, the reputation of the financing sources and the obligation of Kratos to use its commercially reasonable efforts to obtain such debt financing, each of which, in the reasonable judgment of the board of directors, increases the likelihood of such financing being completed;

  •
  Integral Systems' ability to consider and respond to an unsolicited alternative proposal or engage in discussions or negotiations regarding such a proposal under certain circumstances;

  •
  the Integral Systems board of directors' ability, under certain circumstances, to withdraw or modify its recommendation to the stockholders of Integral Systems regarding the Integral Systems Merger Proposal;

  •
  Integral Systems' ability, under certain circumstances, to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, and the fact that the termination fee payable to Kratos in such case was determined to be reasonable in the context of similar fees payable in comparable transactions and in light of the overall terms of the Merger Agreement;

  •
  the potential long-term strategic benefits of the combination of Integral Systems and Kratos, including:

  •
  the complementary nature of Kratos' and Integral Systems' customer base and product offerings allowing for greater diversification of risk; and

  •
  generation of cost savings and operating efficiencies through consolidation and integration of certain functions; the fact that the Exchange Ratio is fixed and will not fluctuate based upon changes in the stock prices of Integral Systems or Kratos prior to the completion of the Merger, which protects the Integral Systems stockholders from any materially negative trends in the price of Integral Systems common stock;

  •
  the fact that the shares of Kratos common stock to be received by Integral Systems' stockholders will be (i) received in an exchange that is intended to be tax free within the meaning of Section 368(a) of the Code (see the section entitled "Material United States Federal Income Tax Consequences of the Merger" beginning on page 92), (ii) registered under U.S. federal securities laws and (iii) freely tradable by Integral Systems stockholders who are not affiliates of Kratos;

  •
  the opinion of Stone Key, dated May 15, 2011, to the Integral Systems board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to the holders of Integral Systems common stock (see the section entitled "The Merger—Opinion of Integral Systems' Financial Advisor" beginning on page 68); and

  •
  the belief that the terms and conditions of the Merger Agreement, including the parties' mutual representations and warranties, covenants, deal protection provisions and closing conditions, are reasonable for a transaction of this nature.

        The Integral Systems board of directors also identified and considered a variety of risks and other countervailing factors in its deliberations concerning whether to approve the Merger and enter into the Merger Agreement, including, but not limited to, the following:

  •
  the risks described under the section entitled "Risk Factors" beginning on page 34;

  •
  there being no assurance that all conditions to the parties' obligations to effect the Merger will be satisfied prior to the termination date set forth in the Merger Agreement;

  •
  the possibility that the Merger might not be completed and the potential effects of the public announcement and pendency of the Merger on management attention, Integral Systems' relationship with certain customers, suppliers and strategic partners, Integral Systems' sales, operating results and stock price, and Integral Systems' ability to attract and retain key management, sales and marketing personnel and other employees;

  •
  the risks associated with integrating the businesses of the combined companies and management upon completion of the Merger, including risks of employee disruption, risks that integrating the two companies' cultures might not be accomplished quickly or smoothly and risks that, despite the efforts of the combined company, key personnel might not remain employed by the combined company;

  •
  the possibility that the operational and financial benefits anticipated in connection with the Merger might not be realized by the combined company;

  •
  the fact that, because of the fixed Exchange Ratio (of 0.588 shares of Kratos common stock for each share of Integral Systems common stock), if Kratos' share price declines (and does not recover) prior to the completion of the Merger, the value of the consideration to be received by Integral Systems stockholders in connection with the Merger would also decline;

  •
  the restrictions the Merger Agreement imposes on soliciting competing bids and the fact that Integral Systems may be obligated to pay to Kratos a $9.3 million termination fee under specified circumstances and the possibility that this termination fee could discourage others from submitting a competing proposal to acquire Integral Systems or reduce the price in an alternative transaction; and

  •
  the restrictions the Merger Agreement imposes on the operations of Integral Systems during the period between the signing of the Merger Agreement and the completion of the Merger and the fact that, should the Merger not occur, such restrictions could have an adverse effect on the operations of Integral Systems going forward.

        The foregoing discussion of certain factors considered by the Integral Systems board of directors is not intended to be exhaustive, but rather includes the material factors considered by the Integral Systems board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Integral Systems board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and the Merger Agreement and to recommend that Integral Systems' stockholders vote in favor of the Integral Systems Merger Proposal and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board of directors. Rather, the Integral Systems board of directors conducted an overall analysis of the factors described above and based its determinations on the totality of information presented to it and the investigation conducted by it. In addition, individual members of the Integral Systems board of directors may have given differing weights to different factors discussed above.

Opinion of Kratos' Financial Advisor

        Kratos retained Jefferies to act as its financial advisor in connection with the transaction and to render to the board of directors of Kratos an opinion as to the fairness to Kratos of the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement. At the meeting of the board of directors of Kratos on May 15, 2011, Jefferies rendered its opinion to the board of directors of Kratos to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies set forth in its opinion, the consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement was fair, from a financial point of view, to Kratos.

        The full text of the written opinion of Jefferies, dated as of May 15, 2011, is attached to this joint proxy statement/prospectus as Annex D. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Kratos encourages its stockholders to read the opinion carefully and in its entirety. Jefferies' opinion is directed to the board of directors of Kratos and addresses only the fairness, from a financial point of view and as of the date of the opinion, to Kratos of the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement. It does not address any other aspects of the transaction and does not constitute a recommendation as to how any holder of Kratos common stock should vote on the transaction or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Jefferies, among other things:

  •
  reviewed a draft of the Merger Agreement dated May 15, 2011;

  •
  reviewed certain publicly available financial and other information about Integral Systems and Kratos;

  •
  reviewed certain information furnished to Jefferies by the management of Integral Systems, including financial forecasts and analyses, relating to the business, operations and prospects of Integral Systems (the "Integral Systems Forecasts");

  •
  reviewed a sensitivity analysis of the Integral Systems Forecasts incorporating certain adjustments thereto prepared by the management of Kratos (the "Kratos-Integral Systems Sensitivity Case");

  •
  reviewed certain information furnished to Jefferies by the management of Kratos, including financial forecasts and analyses, relating to the business, operations and prospects of Kratos (the "Kratos Forecasts");

  •
  held discussions with members of senior management of Integral Systems concerning the matters described in the second and third bullets above and with members of senior management of Kratos concerning the matters described in the second through the fifth bullets above, including discussions with the senior management of Kratos regarding its assessments as to the relative likelihood of achieving the future financial results reflected in the Integral Systems Forecasts and the Kratos-Integral Systems Sensitivity Case;

  •
  reviewed the share trading price history and valuation multiples for the Integral Systems common stock and the Kratos common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

  •
  compared the proposed financial terms of the transaction with the financial terms of certain other transactions that Jefferies deemed relevant;

  •
  considered the potential pro forma impact of the transaction; and

  •
  conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

        In Jefferies' review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Integral Systems and Kratos to Jefferies or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by it. In its review, Jefferies relied on assurances of the management of each of Integral Systems and Kratos that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Integral Systems or Kratos. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

        With respect to the financial forecasts provided to and examined by Jefferies, Jefferies' opinion noted that projecting future results of any company is inherently subject to uncertainty. With respect to the Integral Systems Forecasts, Integral Systems informed Jefferies, and Jefferies assumed, that the

Integral Systems Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Integral Systems as to the future financial performance of Integral Systems. With respect to the Kratos-Integral Systems Sensitivity Case and the Kratos Forecasts, Kratos informed Jefferies, and Jefferies assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Kratos as to the future financial performance of Integral Systems or Kratos, as the case may be, and, based on the assessments of the management of Kratos as to the relative likelihood of achieving the future financial results reflected in the Integral Systems Forecasts and the Kratos-Integral Systems Sensitivity Case, Jefferies relied, at the direction of Kratos, on the Kratos-Integral Systems Sensitivity Case. Jefferies expressed no opinion as to the Integral Systems Forecasts, the Kratos-Integral Systems Sensitivity Case or the Kratos Forecasts or the assumptions on which they were made.

        Jefferies' opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies' opinion of which Jefferies became aware after the date of its opinion.

        Jefferies made no independent investigation of any legal or accounting matters affecting Integral Systems or Kratos, and Jefferies assumed the correctness in all respects material to Jefferies' analysis of all legal and accounting advice given to Kratos and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to Kratos. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to Kratos. Kratos advised Jefferies that the transaction would qualify as a tax-free reorganization for federal income tax purposes. In rendering its opinion, Jefferies assumed that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by it. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Integral Systems, Kratos, or the contemplated benefits of the transaction.

        Jefferies' opinion was for the use and benefit of the board of directors of Kratos in its consideration of the transaction, and Jefferies' opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Kratos, nor did it address the underlying business decision by Kratos to engage in the transaction or the terms of the Merger Agreement or the documents referred to therein. Jefferies' opinion did not constitute a recommendation as to how any holder of shares of Kratos common stock should vote on the transaction or any matter related thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Kratos. Jefferies expressed no opinion as to the price at which shares of Kratos common stock would trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Kratos' officers, directors or employees, or any class of such persons, in connection with the transaction relative to the consideration to be paid by Kratos in the Merger. Jefferies' opinion has been authorized by the Fairness Committee of Jefferies.

        In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies' analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies' opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies' view of Integral Systems' actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies' own experience and judgment.

        In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Integral Systems', Kratos' and Jefferies' control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of Integral Systems common stock do not purport to be appraisals or to reflect the prices at which Integral Systems common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies' analysis of the fairness, from a financial point of view, of the Merger Consideration to be paid by Kratos to the holders of Integral Systems common stock pursuant to the Merger Agreement, and were provided to the board of directors of Kratos in connection with the delivery of Jefferies' opinion.

        The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies' delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies' financial analyses.

  Transaction Overview

        Based upon the approximately 18.1 million shares of Integral Systems common stock that were outstanding as of May 13, 2011, on a fully diluted basis (calculated using the treasury stock method), the implied value of the Merger Consideration pursuant to the Merger Agreement, consisting of $5.00 in cash and $8.00 in shares of Kratos common stock (calculated using an exchange ratio of 0.588 shares of Kratos common stock for each outstanding share of Integral Systems common stock and the volume-weighted average closing price for the Kratos common stock for the 30 trading day period ending on May 13, 2011 of $13.60), was $13.00 per share of Integral Systems common stock (the "Implied Merger Consideration Value"). Based on approximately $36 million in Integral Systems indebtedness and minus approximately $5 million of Integral Systems cash and cash equivalents, Jefferies noted that the Implied Merger Consideration Value implied an enterprise value for Integral Systems of approximately $266 million.

  Integral Systems Analysis

  Selected Public Company Analysis

        Using publicly available information and information provided by the management of each of Kratos and Integral Systems, Jefferies analyzed the trading multiples of Integral Systems and the corresponding trading multiples of the following publicly traded companies with similar products and similar operating or financial characteristics, or which provide products to similar customers and/or markets (the "Integral Systems Selected Public Companies"):

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  Globecomm Systems Inc.;

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  Harris Corporation;

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  Macdonald Dettwiler & Associates Ltd. ;

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  Orbital Sciences Corporation;

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  Raytheon Company;

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  Rockwell Collins Inc.; and

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  ViaSat Inc.

        In its analysis, Jefferies derived and compared multiples for Integral Systems and the Integral Systems Selected Public Companies, calculated as follows:

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  the enterprise value divided by estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for the last twelve months ("Enterprise Value/LTM EBITDA");

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  the enterprise value divided by estimated EBITDA for calendar year 2011 ("Enterprise Value/2011E EBITDA"); and

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  the enterprise value divided by estimated EBITDA for calendar year 2012 ("Enterprise Value/2012E EBITDA").

        To derive multiples for Integral Systems, Jefferies used the Integral Systems Forecasts, adjusted by Kratos' management to account for certain litigation costs, net losses attributable to lease adjustments, certain public company costs and general and administrative expenses, severance costs and historical net losses attributable to the Integral Systems Service Solutions division of Integral Systems ("Adjusted Integral Systems Forecasts"), and the Kratos-Integral Systems Sensitivity Case.

        This analysis indicated the following:

Integral Systems Selected Public Company Multiples

Benchmark	High	Low	Mean	Median
Enterprise Value/LTM EBITDA	14.5x	6.3x	10.2x	10.2x
Enterprise Value/2011E EBITDA	11.7x	5.9x	8.5x	8.6x
Enterprise Value/2012E EBITDA	10.0x	5.5x	7.5x	7.4x

        Using the Adjusted Integral Systems Forecasts and the Kratos-Integral Systems Sensitivity Case reference ranges for the benchmarks set forth below, Jefferies determined implied enterprise values for Integral Systems, then subtracted indebtedness and added cash and cash equivalents to determine implied equity values. After accounting for the vesting of in-the-money stock options (using the treasury stock method), these analyses indicated the ranges of implied values per share of Integral Systems common stock set forth opposite the relevant benchmarks below, compared, in each case, to the Implied Merger Consideration Value of $13.00:

Integral Systems Selected Public Company Reference Ranges and Implied Value Ranges

Benchmark	Reference Range	Implied Value Per Share
Enterprise Value/LTM EBITDA	9.0x - 10.0x	$13.70 - $15.34
Enterprise Value/2011E EBITDA
Adjusted Integral Systems Forecasts	7.5x - 8.5x	$16.81 - $19.20
Enterprise Value/2011E EBITDA
Kratos-Integral Systems Sensitivity Case	7.5x - 8.5x	$13.35 - $15.28
Enterprise Value/2012E EBITDA
Adjusted Integral Systems Forecasts	6.5x - 7.5x	$15.71 - $18.29
Enterprise Value/2012E EBITDA
Kratos-Integral Systems Sensitivity Case	6.5x - 7.5x	$11.70 - $13.67

        No company utilized in the selected public company analysis is identical to Integral Systems. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Integral Systems' and Jefferies' control. Mathematical analysis, such as determining the mean and median, is not in itself a meaningful method of using comparable company data.

  Precedent Transactions Analysis

        Using publicly available information, Jefferies examined the following fifteen transactions, announced since September 2005, involving companies in the defense and communications industries. The transactions considered and the month and year each transaction was announced were as follows:

Date Announced	Acquiror	Target
March 28, 2011	API Technologies Corporation	Spectrum Control, Inc.
February 7, 2011	Kratos Defense & Security Solutions, Inc.	Herley Industries Inc.
December 20, 2010	Raytheon Company	Applied Signal Technology, Inc.
November 24, 2010	Veritas Capital	CPI International Inc.
November 16, 2010	Cubic Corporation	Abraxas Corporation
October 13, 2010	Gilat Satellite Networks Ltd.	Wavestream Corporation
June 30, 2010	Boeing Company	Argon ST, Inc.
March 29, 2010	Microsemi Corporation	White Electronic Designs Corporation
November 23, 2009	Inmarsat plc	Segovia, Inc.
June 4, 2009	General Dynamics Corporation	Axsys Technologies, Inc.
December 21, 2008	Esterline Corporation	Racal Acoustics
May 12, 2008	Comtech Telecommunications Corporation	Radyne Corporation
September 17, 2007	ITT Corporation	EDO Corporation
May 22, 2007	Veritas Capital	Aeroflex, Inc.
September 21, 2005	DRS Technologies, Inc.	Engineered Support Systems, Inc.

        Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the enterprise value as a multiple of the target company's EBITDA for the last 12 months (the "Enterprise Value/LTM EBITDA").

        This analysis indicated the following:

Precedent Transactions Multiples

Benchmark	High	Low	Mean	Median
Enterprise Value/LTM EBITDA	21.7x	8.5x	12.6x	12.3x

        Using a reference range of 9.5x - 11.5x Enterprise Value/LTM EBITDA, Jefferies determined implied enterprise values for Integral Systems, then subtracted indebtedness and added cash and cash equivalents to determine implied equity values. After accounting for the vesting of in-the-money stock options (using the treasury stock method), this analysis indicated a range of implied values per share of Integral Systems common stock of $14.52 to $17.80, compared to the Implied Merger Consideration Value of $13.00.

        No transaction utilized as a comparison in the precedent transaction analysis is identical to the transaction. In evaluating the transaction, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Integral Systems' and Jefferies' control. Mathematical analysis, such as determining the mean and median, is not in itself a meaningful method of using comparable transaction data.

  Discounted Cash Flow Analysis

        Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of Integral Systems through the fiscal year ending September 30, 2015 based on the Integral Systems Forecasts and the Kratos-Integral Systems Sensitivity Case. Jefferies performed a discounted cash flow analysis using two methods of valuing Integral Systems at the end of the projection period, the terminal exit multiple method and the perpetuity growth rate method. For the discounted cash flow analysis using the terminal exit multiple method, for the purpose of calculating the terminal value for Integral Systems at the end of the forecast period, Jefferies applied terminal multiples ranging from 8.5x to 9.5x to Integral Systems' fiscal year 2015 estimated EBITDA. The cash flows and terminal values were then discounted to present value using discount rates ranging from 13.0% to 14.0%, which were chosen based on a weighted average cost of capital calculation for Integral Systems. For the discounted cash flow analysis using the perpetuity growth rate method, for the purpose of calculating the terminal value for Integral Systems at the end of the forecast period, Jefferies applied perpetuity growth rates ranging from 2.0% to 4.0% to Integral Systems' fiscal year 2015 estimated EBITDA. The cash flows and terminal values were then discounted to present value using discount rates ranging from 13.0% to 14.0%. To determine the implied equity value for Integral Systems, Jefferies subtracted indebtedness and added cash and cash equivalents to the implied enterprise value for Integral Systems. After accounting for the vesting of in-the-money stock options (using the treasury stock method), this analysis indicated the ranges of implied values per share of Integral Systems common stock set forth opposite the relevant benchmarks below, compared, in each case, to the Implied Merger Consideration Value of $13.00:

Projections and Analysis	Implied Value Per Share
Adjusted Integral Systems Forecasts—Perpetuity Growth Method	$13.13 - $16.93
Adjusted Integral Systems Forecasts—Terminal Multiple Method	$20.89 - $23.65
Kratos-Integral Systems Sensitivity Case—Perpetuity Growth Method	$ 9.17 - $11.96
Kratos-Integral Systems Sensitivity Case—Terminal Multiple Method	$15.00 - $17.03

  Premiums Paid Analysis

        Using publicly available information, Jefferies analyzed the premiums offered in all transactions with a transaction value between $50 million and $500 million announced during the past five years. For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company's closing share price one day, one week and four weeks prior to the transaction's announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Premiums Paid Percentages

Time Period Prior to Announcement	25th Percentile	Median	75th Percentile
1 day	11.6%	25.1%	45.5%
1 week	13.8%	28.6%	48.5%
4 weeks	16.3%	31.9%	52.2%

        Using a reference range based on the 25th percentile to the 75th percentile of the premiums set forth above for the one day, one week and four weeks prior to January 7, 2011, which was the date that it was publicly reported that Integral Systems had hired a financial advisor to assist in its review of strategic alternatives, Jefferies performed a premiums paid analysis using the closing prices of shares of Integral Systems common stock for the periods one day, one week and four weeks prior to January 7, 2011. These analyses indicated a range of implied values per share of Integral Systems common stock of $11.03 to $14.78, compared to the Implied Merger Consideration Value of $13.00.

  Kratos Common Stock Trading Considerations

  Operating and Trading Metrics

        Using publicly available information and information provided by the management of Kratos, Jefferies reviewed certain operating metrics of Kratos and the corresponding operating metrics of the following publicly traded companies with similar products and similar operating or financial characteristics, or which provide products to similar customers and/or markets (the "Kratos Selected Public Companies"):

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  Anaren, Inc.;

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  Alliant Techsystems Inc.;

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  CACI International Inc.;

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  Comtech Telecommunications Corp.;

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  Cobham plc;

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  Cubic Corporation;

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  Dynamics Research Corp.;

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  ManTech International Corporation;

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  NCI, Inc.; and

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  VSE Corp.

        In its analysis, Jefferies derived and compared multiples for Kratos and the Kratos Selected Public Companies for Enterprise Value/2011E EBITDA and Enterprise Value/2012E EBITDA. To derive multiples for Kratos, Jefferies used the Kratos Forecasts. This analysis indicated the following:

Kratos Selected Public Company and Kratos Percentages and Multiples

Benchmark	High	Low	Median	Kratos
Enterprise Value/2011E EBITDA	8.5x	4.3x	6.3x	7.6x
Enterprise Value/2012E EBITDA	7.3x	4.1x	5.7x	7.3x

        No company utilized in the foregoing analysis is identical to Kratos. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Kratos' and Jefferies' control. Mathematical analysis, such as determining the mean and median, is not in itself a meaningful method of using comparable company data.

  Illustrative Accretion/Dilution Analysis

        Using publicly available information and information provided by the managements of Integral Systems and Kratos, Jefferies reviewed the potential pro forma effect of the transaction on Kratos' estimated earnings per share for fiscal year 2012 using the Adjusted Integral Systems Forecasts and the Kratos-Integral Systems Sensitivity Case. Based on an illustrative transaction closing date of June 30, 2011 and assuming (i) that Kratos raises $110 million of newly issued indebtedness at a 6% annual interest rate and (ii) a marginal tax rate of 40% in all periods and a charge of 0.5% on foregone interest income, this analysis indicated that the Merger could be accretive to Kratos' estimated earnings per share for fiscal year 2012 using the Adjusted Integral Systems Forecasts and using the Kratos-Integral Systems Sensitivity Case.

  General

        Jefferies' opinion was one of many factors taken into consideration by Kratos' board of directors in making its determination to approve the transaction and should not be considered determinative of the views of Kratos' board of directors or its management with respect to the transaction or the Merger Consideration.

        Jefferies was selected by the board of directors of Kratos based on Jefferies' qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

        Pursuant to an engagement agreement between Kratos and Jefferies dated April 18, 2011, Kratos has agreed to pay Jefferies a fee for its services in the amount of approximately $2.7 million, a portion of which was payable upon delivery of Jefferies' opinion and a significant portion of which is payable contingent upon consummation of the Merger. In addition, Kratos requested that Jefferies provide financing for the transaction, and Jefferies and its affiliates may provide, or participate in, the financing for the transaction for which services Jefferies and its affiliates would receive significant compensation. Kratos has agreed to reimburse Jefferies for expenses incurred. Kratos also has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement. Jefferies has, in the past, provided financing services to Kratos and may continue to do so and has received, and may receive, fees for the rendering of such services. Jefferies maintains a market in the securities of Integral Systems and Kratos, and in the ordinary course of business, Jefferies and its affiliates may trade or hold securities of Integral Systems, Kratos and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Integral Systems, Kratos or entities that are affiliated with Integral Systems or Kratos, for which it would expect to receive compensation.

Opinion of Integral Systems' Financial Advisor

  Overview

        Pursuant to an engagement letter dated November 24, 2010, Integral Systems retained Stone Key to act as its financial advisor with respect to a review of its strategic alternatives, including any possible sale of a majority of the equity interests of Integral Systems or all or substantially all of the assets of Integral Systems and its subsidiaries. In selecting Stone Key, Integral Systems' board of directors considered, among other things, the fact that Stone Key is an internationally recognized investment banking firm with substantial experience advising companies in the defense technology industry as well as substantial experience providing strategic advisory services. Stone Key, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings, valuations and general corporate advisory services.

        At the May 15, 2011 meeting of Integral Systems' board of directors, Stone Key delivered its oral opinion, which was subsequently confirmed in writing, that, as of May 15, 2011, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the Merger Consideration was fair, from a financial point of view, to the stockholders of Integral Systems.

        The full text of Stone Key's written opinion is attached as Annex E to this joint proxy statement/prospectus, and you should read the opinion carefully and in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Stone Key. The Stone Key opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Stone Key, is subject to the assumptions and conditions contained in the opinion and is necessarily based on economic, market and other conditions and the information made available to Stone Key as of the date of the Stone Key opinion. Stone Key has no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the rendering of the opinion.

        In reading the discussion of the fairness opinion set forth below, you should be aware that Stone Key's opinion:

  •
  was provided to Integral Systems' board of directors for its benefit and use in connection with its consideration of the Merger;

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  did not constitute a recommendation to the Integral Systems board of directors;

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  did not constitute a recommendation to any stockholder of Integral Systems as to how to vote in connection with the Merger or any other matter; and

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  did not address Integral Systems' underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Integral Systems, the financing of the Merger or the effects of any other transaction in which Integral Systems might engage;

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  addressed only the fairness, from a financial point of view, of the Merger Consideration to the holders of the outstanding shares of Integral Systems common stock;

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  did not express any view or opinion with respect to the fairness of the compensation to be received in connection with the Merger by any creditors or other constituencies of Integral Systems;

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  did not express any view or opinion with respect to the merits of the Merger to any holder of Integral Systems equity relative to any other holder of Integral Systems equity or as to the fairness of the Merger, from a financial point of view, to Kratos, Merger Sub and their respective affiliates or to any holder of Kratos equity;

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  did not address any other term or aspect of the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, or the impact thereof on Integral Systems or Kratos;

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  did not express any opinion as to the impact of the Merger or any transaction entered into in connection therewith on the solvency or viability of Integral Systems or Kratos or the ability of Integral Systems or Kratos to pay their respective obligations, when they become due; and

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  did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Integral Systems' officers, directors or employees, or any class of these persons, in connection with the Merger relative to the Merger Consideration to be received by the stockholders of Integral Systems pursuant to the Merger.

        Integral Systems did not provide specific instructions to, or place any limitations on, Stone Key with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

        In connection with rendering its opinion, Stone Key:

  •
  reviewed drafts of the Merger Agreement, the form of Integral Systems voting agreements and the form of Kratos voting agreements in substantially final form;

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  reviewed Integral Systems' Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 2008, September 25, 2009 and September 24, 2010, its Quarterly Reports on Form 10-Q for the periods ended December 31, 2010 and April 1, 2011 and its Current Reports on Form 8-K filed since September 24, 2010;

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  reviewed Kratos' Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 28, 2008, December 27, 2009 and December 26, 2010, its Quarterly Report on Form 10-Q for the period ended March 27, 2011 and its Current Reports on Form 8-K filed since December 26, 2010;

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  reviewed certain operating and financial information relating to Integral Systems' business and prospects, including projections for the five years ended September 30, 2015, all as prepared and provided to Stone Key by Integral Systems' management;

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  reviewed certain operating and financial information relating to Kratos' business and prospects, including projections for the five years ended December 31, 2015, all as prepared and provided to Stone Key by Kratos' management;

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  reviewed certain estimates of cost savings and other combination benefits (collectively, "synergy estimates") expected to result from the Merger, all as prepared and provided to Stone Key by Kratos' management;

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  met with certain members of Integral Systems' senior management to discuss Integral Systems' and Kratos' respective businesses, operations, historical and projected financial results and future prospects;

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  met with certain members of Kratos' senior management to discuss Kratos' business, operations, historical and projected financial results and future prospects;

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  reviewed the historical prices, trading multiples and trading volumes of Integral Systems common stock and Kratos common stock;

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  reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which Stone Key deemed generally comparable to Integral Systems and Kratos;

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  reviewed the terms of certain relevant mergers and acquisitions involving companies which Stone Key deemed generally comparable to Integral Systems and Kratos;

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  performed discounted cash flow analyses based on the projections for Integral Systems and Kratos and the synergy estimates furnished to Stone Key by Kratos;

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  reviewed the pro forma financial results, financial condition and capitalization of Kratos giving effect to the Merger; and

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  conducted those other studies, analyses, inquiries and investigations as Stone Key deemed appropriate.

        In connection with rendering its opinion, Stone Key further noted that:

  •
  Stone Key relied upon and assumed, without independent verification, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, including, without limitation, the projections and synergy estimates referred to above;

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  With respect to the projections and synergy estimates, Stone Key was directed by senior management of Integral Systems to base its analyses on the financial projections for Integral Systems provided to Stone Key on May 13, 2011 and Stone Key assumed with the consent of the Integral Systems board of directors that the projections and synergy estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Integral Systems and Kratos, as the case may be, as to the expected future performance of Integral Systems and Kratos;

  •
  Stone Key did not assume any responsibility for the independent verification of any information referred to above, including, without limitation, the projections and synergy estimates; Stone Key expressed no view or opinion as to the projections and synergy estimates and the assumptions upon which they were based; and Stone Key further relied upon the assurances of the senior management of Integral Systems and Kratos, as the case may be, that they were unaware of any facts that would have made the information, projections and synergy estimates incomplete or misleading;

  •
  In arriving at its opinion, Stone Key did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of Integral Systems and Kratos, nor was Stone Key furnished with any such appraisals;

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  During the course of Stone Key's engagement, Stone Key was asked by the Integral Systems board of directors to solicit indications of interest from various third parties regarding a transaction with Integral Systems, and Stone Key considered the results of such solicitation in rendering its opinion;

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  Stone Key assumed that the Merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Code;

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  Stone Key assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to Stone Key's analysis;

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  Stone Key assumed that the Merger will be completed in a timely manner and in accordance with the terms of the Merger Agreement without any amendments or modifications, the effect of which would be in any way meaningful to Stone Key's analysis;

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  The credit, financial and stock markets are experiencing unusual volatility; Stone Key expressed no opinion or view as to the effects of such volatility on the Merger or the parties thereto;

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  Stone Key is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by Integral Systems, Kratos and their respective advisors with respect to these issues; and

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  Stone Key did not express any opinion as to the price or range of prices at which the shares of Integral Systems common stock and Kratos common stock may trade subsequent to the announcement of the Merger or as to the price or range of prices at which the shares of Kratos common stock may trade subsequent to the consummation of the Merger.

  Summary of Analyses

        The following is a summary of the principal financial and valuation analyses performed by Stone Key and presented to the Integral Systems board of directors in connection with rendering its fairness opinion.

        Some of the financial and valuation analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial and valuation analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Stone Key's financial and valuation analyses.

  Transaction Valuation Overview

        Based on approximately 18.1 million shares of Integral Systems common stock outstanding as of May 12, 2011, on a fully diluted basis, Stone Key noted that the Merger Consideration of $13.00 per share (consisting of $5.00 per share in cash and $8.00 per share in Kratos common stock, based on a conversion ratio of 0.588 shares of Kratos common stock per share of Integral Systems common stock and the 30-day volume-weighted average share price of Kratos common stock of $13.60 as of May 13, 2011) implied an equity value of approximately $235.5 million. Net of approximately $5.3 million of cash and cash equivalents and approximately $36.2 million of debt (as of April 1, 2011), Stone Key noted that the Merger Consideration of $13.00 per share implied an enterprise value of approximately $266.4 million.

        Stone Key reviewed the historical trading prices and volumes for Integral Systems common stock for the 12-month periods ended May 13, 2011 (the last trading day before the announcement of the execution of the Merger Agreement) and June 4, 2010 (30 days prior to July 6, 2010, the date of the event which required the filing of a Schedule 13D related to the Vintage Group's ownership of 9.9% of Integral Systems' outstanding common stock) (the price as of June 4, 2010, the "Unaffected Price"). In addition, Stone Key analyzed the consideration to be received by holders of the shares of Integral Systems common stock pursuant to the Merger Agreement in relation to the share price on May 13, 2011; the share price on June 4, 2010; the average share prices for the 30 and 90 trading days ending May 13, 2011 and June 4, 2010; and the high and low share prices for the 12 months ending May 13,

2011 and June 4, 2010. The closing share prices and implied premiums to the Merger Consideration of $13.00 per share are detailed below.

	Price	Premium
Unaffected Closing Price as of 6/04/2010	$6.43	102.2%
30-Trading Day Average Prior to 6/04/2010	$7.90	64.7%
90-Trading Day Average Prior to 6/04/2010	$8.80	47.7%
52-Week High as of 6/04/2010	$10.25	26.8%
52-Week Low as of 6/04/2010	$6.01	116.3%
Closing Price as of 5/13/2011	$13.01	(0.1)%
30-Trading Day Average Prior to 5/13/2011	$12.54	3.7%
90-Trading Day Average Prior to 5/13/2011	$12.25	6.2%
52-Week High as of 5/13/2011	$13.67	(4.9)%
52-Week Low as of 5/13/2011	$5.93	119.2%

        Stone Key noted that all of the foregoing analyses are not valuation methodologies and that such analyses were presented merely for reference purposes.

  Stone Key's Valuation Analyses Of Integral Systems

  Discounted Cash Flow Analyses

        Stone Key performed discounted cash flow analyses based on Integral Systems' projected unlevered after-tax free cash flows and an estimate of its terminal value at the end of the projection horizon.

        In performing its discounted cash flow analyses:

  •
  Stone Key based its discounted cash flow analyses on the five-year financial projections for Integral Systems beginning fiscal year 2011 through fiscal year 2015 provided to Stone Key by Integral Systems' senior management on May 13, 2011 and summary guidance from Integral Systems' senior management with respect to fiscal year 2016 and fiscal year 2017;

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  Stone Key estimated Integral Systems' weighted average cost of capital to be within a range of 11.5%-13.0% based on, among other factors, (i) a review of Integral Systems' Bloomberg five-year historical adjusted beta and its Bloomberg two-year historical adjusted beta as well as similar beta information for the comparable companies, (ii) Stone Key's estimate of the U.S. equity risk premium, (iii) Integral Systems' current capital structure and (iv) Stone Key's investment banking and capital markets judgment and experience in valuing companies similar to Integral Systems;

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  In calculating Integral Systems' terminal value for purposes of its discounted cash flow analyses, Stone Key used a reference range of (i) terminal enterprise value/forward earnings before interest, taxes, depreciation and amortization and stock-based compensation (referred to as "Adjusted EBITDA") multiples of 5.0x to 7.0x and (ii) perpetual growth rates of 3.0%-5.0%;

  •
  Utilizing the terminal value methodology, Stone Key's discounted cash flow analyses resulted in an overall reference range of $10.98 to $15.17 per share for purposes of valuing Integral Systems common stock;

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  Utilizing the perpetual growth methodology, Stone Key's discounted cash flow analyses resulted in an overall reference range of $9.10 to $13.55 per share for purposes of valuing Integral Systems common stock; and

  •
  Stone Key noted that the Merger Consideration of $13.00 per share compared favorably with the aforementioned valuation reference ranges based on the discounted cash flow analyses.

  Precedent Merger and Acquisition Transactions Analysis

        Stone Key reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving satellite communications and services, defense electronics, command and control, signal processing and data communications, enterprise network management and communications information assurance companies.

        The following precedent merger and acquisition transactions were considered by Stone Key:

  •
  Kratos' acquisition of Herley—announced February 7, 2011;

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  Raytheon Company's acquisition of Applied Signal Technology, Inc.—announced December 20, 2010;

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  Veritas Capital's acquisition of CPI International, Inc.—announced November 26, 2010;

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  FLIR Systems, Inc.'s acquisition of ICx Technologies, Inc.—announced August 16, 2010;

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  The Boeing Company's acquisition of Argon ST, Inc.—announced June 30, 2010;

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  General Dynamics Corporation's acquisition of Axsys Technologies, Inc.—announced June 4, 2009;

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  Alliant Techsystems, Inc.'s proposed acquisition of MacDonald Dettwiler & Associates Ltd. (Information Systems and Geospatial Services Operations)—announced January 8, 2008 (cancelled on May 9, 2008);

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  ITT Corporation's acquisition of EDO Corporation—announced September 17, 2007;

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  Engineered Support Systems, Inc.'s acquisition of Spacelink International, LLC—announced December 9, 2004;

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  ITT Industries, Inc.'s acquisition of Eastman Kodak Company (Remote Sensing Systems)—announced February 9, 2004; and

  •
  Alliant Techsystems, Inc.'s acquisition of Mission Research Corporation—announced January 28, 2004.

        In performing its precedent merger and acquisition transactions analysis:

  •
  Stone Key selected reference ranges of transaction multiples consisting of a merger enterprise value/calendar year 2011 estimated ("2011E") Adjusted EBITDA multiple range of 9.0x to 11.0x and a merger enterprise value/next twelve month ("NTM") Adjusted EBITDA multiple range of 9.0x to 11.0x. As used herein, NTM Adjusted EBITDA of $26.3 million applies weighted percentages of 64% to calendar year 2011 Adjusted EBITDA and 36% to calendar year 2012 Adjusted EBITDA, calculated as of May 13, 2011.

  •
  After applying the reference range of transaction multiples of 9.0x to 11.0x to the calendar year 2011E Adjusted EBITDA contained in the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Integral Systems common stock outstanding, this analysis resulted in an overall reference range of $9.13 to $11.49 per share for purposes of valuing Integral Systems common stock.

  •
  After applying the reference range of transaction multiples of 9.0x to 11.0x to the estimated NTM Adjusted EBITDA based on the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Integral Systems common stock outstanding, this analysis resulted in an overall reference range of $11.44 to $14.20 per share for purposes of valuing Integral Systems common stock.

  •
  A summary of Stone Key's analysis of the precedent merger and acquisition transactions is presented in the table below:

Selected Precedent M&A Transaction Multiples

Merger Enterprise Value / Forward EBITDA
Precedent M&A Deals
Mean	10.3x
Harmonic Mean*	9.9x
Median	9.8x
High	13.8x
Low	7.5x
Kratos/Integral Systems Merger (CY 2011E EBITDA)	12.3x
Kratos/Integral Systems Merger (NTM EBITDA)	10.1x

*
The harmonic mean of a set of "x" numbers is calculated by adding the reciprocals of the numbers in the set, dividing the reciprocals by "x" and taking the reciprocal of the result.

  Comparable Company Analysis

        Stone Key compared and analyzed Integral Systems' historical stock price performance, historical and projected financial performance and valuation metrics against other publicly-traded companies in the satellite services industry.

        The following publicly-traded comparable companies were used in the analysis of Integral Systems and were selected on the basis of their financial and operating metrics, including product and service offerings, risk profile, size, end customers, geographic footprint and scale of operations:

  •
  COM DEV International Ltd.

  •
  Comtech Telecommunications Corp.

  •
  EMS Technologies, Inc. (EMS Technologies, Inc. was analyzed as of its unaffected stock price as of April 18, 2011, the last trading day prior to the announcement of the initiation of a formal process to explore strategic alternatives)

  •
  Globecomm Systems, Inc. (Globecomm Systems, Inc. was analyzed as of its unaffected stock price as of May 10, 2011, the last trading day prior to the date on which DealReporter published an article stating that J.P. Morgan was hired to advise on a possible sale of the company)

  •
  Orbital Sciences Corporation

  •
  TeleCommunication Systems, Inc.

        Stone Key calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Selected Comparable Company Trading Multiples

Enterprise Value/ Adjusted EBITDA
	Calendar Year 2011 Estimate	Calendar Year 2012 Estimate
Peers
Mean	6.6x	5.6x
Harmonic Mean	6.1x	5.5x
Median	6.8x	5.7x
High	8.6x	6.6x
Low	3.6x	4.5x
Integral Systems
Trading Basis	12.3x	7.7x
Merger Basis	12.3x	7.7x

        In performing its comparable company analysis:

  •
  Based on the results of this analysis and on Stone Key's judgment and expertise, Stone Key selected an enterprise value/calendar year 2011E Adjusted EBITDA multiple range of 6.0x to 7.0x and an enterprise value/calendar year 2012 estimated ("2012E") Adjusted EBITDA multiple range of 5.0x to 6.0x. These ranges were derived from the companies which Stone Key deemed most representative of Integral Systems' trading value.

  •
  After applying the reference range of 6.0x to 7.0x to the calendar year 2011E Adjusted EBITDA contained in the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Integral Systems common stock outstanding, this analysis resulted in an overall reference range of $5.58 to $6.76 per share (assuming no acquisition premium) for purposes of valuing Integral Systems common stock.

  •
  After applying the reference range of 5.0x to 6.0x to the calendar year 2012E Adjusted EBITDA contained in the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Integral Systems common stock outstanding, this analysis resulted in an overall reference range of $7.99 to $9.83 per share (assuming no acquisition premium) for purposes of valuing Integral Systems common stock.

  Stone Key's Valuation Analyses Of Kratos

  Three-Year Trading Range as of Day Prior to Announcement; 52-Week and Three-Year Indexed Stock Price Performance as of Day Prior to Announcement

        Stone Key reviewed the three-year trading range of Kratos' stock price as of May 13, 2011. Specifically, Stone Key reviewed the one-year, two-year and three-year shareholder returns on Kratos common stock based on a share price of $13.01 as of May 13, 2011 as compared to S&P 500 shareholder returns, inclusive of dividends, over the comparable trading period. Stone Key also reviewed the 52-week and three-year indexed stock price performance of Kratos common stock as of May 13, 2011 as compared to the indexed performance of the S&P 500 and the comparable companies index over the comparable trading period.

        Stone Key noted that all of the foregoing analyses are not valuation methodologies and that such analyses were presented merely for reference purposes.

  Discounted Cash Flow Analyses

        Stone Key performed discounted cash flow analyses based on Kratos' projected unlevered after-tax free cash flows and an estimate of its terminal value at the end of the projection horizon.

        In performing its discounted cash flow analyses:

  •
  Stone Key based its discounted cash flow analyses on the five-year financial projections for Kratos beginning fiscal year 2011 through fiscal year 2015 provided to Stone Key by Kratos' senior management and summary guidance from Kratos' senior management with respect to fiscal year 2016.

  •
  Stone Key estimated Kratos' weighted average cost of capital to be within a range of 9.0%-10.0% based on, among other factors, (i) a review of Kratos' Bloomberg five-year historical adjusted beta and its Bloomberg two-year historical adjusted beta as well as similar beta information for the comparable companies, (ii) Stone Key's estimate of the U.S. equity risk premium, (iii) Kratos' assumed target capital structure based on the average capital structure of the comparable companies and (iv) Stone Key's investment banking and capital markets judgment and experience in valuing companies similar to Kratos.

  •
  In calculating Kratos' terminal value for purposes of its discounted cash flow analyses, Stone Key used a reference range of (i) terminal enterprise value/forward Adjusted EBITDA multiples of 6.5x to 8.0x and (ii) perpetual growth rates of 3.0%-5.0%.

  •
  Utilizing the terminal value methodology, Stone Key's discounted cash flow analyses resulted in an overall reference range of $18.06 to $24.49 per share for purposes of valuing Kratos common stock.

  •
  Utilizing the perpetual growth methodology, Stone Key's discounted cash flow analyses resulted in an overall reference range of $18.93 to $38.58 per share for purposes of valuing Kratos common stock.

  •
  Stone Key noted that the Kratos common stock price of $13.01 as of May 13, 2011 is below the aforementioned valuation reference ranges based on the discounted cash flow analyses.

  Precedent Merger and Acquisition Transactions Analysis

        Stone Key reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving defense electronics, command and control, signal processing and data communications, information assurance, technical services, weapons sustainment and systems integration companies.

        The following precedent merger and acquisition transactions were considered by Stone Key:

  •
  Raytheon Company's acquisition of Applied Signal Technology, Inc.—announced December 20, 2010;

  •
  Veritas Capital's acquisition of CPI International, Inc.—announced November 26, 2010;

  •
  FLIR Systems, Inc.'s acquisition of ICx Technologies, Inc.— announced August 16, 2010;

  •
  The Boeing Company's acquisition of Argon ST, Inc.—announced June 30, 2010;

  •
  General Dynamics Corporation's acquisition of Axsys Technologies, Inc.—announced June 4, 2009;

  •
  Textron Inc.'s acquisition of United Industrial Corporation—announced October 8, 2007; and

  •
  ITT Corporation's acquisition of EDO Corporation—announced September 17, 2007.

        In performing its precedent merger and acquisition transactions analysis:

  •
  Stone Key selected reference ranges of transaction multiples consisting of a merger enterprise value/calendar year 2011E Adjusted EBITDA multiple range of 9.0x to 11.0x and a merger enterprise value/NTM Adjusted EBITDA multiple range of 9.0x to 11.0x. As used herein, NTM Adjusted EBITDA of $106.1 million applies weighted percentages of 64% to calendar year 2011 Adjusted EBITDA and 36% to calendar year 2012 Adjusted EBITDA, calculated as of May 13, 2011.

  •
  After applying the reference range of transaction multiples of 9.0x to 11.0x to the calendar year 2011E Adjusted EBITDA contained in the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Kratos common stock outstanding, this analysis resulted in an overall reference range of $22.78 to $31.34 per share for purposes of valuing Kratos common stock.

  •
  After applying the reference range of transaction multiples of 9.0x to 11.0x to the estimated NTM Adjusted EBITDA based on the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Kratos common stock outstanding, this analysis resulted in an overall reference range of $23.68 to $32.56 per share for purposes of valuing Kratos common stock.

  •
  A summary of Stone Key's analysis of the precedent merger and acquisition transactions is presented in the table below:

Selected Precedent M&A Transaction Multiples

Merger Enterprise Value/ Forward EBITDA
Precedent M&A Deals
Mean	11.2x
Harmonic Mean	10.9x
Median	11.7x
High	13.8x
Low	8.9x

  Comparable Company Analysis

        Stone Key compared and analyzed Kratos' historical stock price performance, historical and projected financial performance and valuation metrics against other publicly-traded mid-cap companies in the aerospace and defense industry.

        The following publicly-traded comparable companies were used in the analysis of Kratos and were selected on the basis of their financial and operating metrics, including product and service offerings, risk profile, size, end customers, geographic footprint and scale of operations:

  •
  AeroVironment, Inc.

  •
  Comtech Telecommunications Corp.

  •
  Cubic Corporation

  •
  Orbital Sciences Corporation

  •
  QinetiQ Group Plc

        Stone Key calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Selected Comparable Company Trading Multiples

Enterprise Value/ Adjusted EBITDA
	Calendar Year 2011 Estimate	Calendar Year 2012 Estimate
Peers
Mean	7.3x	6.5x
Harmonic Mean	6.4x	6.1x
Median	8.2x	6.4x
High	9.7x	8.8x
Low	3.6x	4.5x
Kratos
Trading Basis	6.7x	6.5x

        In performing its comparable company analysis:

  •
  Based on the results of this analysis and on Stone Key's judgment and expertise, Stone Key selected an enterprise value/calendar year 2011E Adjusted EBITDA multiple range of 7.0x to 8.0x and an enterprise value/calendar year 2012E Adjusted EBITDA multiple range of 6.5x to 7.5x. These ranges were derived from the companies which Stone Key deemed most representative of Kratos' trading value.

  •
  After applying the reference range of 7.0x to 8.0x to the calendar year 2011E Adjusted EBITDA contained in the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Kratos common stock outstanding, this analysis resulted in an overall reference range of $14.23 to $18.50 per share (assuming no acquisition premium) for purposes of valuing Kratos common stock.

  •
  After applying the reference range of 6.5x to 7.5x to the calendar year 2012E Adjusted EBITDA contained in the forecast, adding net cash to the implied enterprise values and dividing the results by the fully diluted number of shares of Kratos common stock outstanding, this analysis resulted in an overall reference range of $13.08 to $17.61 per share (assuming no acquisition premium) for purposes of valuing Kratos common stock.

  Pro Forma Merger Analysis

        Stone Key performed an illustrative pro forma analysis of the potential financial impact of the Merger on Kratos' earnings per share utilizing projections and financial information provided by management of each of Integral Systems and Kratos. Stone Key assumed, among other things, that (i) Integral Systems' existing debt would be refinanced, (ii) the consideration to be received by holders of shares of Integral Systems common stock pursuant to the Merger was $5.00 per share in cash and $8.00 per share in Kratos common stock, based on a conversion ratio of 0.588 shares of Kratos common stock per share of Integral Systems common stock and the 30-day volume-weighted average share price of Kratos common stock of $13.60 as of May 13, 2011, (iii) Integral Systems and Kratos on a combined basis, pro forma for the Merger (the "combined company") would achieve $15 million in annual net pre-tax synergies based on Kratos management estimates and (iv) the Merger would generate $10 million in transaction expenses based on Kratos' management estimates.

        Based on this analysis, Stone Key observed that the Merger would result in earnings per share accretion for Kratos stockholders in 2011, 2012 and 2013. This accretion implies that Kratos would realize an increase in earnings that could result in an increase in the price of Kratos common stock and indicates that Integral Systems stockholders who will become stockholders of Kratos may also realize the benefits of the transaction after the consummation of the Merger.

  Value Creation Analysis

        Based on discounted cash flow equity values per share:    Stone Key performed a value creation analysis that compared a range of implied fully diluted equity values per share of Integral Systems common stock derived from the discounted cash flow analyses on a stand-alone basis using Integral Systems management estimates to a range of implied fully diluted equity values per share of Integral Systems common stock derived from the discounted cash flow analyses on the combined company, pro forma for the Merger, together with the cash portion of the Merger Consideration pursuant to the Merger Agreement. The range of pro forma implied fully diluted equity values per share was based on Integral Systems' pro forma ownership (30.5%/69.5% Integral Systems/Kratos ownership split, calculated using Kratos' fully diluted shares based on Kratos' share price of $13.01 as of May 13, 2011 and the shares to be issued to Integral Systems stockholders pursuant to the Merger Agreement) of (i) the range of the combined company's discounted cash flow implied fully diluted equity values per share based on Integral Systems and Kratos management estimates, a weighted average cost of capital range of 9.5% to 11.0%, a terminal value range using either terminal enterprise value/forward Adjusted EBITDA multiples of 6.0x to 7.5x or perpetual growth rates of 3.0% to 5.0%, pro forma net debt to include the impact of cash consideration paid to Integral Systems stockholders and Kratos' fully diluted shares outstanding (based on Kratos' share price of $13.01 as of May 13, 2011) pro forma to include the additional shares to be issued as consideration pursuant to the Merger Agreement, plus (ii) the present value per share of synergies expected to result from the Merger based on Kratos' management estimates (calculated assuming $15 million of annual net pre-tax synergies with a 4% perpetuity growth rate, 40% tax rate and a 10.25% discount rate which reflects the midpoint of the combined company's weighted average cost of capital range), plus (iii) the estimated net present value per share attributable to Kratos' tax benefits associated with its net operating loss carryforwards (calculated assuming a 10.25% discount rate which reflects the midpoint of the combined company's weighted average cost of capital range).

  •
  Utilizing the terminal value methodology, Stone Key's value creation analysis resulted in an overall reference range of $10.80 to $12.84 per share for purposes of valuing the combined company's common stock.

  •
  Utilizing the perpetual growth methodology, Stone Key's value creation analysis resulted in an overall reference range of $10.22 to $15.20 per share for purposes of valuing the combined company's common stock.

	Pre-Transaction 100% Ownership of Integral Systems		Final Ownership 30.5% Integral Systems / 69.5% Kratos
	Min	Max	Min	Max
Total Value Per Share to Integral Systems
Stockholders:
DCF (Terminal Value)	$10.98	$15.17	$10.80	$12.84
DCF (Perpetual Growth)	$9.10	$13.55	$10.22	$15.20
  •
  Stone Key then compared the minimum and maximum implied fully diluted equity values per share of Integral Systems common stock derived from the discounted cash flow analyses on a stand-alone basis (analyzing both the terminal value methodology and the perpetual growth methodology) to the minimum and maximum implied fully diluted equity values per share of Integral Systems common stock derived from the discounted cash flow analyses on the combined company (analyzing both the terminal value methodology and the perpetual growth methodology) to analyze the pro forma implied accretion to Integral Systems stockholders across a spectrum of ranges and methodologies. Based on this analysis, Stone Key observed that the Merger would result in pro forma implied fully diluted equity value per share accretion when comparing (i) the minimum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on a stand-alone basis to the minimum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on the combined company, (ii) the maximum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on a stand-alone basis to the maximum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on the combined company and (iii) the minimum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on a stand-alone basis to the maximum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on the combined company.

  •
  Stone Key observed that only in the scenario comparing the maximum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on a stand-alone basis to the minimum implied fully diluted equity value per share of Integral Systems common stock derived from the discounted cash flow analyses on the combined company would there be potential value degradation to Integral Systems stockholders. The results of this analysis are detailed below.

	Pre-Transaction 100% Ownership of Integral Systems		Final Ownership 30.5% Integral Systems / 69.5% Kratos
	Min	Max	Min	Max
Total Value Per Share to Integral Systems
Stockholders:	$9.10	$15.17	$10.22	$15.20

Final Ownership vs. Pre-Transaction	% Variance
Final Ownership Minimum/Pre-Transaction Minimum	12.3%
Final Ownership Minimum/Pre-Transaction Minimum	0.2%
Final Ownership Minimum/Pre-Transaction Minimum	67.0%
Final Ownership Minimum/Pre-Transaction Minimum	(32.6)%

        Based on current publicly-traded equity values per share:    Stone Key performed a value creation analysis that compared the normalized fully diluted equity value per share of Integral Systems common stock of $8.35 (calculated assuming that the Unaffected Price of Integral Systems' common stock of $6.43 as of June 4, 2010 grew in line with the comparable companies index over the period ending May 13, 2011) (referred to in this joint proxy statement/prospectus as the "Adjusted Unaffected Stock Price") to the implied fully diluted equity values per share of Integral Systems' common stock pro forma for the Merger (assuming Integral Systems' fully diluted shares outstanding) together with the cash portion of the Merger Consideration pursuant to the Merger Agreement. The pro forma implied fully diluted equity values per share were based on Integral Systems' pro forma ownership (30.5%/69.5% Integral Systems/Kratos ownership split, calculated using Kratos' fully diluted shares based on Kratos' share price of $13.01 as of May 13, 2011 and the shares to be issued to Integral Systems stockholders pursuant to the Merger Agreement) of (i) the combined company implied fully diluted equity values per share based on enterprise value/calendar year 2012E Adjusted EBITDA multiples of 6.0 to 7.0x (based on Kratos' stand-alone enterprise value/calendar year 2012E Adjusted EBITDA of 6.5x as of May 13, 2011), the combined company calendar year 2012E Adjusted EBITDA assuming a range of annual net pre-tax synergies of $0.0 to $20.0 million, pro forma net debt to include the impact of cash consideration paid to Integral Systems stockholders and Integral Systems' fully diluted shares outstanding (based on Integral Systems' share price of $13.01 as of May 13, 2011), plus (ii) the estimated net present value per share attributable to Kratos' tax benefits associated with its net operating loss carryforwards (calculated assuming a 10.25% discount rate which reflects the midpoint of the combined company's weighted average cost of capital range).

  •
  Stone Key's value creation analysis resulted in a range of implied fully diluted equity values per share of Integral Systems common stock pro forma for the Merger (assuming Integral Systems' fully diluted shares outstanding) together with the cash portion of the Merger Consideration of $11.16 (based on enterprise value/calendar year 2012E Adjusted EBITDA multiple of 6.0x and no synergies), which amounts to a 33.6% premium to the Adjusted Unaffected Stock Price of $8.35, to $15.92 (based on enterprise value/calendar year 2012E Adjusted EBITDA multiple of 7.0x and $20 million of annual net pre-tax synergies), which amounts to a 90.6% premium to the Adjusted Unaffected Stock Price of $8.35.

  •
  Using Kratos' enterprise value/calendar year 2012E Adjusted EBITDA multiple of 6.53x as of May 13, 2011, Stone Key's value creation analysis resulted in a range of implied fully diluted equity value per share of Integral Systems' common stock pro forma for the Merger together with the cash portion of the Merger Consideration of $12.43 (assuming no synergies), which amounts to a 48.8% premium to the Adjusted Unaffected Stock Price of $8.35, to $14.63 (assuming $20 million of annual net pre-tax synergies), which amounts to a 75.2% premium to the Adjusted Unaffected Stock Price of $8.35.

  Other Considerations

        The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial and valuation analyses and the application of those methods to the particular circumstances involved. A fairness opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Stone Key create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Stone Key opinion. In arriving at its opinion, Stone Key:

  •
  based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors;

  •
  did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Stone Key opinion;

  •
  considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor; and

  •
  arrived at its ultimate opinion on the basis of its experience and professional judgment after considering the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Stone Key in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of Integral Systems pursuant to the Merger.

Stone Key also noted that:

  •
  The analyses performed by Stone Key, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

  •
  None of the public companies used in the comparable company analysis described above are identical to Integral Systems or Kratos, and none of the precedent merger and acquisition transactions used in the precedent transactions analysis described above are identical to the Merger.

  •
  Accordingly, the analyses of publicly traded comparable companies and precedent merger and acquisition transactions are not mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in financial, operating and capital markets-related characteristics and other factors regarding the companies and precedent merger and acquisition transactions to which Integral Systems, Kratos and the Merger were compared.

  •
  The analyses performed by Stone Key do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

        The type and amount of consideration payable in the Merger were determined through negotiations between Integral Systems and Kratos and were approved by the Integral Systems board of directors. Stone Key provided advice to Integral Systems during these negotiations. Stone Key did not, however, recommend to Integral Systems or the Integral Systems board of directors that any specific amount of consideration be received by the stockholders of Integral Systems in connection with the Merger. The decision to enter into the Merger Agreement was solely that of the Integral Systems board of directors. The Stone Key opinion was just one of the many factors taken into consideration by the Integral Systems board of directors. Consequently, Stone Key's analyses should not be viewed as determinative of the decision of the Integral Systems board of directors with respect to the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of Integral Systems pursuant to the Merger.

        Pursuant to the engagement letter between Stone Key and Integral Systems, Integral Systems has agreed to pay Stone Key a fee totaling approximately $4.5 million, of which $1.0 million was earned upon delivery of its opinion and the remaining portion of which will be payable upon the consummation of the Merger. In addition, Integral Systems has agreed to reimburse Stone Key for certain expenses and to indemnify Stone Key against certain liabilities arising out of Stone Key's engagement. Stone Key may seek to provide Kratos and its affiliates with certain investment banking and other services unrelated to the Merger in the future.

Certain Financial Forecasts Utilized by Integral Systems in Connection with the Merger

  Integral Systems Financial Forecasts

        Integral Systems does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results, and is particularly wary of making such forecasts and projections for extended periods due to the inherent unpredictability of the underlying assumptions and estimates. Although Integral Systems previously provided earnings guidance for future quarterly and annual periods, on February 11, 2011, Integral Systems announced that it would no longer do so. It also announced that it was withdrawing its previously announced annual earnings guidance for its fiscal year 2011, and that such guidance should not be relied upon.

        However, in the course of the Auction Process, Integral Systems' senior management prepared certain internal financial forecasts regarding Integral Systems' revenue, EBIT (as defined below) and Adjusted EBITDA (as defined below) for its fiscal years 2011 through 2015. In the view of Integral

Systems' management, these financial forecasts were prepared on a reasonable basis and reflected the best available estimates and judgments of Integral Systems' management at the times of their preparation.

        As described in the section entitled "The Merger—Background of the Merger" beginning on page 44, in February 2011, Integral Systems' management prepared a preliminary set of internal financial forecasts, which was shared with Stone Key and certain interested parties in the Auction Process (the "Preliminary Forecasts"). In April 2011, the Preliminary Forecasts were revised to refine the forecast information for fiscal year 2011 based on Integral Systems' actual results of operations for the second quarter of fiscal year 2011 (the "Revised Preliminary Forecasts"). The Revised Preliminary Forecasts also were shared with Stone Key and certain interested parties in the Auction Process. In May 2011, the Revised Preliminary Forecasts were revised to reflect a more conservative outlook with respect to fiscal years 2013, 2014 and 2015, in light of uncertainties regarding expected growth in future years as a result of anticipated declines in the U.S. federal defense spending budget and other factors, competition in the defense industry and other revised business expectations (the "Forecasts"). The forecasts for fiscal years 2011 and 2012 were unchanged. The Forecasts, which were furnished to Stone Key and Kratos in connection with the Merger prior to the execution of the Merger Agreement, were formally reviewed and approved by the board of directors of Integral Systems on May 13, 2011.

        The Forecasts were not prepared with a view toward public disclosure. However, Integral Systems has included below a summary of the Forecasts, to provide stockholders and investors access to certain non-public information that was furnished to Integral Systems' board of directors, Kratos and their respective representatives in connection with the Merger.

        The inclusion of the Forecasts in this joint proxy statement/prospectus should not be regarded as an indication that Integral Systems or its board of directors considered, or now considers, these or any forecasts to be material to the stockholders of Integral Systems or Kratos or necessarily indicative of actual future results. You should not place undue reliance on the unaudited financial forecasts contained in this joint proxy statement/prospectus. Please read the information set forth below under the section entitled "The Merger—Certain Financial Forecasts Utilized by Integral Systems in Connection with the Merger—Important Information about the Integral Systems Financial Forecasts".

        The following table presents the Forecasts, as used by the Integral Systems board of directors for purposes of its consideration of the Merger and by Stone Key for purposes of its financial analyses related to the Merger Consideration. The Forecasts also were reviewed by the Kratos board of directors and utilized by Kratos' financial advisor in connection with its financial analysis of the Merger Consideration. The Forecasts represent management's and the board of directors of Integral Systems' best collective judgment regarding the anticipated performance of the company as of the date such projections were prepared and provided to Stone Key and Kratos.

(Dollars in millions)	Projected
Fiscal Year	2011E	2012E	2013E	2014E	2015E

Revenue	$223.2	$255.1	$280.6	$308.6	$339.5
EBIT(1)	$6.2	$20.0	$23.8	$27.8	$32.3
Adj. EBITDA(2)	$17.7	$33.2	$38.3	$43.5	$49.4

(1)
Net income (loss) before interest income, interest expense and provision (benefit) for income taxes.

(2)
Net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense.

  Important Information about the Integral Systems Financial Forecasts

        While the Forecasts were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" beginning on pages 34 and 33, respectively, and identified in the reports filed by Integral Systems with the SEC (including Integral Systems' Annual Report on Form 10-K for the fiscal year ended September 24, 2010), all of which are difficult to predict and many of which are beyond the control of Integral Systems and/or Kratos and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Forecasts, whether or not the Merger is completed. The Forecasts also reflect assumptions as to certain business decisions that are subject to change. Since the Forecasts cover several years, such information by its nature becomes less predictive with each successive year. Accordingly, there can be no assurance that the projections contained in the Forecasts will be realized, and actual results may vary materially from those shown. Integral Systems has made publicly available its actual results of operations for the quarter and the six months ended April 1, 2011. You should review Integral Systems' Quarterly Report on Form 10-Q for the quarter ended April 1, 2011 to obtain this information. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

        The Forecasts summarized in this section were prepared solely for internal use by Integral Systems, the due diligence of Integral Systems in the Auction Process and Stone Key's use in connection with its opinion regarding the Merger Consideration and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. The Forecasts include the non-GAAP financial measures EBIT and Adjusted EBITDA. "EBIT" is net income (loss) before interest income, interest expense and provision (benefit) for income taxes. "Adjusted EBITDA" is net income (loss) before interest income, interest expense and provision (benefit) for income taxes, depreciation, amortization and non-cash stock compensation expense. Integral Systems' senior management believes the Forecasts were prepared in good faith and on a reasonable basis based on the best information available to Integral Systems' senior management at the time of their preparation. The Forecasts, however, are not fact and should not be relied upon as being necessarily indicative of actual future results. Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on this information. None of the Forecasts reflect any synergies or costs related to or that may arise from the Merger.

        All of the Forecasts summarized in this section were prepared by and are the responsibility of the management of Integral Systems, as indicated. Neither KPMG LLP ("KPMG"), Integral Systems' current independent registered public accounting firm, nor Ernst & Young LLP ("E&Y"), Integral Systems' previous independent registered public accounting firm, provided any assistance in preparing the Forecasts, and neither KPMG nor E&Y reviewed, examined, compiled or otherwise performed any procedures with respect to the Forecasts. Accordingly, neither KPMG nor E&Y has expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The KPMG and E&Y reports incorporated by reference into this joint proxy statement/prospectus relate solely to the historical financial information of Integral Systems. Such reports do not extend to the Forecasts and should not be read to do so.

        By including in this joint proxy statement/prospectus a summary of the Forecasts, neither Integral Systems nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Integral Systems compared to the information contained in the Forecasts. Integral Systems has made no representation to Kratos, in the Merger Agreement or otherwise, concerning the Forecasts. The Forecasts summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date of this joint proxy statement/prospectus or any actual results of operations of Integral Systems, as set forth under the section entitled "Selected Historical Consolidated Financial Data of Integral Systems" beginning on page 26 . None of Integral Systems, Kratos or their respective affiliates, advisors or representatives can give you any assurance that actual results will not differ from the Forecasts and neither Integral Systems, Kratos nor, after completion of the Merger, the combined company undertakes any obligation, except as required by law, to update or otherwise revise the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The inclusion of the Forecasts in this joint proxy statement/prospectus should not be regarded as an indication that Kratos or its affiliates, advisors or representatives considered or consider the Forecasts to be a reliable prediction of future events, and the Forecasts should not be relied upon as such.

        The foregoing summary of the Forecasts is not included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of the Integral Systems Merger Proposal or any other proposals to be voted on at the Integral Systems special meeting or the Kratos Share Issuance Proposal or any other proposals to be voted on at the Kratos special meeting, but rather because they were made available by Integral Systems to Kratos and its representatives and Stone Key.

Interests of Kratos Directors and Executive Officers in the Merger

        In considering the recommendation of the Kratos board of directors to vote "FOR" the Kratos Share Issuance Proposal, Kratos stockholders should be aware that certain members of the Kratos board of directors and certain executive officers of Kratos have interests in the Merger that may be in addition to, or different from, their interests as Kratos stockholders. These interests may create the appearance of a conflict of interest. The Kratos board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

        Each of the current members of the Kratos board of directors will continue as a director of Kratos following the completion of the Merger, and will hold office from and after the completion of the Merger until his successor is duly elected and qualified or until his death, resignation or removal.

        Additionally, all of Kratos' current executive officers will continue to serve in their current positions following the completion of the Merger.

Interests of Integral Systems Directors and Executive Officers in the Merger

        In considering the recommendation of the Integral Systems board of directors to vote "FOR" the Integral Systems Merger Proposal, Integral Systems stockholders should be aware that certain members of the Integral Systems board of directors and certain executive officers of Integral Systems have interests in the Merger that may be in addition to, or different from, their interests as Integral Systems stockholders. These interests may create the appearance of a conflict of interest. The Integral Systems board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Certain executive officers of Integral Systems have employment agreements with Integral Systems that contain severance provisions. Unless described below, these severance provisions are not based on and do not otherwise relate to the

Merger. Descriptions of the compensation arrangements of the named executive officers of Integral Systems are incorporated by reference to Integral Systems' Proxy Statement on Schedule 14A, filed with the SEC on January 12, 2011.

  Indemnification and Insurance

        The Merger Agreement provides that for a period of six years after the Merger is completed Kratos will cause Integral Systems, as its wholly-owned subsidiary and the surviving corporation in the Merger, to indemnify each present and former officer, director or employee of Integral Systems from liability to the fullest extent permitted by the MGCL. The Merger Agreement further provides that for a period of six years after the completion of the Merger, Kratos and Integral Systems will maintain in place the existing policy of directors and officers liability insurance (or obtain a comparable replacement policy) in favor of the Integral Systems directors and officers who are covered as of the completion of the Merger under such existing policy.

  Golden Parachute Compensation

        Certain of Integral Systems' named executive officers are eligible to receive compensation from Integral Systems that is based on or that otherwise relates to the Merger (the "Golden Parachute Compensation"), described more fully below. The Golden Parachute Compensation is subject to an advisory (non-binding) vote of the Integral Systems stockholders, as described in the section entitled "Integral Systems Proposals—Integral Systems Proposal No. 2: Advisory Vote on the Golden Parachute Compensation Arrangements for Integral Systems' Named Executive Officers" beginning on page 133. None of Integral Systems' named executive officers are eligible to receive any compensation from Kratos that is based on or otherwise relates to the Merger. In addition, Kratos' named executive officers are not eligible to receive any type of compensation that is based on or otherwise relates to the Merger.

        For purposes of the Golden Parachute Compensation arrangements described below, "change in control" is generally defined as: (i) the acquisition of beneficial ownership of securities representing more than 50% of the combined voting power of Integral Systems' then-outstanding securities entitled generally to vote for the election of directors; (ii) a merger or consolidation of Integral Systems with another corporation unless Integral Systems' stockholders immediately before the merger or consolidation own at least 50% of the combined voting power of the resulting entity's voting securities; (iii) a sale or disposition of all or substantially all of Integral Systems' business or assets; or (iv) the members of the Integral Systems board of directors as of the date of the agreement cease to constitute a majority of the Integral Systems board of directors. Consummation of the Merger would constitute a change in control of Integral Systems under this definition.

        For purposes of the Golden Parachute Compensation arrangements described below, "cause" is generally defined as: (i) repeated and material failure to perform duties to Integral Systems or to follow Integral Systems' policies and procedures; (ii) willful malfeasance in connection with performance of duties; (iii) being convicted of, or pleading guilty or nolo contendere to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude; (iv) fraud or embezzlement against Integral Systems; (v) failure to comply with, in any material respect, any proper lawful written direction from the Integral Systems board of directors or the Chief Executive Officer related to his service with Integral Systems; or (vi) the material violation of any confidentiality, noncompete or other restrictive covenant.

        Treatment of Equity Awards.    As discussed in more detail in the sections entitled "The Merger—Treatment of Integral Systems Stock Options and Restricted Stock" and "Risk Factors—Some of the directors and executive officers of Kratos and Integral Systems have interests in the Merger that are different from, or in addition to, those of the other Kratos and Integral Systems Stockholders" beginning on pages 43 and 35, respectively, each Integral Systems stock option (other than options under the Integral Systems ESPP), will be fully vested as of immediately prior to the completion of the Merger. Upon completion of the Merger, each Integral Systems stock option that has an exercise price less than $13.00 per share will, if the holder thereof elects in writing, be cancelled in exchange for an amount in cash equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding. If the holder of an in-the-money option does not elect to receive the consideration described in the preceding sentence then such option will be treated as an out-of-the-money option as described in the following sentence. Upon completion of the Merger, each Integral Systems stock option that has an exercise price equal to or greater than $13.00 per share will be converted into an option to purchase Kratos common stock, according to the adjustment provisions described in the section entitled "The Merger—Treatment of Integral Systems Stock Options and Restricted Stock" beginning on page 43. In addition, each outstanding share of Integral Systems restricted stock, whether vested or unvested, will be cancelled in exchange for $13.00 in cash.

        Paul G. Casner.    On April 29, 2011, Integral Systems and Mr. Casner entered into a Change in Control Bonus Agreement (the "CIC Bonus Agreement") pursuant to which Integral Systems will make a lump sum cash payment of $1,000,000 (the "CIC Bonus Payment") to Mr. Casner within five days following the occurrence of a change in control of Integral Systems, provided that (i) Mr. Casner remains employed by Integral Systems through the date of the change in control; and (ii) the change in control occurs no later than April 1, 2013. In the event that the CIC Bonus Payment would cause Mr. Casner to become subject to the excise tax imposed under Section 4999 of the Code, the amount of the CIC Bonus Payment would be reduced to the extent necessary to avoid imposition of the excise tax. It is estimated that after taking into account such excise tax, Mr. Casner will receive approximately $443,000 pursuant to the CIC Bonus Agreement.

        In addition, on May 15, 2011, Integral Systems and Mr. Casner entered into a Noncompetition, Nonsolicitation and Confidentiality Agreement (the "Noncompetition Agreement") pursuant to which Integral Systems will make a lump sum cash payment of $550,000 (the "Noncompetition Payment") to Mr. Casner within 10 days following the occurrence of a change in control of Integral Systems, provided that Mr. Casner (i) remains employed by Integral Systems through the date of the change in control (or is terminated in connection with the change in control); and (ii) complies with the (a) confidentiality provision in the Noncompetition Agreement during his employment with Integral Systems and indefinitely following his termination of employment; and (b) noncompetition and nonsolicitation provisions in the Noncompetition Agreement during his employment with Integral Systems and for a period of three years following his termination of employment. In the event that Mr. Casner materially violates any of these provisions, he must repay the Noncompetition Payment to Integral Systems.

        Christopher B. Roberts.    On December 14, 2010, Integral Systems and Mr. Roberts entered into a Change in Control Severance Agreement (the "CIC Severance Agreement"), which provides that if Integral Systems terminates Mr. Roberts's employment without cause upon or within the 12-month period following a change in control of Integral Systems, Integral Systems will continue to pay Mr. Roberts his base salary (as in effect immediately prior to the date his employment is terminated or, if higher, as in effect immediately prior to the change in control) for six months following his termination in accordance with Integral Systems' standard payroll practices (the "CIC Severance

Payments"). The CIC Severance Payments are conditioned upon Mr. Roberts signing, and not revoking, a standard release of claims within 30 days of his termination.

        R. Miller Adams.    On May 15, 2011, the Integral Systems board of directors approved an arrangement pursuant to which the board of directors of Integral Systems has the discretion to make a lump sum cash payment of up to $100,000 (the "Retention Payment") to Mr. Adams upon consummation of the Merger, provided that Mr. Adams remains employed by Integral Systems through the date of the consummation of the Merger.

        Robert F. Wright, Jr.    Colonel Wright does not have an individual arrangement that provides for Golden Parachute Compensation but, similar to the other Integral Systems named executive officers, his outstanding, unvested stock options are eligible to be accelerated in connection with the Merger, as discussed above.

        Former Integral Systems executive officers William M. Bambarger and General H. Marshal Ward are not eligible to receive any Golden Parachute Compensation in connection with the Merger. Neither Mr. Bambarger nor General Ward currently have outstanding any unvested stock options.

        The following table sets forth the estimated amounts of Golden Parachute Compensation that each Integral Systems named executive officer could receive in connection with the Merger. These amounts assume that the Merger is completed on            , 2011 and, where applicable, the named executive officer terminates employment as of            , 2011. Certain of the amounts payable may vary depending on the actual dates on which the Merger is completed and the named executive officer terminates employment. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation Table

Name	Cash (Severance) ($)(3)	Cash (Non- Severance) ($)(4)	Equity ($)(5)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)(6)
Paul G. Casner	—	1,550,000	220,862	—	—	—	—	1,770,862
Christopher B. Roberts	112,500	—	157,500	—	—	—	—	270,000
R. Miller Adams	—	100,000	77,997	—	—	—	—	177,997
Robert F. Wright, Jr.	—	—	77,000	—	—	—	—	77,000
William M. Bambarger, Jr.(1)	—	—	—	—	—	—	—	—
H. Marshal Ward(2)	—	—	—	—	—	—	—	—

(1)
Mr. Bambarger, Jr., former Chief Financial Officer of Integral Systems, resigned as an employee of Integral Systems, effective August 1, 2010.

(2)
General Ward, former Chief Operating Officer of Integral Systems, resigned as an employee of Integral Systems, effective February 4, 2011.

(3)
Represents the aggregate value of the CIC Severance Payments that Mr. Roberts would be entitled to receive if he is terminated without cause, based on his current annual base salary of $225,000. This is a "double trigger" arrangement because payment is triggered only if the Merger is completed and Mr. Roberts's employment is terminated without cause upon or within the 12-month period following the consummation of the Merger.

(4)
Represents (i) for Mr. Casner, the value of the CIC Bonus Payment ($1,000,000) and the Noncompetition Payment ($550,000); and (ii) for Mr. Adams, the value of the Retention Payment. These are "single trigger" arrangements because payment is triggered by the consummation of the Merger and is not also conditioned upon the termination or resignation of the named executive officer. Integral Systems estimates that Mr. Casner's CIC Bonus Payment will be reduced by up to approximately $557,054 in order to avoid imposition of the excise tax under Section 4999 of the Code. The actual value of any reduction and the CIC

  Bonus Payment will depend on several factors, including, but not limited to, the date of completion of the Merger and the price of Kratos common stock and the price of Integral Systems common stock at the effective time of the Merger.

(5)
Represents the value of the accelerated vesting of outstanding, unvested in-the-money stock options held by each named executive officer. The reported amounts are calculated based on the difference between $13.00 and the exercise price of the option, multiplied by the number of options. These are "single trigger" arrangements, meaning payment is triggered by the consummation of the Merger and is not also conditioned upon the termination or resignation of the named executive officer.

(6)
All of the amounts reported in this column represent "single trigger" arrangements, except for $112,500 reported for Mr. Roberts, which represents a "double trigger" arrangement.

Anticipated Accounting Treatment

        Financial Accounting Standards Board Accounting Standards Codification Topic 805, Intangibles—Goodwill and Other ("ASC Topic 805"), requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify the acquiror and the acquiree for accounting purposes. In a business combination effected through an exchange of equity interests, there are several factors in ASC Topic 805 that must also be considered to determine the acquiror, including the relative voting rights in the combined entity, the existence of a large minority voting interest in the combined entity, the composition of the governing board of the combined entity, the composition of the senior management team of the combined entity and the terms of the exchange of equity interests. Kratos and Integral Systems management have considered these factors and determined that Kratos will be the acquiror of Integral Systems for accounting purposes in the event that the Merger is completed as contemplated by the Merger Agreement. The total purchase price will be allocated to the identifiable assets acquired, including specific identifiable intangible assets, and liabilities assumed from Integral Systems based on their fair values as of the date of the completion of the Merger. Any excess of the total purchase price over the estimated fair value will be allocated to goodwill. If the estimated fair value exceeds the total purchase price, this excess will be recognized as a benefit in earnings upon completion of the Merger and no goodwill will be recognized. Reports of financial condition and results of operations of the combined company issued after the completion of the Merger will reflect both Kratos' and Integral Systems' balances and results after the completion of the Merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Integral Systems. Following the completion of the Merger, the earnings of the combined company will reflect acquisition accounting adjustments (including, for example, additional amortization of identified intangibles).

        All unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus were prepared using the acquisition method of accounting. The final purchase price will be determined at the completion of the Merger. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

        In accordance with ASC Topic 805, goodwill resulting from the business combination, if any, will not be amortized but instead will be tested for impairment at least annually (or more frequently if certain indicators are present). If management of Kratos determines that the value of goodwill has become impaired, Kratos will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Tax Treatment of the Merger

        Kratos and Integral Systems intend the transactions contemplated by the Merger Agreement, taken together, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Kratos and Integral Systems has agreed to use its commercially reasonable efforts to cause the transactions contemplated by the Merger Agreement to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and each has agreed not to take any action or cause any action to be taken which could reasonably be expected to prevent the transactions contemplated by the Merger Agreement from qualifying as a "reorganization" under Section 368(a) of the Code. For an additional description of the material U.S. federal income tax considerations of the Merger, see the section entitled, "Material United States Federal Income Tax Consequences of the Merger" beginning on page 92. It is a condition to the completion of the Merger that Kratos obtain from Paul Hastings, and Integral Systems obtain from Gibson Dunn, an opinion that the transactions contemplated by the Merger Agreement, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

Regulatory Approvals Required for the Merger

        Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division and the specified waiting period has been terminated or has expired. Kratos and Integral Systems each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 20, 2011. As a result, the waiting period applicable to the Merger is scheduled to expire at 11:59 p.m., Eastern Time, on June 20, 2011. However, prior to such time, the FTC or the Antitrust Division may extend the waiting period by requesting additional information or documentary material relevant to the Merger from Kratos and Integral Systems. If such a request is made, the waiting period will be extended until 11:59 p.m., Eastern Time, on the 30th day after substantial compliance by both Kratos and Integral Systems with such request, or on the next business day following that date if the 30th day would fall on a weekend or federal holiday. Thereafter, such waiting period can be extended only by court order.

        At any time before or after the completion of the Merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Kratos or Integral Systems. The Merger is also subject to review under state antitrust laws and could be the subject of challenges by states or private parties under applicable antitrust laws. Neither Kratos nor Integral Systems is aware of any foreign antitrust filings or approvals of foreign government agencies that are required to complete the Merger.

        Kratos must also comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ Global Select Market in connection with the issuance of shares of Kratos common stock in the Merger and the filing of this joint proxy statement/prospectus with the SEC.

Restrictions on Sales of Shares of Kratos Common Stock Received in the Merger

        All shares of Kratos common stock received by Integral Systems stockholders in connection with the Merger will be freely tradable, except that shares of Kratos common stock received by Integral Systems stockholders who become affiliates of Kratos for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Kratos generally include individuals or entities that control, are controlled by or are under common control with Kratos and may include officers and directors as well as principal stockholders of Kratos.

 Appraisal Rights

        Neither Kratos stockholders, under Delaware law, nor Integral Systems stockholders, under Maryland law, are entitled to appraisal rights in connection with the Merger because the shares of common stock of each of Kratos and Integral Systems are publicly traded and listed on a national securities exchange, the NASDAQ Global Select Market.

NASDAQ Listing of Kratos Common Stock; Delisting and Deregistration of Integral Systems Common Stock

        Application will be made to NASDAQ to have the shares of Kratos common stock issued in connection with the Merger approved for listing on the NASDAQ Global Select Market, where Kratos common stock currently is traded under the symbol "KTOS". If the Merger is completed, Integral Systems common stock will be delisted from the NASDAQ Global Select Market and there will no longer be a trading market for such stock. In addition, Integral Systems common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Integral Systems will no longer file periodic reports with the SEC.

Litigation Relating to the Merger

        On May 24, 2011, Astor BK Realty Trust filed a lawsuit in the Circuit Court for Howard County, Maryland purportedly on behalf of itself and other stockholders of Integral Systems against Integral Systems, the members of the Integral Systems board of directors, Kratos, Merger Sub and Merger LLC. The complaint alleges, among other things, (i) that the members of the Integral Systems board of directors breached their fiduciary duties by, among other things, failing to take steps to maximize the value of the merger consideration to Integral Systems' stockholders, taking steps to avoid competitive bidding and failing to protect against conflicts of interest resulting from Integral Systems directors' interrelationships or connections with the Merger and (ii) that Integral Systems, Kratos, Merger Sub and Merger LLC aided and abetted these purported breaches of fiduciary duties. The complaint seeks to enjoin consummation of the Merger or, in the event the Merger is completed, seeks to rescind the Merger or recover money damages on behalf of Integral Systems stockholders caused by the alleged breaches of fiduciary duties and seeks recovery of attorney's fees and costs of the lawsuit.

        Integral Systems, the Integral Systems board of directors and Kratos believe that the claims in this action are without merit and intend to defend against the claims vigorously.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion summarizes the anticipated material U.S. federal income tax consequences of the Merger to Integral Systems stockholders who exchange their Integral Systems common stock for cash and Kratos common stock in connection with the Merger. This summary is based upon current provisions of the Code, existing Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect. Any change could alter the tax consequences to Kratos, Integral Systems or Integral Systems stockholders, as described in this summary. This summary is not binding on the IRS and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein.

        This discussion does not address all of the U.S. federal income tax consequences of the Merger that may be relevant to particular Integral Systems stockholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

  •
  dealers, brokers and traders in securities;

  •
  individuals who are not citizens or residents of the United States;

  •
  corporations (or other entities taxable as a corporation for U.S. federal income tax purposes) created or organized outside of the United States;

  •
  tax-exempt entities;

  •
  financial institutions, mutual funds, regulated investment companies, real estate investment trusts or insurance companies;

  •
  partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, subchapter S corporations and other pass-through entities and investors in such entities or an estate or trust;

  •
  holders who are subject to the alternative minimum tax provisions of the Code;

  •
  holders who acquired their shares of Integral Systems common stock in connection with stock option or stock purchase plans or in other compensatory transactions;

  •
  holders who hold their shares of Integral Systems common stock as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy;

  •
  holders who do not hold their shares of Integral Systems common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment will be a capital asset); or

  •
  holders who have a functional currency other than the U.S. dollar.

        In addition, the following discussion does not address:

  •
  the tax consequences of the Merger under U.S. federal non-income tax laws or under state, local or foreign tax laws;

  •
  the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which shares of Integral Systems common stock are acquired;

  •
  the tax consequences to holders of options issued by Integral Systems that are assumed, replaced, exercised or converted, as the case may be, in connection with the Merger;

  •
  the tax consequences of the receipt of shares of Kratos common stock other than in exchange for shares of Integral Systems common stock; or

  •
  the tax consequences of the ownership or disposition of shares of Kratos common stock acquired in the Merger.

        Accordingly, Integral Systems stockholders are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger in light of their personal circumstances and the consequences of the Merger under U.S. federal non-income tax laws and state, local and foreign tax laws.

        As a condition to the completion of the Merger, Paul Hastings and Gibson Dunn must each render a tax opinion to Kratos and Integral Systems, respectively, that the transactions contemplated by the Merger Agreement, taken together, will constitute a "reorganization" within the meaning of Section 368(a) of the Code. Neither Kratos nor Integral Systems presently intends to waive these conditions.

        The tax opinions discussed in this section will be conditioned upon certain assumptions stated in the tax opinions and will be based on the truth and completeness, as of the completion of the Merger, of certain representations and other statements made by Kratos and Integral Systems in letters delivered to their respective counsel (the "Tax Representation Letters"). If any such representations or other statements made in such letters are inaccurate or incomplete, or by the time of the completion of the Merger have become inaccurate or incomplete, then the tax opinions may no longer be valid. In addition, no ruling from the IRS has been or will be requested in connection with the transactions contemplated by the Merger Agreement. Integral Systems stockholders should be aware that the tax opinions discussed in this section will not be binding on the IRS or any court. The IRS could adopt a contrary position, and a contrary position could be sustained by a court.

        Assuming the transactions contemplated by the Merger Agreement, taken together, will be treated for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, the following material U.S. federal income tax consequences will result:

  •
  an Integral Systems stockholder generally will only recognize gain (but not loss), determined separately for each identifiable block of shares of Integral Systems common stock (generally, Integral Systems common stock acquired at different prices or at different times) that is exchanged in the Merger, to the extent of the lesser of (i) the amount of cash received in the Merger with respect to such block and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the Kratos common stock received in the Merger with respect to such block over (b) the Integral Systems stockholder's tax basis in its shares of Integral Systems common stock in such block. An Integral Systems stockholder may not offset a loss recognized on one block of shares against the gain recognized on another block of shares. Any gain recognized will be long-term capital gain if the shares of Integral Systems common stock exchanged were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Code, in which case such gain will be treated as a dividend to the extent of such stockholder's ratable share of the undistributed earnings and profits of Integral Systems. Integral Systems stockholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of Integral Systems common stock will be treated as a dividend;

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  an Integral Systems stockholder will have an aggregate tax basis in the shares of Kratos common stock received in the Merger equal to the stockholder's aggregate tax basis in its shares of Integral Systems common stock surrendered pursuant to the Merger, reduced by (i) the amount of cash received in the Merger and (ii) the portion of the shareholder's tax basis in its shares of Integral Systems common stock surrendered in the Merger that is allocable to a fractional share of Kratos common stock and increased by the amount of gain recognized by the Integral Systems stockholder (including, but not limited to, any portion of such gain that is treated as a dividend, but excluding any gain recognized with respect to cash received in lieu of fractional shares) in the Merger;

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  the holding period of the shares of Kratos common stock received by an Integral Systems stockholder in the Merger will include the holding period of the shares of Integral Systems common stock surrendered in the Merger; and

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  subject to the discussion above regarding possible dividend treatment, cash received by an Integral Systems stockholder in lieu of a fractional share of Kratos common stock in the Merger will be treated as if such fractional share had been issued in the Merger and then redeemed by Kratos, and an Integral Systems stockholder generally will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the tax basis in such fractional share.

        While Kratos is obligated under the Merger Agreement to take all steps and actions required to effect the LLC Merger on or before December 31, 2011, it is possible that the LLC Merger may not be completed by this time or may not be completed at all. If the LLC Merger does not occur, the Merger will not qualify as a "reorganization" under Section 368(a) of the Code. Further, if the LLC Merger occurs after December 31, 2011, the IRS (or a court, in the event of an IRS challenge) may not treat the Merger and the LLC Merger as a single integrated transaction that qualifies as a "reorganization" under Section 368(a) of the Code.

        If either the LLC Merger is not completed or the Merger and the LLC Merger, taken together, are not treated as a "reorganization" under Section 368(a) of the Code, then the Merger may be a fully taxable transaction and Integral Systems stockholders would be required to recognize all of the gain or loss on their exchange of Integral Systems shares for the Merger Consideration. In that case, an Integral Systems stockholder's gain or loss will be determined separately for each identifiable block of shares of Integral Systems common stock that is exchanged in the Merger, measured by the difference between (i) the fair market value of the Merger Consideration (including the fair market value of the Kratos common stock) received in exchange for each identifiable block of shares of Integral Systems common stock and (ii) the Integral Systems stockholder's tax basis in its shares of Integral Systems common stock in such block.

        An Integral Systems stockholder will have a tax basis in each share of Kratos common stock received in the Merger equal to the fair market value of such share as of the effective time of the Merger. The holding period of the shares of Kratos common stock received by an Integral Systems stockholder in the Merger will begin as of the effective time of the Merger; such holding period will not include the holding period of the shares of Integral Systems common stock surrendered in the Merger.

        Generally, non-corporate Integral Systems stockholders may be subject to information reporting and backup withholding (currently at a rate of 28%) with respect to cash received pursuant to the Merger. However, backup withholding will not apply to an Integral Systems stockholder who furnishes a valid taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the Integral Systems stockholder's U.S. federal income tax liability, provided that the Integral Systems stockholder timely furnishes the required information to the IRS.

        THE FOREGOING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THE SUMMARY DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE SUMMARY DOES NOT ADDRESS ANY U.S. FEDERAL NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER, NOR ANY TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH INTEGRAL SYSTEMS STOCKHOLDER IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH INTEGRAL SYSTEMS STOCKHOLDER.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. This summary may not contain all of the information about the Merger Agreement that is important to you. You should refer to the full text of the Merger Agreement for details of the transaction and the terms and conditions of the Merger Agreement.

        Additionally, the representations, warranties and covenants described in this section and contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of Kratos, Merger Sub, Merger LLC and Integral Systems. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Kratos or Integral Systems, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement or may change in the future and these changes may not be fully reflected in the public disclosures made by Kratos and/or Integral Systems.

 Terms of the Merger

        The Merger Agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Kratos, with and into Integral Systems, with Integral Systems continuing as the surviving entity (the "Surviving Corporation"). The Merger will be followed by a merger of the Surviving Corporation with and into Merger LLC, a wholly-owned subsidiary of Kratos, with Merger LLC continuing as the surviving entity (the "Surviving Company").

Completion of the Merger and the LLC Merger

        The completion of the Merger will take place on the third business day following the satisfaction or waiver of the conditions to the completion of the Merger contained in the Merger Agreement, other than the conditions which by their terms can be satisfied only as of the completion of the Merger. For a more complete discussion of the conditions to the completion of the Merger, see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 108.

        The Merger will be effective upon the later of (i) the date and time that the articles of merger are duly filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland or (ii) such other date and time as may be specified in such articles of merger (which date and time, under the MGCL, may not exceed 30 days after such filing and acceptance). Because the completion of the Merger is subject to the satisfaction of other conditions, Kratos and Integral Systems cannot predict the exact time at which the Merger will become effective. At the effective time of the Merger, the organizational documents of Integral Systems shall be the organizational documents of the Surviving Corporation until thereafter amended in accordance with their terms and applicable law.

        Without the need for any further approval, authorization or direction, no later than December 31, 2011, the Surviving Corporation shall merge with and into Merger LLC on the terms and conditions set forth in the Merger Agreement. At the effective time of the LLC Merger, the organizational documents of Merger LLC shall be the organizational documents of the Surviving Company until thereafter amended in accordance with their terms and applicable law.

 Merger Consideration

        Upon completion of the Merger, each share of then-outstanding Integral Systems common stock (other than shares of Integral Systems common stock held directly or indirectly by Kratos, Merger Sub or any wholly-owned subsidiary of Integral Systems, which will be cancelled upon completion of the Merger, and shares of Integral Systems restricted stock) will be automatically converted into the right to receive (i) $5.00 in cash, without interest and (ii) 0.588 shares of Kratos common stock.

        The Merger Agreement provides that the Merger Consideration will be adjusted if, prior to the effective time of the Merger, there is any change in the outstanding shares of common stock of Kratos or Integral Systems as a result of any reclassification, recapitalization, stock split, subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction.

        No fractional shares of Kratos common stock will be issued in connection with the Merger. Instead, each Integral Systems stockholder who would otherwise be entitled to receive a fraction of a share of Kratos common stock will be entitled to receive an amount in cash equal to the product obtained by multiplying (i) the fractional share interest in Kratos to which such holder (after aggregating all fractional shares of Kratos common stock issuable to such holder) would otherwise be entitled, by (ii) the volume-weighted average of the last sales prices per share of Kratos common stock on the NASDAQ Global Select Market for the five consecutive trading days ending on the trading day that is two trading days prior to the effective time of the Merger.

Treatment of Integral Systems Stock Options

        The Merger Agreement provides that Integral Systems will take all actions necessary to fully vest each option or similar right granted under any stock option, stock purchase or equity compensation plan, arrangement or agreement of Integral Systems (with the exception of options under the Integral Systems ESPP) immediately prior to the effective time of the Merger.

  In-The-Money Options

        Each holder of an Integral Systems stock option that has an exercise price per share that is less than $13.00 (the "Per Share Amount") may elect in writing to have such stock option (each such option, an "In-The-Money Option") cancelled as of the effective time of the Merger in exchange for a payment by the Surviving Corporation, in cash, without interest, equal to the product of (i) the total number of shares of Integral Systems common stock subject to such stock option, multiplied by (ii) the aggregate value of the excess, if any, of (a) the Per Share Amount over (b) the exercise price per share of common stock subject to such option (with the aggregate amount of such payment to be rounded to the nearest cent), less the amount of any tax withholding. To the extent that a holder of an In-The-Money Option does not elect that a particular stock option be treated in the manner above, the stock option will instead be treated as an "Out-Of-The-Money Option," as described below.

  Out-Of-The-Money Options

        At the effective time of the Merger, all rights with respect to Integral Systems stock options that have an exercise price that is equal to or greater than the Per Share Amount (each such option, an "Out-Of-The-Money Option") will be assumed by Kratos and converted into rights with respect to the common stock of Kratos. After the effective time of the Merger, the number of shares of Kratos common stock subject to each such Out-Of-The-Money Option will be equal to the number of shares of Integral Systems common stock subject to the Out-Of-The-Money Option immediately prior to the effective time of the Merger multiplied by 0.9559, rounding up to the nearest whole share. The per share exercise price under each such Out-Of-The-Money Option will be adjusted by dividing the per share exercise price under the Out-Of-The-Money Option by 0.9559 and rounding up to the nearest cent. Any restriction on the exercise of any such Out-Of-The-Money Option will continue and the term, exercisability, and other provisions of the Out-Of-The-Money Option will otherwise remain unchanged, subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the effective time of the Merger.

Treatment of Integral Systems Restricted Stock

        Each share of restricted stock granted by Integral Systems, whether vested or unvested, that is outstanding immediately prior to the effective time of the Merger, will be cancelled and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product of (i) the number of restricted shares held by such holder, multiplied by (ii) the Per Share Amount (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less the amount of any tax withholding.

Treatment of the Integral Systems Employee Stock Purchase Plan

        The Integral Systems ESPP will be terminated as of the effective time of the Merger. The board of directors of Integral Systems has adopted resolutions with respect to the Integral Systems ESPP providing that (i) participants may not alter their payroll deductions from those in effect on the date of the Merger Agreement, other than to discontinue their participation in the Integral Systems ESPP, (ii) no offering period will be commenced after the date of the Merger Agreement, and (iii) upon the termination of the Integral Systems ESPP, any accumulated contributions of each participant under the Integral Systems ESPP shall be refunded, without interest.

Exchange of Integral Systems Stock Certificates

        The Merger Agreement provides that, promptly after the effective time of the Merger, the Surviving Corporation will cause to be mailed to each holder of record of an outstanding certificate or outstanding certificates representing a share or shares of Integral common stock, a letter of transmittal and instructions for use in surrendering all Integral Systems common stock certificates in exchange for the Merger Consideration. Upon surrender to the paying agent of an Integral Systems common stock certificate for exchange, together with a duly signed letter of transmittal and such other documents as the paying agent may reasonably require, the holder of the Integral Systems common stock certificate will be entitled to receive the Merger Consideration for each share of Integral Systems common stock formerly represented by such common stock certificate (subject to deduction for any required withholding tax), and such Integral Systems common stock certificate will thereafter be cancelled. Promptly after the effective time of the Merger, Kratos shall cause the paying agent to issue and deliver the Merger Consideration to holders of uncertificated shares of Integral Systems common stock represented by book-entry (either directly or through The Depository Trust Company), and such book-entry shares of common stock will thereafter be cancelled.

        Kratos, the Surviving Corporation or the paying agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of shares of the common stock, stock options or restricted stock of Integral Systems, any amount required to be deducted and withheld with respect to the making of such payment under applicable tax laws. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.

        The Merger Agreement contemplates that, upon any demand by Kratos following the first anniversary of the date on which the Merger became effective, the paying agent will deliver to Kratos any deposited funds which have not been disbursed to holders of Integral Systems stock certificates or book-entry shares. Thereafter, any holders of Integral Systems stock certificates or book-entry shares may look to Kratos and the Surviving Corporation only as general creditors with respect to the Merger Consideration payable upon due surrender of their Integral Systems stock certificates or book-entry shares.

        After the effective time of the Merger, the stock transfer books of Integral Systems shall be closed and thereafter there shall be no further registration of transfers of the shares of Integral Systems common stock that were outstanding prior to the Merger. If any Integral Systems common stock certificate has been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the paying agent, including, if necessary, the posting by the holder of a bond in a reasonable and customary amount, the paying agent will deliver in exchange for the lost, stolen or destroyed certificate the applicable Merger Consideration payable with respect to such certificate.

        So long as the common stock of Integral Systems is listed on the Global Select Market of NASDAQ on the record date for the Integral Systems Special Meeting, the stockholders of Integral Systems will not have any appraisal rights under the MGCL.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties made by Integral Systems to Kratos, Merger Sub and Merger LLC, and generally reciprocal representations and warranties made by Kratos to Integral Systems. Specifically, the representations and warranties of each of Kratos and Integral Systems in the Merger Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules exchanged by Kratos and Integral Systems) relate to the following subject matters, among other things:

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  corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

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  organizational documents;

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  capitalization;

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  authorization to enter into and carry out the obligations in the Merger Agreement and the enforceability of the Merger Agreement;

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  the required stockholder approvals necessary to complete the transactions contemplated by the Merger Agreement;

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  the absence of any (i) conflict or violation of organizational documents or applicable laws, or (ii) breach of any contracts, in each case as a result of entering into or carrying out the obligations contained in the Merger Agreement;

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  the governmental and regulatory filings and approvals required to complete the transactions contemplated by the Merger Agreement;

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  compliance with laws;

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  possession of material permits and other governmental authorizations required for the operation of the business as presently conducted;

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  SEC filings and the financial statements contained in those filings;

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  compliance with the applicable rules and regulations of the NASDAQ Global Select Market and the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended;

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  internal accounting controls and disclosure controls and procedures;

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  the absence of undisclosed liabilities;

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  the absence of certain changes or events;

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  the absence of litigation;

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  labor and other employment matters, including employee benefit plans;

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  the absence of collective bargaining arrangements and labor controversies;

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  insurance;

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  real and personal property;

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  taxes and tax returns;

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  the absence of misstatements or omissions of material facts in information provided for inclusion in this joint proxy statement/prospectus or the associated registration statement on Form S-4;

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  the inapplicability of anti-takeover statutes;

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  intellectual property;

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  environmental matters;

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  material contracts, the absence of breaches of material contracts and the consents required under material contracts;

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  transactions with affiliates;

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  government contracts;

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  the absence of improper payments;

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  the opinion of the financial advisors for Kratos and Integral Systems; and

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  the absence of undisclosed brokers' fees.

        The Merger Agreement contains additional representations and warranties of Kratos, regarding, among other things, the due authorization of Kratos common stock to be issued in connection with the Merger, availability of funds to complete the transactions contemplated by the Merger Agreement and financing commitment letters.

        Integral Systems has also represented that, as of the date of the Merger Agreement, its board of directors has adopted resolutions (i) determining that the Merger Agreement, the Kratos voting agreements, the Merger and the other transactions contemplated thereby are fair to and in the best interests of Integral Systems and its stockholders, (ii) approving and declaring advisable the Merger Agreement, the Kratos voting agreements, the Merger and the other transactions contemplated thereby, (iii) directing that the Integral Systems Merger Proposal be submitted to the stockholders of Integral Systems for approval, (iv) agreeing to recommend that its stockholders vote in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated thereby (the "Integral Systems Recommendation") and (v) rendering the limitations on business combinations contained in the MGCL inapplicable to the Merger Agreement and the transactions contemplated thereby.

        Kratos has also represented that, as of the date of the Merger Agreement, its board of directors has adopted resolutions (i) determining that the Merger Agreement, the Integral Systems voting agreements, the Merger, the LLC Merger and the other transactions contemplated thereby are fair to and in the best interests of Kratos and its stockholders, (ii) approving and declaring advisable the Merger Agreement, the Integral Systems voting agreements, the Merger, the LLC Merger and the other transactions contemplated thereby, (iii) approving the issuance of Kratos common stock as consideration for the Merger, (iv) directing that the Kratos Share Issuance Proposal be submitted to the stockholders for approval and (v) agreeing to recommend that its stockholders vote in favor of the approval of the issuance of Kratos common stock as consideration for the Merger (the "Kratos Recommendation"). Similar resolutions have been adopted by Merger Sub and the execution, delivery and performance of Merger LLC under the Merger Agreement has been approved by the sole member and manager of Merger LLC.

        All representations and warranties of the parties expire and will be of no further force or effect after the effective time of the Merger.

Material Adverse Effect

        Several of the representations, warranties, covenants, closing conditions and termination provisions contained in the Merger Agreement refer to the concept of a "Material Adverse Effect."

        For purposes of the Merger Agreement, a "Material Adverse Effect" means any fact, circumstance, event, change, occurrence, effect, violation or inaccuracy that, individually or when taken together with all other facts, circumstances, events, changes, occurrences, effects, violations or inaccuracies, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations, assets or liabilities of the subject company and its subsidiaries, taken as a whole. However, no such fact, circumstance, event, change, occurrence, effect, violation or inaccuracy will be a Material Adverse Effect on the subject company to the extent that it results from:

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  general economic, financial market, business or geopolitical conditions or events generally affecting the industries in which the subject company or its subsidiaries operate, except to the extent such changes or events have a disproportionate effect on the subject company or its subsidiaries relative to others in the industry in which the subject company operates;

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  changes in any applicable laws or accounting regulations;

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  changes in the price or trading volume of the shares of the subject company, in and of itself, any failure by the subject company to meet any published analyst estimates or expectations, in and of itself, or any failure by the subject company to meet its internal or published projections, budgets, plans or forecasts, in and of itself, provided that the facts or occurrences giving rise to or contributing to such change or failure that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect;

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  any outbreak or escalation of hostilities or war or any act of terrorism;

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  the announcement of the Merger Agreement and the transactions contemplated thereby, including the initiation of litigation by any person with respect to the Merger Agreement;

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  the performance of the Merger Agreement and the transactions contemplated thereby;

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  any action taken by the subject company or its subsidiaries which is required or permitted by or arising in connection with the Merger Agreement;

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  with respect to Integral Systems only, any actions taken (or omitted to be taken) at the request of Kratos, Merger Sub or Merger LLC or consented to in writing by Kratos; or

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  with respect to Kratos only, any actions taken (or omitted to be taken) at the request of Integral Systems or consented to in writing by Integral Systems.

Certain Covenants of the Parties

  Affirmative Covenants

        Each of Kratos, Merger Sub, Merger LLC and Integral Systems has undertaken customary covenants in the Merger Agreement relating to the conduct of its business prior to the effective time of the Merger. In general, each of Kratos, Merger Sub, Merger LLC and Integral Systems has agreed to, and to cause its subsidiaries to (subject in some cases to exceptions specified in the Merger Agreement or set forth in the confidential disclosure schedules exchanged by Kratos and Integral Systems or as required by applicable law):

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  conduct its business in the ordinary course;

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  use commercially reasonable efforts to maintain its business organization and relationships with customers, suppliers and other persons with which it has material business relations;

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  provide the other party and its representatives with reasonable access to its officers, properties, offices and other facilities and to all books and records, in each case as such party may reasonably request;

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  prepare and cause this joint proxy statement/prospectus and, in the case of Kratos, the associated registration statement on Form S-4 to be filed with the SEC;

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  provide the other party with a reasonable opportunity to review and comment upon any press release or other public statement relating to the Merger Agreement or the transactions contemplated thereby;

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  grant all approvals and take all actions necessary to eliminate or minimize the effects of any state anti-takeover statutes or regulations;

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  notify the other party of any notice or other communication received from any governmental or regulatory authority in connection with the Merger or the LLC Merger;

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  notify the other party of any actions, suits, claims, investigations or proceedings commenced, threatened or otherwise related to the Merger or the LLC Merger;

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  use its best efforts to cooperate with the other party in doing all things necessary, proper or advisable to complete the Merger, the LLC Merger and the other transactions contemplated by the Merger Agreement;

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  use commercially reasonable efforts to obtain all necessary consents, approvals or waivers from any governmental or regulatory authority or other third parties;

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  take all steps necessary to effect appropriate Section 16 exemptions for any dispositions of Integral Systems common stock and acquisitions of Kratos common stock resulting from the Merger; and

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  in the case of Kratos, use commercially reasonable best efforts to cause the shares of Kratos common stock that will be issued in connection with the transactions contemplated by the Merger Agreement to be approved for listing on the NASDAQ Global Select Market prior to the effective time of the Merger.

  Negative Covenants

        Subject in some cases to exceptions specified in the Merger Agreement or set forth in the confidential disclosure schedules exchanged by Kratos and Integral Systems or as required by applicable law, prior to the effective time of the Merger, each of Kratos, Merger Sub, Merger LLC and Integral

Systems has agreed, with respect to itself and its subsidiaries (unless consented to in writing by Integral Systems or Kratos, as applicable), not to, among other things:

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  amend or change its corporate charter or bylaws or any similar governing instruments;

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  issue, deliver, sell, pledge dispose of or encumber any shares of capital stock, ownership interests or voting securities of it or any of its subsidiaries or any other rights to acquire or receive any capital stock, ownership interests or voting securities of it or any of its subsidiaries;

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  declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock;

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  reclassify, combine, split, subdivide any capital stock of it or any of its subsidiaries or redeem, purchase or otherwise acquire any shares of its capital stock;

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  in the case of Kratos, Merger Sub and Merger LLC, acquire, sell or dispose of any corporation, partnership, other business organization or division thereof or any assets, for consideration greater than $50 million, either individually or in the aggregate;

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  in the case of Integral Systems, acquire, sell or dispose of any corporation, partnership, other business organization or division thereof or any assets that are material to Integral Systems and its subsidiaries, taken as a whole;

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  in the case of Integral Systems, enter into or amend any material contract or government contract;

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  in the case of Integral Systems, authorize any new material capital expenditure in excess of the capital expenditure budget of Integral Systems;

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  in the case of Integral Systems, grant licenses of intellectual property to any third party;

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  in the case of Integral Systems, incur or modify the terms of any material indebtedness for borrowed money or assume, guarantee, endorse or otherwise become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person;

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  in the case of Integral Systems, increase the compensation or fringe benefits of its directors, officers or employees (except in the ordinary course of business with respect to employees who are not directors or executive officers), grant severance or termination pay, or enter into employment, consulting or severance agreements with any of its present or former directors, officers or employees, or establish, adopt, enter into or amend any employee benefit plan;

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  make any material change in any accounting principles;

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  in the case of Integral Systems, make any material tax election, file any amended tax return, change any annual tax accounting period, enter into any closing agreement, settlement or compromise or surrender any rights relating to any material tax liability or refund;

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  in the case of Integral Systems, settle or compromise any litigation;

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  adopt a plan of partial or complete liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

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  agree to take any of the foregoing actions.

Stockholder Meetings

        Under the terms of the Merger Agreement, each of Kratos and Integral Systems has agreed to, as promptly as reasonably practicable after the date of the Merger Agreement, take all action necessary in accordance with applicable law and its respective organizational documents to duly call, give notice of, convene and hold a meeting of its stockholders, as promptly as reasonably practicable after the Form S-4 is declared effective, for the purpose of obtaining the Kratos Stockholder Approval and the Integral Systems Stockholder Approval, respectively; provided, however, that Kratos and/or Integral Systems shall be permitted to delay or postpone convening its respective stockholder meeting if required by applicable law.

        Each of Kratos and Integral Systems has acknowledged that its obligations to hold a special meeting of its stockholders to consider the Kratos Share Issuance Proposal or the Integral Systems Merger Proposal, as applicable, as set forth above under the section entitled "The Merger Agreement—Stockholder Meetings", will not be affected by the commencement, public proposal, public disclosure or communication to it or to any other person of any Alternative Proposal (as defined below) or by its own Change of Recommendation (as defined below).

Board Recommendation

        Except in the case of a Change of Recommendation (as defined below) specifically permitted under the terms of the Merger Agreement, the board of directors of each of Kratos and Integral Systems have agreed to:

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  in the case of Kratos, recommend to its stockholders that they approve the issuance of Kratos common stock as consideration for the Merger;

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  in the case of Integral Systems, recommend to its stockholders that they approve the Merger Agreement, the Merger and the other transactions contemplated thereby;

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  include such recommendation in this joint proxy statement; and

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  publicly reaffirm such recommendation within 10 business days after receipt of a publicly disclosed Alternative Proposal.

No Solicitation

        Subject to certain exceptions specified in the Merger Agreement, each of Kratos and Integral Systems has agreed that neither it nor any of its subsidiaries shall, and that it shall direct its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its subsidiaries ("Representatives") not to, directly or indirectly:

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  initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal;

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  engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to it or any of its subsidiaries in connection with, or have any discussions (other than to state that they are not permitted to have discussions) with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal;

  •
  approve, endorse or recommend, or execute or enter into, any letter of intent, acquisition agreement, or other similar agreement relating to any Alternative Proposal;

  •
  amend or grant any waiver or release under any standstill or similar agreement;

  •
  in the case of Integral Systems, approve any transaction by which any third party would otherwise have become an "interested stockholder" under the MGCL; or

  •
  agree to take any of the foregoing actions.

        Additionally, each of Kratos and Integral Systems has agreed to, and to cause its subsidiaries and Representatives to, immediately cease any solicitations, discussions or negotiations with any other person that has made or indicated an intention to make an Alternative Proposal and to notify the other party promptly (within 48 hours) of (i) any written Alternative Proposal, (ii) any written request for non-public information, and (iii) any written inquiry or request for discussion or negotiation regarding an Alternative Proposal.

        An "Alternative Proposal" with respect to either Kratos or Integral Systems, as the case may be, means any inquiry, proposal or offer from any person or group of persons for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the company (or any subsidiary or subsidiaries of the company whose business constitutes 20% or more of the net revenues, net income or assets of the company and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the company and its subsidiaries.

        Prior to the receipt of the Kratos Stockholder Approval or the Integral Systems Stockholder Approval, as applicable, if either Kratos or Integral Systems receives an unsolicited Alternative Proposal and its board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the Alternative Proposal is or could reasonably be expected to lead to a Superior Proposal (as defined below) and that failure to take such action could reasonably be expected to be a breach of the directors' duties under applicable law, it may (i) furnish non-public information with respect to it and its subsidiaries to the person making such Alternative Proposal and its Representatives and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, that it shall also provide the other party to the Merger Agreement with any material, non-public information that is provided to the person making such Alternative Proposal or its Representatives.

        A "Superior Proposal" with respect to either Kratos or Integral Systems, as the case may be, means any Alternative Proposal on terms which the company's board of directors determines in good faith would result in a transaction that is more favorable to the company's stockholders from a financial point of view than the transactions provided for in the Merger Agreement (provided that, with respect to Kratos, the Alternative Proposal is conditioned on the Merger not being completed in accordance with the terms of the Merger Agreement, and provided that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Alternative Proposal shall be deemed to be references to "50%").

        Subject to certain exceptions specified in the Merger Agreement, neither the board of directors of Kratos or Integral Systems, respectively, nor any committee thereof shall (i) withdraw or modify in a manner adverse to the other company, or publicly propose to withdraw or modify in a manner adverse to the other company, their recommendation or (ii) approve or recommend, or publicly propose to approve, endorse or recommend, any Alternative Proposal (any action described in clauses (i) and (ii) being referred to as a "Change of Recommendation"). In the event that, prior to receipt of the Kratos Stockholder Approval or the Integral Systems Stockholder Approval, as applicable, the board of directors of Kratos or Integral Systems, determines in good faith that the failure to make a Change of Recommendation could reasonably be expected to be a breach of the directors' duties under applicable law, the board of directors or any committee thereof may make a Change of Recommendation in response to a Superior Proposal or any material event, development, circumstance, occurrence or change in circumstances or facts not related to (a) an Alternative Proposal, in the case of the board of directors of Integral Systems or (b) a Superior Proposal, in the case of the board of directors of Kratos, in either case that was not known to the board of directors of Integral Systems or the board of directors of Kratos, respectively, as of the date of the Merger Agreement (an "Intervening Event"); provided, however, that prior to making such Change of Recommendation (i) it shall have provided written notice of such Change of Recommendation (a "Proposal Notice") to the other party to the Merger Agreement and (ii) the other party to the Merger Agreement has not made, within three business days after receipt of such notice, a proposal (a "Subsequent Proposal") that would, in the good faith judgment of the board of directors of the party contemplating the Change of Recommendation, cause such Intervening Event to no longer form a basis for the Change of Recommendation or, in the case of Integral Systems, cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal.

        The party that has received the Alternative Proposal shall keep the other party fully informed on a current basis of the status of, and any material changes or proposed material changes to, the terms of any Alternative Proposal and the status of discussions and negotiations related thereto. If, in the case of Integral Systems, a Subsequent Proposal has been made by Kratos and there is any material change made to the financial terms or to other material terms of the Superior Proposal, prior to the making of a Change of Recommendation or terminating the Merger Agreement, Integral Systems shall provide a new Proposal Notice to Kratos and Kratos shall have a period of 48 hours after the receipt of such new Proposal Notice to make another proposal. If, in the case of Kratos, there is any material event, development, circumstance, occurrence or change in circumstances or facts occurs, prior to the making of a Change of Recommendation, then Kratos shall provide a new Proposal Notice to Integral Systems and Integral Systems shall have a period of 48 hours after the receipt of such new Proposal Notice to make another proposal.

Employment and Employee Benefits

        The Merger Agreement provides that, subject to certain requirements:

  •
  for a six-month period commencing at the effective time of the Merger, Kratos or its subsidiaries shall provide qualified defined contribution and group health plan benefits for the employees of Integral Systems that in the aggregate are no less favorable than the overall benefits provided to the employees of Integral Systems immediately prior to the effective time of the Merger; and

  •
  Kratos or its subsidiaries will also give the employees of Integral Systems full credit for their service to Integral Systems for purposes of eligibility and vesting under any employee compensation and incentive plans, benefit plans, programs, policies and arrangements maintained for the benefit of the employees of Integral Systems by Kratos or its subsidiaries.

        The Merger Agreement further provides that:

  •
  with respect to each of its welfare benefit plans, Kratos or its subsidiaries will use commercially reasonable efforts to cause any pre-existing condition or eligibility limitations to be waived and to give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by employees of Integral Systems under similar plans maintained by Integral Systems and its subsidiaries in the plan year in which the effective time of the Merger occurs; and

  •
  the Surviving Corporation will honor (i) each of Integral Systems' existing employment, change in control, severance and termination protection plans, policies or agreements, (ii) all equity-based plans, programs or agreements, bonus plans or programs and (iii) all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement in effect as of the effective time of the Merger, in each case to the extent legally binding on Integral Systems or any of its subsidiaries.

        No provision of the Merger Agreement will modify or amend any Integral Systems plan, agreement or arrangement, unless the Merger Agreement expressly provides for such modification or amendment, and no person (including any current or former employee, officer or director of Integral Systems) shall be deemed to be a third-party beneficiary of the Merger Agreement, except directors and officers of Integral Systems to the extent of their respective rights with respect to the maintenance of indemnification rights and directors' and officers' liability insurance coverage as described under the section entitled "The Merger Agreement—Indemnification and Insurance for Former Integral Systems Directors and Officers," beginning on page 107.

 Indemnification and Insurance for Former Integral Systems Directors and Officers

        Kratos agrees to honor and perform under, and to cause the Surviving Corporation and the Surviving Company to honor and perform under, all indemnification agreements entered into by Integral Systems or any of its subsidiaries and, for a period of six years from the effective time of the Merger, Kratos or its subsidiaries shall:

  •
  indemnify and hold harmless, to the fullest extent permitted by the MGCL, each present and former officer, director or employee of Integral Systems and its subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (i) incurred in connection with such person's role as an officer, director, employee, fiduciary or agent of Integral Systems or any of its subsidiaries or (ii) existing or occurring at or prior to the effective time of the Merger;

  •
  advance expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation and the Surviving Company to the fullest extent to which such indemnified person is entitled to such payment as of the date of the Merger Agreement;

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  observe all rights to indemnification, expenses and exculpation existing in favor of the former or present directors and officers for their acts and omissions occurring prior to the effective time of the Merger, as provided in the charter and bylaws of Integral Systems in effect on the date of the Merger Agreement; and

  •
  maintain, at no expense to the beneficiaries, the current or equivalent policies of the directors' and officers' liability insurance maintained by Integral Systems with respect to matters existing or occurring at or prior to the effective time of the Merger; provided, that, in no event shall the aggregate costs of such insurance policies exceed in any one year during such six-year period, 300% of the current aggregate annual premiums paid by Integral Systems for such purpose.

Financing

        Kratos agrees to use commercially reasonable efforts to obtain debt financing on the terms and conditions set forth in the financing commitment letters that it has entered into with (i) KeyBank, pursuant to which KeyBank has agreed to lend Kratos funds that will be used for purposes of financing the transactions contemplated by the Merger Agreement and for general corporate purposes, and (ii) Jefferies Group and Key Capital, pursuant to which Jefferies Group and Key Capital have agreed to purchase senior secured notes to be issued by Kratos for the purposes of financing the transactions contemplated by the Merger Agreement (collectively, the "Debt Financing") and for general corporate purposes.

        Kratos, Merger Sub and Merger LLC shall promptly notify Integral Systems in the event of any breach or default by any party to the financing commitment letters, material dispute or disagreement among the parties to the financing commitment letters, or any material possibility that Kratos will be unable to obtain all or a portion of the Debt Financing pursuant to the financing commitment letters. If any portion of the Debt Financing becomes unavailable, Kratos agrees to use its commercially reasonable efforts to obtain alternative financing to complete the transactions contemplated by the Merger Agreement.

        Integral Systems agrees to use commercially reasonable efforts to provide, and to cause its subsidiaries and representatives to provide, all cooperation reasonably requested by Kratos in connection with securing the Debt Financing.

        Kratos has represented that it will have sufficient funds to effect the Merger, and Kratos does not have the ability to terminate the Merger Agreement or to refuse to effect the Merger if it does not obtain the Debt Financing.

Conditions to the Completion of the Merger

  Conditions to Each Party's Obligations

        Each party's obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

  •
  receipt of the Kratos Stockholder Approval and the Integral Systems Stockholder Approval;

  •
  the expiration or termination of any waiting period under the HSR Act and the receipt of all consents required under applicable antitrust laws or the termination or expiration of any waiting periods thereunder;

  •
  the absence of any preliminary or permanent injunction, judgment, decree, law or other legal restraint which restricts, prohibits, or makes illegal consummation of the Merger or the other transactions contemplated by the Merger Agreement;

  •
  the effectiveness of the registration statement on Form S-4 and the absence of any stop order or proceedings seeking a stop order; and

  •
  NASDAQ approval of the listing of the shares of Kratos common stock to be issued as the consideration for the Merger, subject to official notice of issuance.

  Conditions to the Obligations of Kratos and Merger Sub

        The obligations of Kratos and Merger Sub to effect the Merger are also subject to the satisfaction or waiver of the following conditions:

  •
  (i) the representations and warranties of Integral Systems in the Merger Agreement, with the exception of the representations and warranties related to capitalization, shall be true and correct as of the date of the Merger Agreement and as of the effective time of the Merger (unless any such representation or warranty is made only as of a specific date, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect with respect to Integral Systems, and (ii) the representations and warranties of Integral Systems related to capitalization shall be true and correct in all respects (other than inaccuracies de minimis relative to the capitalization representation taken as a whole) as of the date of the Merger Agreement and as of the effective time of the Merger (unless any such representation or warranty is made only as of a specific date, in which case as of such date);

  •
  Integral Systems shall have performed in all material respects each of the obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

  •
  Kratos shall have received a certificate signed by an executive officer of Integral Systems certifying as to the satisfaction of the conditions relating to the representations and warranties of Integral Systems and the performance of the obligations of Integral Systems;

  •
  there shall not be pending any suit, action or proceeding commenced by any U.S. federal or state governmental or regulatory authority against Integral Systems, Kratos or any of their respective affiliates:

  •
  challenging or seeking to restrain or prohibit the consummation of the Merger;

  •
  relating to the Merger and seeking to obtain material damages from Kratos or any of its subsidiaries;

  •
  seeking to prohibit or limit in any material respect the ability of Kratos to exercise ownership rights with respect to the stock of the Surviving Corporation; or

  •
  which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of Integral Systems;

  •
  since May 15, 2011, there shall not have occurred a Material Adverse Effect with respect to Integral Systems; and

  •
  Kratos shall have received an opinion of Paul Hastings, dated as of the closing date, to the effect that the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, will be treated as a reorganization within the meaning of Section 368(a) of the Code.

  Conditions to the Obligations of Integral Systems

        The obligation of Integral Systems to effect the Merger is also subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Kratos in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the effective time of the Merger (unless any such representation or warranty is made only as of a specific date, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect with respect to Kratos;

  •
  Kratos shall have performed in all material respects each of the obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

  •
  Integral Systems shall have received a certificate signed by an executive officer Kratos certifying as to the satisfaction of the conditions relating to the representations and warranties of Kratos and the performance of the obligations of Kratos;

  •
  since May 15, 2011, there shall not have occurred a Material Adverse Effect with respect to Kratos; and

  •
  Integral Systems shall have received an opinion of Gibson Dunn, dated as of the closing date, to the effect that the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

        The Merger Agreement provides that, at any time prior to the effective time of the Merger, the Merger Agreement may be terminated:

  •
  by written consent which has been authorized by the board of directors of each of Kratos, Merger Sub and Integral Systems;

  •
  by either Kratos or Integral Systems if:

  •
  a court or other governmental or regulatory authority shall have issued a final and nonappealable order, decree or ruling or taken other final and nonappealable action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, provided that a party seeking to terminate the Merger Agreement for this reason must have used its reasonable best efforts to remove such order, decree, ruling or other action and the issuance of the final and nonappealable order, decree, ruling or other action must not have been due to the failure of such party to perform its obligations under the Merger Agreement;

  •
  the Merger has not been completed within six months of the date of the Merger Agreement;

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  the meeting of the stockholders of Integral Systems (including any postponements and adjournments thereof) has been held and the Integral Systems Stockholder Approval has not been obtained; or

  •
  the meeting of the stockholders of Kratos (including any postponements and adjournments thereof) has been held and the Kratos Stockholder Approval has not been obtained;

  •
  by Integral Systems if any of the following events occurs (each, a "Kratos Triggering Event"):

  •
  the Kratos board of directors effects a Change of Recommendation;

  •
  Kratos or the Kratos board of directors (or any committee thereof) (i) approves, adopts, endorses or recommends any Alternative Proposal or (ii) approves, adopts, endorses or recommends, or enters into or allows Kratos or any of its subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for an Alternative Proposal;

  •
  Kratos materially breaches its obligation to hold a stockholders meeting;

  •
  the Kratos board of directors fails to reaffirm the Kratos Recommendation within 10 business days after a written request from Integral Systems that such action be taken; or

  •
  Kratos or the Kratos board of directors (or any committee thereof) publicly proposes any of the foregoing actions;

  •
  by Integral Systems if, at any time prior to receipt of the Integral Systems Stockholder Approval, the Integral Systems board of directors determines to enter into a definitive agreement with respect to an Alternative Proposal which the Integral Systems board of directors has determined to constitute a Superior Proposal; provided, that:

  •
  the Integral Systems board of directors has effected a Change of Recommendation and complied with all other terms of the Merger Agreement and all applicable time periods for a matching proposal have expired;

  •
  Integral Systems has simultaneously entered into a definitive agreement relating to the Alternative Proposal; and

  •
  Integral Systems has paid any amounts due pursuant to the termination fee provisions of the Merger Agreement;

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  by Kratos if any of the following events occurs (each, an "Integral Systems Triggering Event"):

  •
  the Integral Systems board of directors effects a Change of Recommendation;

  •
  Integral Systems or the Integral Systems board of directors (or any committee thereof) (i) approves, adopts, endorses or recommends any Alternative Proposal or (ii) approves,

      adopts, endorses or recommends, or enters into or allows Integral Systems or any of its subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for an Alternative Proposal;

    •
    Integral Systems materially breaches its obligation to hold a stockholders meeting;

    •
    the Integral Systems board of directors fails to reaffirm the Integral Systems Recommendation within 10 business days after a written request from Kratos that such action be taken; or

    •
    Integral Systems or the Integral Systems board of directors (or any committee thereof) publicly proposes any of the foregoing actions;

  •
  subject to certain cure provisions, by either Kratos or Integral Systems if the other company's representations and warranties are inaccurate (disregarding all materiality qualifications) such that the conditions to the completion of the Merger relating to the accuracy of the other company's representations and warranties would not be satisfied, provided that the terminating party may not terminate the Merger Agreement if such party is then in material breach of its covenants or agreements under the Merger Agreement (see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 108); and

  •
  subject to certain cure provisions, by either Kratos or Integral Systems if the other company has breached any of its covenants or obligations such that the conditions to the completion of the Merger relating to the performance of the other company's covenants would not be satisfied, provided that the terminating party may not terminate the Merger Agreement if such party is then in material breach of its covenants or agreements under the Merger Agreement (see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 108).

Expenses and Termination Fees

        The Merger Agreement provides that, subject to certain exceptions discussed below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses.

        The Merger Agreement provides that Integral Systems must pay Kratos a termination fee of $9.3 million if any of the following events occurs:

  •
  the Merger Agreement is terminated by Integral Systems under the provision of the Merger Agreement permitting termination in the event that, prior to receipt of the Integral Systems Stockholder Approval, the Integral Systems board of directors determines to enter into a definitive agreement with respect to an Alternative Proposal and Integral Systems enters into a definitive agreement relating to the Alternative Proposal simultaneously with such termination;

  •
  the Merger Agreement is terminated by Kratos under the provision of the Merger Agreement permitting termination in the event of an Integral Systems Triggering Event; or

  •
  the Merger Agreement is terminated by either Kratos or Integral Systems under the provisions of the Merger Agreement permitting termination in the event that either the Merger has not been completed within six months of the date of the Merger Agreement or the meeting of the stockholders of Integral Systems (including any postponements and adjournments thereof) has been held and the Integral Systems Stockholder Approval has not been obtained, and prior to such termination, either:

  •
  an Alternative Proposal shall have been made to the management or board of directors of Integral Systems or been publicly announced and not withdrawn prior to such termination,

      and within six months after such termination, Integral Systems completes any Alternative Proposal, or enters into a definitive agreement with respect to any Alternative Proposal which is subsequently completed (for the purposes of this provision, all references in the term Alternative Proposal to "20% or more" are deemed to be references to "more than 50%"); or

    •
    an Integral Systems Triggering Event occurs.

        The Merger Agreement provides that Kratos must pay Integral Systems a termination fee of $9.3 million if any of the following events occurs:

  •
  the Merger Agreement is terminated by Integral Systems under the provision of the Merger Agreement permitting termination in the event of a Kratos Triggering Event; or

  •
  the Merger Agreement is terminated by either Kratos or Integral Systems under the provisions of the Merger Agreement permitting termination in the event that either the Merger has not been completed within six months of the date of the Merger Agreement or the meeting of the stockholders of Kratos (including any postponements and adjournments thereof) has been held and the Kratos Stockholder Approval has not been obtained, and prior to such termination, either:

  •
  an Alternative Proposal shall have been made to the management or board of directors of Kratos or been publicly announced and not withdrawn prior to such termination, and within six months after such termination, Kratos completes any Alternative Proposal, or enters into a definitive agreement with respect to any Alternative Proposal which is subsequently completed (for the purposes of this provision, all references in the term Alternative Proposal to "20% or more" are deemed to be references to "more than 50%"); or

  •
  a Kratos Triggering Event occurs.

        Finally, Kratos and Integral Systems will share equally all expenses incurred in connection with the printing, filing and mailing of this joint proxy statement/prospectus. Kratos is responsible for all filing fees and other charges for the filings required under the HSR Act.

Amendments

        The Merger Agreement may be amended at any time prior to the effective time of the Merger upon the approval of the respective board of directors of the parties and execution by the parties of a written instrument. However, any amendment to the Merger Agreement following receipt of the Integral Systems Stockholder Approval, if applicable, that requires further approval of such stockholders under applicable law may not be made without such further approval.

Governing Law

        Except for the mandatorily applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Merger Agreement is governed by the laws of the State of Maryland.

THE VOTING AGREEMENTS

        The following is a summary of the material provisions of the voting agreements entered into by Integral Systems and the directors (and certain of their affiliated entities) and certain executive officers of Kratos, on one hand, and Kratos and the directors (and certain of their affiliated entities) and certain executive officers of Integral Systems, on the other hand, and is qualified in its entirety by reference to the full text of the forms of such voting agreements which are attached as Annexes B and C, respectively, to this joint proxy statement/prospectus and are incorporated by reference into this joint proxy statement/prospectus.

        In connection with the execution and delivery of the Merger Agreement, on May 15, 2011, each of Messrs. Eric DeMarco, Scott Anderson, Bandel Carano (together with certain funds affiliated with Oak Investment Partners, of which Mr. Carano is a managing partner), William Hoglund, Scot Jarvis, and Samuel Liberatore, and Jane Judd, Deanna Lund and Deborah Butera (the "Key Kratos Stockholders") entered into a voting agreement with Integral Systems (collectively, the "Kratos Stockholder Voting Agreements"). Each of the Key Kratos Stockholders is a director, an affiliate of a director, and/or executive officer of Kratos. Approximately            shares, or             %, of Kratos common stock outstanding on the record date for the Kratos special meeting are held by the Key Kratos Stockholders and subject to the Kratos Stockholder Voting Agreements.

        Also, in connection with the execution and delivery of the Merger Agreement, on May 15, 2011, each of Messrs. John M. Albertine, Alan W. Baldwin, Paul G. Casner, Jr., Brian R. Kahn (together with Vintage Partners, L.P. and its affiliated funds), Melvin L. Keating, Bruce L. Lev, R. Doss McComas, Thomas S. Moorman, Jr., R. Miller Adams, Christopher Roberts, Robert F. Wright, Jr., James Kramer and Stuart Daughtridge and Ms. Bonnie K. Wachtel (the "Key Integral Systems Stockholders") entered into a voting agreement with Kratos (collectively, the "Integral Systems Stockholder Voting Agreements"). Each of the Key Integral Systems Stockholders is a director, an affiliate of a director, and/or executive officer of Integral Systems. Approximately            shares, or            %, of Integral Systems common stock outstanding on the record date for the Integral Systems special meeting are held by the Key Integral Systems Stockholders and subject to the Integral Systems Stockholder Voting Agreements.

Kratos Stockholder Voting Agreements

  Agreement to Vote and Irrevocable Proxy

        Each of the Key Kratos Stockholders has agreed to vote all shares of Kratos common stock owned now or in the future, whether beneficially or of record, by such Key Kratos Stockholder (the "Subject Kratos Shares") at any meeting of the stockholders of Kratos, or at any adjournment or postponement thereof, and on every action by written consent taken by the stockholders of Kratos:

  •
  in favor of the approval of the Kratos Share Issuance Proposal;

  •
  against any alternative Acquisition Proposal with respect to Kratos; and

  •
  against any other action, agreement, proposal or transaction involving Kratos or any of its subsidiaries that would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement.

        In furtherance of the foregoing, pursuant to the Kratos Stockholder Voting Agreements, each Key Kratos Stockholder granted to Integral Systems an irrevocable proxy and irrevocably appointed Integral Systems and R. Miller Adams and Tory Harris, solely in their capacities as officers of Integral Systems, as their proxies to vote their respective Subject Kratos Shares in accordance with the terms of the Kratos Stockholder Voting Agreements.

        The Key Kratos Stockholders may vote their respective Subject Kratos Shares on all other matters not referred to in the irrevocable proxy in any manner they deem appropriate, and proxies may not exercise the proxy with respect to such other matters. The irrevocable proxy is binding upon the heirs and assigns of the Key Kratos Stockholders, including any transferee of any of the Subject Kratos Shares.

  Transfer Restrictions on Shares Held by the Key Kratos Stockholders

        In addition to the agreement to vote and irrevocable proxy, the Key Kratos Stockholders have agreed to certain transfer restrictions for the Subject Kratos Shares and for all other securities of Kratos owned now or in the future, whether beneficially or of record, by such Key Kratos Stockholders. In particular, prior to the termination of the Kratos Stockholder Voting Agreements, the Key Kratos Stockholders may not directly or indirectly (i) sell, encumber, transfer or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer of, the Subject Kratos Shares or such other Kratos securities or (ii) otherwise reduce their beneficial ownership of, interest in or risk relating to the Subject Kratos Shares or such other Kratos securities.

        The foregoing requirements will not prohibit any of the Key Kratos Stockholders from transferring their Subject Kratos Shares to family members (either directly or via trusts established for their benefit) or upon the death of a Key Kratos Stockholder. Any transferees will be required to agree in writing to the terms of the applicable Kratos Stockholder Voting Agreement.

  Additional Covenants in the Kratos Stockholder Voting Agreements

        Pursuant to the Kratos Stockholder Voting Agreements, each Key Kratos Stockholder has agreed not to take any actions that Kratos is prohibited from taking pursuant to the no-solicitation restrictions contained in the Merger Agreement (see the section entitled "The Merger Agreement—No Solicitation" beginning on page 104). Each Key Kratos Stockholder further agreed to promptly notify Integral Systems of any development occurring prior to the termination of the Kratos Stockholder Voting Agreements that causes any breach of any of the representations and warranties of such Key Kratos Stockholder contained in the applicable Kratos Stockholder Voting Agreement.

  Termination of the Kratos Stockholder Voting Agreements

        The Kratos Stockholder Voting Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the date on which the Kratos board of directors withdraws its recommendation in favor of the Kratos Share Issuance Proposal in accordance with the terms of the Merger Agreement, (iii) the completion of the Merger and (iv) the execution and delivery of any amendment to the Merger Agreement that is effected without such Key Kratos Stockholder's consent and that increases the Merger Consideration or otherwise materially and adversely affects such Key Kratos Stockholder.

Integral Systems Stockholder Voting Agreements

  Agreement to Vote and Irrevocable Proxy

        Each of the Key Integral Systems Stockholders has agreed to vote all shares of Integral Systems common stock owned now or in the future, whether beneficially or of record, by such Key Integral Systems Stockholder (the "Subject Integral Systems Shares") at any meeting of the stockholders of Integral Systems, or at any adjournment or postponement thereof, and on every action by written consent taken by the stockholders of Integral Systems:

  •
  in favor of the approval of the Integral Systems Merger Proposal;

  •
  against any alternative Acquisition Proposal with respect to Integral Systems; and

  •
  against any other action, agreement, proposal or transaction involving Integral Systems or any of its subsidiaries that would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement.

        In furtherance of the foregoing, pursuant to the Integral Systems Stockholder Voting Agreements, each Key Integral Systems Stockholder granted to Kratos an irrevocable proxy and irrevocably appointed Kratos and Eric DeMarco and Deanna Lund, solely in their capacities as executive officers of Kratos, as their proxies to vote their respective Subject Integral Systems Shares in accordance with the terms of the Integral Systems Stockholder Voting Agreements.

        The Key Integral Systems Stockholders may vote their respective Subject Integral Systems Shares on all other matters not referred to in the irrevocable proxy in any manner they deem appropriate, and proxies may not exercise the proxy with respect to such other matters. The irrevocable proxy is binding upon the heirs and assigns of the Key Integral Systems Stockholders, including any transferee of any of the Subject Integral Systems Shares.

  Transfer Restrictions on Shares Held by the Key Integral Systems Stockholders

        In addition to the agreement to vote and irrevocable proxy, the Key Integral Systems Stockholders have agreed to certain transfer restrictions for the Subject Integral Systems Shares and for all other securities of Integral Systems owned now or in the future, whether beneficially or of record, by such Key Integral Systems Stockholders. In particular, prior to the termination of the Integral Systems Stockholder Voting Agreements, the Key Integral Systems Stockholders may not directly or indirectly (i) sell, encumber, transfer or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer of, the Subject Integral Systems Shares or such other Integral Systems securities or (ii) otherwise reduce their beneficial ownership of, interest in or risk relating to the Subject Integral Systems Shares or such other Integral Systems securities.

        The foregoing requirements will not prohibit any of the Key Integral Systems Stockholders from transferring their Subject Integral Systems Shares to family members (either directly or via trusts established for their benefit) or upon the death of a Key Integral Systems Stockholder. Any transferees will be required to agree in writing to the terms of the applicable Integral Systems Stockholder Voting Agreement.

  Additional Covenants in the Integral Systems Stockholder Voting Agreements

        Pursuant to the Integral Systems Stockholder Voting Agreements, each Key Integral Systems Stockholder has agreed not to take any actions that Integral Systems is prohibited from taking pursuant to the no-solicitation restrictions contained in the Merger Agreement (see the section entitled "The Merger Agreement—No Solicitation" beginning on page 104). Each Key Integral Systems Stockholder further agreed to promptly notify Kratos of any development occurring prior to the termination of the Integral Systems Stockholder Voting Agreements that causes any breach of any of the representations and warranties of such Key Integral Systems Stockholder contained in the applicable Integral Systems Stockholder Voting Agreement.

  Termination of the Integral Systems Stockholder Voting Agreements

        The Integral Systems Stockholder Voting Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the completion of the Merger and (iii) the execution and delivery of any amendment to the Merger Agreement that is effected without such Key Integral Systems Stockholder's consent and that decreases the Merger Consideration or otherwise materially and adversely affects such Key Integral Systems Stockholder.

INFORMATION ABOUT THE COMPANIES

Kratos Defense & Security Solutions, Inc.

        Kratos is a specialized national security business providing mission-critical products, services and solutions for U.S. national security priorities. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for national security platforms and programs. Kratos' principal services are related to, but are not limited to, Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR); related cybersecurity; cyberwarfare; information assurance and situational awareness solutions; weapons systems lifecycle support and sustainment; military weapon range operations and technical services; missile, rocket and weapons system testing and evaluation; missile and rocket mission launch services, primarily for ballistic missile defense; public safety, critical infrastructure security and surveillance systems; modeling and simulation; unmanned aerial vehicle systems (UAVs); and advanced network engineering and information technology services. Kratos offers its customers products, solutions, services and expertise to support their mission-critical needs by leveraging its skills across Kratos' core offering areas.

        Kratos' primary end customers are U.S. Federal Government agencies, including the DoD, classified agencies, intelligence agencies, other national security agencies and homeland security related agencies. Kratos believes its stable client base, strong client relationships, broad array of contract vehicles, considerable employee base possessing national security clearances, extensive list of past performance qualifications, and significant management and operational capabilities position Kratos for continued growth.

        Kratos provides products, solutions and services for a wide range of established, deployed and operating national security platforms, including, but not limited to: Aegis Ballistic Missile Defense systems, M1 Abrams tanks, Bradley fighting vehicles, F-5 Tiger, HiMARS, Chaparral and Hawk missile systems, Kiowa AH-60 helicopters, DDG-1000 Zumwalt destroyers, attack and missile submarines, certain intelligence surveillance and reconnaissance systems and various unmanned systems.

        Prior to 2008, Kratos was also an independent provider of outsourced engineering and network deployment services, security systems engineering and integration services and other technical services for the wireless communications industry, the U.S. Government and enterprise customers. In 2006 and 2007, Kratos undertook a transformation strategy whereby it divested its commercial wireless related businesses and chose to pursue business with the federal government, primarily the DoD, through strategic acquisitions. On September 12, 2007, Kratos changed its name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Kratos' new name reflects its revised focus as a defense contractor and security systems integrator for the federal government and for state and local agencies. In connection with its name change, Kratos changed its NASDAQ Global Select Market trading symbol to "KTOS".

        Kratos was incorporated in the state of New York on December 19, 1994 and began operations in March 1995. Kratos reincorporated in the state of Delaware in 1997. Kratos' executive offices are located at 4820 Eastgate Mall, San Diego, California 92121, and its telephone number is (858) 812-7300. Kratos' principal website is www.kratosdefense.com. Information contained in or accessible through Kratos' website does not constitute part of this joint proxy statement/prospectus. Additional information about Kratos and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

 Integral Systems, Inc.

        Integral Systems applies almost 30 years of experience to providing integrated technology solutions for the aerospace and communications markets. Customers rely on the Integral Systems family of solution providers (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, Integral Systems SATCOM Solutions, and SAT Corporation) to deliver products, systems, and services on time and on budget.

        Integral Systems' expert teams design and deliver innovative solutions combining customized products and services to address the specific needs of Integral Systems' customers. Integral Systems' solutions include: command and control, signal processing and data communications, enterprise network management, and communications information assurance. Integral Systems has developed and owns many of the key technologies used in its solutions. By controlling these important technologies, Integral Systems believes that it is able to provide solutions at significantly lower risk, lower cost, and on accelerated delivery schedules as compared to its competitors.

        Integral Systems has supported more than 250 satellite missions for both commercial and government customers who perform communications, science, meteorology, and earth resource applications and its systems are utilized worldwide. Products of Integral Systems support more than 75% of the commercial geostationary satellite operators and support over 80% of U.S. space missions. Integral Systems integrates leading edge technologies, algorithms, and integration processes and a commercial model to bring efficiencies into the government market, which is the largest source of revenue for Integral Systems. Integral Systems believes that its blend of commercial and government customers, mature systems integration methodologies, and mix of software and hardware products positions it for sustained growth.

        Integral Systems was incorporated in Maryland in 1982. Integral Systems' principal offices are located at 6721 Columbia Gateway Drive, Columbia, Maryland 21046 and its telephone number is (443) 539-5008. Integral Systems' principal website is www.integ.com. Information contained in or accessible through Integral Systems' website does not constitute part of this joint proxy statement/prospectus. Integral Systems common stock is listed on the NASDAQ Global Select Market and trades under the symbol "ISYS". Additional information about Integral Systems and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

IRIS Merger Sub Inc.

        Merger Sub is a wholly-owned subsidiary of Kratos and was incorporated in Maryland in May 2011, solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

IRIS Acquisition Sub LLC

        Merger LLC is a wholly-owned subsidiary of Kratos and was formed in Maryland in May 2011, solely for the purpose of facilitating the LLC Merger. Merger LLC has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

 THE SPECIAL MEETING OF KRATOS STOCKHOLDERS

Date, Time and Place

        The Kratos special meeting will be held on            , 2011, at            local time, at the offices of Paul, Hastings, Janofsky & Walker LLP located at 4747 Executive Drive, San Diego, California 92121.

Purpose of the Kratos Special Meeting

        The Kratos special meeting will be held for the following purposes:

  1.
  To approve the Kratos Share Issuance Proposal;

  2.
  To approve the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal; and

  3.
  To conduct any other business as may properly come before the Kratos special meeting or any adjournment or postponement thereof.

Kratos Record Date; Shares Entitled to Vote

        The Kratos board of directors has fixed            , 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Kratos special meeting and any adjournment or postponement thereof. Only holders of record of shares of Kratos common stock at the close of business on the record date are entitled to notice of, and to vote at, the Kratos special meeting. At the close of business on the record date, Kratos had outstanding and entitled to vote            shares of common stock.

        The Kratos common stock is the only class of securities entitled to vote at the Kratos special meeting. Each share of Kratos common stock outstanding on the Kratos record date entitles the holder thereof to one vote on each matter properly brought before the Kratos special meeting, exercisable in person or by proxy through a properly executed and delivered proxy card.

Required Vote

        The proposals being submitted for approval by the Kratos stockholders at the Kratos special meeting will be approved or rejected on the basis of certain specific voting thresholds. In particular:

  •
  the approval of the Kratos Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy on the matter at the Kratos special meeting (assuming the presence of a quorum); and

  •
  the approval of the adjournment of the Kratos special meeting, if necessary, to solicit proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal, requires the affirmative vote of the holders of a majority of the Kratos common stock present and entitled to vote either in person or by proxy on the matter at the Kratos special meeting.

        Approval of the Kratos Share Issuance Proposal is a required condition to the completion of the Merger. If this proposal is not approved by the holders of Kratos common stock, the Merger will not be completed.

 How to Vote

        The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of Kratos' board of directors for use at the Kratos special meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date for the Kratos special meeting. For each matter scheduled for a vote at the Kratos special meeting, you may vote "For" or "Against" or you may "Abstain" from voting. The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Kratos special meeting, vote by proxy by the telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the Kratos special meeting, Kratos urges you to vote by proxy to ensure that your vote is counted. You may still attend the Kratos special meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Kratos special meeting and Kratos will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the Kratos special meeting, your proxy will be voted as you direct.

  •
  To vote by telephone, call the number on your proxy card and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 P.M., Eastern Time on            , 2011 to be counted.

  •
  To vote over the Internet, go to the Internet address stated on your proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 P.M., Eastern Time on            , 2011 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card containing voting instructions from that organization rather than from Kratos. Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Kratos special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Voting Kratos Shares Held Through the Kratos 401(k) Plan

        The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of Kratos common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of Kratos common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of Kratos common stock according to the recommendations of Kratos' board of directors.

Counting of Votes

        The inspector of election appointed for the meeting by Kratos' board of directors will count the votes cast by proxy or in person at the special meeting. The inspector will count those votes to determine whether a quorum is present. If a Kratos stockholder does not submit a proxy card or provide proxy instructions by telephone or over the Internet or vote at the Kratos special meeting, such stockholder's shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Kratos special meeting, and will have no effect on the outcome of Kratos Proposal Nos. 1 (Kratos Share Issuance Proposal), and 2 (adjournment to solicit additional proxies, if necessary).

Quorum

        In order to conduct the business described above at the Kratos special meeting, Kratos must have a quorum present. Stockholders who hold a majority of the Kratos common stock outstanding as of the close of business on the record date for the Kratos special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the Kratos special meeting. As of the record date for the Kratos special meeting, there were            shares of Kratos common stock outstanding and entitled to vote at the Kratos special meeting. Accordingly, the presence, in person or by proxy, of the holders of            shares of Kratos common stock will be required in order to establish a quorum.

Treatment of Abstentions and Incomplete Proxies

        Under Delaware law (under which Kratos is incorporated), abstentions are counted as shares present and entitled to vote at the Kratos special meeting. If a Kratos stockholder submits a proxy card or provides instructions by telephone or over the Internet and affirmatively elects to abstain from voting, that proxy will be counted as present for the purpose of determining the presence of a quorum for the Kratos special meeting, but will not be voted at the Kratos special meeting. As a result, such abstention will have the same effect as voting "AGAINST" Kratos Proposal Nos. 1 and 2.

        If a Kratos stockholder submits a proxy card without indicating how such stockholder wishes to vote, the shares of Kratos common stock represented by that proxy will be counted as present for the purpose of determining the presence of a quorum for the Kratos special meeting and all of such shares will be voted "FOR" Kratos Proposal Nos. 1 and 2.

Treatment of Broker Non-Votes

        If your shares of Kratos common stock are held in street name in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by your broker or other nominee. You may not vote shares of Kratos common stock held in street name by returning a proxy card directly to Kratos or by voting in person at the Kratos special meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee.

        Brokers or other nominees who hold shares of Kratos common stock in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from beneficial owners. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are determined to be "non-routine" without specific instructions from the beneficial owner. A "broker non-vote" is a vote that, in accordance with stock exchange rules, is not cast by a broker on a non-routine matter because the broker or other nominee has not received instructions from the beneficial owner of such shares to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

        Under the rules of The NASDAQ Stock Market LLC, brokers or other nominees do not have discretionary authority to vote on the Kratos Share Issuance Proposal. Therefore, if you are a Kratos stockholder and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may not vote your shares on the Kratos Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal.

 Voting by Kratos Directors and Executive Officers

        In connection with the execution and delivery of the Merger Agreement, on May 15, 2011, the Key Kratos Stockholders, including each director of Kratos, the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President and General Counsel of Kratos, entered into the Kratos Stockholder Voting Agreements pursuant to which each Key Kratos Stockholder has agreed to vote his Subject Kratos Shares in favor of the Kratos Share Issuance Proposal. Each of the Key Kratos Stockholders may vote his or her respective Subject Kratos Shares on all other matters in any manner they deem appropriate. The Subject Kratos Shares represented approximately            % of Kratos common stock outstanding on the record date for the Kratos special meeting.

Revocability of Proxies and Changes to a Kratos Stockholder's Vote

        If you are a Kratos stockholder and wish to change your vote with respect to any proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the Kratos special meeting by:

  •
  sending a written notice stating that you would like to revoke your proxy to Kratos' Corporate Secretary at 4820 Eastgate Mall, San Diego, California 92121;

  •
  submitting new proxy instructions either on a new proxy card with a later date; or

  •
  attending the Kratos special meeting and voting in person (but note that your attendance alone will not revoke your proxy).

        If you are a Kratos stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Pacific Time, on            , 2011, although you may also revoke your proxy by attending the Kratos special meeting and voting in person. However, if your shares are held in street name by a broker or other nominee and you have instructed such broker or other nominee to vote your shares, you must follow directions received from your broker in order to change those voting instructions.

 Solicitation of Proxies

        Kratos and Integral Systems will generally share the cost and expense of preparing, filing, assembling, printing and mailing this joint proxy statement/prospectus, any amendments thereto, the proxy cards and any additional information furnished to Kratos stockholders and Integral Systems stockholders, as well as any fees paid to the SEC. Kratos and Integral Systems may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this joint proxy statement/prospectus and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of Kratos and Integral Systems by mail, telephone, fax or other methods of communication. Kratos has retained Georgeson Inc. to assist Kratos in the solicitation of proxies from Kratos stockholders in connection with the Kratos special meeting. Georgeson Inc. will receive aggregate total fees estimated to be $8,500, plus reimbursement of certain costs and expenses incidental to the solicitation of proxies and fees for the direct telephone solicitation of registered stockholders at a rate of $6.00 per completed call (incoming and outgoing). Kratos has agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its engagement. Integral Systems has retained D. F. King & Co., Inc. to assist Integral Systems in the solicitation of proxies from Integral Systems stockholders in connection with the Integral Systems special meeting. D. F. King & Co., Inc. will receive aggregate total fees estimated to be $11,000, plus reimbursement of certain costs and expenses incidental to the solicitation of proxies. Integral Systems has agreed to indemnify D.F. King & Co., Inc. against certain liabilities arising out of or in connection with its engagement.

Stockholder List

        A complete list of registered stockholders entitled to vote at the Kratos special meeting will be available for examination by any stockholder, for any purpose related to the special meeting, for 10 days prior to the date of the special meeting during ordinary business hours at Kratos' principal offices located at 4820 Eastgate Mall, San Diego, California 92121.

Delivery of Proxy Materials to Households Where Two or More Kratos Stockholders Reside

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single joint proxy statement/prospectus addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost-savings for companies.

        In connection with the Kratos special meeting, a number of brokers with account holders who are Kratos stockholders will be householding Kratos' proxy materials. As a result, a single joint proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once a Kratos stockholder receives notice from its broker that they will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, a Kratos stockholder no longer wishes to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, such stockholder should notify its broker or contact Kratos' Corporate Secretary (Attn: Deborah Butera, Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, California 92121). Kratos stockholders who currently receive multiple copies of this joint proxy statement/prospectus at their address and would like to request householding of their communications should contact their broker.

Attending the Kratos Special Meeting

        All Kratos stockholders as of the Kratos record date, or their duly appointed proxies, may attend the Kratos special meeting. If you are a registered Kratos stockholder (that is, if you hold your stock in your own name) and you wish to attend the Kratos special meeting, please bring your proxy to the Kratos special meeting. You should also bring valid picture identification.

        If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the Kratos special meeting, you need to bring a copy of a brokerage or bank statement to the Kratos special meeting reflecting your stock ownership as of the Kratos record date. You should also bring valid picture identification.

Voting Results

        Voting results are expected to be announced at the Kratos special meeting and will also be disclosed in a Current Report on Form 8-K (the "Form 8-K") that Kratos will file with the SEC within four business days of the date of the Kratos special meeting. In the event the results disclosed in the Form 8-K are preliminary, Kratos will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

KRATOS PROPOSALS

Kratos Proposal No. 1: Approval of the Issuance of Kratos Common Stock in Connection with the Merger

        If the Merger is completed, each share of Integral Systems common stock outstanding immediately before the Merger will be converted into the right to receive (i) $5.00 in cash, without interest, and (ii) 0.588 shares of Kratos common stock, subject to adjustment for changes in the number of outstanding shares of Kratos common stock or Integral Systems common stock by reason of stock splits, stock dividends or other similar transactions occurring prior to the completion of the Merger. Under the NASDAQ Marketplace Rules, a company listed on NASDAQ is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance in connection with such proposed acquisition.

        The aggregate number of shares of Kratos common stock to be issued in connection with the Merger will exceed 20% of the shares of Kratos common stock outstanding before such issuance. For this reason, Kratos must obtain the approval of the Kratos stockholders, in accordance with the NASDAQ Marketplace Rules, for the issuance of shares of Kratos common stock to Integral Systems stockholders in connection with the Merger. Accordingly, Kratos is asking its stockholders to approve the issuance of Kratos common stock in connection with the Merger.

  Required Vote; Recommendation of the Kratos Board of Directors

        Approval of the Kratos Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy on the matter at the Kratos special meeting (assuming the presence of a quorum). A failure to submit a proxy card or vote at the Kratos special meeting will result in your shares not being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Kratos special meeting, and will have no effect on the outcome of the Kratos Share Issuance Proposal. However, for purposes of this vote, an abstention will be counted as present for the purpose of determining a quorum, but will have the same effect as voting "AGAINST" the Kratos Share Issuance Proposal.

  The Kratos board of directors recommends a vote "FOR" the Kratos Share Issuance Proposal.

Kratos Proposal No. 2: Approval of the Adjournment of the Kratos Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Kratos Share Issuance Proposal.

        Kratos is asking its stockholders to vote on a proposal to approve the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal.

  Required Vote; Recommendation of the Kratos Board of Directors

        Approval of the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Kratos common stock present and entitled to vote either in person or by proxy on the matter at the Kratos special meeting. A failure to submit a proxy card or vote will have no effect on the outcome of the vote for this proposal. For purposes of this vote, an abstention will have the same effect as a vote "AGAINST" such proposal.

        The Kratos board of directors recommends a vote "FOR" the adjournment of the Kratos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Kratos Share Issuance Proposal.

 KRATOS SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

        The following table sets forth information as of May 31, 2011, regarding the beneficial ownership of Kratos common stock by (i) each person known by the Kratos board of directors to own beneficially 5% or more of the outstanding shares of Kratos common stock, (ii) each director of Kratos, (iii) the Kratos named executive officers and (iv) all of Kratos' directors and executive officers as a group. Information with respect to beneficial ownership is based solely on a review of Kratos' capital stock transfer records and on publicly-available filings made with the SEC by or on behalf of the stockholders listed below. The address for all executive officers and directors set forth in the table below is c/o Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, San Diego, California 92121.

        Percentage of beneficial ownership is calculated in relation to the 23,874,161 shares of Kratos common stock (net of treasury shares) that were outstanding as of May 31, 2011. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and includes shares of Kratos common stock issuable pursuant to the exercise of stock options, warrants or other securities that are exercisable or convertible into shares of Kratos common stock within 60 days of May 31, 2011. Unless otherwise indicated, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficial Ownership(1) Common Stock
	Shares		% Ownership
Identity of Owner or Group
Named Executive Officers(2)
Eric DeMarco	224,046	(3)	*
Deanna Lund	47,290	(4)	*
Laura Siegal	16,334	(5)	*
Phillip Carrai	26,674	(6)	*
Richard Selvaggio	13,335	(7)	*
Directors
Scott Anderson	72,401	(8)	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Bandel Carano	852,925	(9)	3.57%
Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301
William Hoglund	12,000	(10)	*
P.O. Box 1914 Wilson, WY 83014

	Beneficial Ownership(1) Common Stock
	Shares		% Ownership
Scot Jarvis	41,200	(11)	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Jane Judd	300		*
4820 Eastgate Mall San Diego, CA 92121
Samuel Liberatore	1,291	(12)	*
4820 Eastgate Mall San Diego, CA 92121
5% Stockholders
T. Rowe Price Associates, Inc.	2,336,991	(13)	9.79%
100 E. Pratt Street Baltimore, MD 21202
Individuals and entities affiliated with MCM Capital Management, LLC	2,341,700	(14)	9.81%
1370 Avenue of the Americas New York, NY 10019
Wellington Management Company, LLP	1,687,525	(15)	7.07%
280 Congress Street Boston, MA 02210
Integral Systems, Inc.	1,249,413	(16)	5.23%
6721 Columbia Gateway Drive Columbia, MD 21046
State of Wisconsin Investment Board	1,166,397	(17)	4.89%
P.O. Box 7842 Madison, WI 53707
BlackRock, Inc.	1,083,544	(18)	4.54%
40 East 52nd Street New York, NY 10022
All Directors and Executive Officers as a Group (14 persons)	1,348,234		5.65%
Total Shares Outstanding	23,874,161

*
Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of May 31, 2011 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 23,874,161 shares of common stock outstanding on May 31, 2011.

(2)
The address for all executive officers is 4820 Eastgate Mall, San Diego, CA 92121.

(3)
Includes 4,121 shares held in Kratos' 401(k) Plan, 4,034 shares purchased through the Kratos Employee Stock Purchase Plan, and 197,499 shares subject to options exercisable within 60 days from May 31, 2011.

(4)
Includes 4,127 shares held in Kratos' 401(k) Plan, 3,163 shares purchased through the Kratos Employee Stock Purchase Plan, and 40,000 shares subject to options exercisable within 60 days from May 31, 2011.

(5)
Includes 4,006 shares held in Kratos' 401(k) Plan, 44 shares purchased through the Kratos Employee Stock Purchase Plan, and 12,259 shares subject to options exercisable within 60 days from May 31, 2011.

(6)
Includes 3,577 shares held in Kratos' 401(k) Plan.

(7)
Includes 3,074 shares held in Kratos' 401(k) Plan and 1,400 shares subject to options exercisable within 60 days from May 31, 2011.

(8)
Includes 11,000 shares subject to options exercisable within 60 days from May 31, 2011.

(9)
Includes 27,325 shares subject to options held by Mr. Carano that are exercisable within 60 days of May 31, 2011. Includes 255 shares of common stock held directly by Mr. Carano, 267,786 shares of common stock held by Oak Investment Partners IX, Limited Partnership, 2,853 shares of common stock held by Oak IX Affiliates Fund, Limited Partnership, 6,427 shares of common stock held by Oak IX Affiliates Fund-A, Limited Partnership, 539,618 shares of common stock held by Oak Investment Partners X, Limited Partnership, and 8,661 shares of common stock held by Oak X Affiliates Fund, Limited Partnership. Mr. Carano is a managing member of each of the Oak IX Funds and a managing member of each of the Oak X Funds listed above, and, as such, may be deemed to possess shared and indirect beneficial ownership of the shares of common stock held by such entities. Mr. Carano, Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund A, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. each disclaims the existence of a group and each disclaims beneficial ownership of any securities (except to the extent of such person's or entity's pecuniary interest in such securities) other than any securities listed herein as being directly owned by such person or entity.

(10)
Includes 12,000 shares subject to options exercisable within 60 days from May 31, 2011.

(11)
Includes 11,000 shares subject to options exercisable within 60 days from May 31, 2011.

(12)
Includes 891 shares held in Kratos' 401(k) Plan.

(13)
These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,170,000 shares, representing 4.9% of the shares outstanding), for which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(14)
Based on information contained in a Schedule 13D/A filed with the SEC by MMI Investments, L.P. ("MMI Investments") on May 31, 2011 with respect to holdings of Kratos common stock as of May 27, 2011. These securities are owned by MMI Investments, L.P. (which owns 2,338,200 shares) and MMI Plus, L.P. ("MMI Plus") (which owns 3,500 shares). MCM Capital Management, LLC ("MCM") does not own any shares directly. However, by virtue of being the general partner of MMI Investments and MMI Plus, MCM may be deemed to be the beneficial owner of the shares owned by MMI Investments and MMI Plus and to have sole power over the voting and disposition of such shares as a result of its having the sole power to make voting and disposition decisions on behalf of MMI Investments and MMI Plus with respect to such shares. MCM disclaims beneficial ownership of such shares. Mr. Lifflander does not directly own any shares. However, as a member of a "group" for purposes of Rule 13d-5(b)(1) of the Exchange Act, Mr. Lifflander may be deemed to beneficially own the shares owned by MMI Investments and MMI Plus. Mr. Lifflander disclaims beneficial ownership of such shares.

(15)
Based on information contained in a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP ("Wellington") on February 14, 2011 with respect to holdings of Kratos common stock as of December 31, 2010. Wellington reported that it had shared voting power with respect to an aggregate of 1,092,169 shares and shared dispositive power with respect to an aggregate of 1,687,525 shares. The securities as to which the Schedule 13G/A was filed by Wellington, in its capacity as investment adviser, are owned of record by clients of Wellington.

(16)
Based on information contained in a Schedule 13D filed with the SEC by Integral Systems on May 24, 2011. Integral Systems reported that it may be deemed to have shared voting power with the directors (and certain of their affiliates) and certain executive officers of Kratos who beneficially own an aggregate of 1,249,413 shares of Kratos common stock and who entered into voting agreements with Integral Systems on May 15, 2011 in connection with the execution of the Merger Agreement. Integral Systems expressly disclaims beneficial ownership of such shares.

(17)
Based on information contained in a Schedule 13G/A filed with the SEC by the State of Wisconsin Investment Board ("WIB") on February 14, 2011. WIB reported that it had sole voting and dispositive power with respect to these shares.

(18)
Based on information contained in a Schedule 13G filed with the SEC by the BlackRock Inc. ("BlackRock") on February 7, 2011. BlackRock reported that it had sole voting and dispositive power with respect to these shares.

THE SPECIAL MEETING OF INTEGRAL SYSTEMS STOCKHOLDERS

General

        Proxies are being solicited on behalf of the Integral Systems board of directors for use at the Special Meeting of Stockholders to be held on            , 2011, at            local time, or at any postponement or adjournment thereof, for the purposes described below and in the accompanying Notice of Special Meeting of Stockholders. The Integral Systems special meeting will be held at Integral Systems' offices at 6721 Columbia Gateway Drive, Columbia, Maryland 21046. Integral Systems' telephone number there is (443) 539-5008 and directions may be obtained on the Integral Systems website at www.integ.com under "Locations". You are invited to attend the Integral Systems special meeting to vote on the proposals described in this joint proxy statement/prospectus, but you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, date and return the proxy card.

Matters Scheduled for a Vote at the Integral Systems Special Meeting

        There are two matters scheduled for a vote at the Integral Systems special meeting:

  1.
  To consider and vote upon Integral Systems Proposal No. 1 to approve the Merger, the Merger Agreement and the transactions contemplated thereby.

  2.
  To consider and vote upon Integral Systems Proposal No. 2 to approve, on an advisory (non-binding) basis, the Golden Parachute Compensation arrangements for Integral Systems' named executive officers.

Recommendations of the Integral Systems Board of Directors

        The Integral Systems board of directors has determined and believes that the Merger is advisable and fair to, and in the best interests of, Integral Systems and its stockholders and has approved the Merger, the Merger Agreement and the transactions contemplated thereby. The Integral Systems board of directors recommends that Integral Systems stockholders vote "FOR" Integral Systems Proposal No. 1 to approve the Merger, the Merger Agreement and the transactions contemplated thereby.

        The Integral Systems board of directors has determined and believes that the proposal to approve, on an advisory (non-binding) basis, the Golden Parachute Compensation arrangements for Integral Systems' named executive officers is advisable to, and in the best interests of, Integral Systems and its stockholders and has approved and adopted the proposal. Accordingly, the Integral Systems board of directors recommends that Integral Systems stockholders vote "FOR" Integral Systems Proposal No. 2 to approve, on an advisory (non-binding) basis, the Golden Parachute Compensation arrangements for Integral Systems' named executive officers.

 Record Date and Principal Share Ownership

        Stockholders of record at the close of business on            , 2011 (the "Integral Systems Record Date") are entitled to notice of and to vote at the Integral Systems special meeting. As of the Integral Systems Record Date,            shares of Integral Systems common stock were outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        Integral Systems' transfer agent is Registrar & Transfer Co. If, as of the Integral Systems Record Date, your shares were registered directly in your name with Integral Systems' transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Integral Systems special meeting or vote by proxy. Whether or not you plan to attend the meeting, Integral Systems urges you to fill out and return the proxy card as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on the Integral Systems Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your name, then you are the beneficial owner of shares held in street name and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Integral Systems special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Integral Systems special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Integral Systems special meeting unless you request and obtain a valid proxy from your broker or other agent.

Voting

        The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Integral Systems board of directors for use at the Integral Systems special meeting. Each stockholder is entitled to one vote for each share of Integral Systems common stock held as of the Integral Systems Record Date. For each matter scheduled for a vote at the Integral Systems special meeting, you may vote "For" or "Against" or you may "Abstain" from voting. The procedures for voting are as follows.

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Integral Systems special meeting, or vote by completing, signing, dating and returning the enclosed proxy card. Whether or not you plan to attend the Integral Systems special meeting, Integral Systems urges you to vote by proxy to ensure that your vote is counted. You may still attend the Integral Systems special meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Integral Systems special meeting and Integral Systems will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the Integral Systems special meeting, your proxy will be voted as you direct.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card containing voting instructions from that organization rather than from Integral Systems. Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Integral Systems special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Counting Votes

        Votes will be counted by the inspector of election appointed for the Integral Systems special meeting, who will separately count "For," "Against," "Abstain" and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to how to vote on that proposal from the beneficial owner. If a broker, bank, custodian, nominee or other record holder of Integral Systems common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted with respect to each of the proposals.

        Abstentions will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Integral Systems special meeting.

Voting by Integral Systems Directors and Executive Officers

        In connection with the execution and delivery of the Merger Agreement, on May 15, 2011, the Key Integral Systems Stockholders entered into the Integral Systems Stockholder Voting Agreements pursuant to which each Key Integral Systems Stockholder has agreed, among other things, to vote his or her Subject Integral Systems Shares in favor of the Integral Systems Merger Proposal. The Subject Integral Systems Shares represented approximately            % of Integral Systems common stock outstanding on the Integral Systems Record Date.

Revocability of Proxies

        You may revoke any proxy given pursuant to this solicitation at any time before its use at the Integral Systems special meeting. If you are the record holder of your shares, you may revoke your proxy by delivering timely written notice of revocation to Integral Systems at 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn: R. Miller Adams, Corporate Secretary. Alternatively, you may submit a duly executed proxy bearing a date later than your last executed proxy, or you may attend the Integral Systems special meeting and vote in person. Simply attending the Integral Systems special meeting will not, by itself, revoke your proxy. Your most current proxy card is the one that will be counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. Holders of a majority of the shares of Integral Systems common stock outstanding as of the close of business on the Integral Systems Record Date must be present, in person or represented by proxy, at the Integral Systems special meeting in order to constitute a quorum to transact business. On the Integral Systems Record Date, there were            shares outstanding and entitled to vote. Thus, the holders of            shares must be present, in person or represented by proxy, to have a quorum. If the shares present, in person and by proxy, at the Integral Systems special meeting do not constitute the required quorum, the chairman of the Integral Systems special meeting or the holders of a majority of the shares present and entitled to vote either in person or by proxy, although less than a quorum, may adjourn the Integral Systems special meeting to a later date in order to obtain a quorum.

Required Vote

        Approval of Integral Systems Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares of Integral Systems common stock outstanding and entitled to vote on the matter on the Integral Systems Record Date. Approval of Integral Systems Proposal No. 2 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote at the Integral Systems special meeting (assuming the presence of a quorum). Abstentions will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes "AGAINST" Integral Systems Proposal No. 1, but will have no effect in determining whether Integral Systems Proposal No. 2 is approved. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes "AGAINST" Integral Systems Proposal No. 1, but will have no effect in determining whether Integral Systems Proposal No. 2 is approved.

Solicitation of Proxies

        Kratos and Integral Systems will generally share the cost and expense of preparing, filing, assembling, printing and mailing this joint proxy statement/prospectus, and any amendments thereto, the proxy card and any additional information furnished to Kratos stockholders and Integral Systems stockholders, as well as any fees paid to the SEC. Kratos and Integral Systems may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this joint proxy statement/prospectus and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of Kratos and Integral Systems by mail, telephone, fax, or other methods of communication. Kratos has retained Georgeson Inc. to assist Kratos in the solicitation of proxies from Kratos stockholders in connection with the Kratos special meeting. Georgeson Inc. will receive aggregate total fees estimated to be $8,500, plus reimbursement of certain costs and expenses incidental to the solicitation of proxies and fees for the direct telephone solicitation of registered stockholders at a rate of $6.00 per completed call (incoming and outgoing). Kratos has agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its engagement. Integral Systems has retained D. F. King & Co., Inc. to assist Integral Systems in the solicitation of proxies from Integral Systems stockholders in connection with the Integral Systems special meeting. D. F. King & Co., Inc. will receive aggregate total fees estimated to be $11,000, plus reimbursement of certain costs and expenses incidental to the solicitation of proxies. Integral Systems has agreed to indemnify D.F. King & Co., Inc. against certain liabilities arising out of or in connection with its engagement.

Other Matters

        As of the date of this joint proxy statement/prospectus, the Integral Systems board of directors does not know of any business to be presented at the Integral Systems special meeting other than as set forth in the notice accompanying this joint proxy statement/prospectus. If any other matters should properly come before the Integral Systems special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

        If the Merger is completed, Integral Systems will no longer have public stockholders and there will be no public participation in any future meeting of Integral Systems stockholders. However, if the Merger is not completed or if Integral Systems is otherwise required to do so under applicable law, Integral Systems will hold a 2012 Annual Meeting of Stockholders.

        Any stockholder who wishes to communicate directly with the Integral Systems board of directors or any member of the Integral Systems board of directors should do so in writing, addressed to John M. Albertine, Chairman of the Board of Directors, c/o Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046. These communications will not be screened by management prior to receipt by the Integral Systems board of directors.

 Delivery of Proxy Materials to Households Where Two or More Integral Systems Stockholders Reside

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost-savings for companies.

        In connection with the Integral Systems special meeting, a number of brokers with account holders who are Integral Systems stockholders will be householding Integral Systems' proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once an Integral Systems stockholder receives notice from its broker that it will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, an Integral Systems stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such stockholder should notify its broker or contact Integral Systems' Corporate Secretary (Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn.: R. Miller Adams, Corporate Secretary). Integral Systems stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

INTEGRAL SYSTEMS PROPOSALS

Integral Systems Proposal No. 1: Approval of the Merger, the Merger Agreement and the Transactions Contemplated Thereby

        Integral Systems is asking its stockholders to vote on the approval of the Merger, the Merger Agreement and the transactions contemplated thereby (referred to elsewhere in this joint proxy statement/prospectus as the Integral Systems Merger Proposal). For a detailed discussion of the terms and conditions of the Merger, see the section entitled "The Merger Agreement" beginning on page 96. As discussed in the section entitled "The Merger—Recommendations of the Integral Systems Board of Directors and its Reasons for the Merger" beginning on page 56, the Integral Systems board of directors unanimously determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Integral Systems and its stockholders, and unanimously approved the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

  Vote Required; Recommendation of Integral Systems Board of Directors

        Approval of the Integral Systems Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Integral Systems common stock outstanding on the Integral Systems Record Date.

        Abstentions will be counted as present for the purpose of determining the presence of a quorum, but, because the required vote is based upon the number of shares of common stock outstanding rather than the number of votes cast, will have the same effect as votes "AGAINST" Integral Systems Proposal No. 1.

        The Integral Systems board of directors unanimously recommends that the Integral Systems stockholders vote "FOR" Integral Systems Proposal No. 1 to approve the Merger, the Merger Agreement and the transactions contemplated thereby.

Integral Systems Proposal No. 2: Advisory Vote on the Golden Parachute Compensation Arrangements for Integral Systems' Named Executive Officers

        Recently adopted Section 14A of the Exchange Act requires that Integral Systems provide its stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the Golden Parachute Compensation arrangements for Integral Systems' named executive officers, as disclosed in the section entitled "The Merger—Interests of Integral Systems Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 86.

        In accordance with Section 14A of the Exchange Act, in this proposal Integral Systems stockholders are being asked to approve the following non-binding resolution at the Integral Systems special meeting:

        "RESOLVED, that the stockholders of Integral Systems approve, on an advisory (non-binding) basis, the compensation to be paid by Integral Systems to Integral Systems' named executive officers that is based on or otherwise relates to the merger with Kratos, as disclosed in the Golden Parachute Compensation Table and related notes and narrative disclosure in the section of the joint proxy statement/prospectus for the Merger entitled "The Merger—Interests of Integral Systems Directors and Executive Officers in the Merger—Golden Parachute Compensation."

        Approval of this proposal is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only. Accordingly, the vote will not be binding on Integral Systems or Kratos, or the board of directors or the compensation committees of Integral Systems or Kratos.

  Vote Required; Recommendation of Integral Systems Board of Directors

        The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote at the Integral Systems special meeting (assuming the presence of a quorum) is required for approval of Integral Systems Proposal No. 2.

        Abstentions will be counted as present for the purpose of determining the presence of a quorum, but, because the required vote is based on the number of votes cast, will have no effect in determining whether Integral Systems Proposal No. 2 is approved.

        The Integral Systems board of directors recommends that the Integral Systems stockholders vote "FOR" Integral Systems Proposal No. 2 to approve, on an advisory (non-binding) basis, the Golden Parachute Compensation arrangements for Integral Systems' named executive officers.

INTEGRAL SYSTEMS SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Integral Systems common stock as of May 13, 2011, by (i) each person or entity who is known by Integral Systems to own beneficially more than 5% of the outstanding shares of Integral Systems common stock, (ii) each director of Integral Systems, (iii) each of Integral Systems' named executive officers and (iv) all directors and executive officers of Integral Systems as a group. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise indicated, the address of each listed stockholder is c/o Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046.

	Shares Beneficially Owned(1)			Total Equity Stake(2)
Beneficial Owner	Number		Percent	Number	Percent
Greater-than-Five Percent Stockholders:
Vintage Partners, L.P. 5506 Worsham Court Windermere, FL 34786	1,750,000	(3)	9.84	1,750,000	9.06
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,645,726	(4)	9.26	1,645,726	8.52
BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,277,629	(5)	7.19	1,277,629	6.62
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474 Columbia Management Investment Advisers, LLC 100 Federal St. Boston, MA 02110	1,173,389	(6)	6.60	1,173,389	6.08
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	910,904	(7)	5.13	910,904	4.72
Executive Officers and Directors:
John M. Albertine(8)	80,000.5		*	91,666	*
Alan W. Baldwin(8)	95,003.5		*	145,000	*
Paul G. Casner, Jr.(8)	128,226.26		*	171,558.26	*
Brian R. Kahn(8)(9)	1,760,000		9.90	1,760,000	9.11
Melvin L. Keating(8)	11,666		*	11,666	*
Bruce L. Lev(8)	23,332.5		*	28,332	*
R. Doss McComas(8)	56,667.5		*	65,000	*
Thomas S. Moorman, Jr.(8)	10,000		*	10,000	*
Bonnie K. Wachtel(8)(10)	77,008		*	77,008	*

	Shares Beneficially Owned(1)		Total Equity Stake(2)
Beneficial Owner	Number	Percent	Number	Percent
R. Miller Adams(8)	34,186.64	*	50,852.64	*
William M. Bambarger, Jr.(8)(11)	100,405.55	*	100,405.55	*
Christopher Roberts(8)	0	*	30,000	*
H. Marshal Ward(8)(12)	52,035.55	*	52,035.55	*
Robert F. Wright, Jr.(8)	10,000	*	30,000	*
All Directors and Executive Officers as a group (16 persons)(8)(13)	2,533,484.89	13.78	2,751,808.95	14.25

*
Less than one percent of the Integral Systems common stock outstanding.

(1)
Percentage based on number of shares outstanding (including shares of restricted stock) as of May 13, 2011. Number includes any stock options that vest within 60 days of May 13, 2011.

(2)
The Total Equity Stake column indicates the number of shares owned assuming the issuance of shares under stock options without regard to whether or not stock options are exercisable within 60 days, which Integral Systems is including because all outstanding Integral Systems stock options will vest upon the completion of the merger. Percentages in the percent column are calculated on a fully diluted basis, assuming that all shares subject to stock options are deemed to be outstanding and without regard to whether or not the stock options are exercisable within 60 days.

(3)
Based on a Schedule 13D/A jointly filed by Vintage Partners, L.P., Vintage Partners GP, LLC, Vintage Capital Management, LLC and Brian R. Kahn on October 12, 2010. The reporting persons have shared voting power and shared dispositive power with respect to all 1,750,000 shares.

(4)
Based on a Schedule 13G/A filed by Royce & Associates, LLC on January 13, 2011. The reporting person has sole voting power and sole dispositive power with respect to all 1,645,726 shares.

(5)
Based on a Schedule 13G/A filed by BlackRock Inc. on February 4, 2011. The reporting person has sole voting power and sole dispositive power with respect to all 1,277,629 shares.

(6)
Based on a Schedule 13G jointly filed by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC on February 11, 2011. The reporting persons have shared voting power with respect to 734,704 shares and sole dispositive power with respect to all 1,173,389 shares.

(7)
Based on a Schedule 13G filed by The Vanguard Group Inc. on February 10, 2011. The reporting person has sole voting power and shared dispositive power with respect to 25,834 shares and sole dispositive power with respect to 885,070 shares.

(8)
Includes shares subject to options currently exercisable or exercisable within 60 days of May 13, 2011, as follows: Dr. Albertine: 63,334.5 shares; Mr. Baldwin: 85,003.5 shares; Mr. Casner: 126,668 shares; Mr. Daughtridge: 52,001 shares; Mr. Kahn: 0 shares; Mr. Keating: 0 shares; Mr. Kramer: 26,667 shares; Mr. Lev: 10,000.5 shares; Mr. McComas: 46,667.5 shares; General Moorman: 0 shares; Ms. Wachtel: 0 shares; Mr. Adams: 33,334 shares; Mr. Bambarger: 100,000 shares; Mr. Roberts: 0 shares; General Ward: 50,000 shares; Colonel Wright: 10,000 shares; and all executive officers and current directors as a group: 603,671 shares. Includes restricted shares as follows: Dr. Albertine: 16,666 shares; Mr. Baldwin: 10,000 shares; Mr. Kahn: 10,000 shares; Mr. Keating: 11,666 shares; Mr. Lev: 13,332 shares; Mr. McComas: 10,000 shares; General Moorman: 10,000 shares; Ms. Wachtel: 10,000 shares.

(9)
Includes 10,000 shares as to which Mr. Kahn has sole voting power and 1,750,000 shares as to which Mr. Kahn has shared voting power.

(10)
Includes 3,708 shares held by Ms. Wachtel in retirement plans.

(11)
Mr. Bambarger resigned as the Company's Chief Financial Officer effective August 1, 2010.

(12)
General Ward resigned as the Company's Chief Operating Officer effective February 4, 2011.

(13)
Includes shares and options held by Stuart C. Daughtridge and James B. Kramer. Mr. Daughtridge owns 11,650.78 shares and Mr. Kramer owns 4,634.03 shares. Included in the beneficial ownership calculation for Mr. Daughtridge are 960 shares held indirectly through his spouse.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial data is intended to show how the Merger might have affected historical financial statements if the Merger had been completed at an earlier time and was prepared based on the historical financial results reported by Kratos and Integral Systems. The following should be read in connection with the audited and unaudited consolidated financial statements of Kratos and Integral Systems, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

        The Merger will be accounted for as a business combination under the acquisition method of accounting, with Kratos as the deemed accounting acquiror and Integral Systems as the deemed accounting acquiree. The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

        Since May 2010, Kratos has acquired Gichner, HBE and Herley. The acquisition of each of Gichner, HBE and Herley was completed on May 19, 2010, December 15, 2010 and March 25, 2011, respectively. Kratos acquired approximately 94% of the total outstanding shares of Herley common stock in a tender offer on March 25, 2011 and acquired the remainder of the total outstanding shares of Herley common stock on March 30, 2011.

        The unaudited pro forma condensed combined balance sheet as of March 27, 2011 combines the historical consolidated balance sheets of Kratos as of March 27, 2011, and Integral Systems as of April 1, 2011.

        The unaudited pro forma condensed combined statements of operations for the three months ended March 27, 2011 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective three month periods ended March 27, 2011 and April 1, 2011, and the historical consolidated statements of operations of Herley for the three month period ended January 30, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 26, 2010 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective twelve months ended December 26, 2010 and December 31, 2010, respectively, of Herley for the twelve months ended January 30, 2011, of HBE for the nine months ended September 30, 2010, and of Gichner for the three months ended March 31, 2010, and gives pro forma effect to the Merger as if it had occurred on December 28, 2009. The operating results for the twelve-month period ended December 31, 2010 for Integral Systems were derived from the quarterly operating results and annual operating results of Integral Systems and the operating results for the twelve-month period ended January 30, 2011 for Herley were derived from the quarterly operating results and annual operating results of Herley. The pro forma results do not include the acquisitions by Kratos of DEI in August 2010, and Southside in December 2010, nor do they include Gichner's operating results from April 1, 2010 to May 19, 2010 or HBE's operating results from October 1, 2010 to December 15, 2010.

        The historical consolidated financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the acquisitions of Gichner, HBE, Herley, and Integral Systems, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of such acquisitions and certain other adjustments. The unaudited pro forma condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that Kratos expects to realize after the acquisitions of Gichner,

HBE, Herley, and Integral Systems. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions of Gichner, HBE, Herley, or Integral Systems. The unaudited pro forma condensed combined financial statements also do not reflect non-recurring charges or exit costs that may be incurred by Kratos, Gichner, HBE, Herley, or Integral Systems in connection with the acquisitions thereof. There were no material transactions between Kratos, Gichner, HBE, Herley, or Integral Systems during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

        The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment and may vary significantly from the actual amounts that will be recorded upon completion of the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 27, 2011

(in millions, except par value and number of shares)

	Kratos Historical March 27, 2011	Pro Forma Adjustments Related to Herley*	Subtotal Pro Forma Combined	Integral Historical April 1, 2011	Integral Pro Forma Adjustments*		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$45.5	$70.8 (a)	$116.3	$5.3	$(35.7)	(b)	$85.9
Restricted cash	112.3	(102.8) (a)	9.5	—	—		9.5
Accounts receivable, net	161.8	—	161.8	68.6	—		230.4
Inventoried costs, net of progress payments	72.4	—	72.4	12.9	—		85.3
Income taxes receivable	—	—	—	3.9	—		3.9
Prepaid expenses	9.9	—	9.9	2.5	—		12.4
Other current assets	11.8	—	11.8	6.9	(3.0)	(c)(d)	15.7

Total current assets	413.7	(32.0)	381.7	100.1	(38.7)		443.1
Property and equipment, net	58.1	—	58.1	25.4	—		83.5
Goodwill	368.7	—	368.7	71.8	87.6	(e)(d)	528.1
Intangibles, net	122.8	—	122.8	19.6	23.6	(f)	166.0
Other assets	20.1	—	20.1	3.3	5.2	(c)(d)	28.6

Total assets	$983.4	$(32.0)	$951.4	$220.2	$77.7		$1,249.3

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57.5	$(1.5)	$56.0	$5.9	$—		$61.9
Accrued expenses	37.0	(9.6)	27.4	13.1	—		40.5
Accrued compensation	36.6	(4.0)	32.6	11.3	—		43.9
Billings in excess of costs and earnings on uncompleted contracts	16.4	—	16.4	17.1	—		33.5
Other current liabilities	23.6	—	23.6	10.7	(5.8)	(d)(g)	28.5
Current portion of long-term debt		—	—	32.5	(32.5)	(h)	—

Total current liabilities	171.1	(15.1)	156.0	90.6	(38.3)		208.3
Long-term debt, net of current portion	516.5	—	516.5	—	102.8	(h)	619.3
Other long-term liabilities	47.9	—	47.9	16.5	(4.0)	(d)(g)	60.4

Total liabilities	735.5	(15.1)	720.4	107.1	60.5		888.0
Commitments and contingencies
Stockholders' equity:
Preferred stock, 5,000,000 shares authorized Series B Convertible Preferred Stock, $.001 par value, 10,000 shares outstanding at December 27, 2009 and Dectember 26, 2010 (liquidation preference $5.0 million at December 26, 2010)	—	—	—	—	—		—
Common stock, $.001 par value, 195,000,000 shares authorized; 15,784,591 and 18,616,023 shares issued and outstanding at December 27, 2009 and December 26, 2010, respectively	—	—	—	0.2	(0.2)	(i)	—
Additional paid-in capital	618.1		618.1	73.0	70.7	(j)	761.8
Noncontrolling interest	16.9	(16.9) (a)	—	—			—
Accumulated deficit	(387.1)		(387.1)	39.9	(53.3)	(k)	(400.5)

Total stockholders' equity	247.9	(16.9)	231.0	113.1	17.2		361.3

Total liabilities and stockholders' equity	$983.4	$(32.0)	$951.4	$220.2	$77.7		$1,249.3

*
See Note 6 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 27, 2011

(in millions, except per share data)

	Kratos Historical Three Months Ended March 27, 2011	Herley Historical Three Months Ended January 30, 2011		Preliminary Pro Forma Adjustments*		Subtotal Pro Forma Combined	Integral Systems Three Months Ended April 1, 2011	Preliminary Pro Forma Adjustments*		Pro Forma Combined
Service revenues	$79.8	$—		$—		$79.8	$45.2	$—		$125.0
Product sales	43.0	50.7		—		93.7	8.1	—		101.8

Total revenues	122.8	50.7		—		173.5	53.3	—		226.8

Cost of service revenue	60.3					60.3	35.0			95.3
Cost of product sales	35.1	34.2		—		69.3	3.4	—		72.7

Total costs	95.4	34.2		—		129.6	38.4	—		168.0

Gross profit	27.4	16.5		—		43.9	14.9	—		58.8
Selling, general and administrative expenses	19.6	8.8		0.5	(a)(b)	28.9	14.0	1.2	(a)(c)	44.1
Research and development expenses	0.6	—		—		0.6	2.9	—		3.5
Litigation costs and settlements, net of recovery	—	0.2		—		0.2	—	—		0.2
Merger and acquisition expenses	5.8	0.1		—		5.9	—	—		5.9

Operating income (loss) from continuing operations	1.4	7.4		(0.5)		8.3	(2.0)	(1.2)		5.1
Other expense:
Interest expense, net	(6.7)	—		(6.3)	(d)	(13.0)	(0.9)	(1.3)	(d)	(15.2)
Other income, net	0.3	—				0.3	0.1	—		0.4

Total other expense, net	(6.4)	—		(6.3)		(12.7)	(0.8)	(1.3)		(14.8)

Income (loss) from continuing operations before income taxes	(5.0)	7.4		(6.8)		(4.4)	(2.8)	(2.5)		(9.7)
Provision (benefit) for income taxes from continuing operations	(1.2)	2.2		(1.6)	(e)	(0.6)	(0.7)	0.7	(e)	(0.6)

Income (loss) from continuing operations	$(3.8)	$5.2		$(5.2)		$(3.8)	$(2.1)	$(3.2)		$(9.1)

Basic income per common share:
Income from continuing operations	$(0.18)					$(0.16)				$(0.27)
Diluted income per common share:
Income from continuing operations	$(0.18)					$(0.16)				$(0.27)
Weighted average common shares outstanding:
Basic	21.3	2.5	(f)			23.8	10.5 (g)			34.3
Diluted	21.3	2.5	(f)			23.8	10.5 (g)			34.3

*
See Note 7 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 26, 2010

(in millions, except per share data)

	Kratos Historical Year Ended December 26, 2010	Gichner Historical Three Months Ended March 31, 2010	Herley Historical Twelve Months Ended January 30, 2011		HBE Historical Nine Months Ended September 30, 2010		Preliminary Pro Forma Adjustments*		Subtotal Pro Forma Combined	Integral Systems Twelve Months Ended December 31, 2010	Preliminary Pro Forma Adjustments*		Pro Forma Combined
Service revenues	$284.8	$—	$—		$46.9		$—		$331.7	$87.5	$—		$419.2
Product sales	123.7	49.9	193.4		—		—		367.0	97.1	—		464.1

Total revenues	408.5	49.9	193.4		46.9		—		698.7	184.6	—		883.3

Cost of service revenue	215.5		—						215.5	64.7			280.2
Cost of product sales	103.0	41.1	133.6		33.5		—		311.2	55.6	—		366.8

Total costs	318.5	41.1	133.6		33.5		—		526.7	120.3	—		647.0

Gross profit	90.0	8.8	59.8		13.4		—		172.0	64.3	—		236.3
Selling, general and administrative expenses	63.0	3.5	32.9		10.7		21.0	(a)(b)	131.1	60.0	7.3	(a)(c)	198.4
Research and development expenses	2.2	—	—		—		—		2.2	11.0	—		13.2
Litigation costs and settlements, net of recovery	(1.4)	—	14.5		—		—		13.1	—	—		13.1
Merger and acquisition expenses	3.1	0.2	0.2		0.5		—		4.0	1.5	—		5.5

Operating income (loss) from continuing operations	23.1	5.1	12.2		2.2		(21.0)		21.6	(8.2)	(7.3)		6.1
Other expense:
Interest expense, net	(22.3)	(0.4)	(0.2)		(0.1)		(30.6)	(d)	(53.6)	(1.2)	(6.0)	(d)	(60.8)
Other income, net	1.1	(0.1)	—		—		—		1.0	0.3	—		1.3

Total other expense, net	(21.2)	(0.5)	(0.2)		(0.1)		(30.6)		(52.6)	(0.9)	(6.0)		(59.5)

Income (loss) from continuing operations before income taxes	1.9	4.6	12.0		2.1		(51.6)		(31.0)	(9.1)	(13.3)		(53.4)
Provision (benefit) for income taxes from continuing operations	(12.7)	1.6	3.6		0.9		(4.8)	(e)	(11.4)	(3.1)	3.1	(e)	(11.4)

Income (loss) from continuing operations	$14.6	$3.0	$8.4		$1.2		$(46.8)		$(19.6)	$(6.0)	$(16.4)		$(42.0)

Basic income per common share:
Income from continuing operations	$0.88								$(0.83)				$(1.24)
Diluted income per common share:
Income from continuing operations	$0.87								$(0.83)				$(1.24)
Weighted average common shares outstanding:
Basic	16.6		4.9	(h)	2.0	(h)			23.5	10.5 (g)			34.0
Diluted	16.9		4.9	(h)	2.0	(h)			23.5	10.5 (g)			34.0

*
See Note 7 for an explanation of the preliminary pro forma adjustments.

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Transaction and Other Recent Events

        On May 15, 2011, Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), Integral Systems, Inc., a Maryland corporation ("Integral Systems"), IRIS Merger Sub Inc., a Maryland corporation and a wholly-owned subsidiary of Kratos ("Merger Sub"), and IRIS Acquisition Sub LLC, a Maryland limited liability company and a wholly-owned subsidiary of Kratos ("Merger LLC"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Integral Systems, and Integral Systems will continue as the surviving corporation and as a wholly-owned subsidiary of Kratos. The boards of directors of Kratos and Integral Systems have unanimously approved the Merger Agreement and the transactions contemplated thereby.

        At the effective time of the Merger (the "Effective Time"), holders of Integral Systems common stock will be entitled to receive (i) $5.00 in cash, without interest, and (ii) 0.588 shares of Kratos common stock for each share of Integral Systems common stock they own (the "Merger Consideration").

        In addition, at the Effective Time, each Integral Systems stock option that has an exercise price less than $13.00 per share will, if the holder thereof elects in writing, be cancelled in exchange for an amount in cash equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding. Each Integral Systems stock option that has an exercise price equal to or greater than $13.00 per share and each Integral Systems in-the-money option the holder of which does not make the election described in the preceding sentence shall be converted into an option to purchase Kratos common stock, with (i) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share, and (ii) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559, rounded up to the nearest whole cent. Each share of restricted stock granted under an Integral Systems equity plan or otherwise, whether vested or unvested, that is outstanding immediately prior to the completion of the Merger shall be cancelled and the holder thereof shall be entitled to receive an amount in cash equal to the product of the total number of restricted shares of Integral Systems common stock held by such holder, multiplied by $13.00, less the amount of any tax withholding. No fractional shares of Kratos common stock will be issued in the Merger. The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

        On May 15, 2011, Kratos entered into financing commitment letters with (i) KeyBank National Association ("KeyBank"), pursuant to which KeyBank agreed to lend Kratos $60.0 million in funds that will be used for purposes of financing the transactions contemplated by the Merger Agreement and for general corporate purposes, and (ii) Jefferies Group, Inc. ("Jefferies Group") and Key Capital Corporation ("Key Capital"), pursuant to which Jefferies Group and Key Capital agreed to purchase senior secured notes yielding gross proceeds of $85.0 million to be issued by Kratos for the purposes of financing the transactions contemplated by the Merger Agreement and for general corporate purposes.

        On March 25, 2011, pursuant to an Agreement and Plan of Merger dated as of February 7, 2011 (the "Herley Merger Agreement"), by and among Kratos, Lanza Acquisition Co., a wholly-owned subsidiary of Kratos ("Herley Merger Sub"), and Herley Industries, Inc. ("Herley"), Herley Merger Sub acquired approximately 13.2 million shares of Herley common stock representing approximately 94% of the total outstanding shares of Herley common stock in a tender offer to purchase all of the

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

1. Description of the Transaction and Other Recent Events (Continued)

outstanding shares of Herley common stock (the "Offer"). On March 30, 2011, following purchases in a subsequent offering period, Herley Merger Sub was merged with and into Herley, with Herley continuing as a wholly-owned subsidiary of Kratos (the "Herley Merger"). The shares of Herley common stock were purchased at a price of $19.00 per share. The total aggregate consideration for the acquisition of Herley was $272.1 million. The fair value of the non-controlling interest related to Herley as of March 25, 2011 was $16.9 million, which represents the market trading price of $19.00 per share multiplied by the approximately 0.9 million shares that were not tendered as of March 25, 2011.

        As of March 27, 2011, Kratos had restricted cash of $102.8 million as a result of the terms of the $285.0 million in aggregate principal amount of 10% Senior Secured Notes due 2017 (the "Stage I Notes") that Kratos issued through its wholly-owned subsidiary, Acquisition Co. Lanza Parent (the "Stage I Issuer"), on March 25, 2011, in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1993, as amended, to finance the acquisition of Herley. On April 4, 2011, after the acquisition of Herley was complete, the Stage I Issuer was merged with and into Kratos, all assets and liabilities of the Stage I Issuer became assets and liabilities of Kratos and the restricted cash became unrestricted.

        On February 11, 2011, Kratos sold approximately 4.9 million shares of its common stock at a purchase price of $13.25 per share in an underwritten public offering. Kratos received gross proceeds of approximately $64.8 million and net proceeds of approximately $61.1 million after deducting underwriting fees and other offering expenses. Kratos used the net proceeds from this offering to fund the purchase price for the acquisition of Herley.

        On December 15, 2010, Kratos completed the merger of Hammer Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Kratos ("Hammer Merger Sub"), with and into Henry Bros. Electronics, Inc. ("HBE"), whereby HBE became a wholly-owned subsidiary of Kratos (the "HBE Merger"). The HBE Merger was effected pursuant to an Agreement and Plan of Merger, dated October 5, 2010, by and among Kratos, HBE and Hammer Merger Sub, as amended by that certain Amendment to the Agreement and Plan of Merger, dated November 13, 2010, by and among Kratos, HBE and Hammer Merger Sub. Kratos paid $56.6 million to acquire HBE, of which $54.9 million was paid in cash and $1.7 million of which reflects the fair value of the replacement options issued to HBE option holders.

        On October 12, 2010, Kratos completed a firm commitment underwritten offering of approximately 2.5 million shares of its common stock at a public offering price of $10.20 per share. Kratos received gross proceeds of approximately $25.8 million and net proceeds of approximately $24.7 million after deducting underwriting fees and other offering expenses. Kratos used the net proceeds from this offering to fund the purchase price for the acquisition of HBE.

        Kratos also acquired Gichner Holdings, Inc. ("Gichner") in May 2010, DEI Services Corporation ("DEI") in August 2010 and Southside Container & Trailer LLC ("Southside") in December 2010.

2. Basis of Presentation

        The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission. The pro forma adjustments reflecting the completion of the acquisition of Integral Systems are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

2. Basis of Presentation (Continued)

        The unaudited pro forma condensed combined balance sheet as of March 27, 2011 combines the historical consolidated balance sheets of Kratos as of March 27, 2011 and Integral Systems as of April 1, 2011.

        The unaudited pro forma condensed combined statements of operations for the three months ended March 27, 2011 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective three month periods ended March 27, 2011 and April 1, 2011, and the historical consolidated statements of operations of Herley for the three month period ended January 30, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 26, 2010 combine the historical consolidated statements of operations of Kratos and Integral Systems for their respective twelve months ended December 26, 2010 and December 31, 2010, respectively, Herley for the twelve months ended January 30, 2011, HBE for the nine months ended September 30, 2010, and of Gichner for the three months ended March 31, 2010, and give pro forma effect to the Merger as if it had occurred on December 28, 2009. The operating results for the twelve-month period ended December 31, 2010 for Integral Systems were derived from the quarterly operating results and annual operating results of Integral Systems and the operating results for the twelve-month period ended January 30, 2011 for Herley were derived from the quarterly operating results and annual operating results of Herley. The pro forma results do not include the acquisitions by Kratos of DEI in August 2010 and Southside in December 2010 nor do they include HBE's operating results from October 1, 2010 to December 15, 2010 or Gichner's operating results from April 1, 2010 to May 19, 2010.

        The pro forma adjustments include the application of the acquisition method of accounting under Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 805 Business Combinations ("Topic 805"). Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date, which is presumed to be the closing date of the acquisition of Herley.

        Under ASC Topic 820 Fair Value Measurements and Disclosures ("Topic 820"), "fair value" is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be unrelated buyers and sellers in the principal or the most advantageous market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of each of Gichner, HBE, Herley and Integral Systems, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of such acquisitions and certain other adjustments. The unaudited pro forma condensed combined financial statements do not reflect revenue opportunities, synergies or cost savings that Kratos expects to realize after the acquisitions of Gichner, HBE, Herley, and Integral Systems. No assurance can be given with respect to the estimated revenue

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

2. Basis of Presentation (Continued)

opportunities and operating cost savings that are expected to be realized as a result of the acquisitions of Gichner, HBE, Herley, and Integral Systems. The unaudited pro forma condensed combined financial statements also do not reflect non-recurring charges related to integration activities or exit costs that may be incurred by Kratos, Gichner, HBE, Herley or Integral Systems in connection with the acquisitions thereof. There were no material transactions between Kratos, Gichner, HBE, Herley or Integral Systems during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

3. Accounting Policies

        Based upon Kratos' preliminary review of Integral Systems' summary of significant accounting policies disclosed in its audited financial statements, included elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part and incorporated herein by reference, the nature and amount of any adjustments to the historical financial statements of Integral Systems to conform Integral Systems' accounting policies to those of Kratos are not expected to be significant.

4. Consideration Transferred and Purchase Price Allocation

        The initial consideration transferred and the aggregate purchase price to be allocated is presented in the table below (in millions).

Cash payable as merger consideration	$93.5
Value of common stock payable as merger consideration(a)	141.9
Fair value of Kratos replacement options issued to Integral Systems option holders	1.8
Payment of outstanding Integral Systems debt	32.5

Estimate of acquisition consideration(b)	$269.7

(a)
The value of common stock was calculated based upon the closing price of Kratos common stock, or $13.57, on March 25, 2011. Common shares outstanding were calculated based upon Integral Systems outstanding common shares as of May 6, 2011 of 17,777,826 and each common share was converted into 0.588 shares of Kratos common stock. All in-the-money options to purchase shares of Integral Systems common stock were assumed to have been exchanged for cash.

(b)
Kratos expects to fund the cash payment with cash on hand, together with the net proceeds from the debt financing transactions (See Note 1).

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

        The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma condensed combined financial statements. Each of these adjustments represents preliminary estimates of the fair values of Integral Systems' assets and liabilities and periodic amortization of such adjustments to the extent applicable. Actual adjustments will be made when the final fair value of Integral Systems' assets and liabilities is determined. Accordingly, the actual adjustments to Integral Systems assets and liabilities and the related amortization of such adjustments may differ materially from the estimates reflected in the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

5. Estimate of Assets to be Acquired and Liabilities to be Assumed (Continued)

        The following is the preliminary estimate of the assets acquired and the liabilities assumed by Kratos reconciled to the consideration transferred (in millions):

Integral Systems
Book value of net assets acquired	$21.7
Debt paid at closing	32.5
Acquisition accounting adjustment for deferred taxes	12.9
Identifiable intangible assets	43.2
Goodwill	159.4

Purchase price allocated	$269.7

        Goodwill:    Goodwill is calculated as the excess of the acquisition date fair value of the consideration transferred over the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to an annual impairment test.

        Intangible assets:    Using the income approach, Kratos has made a preliminary estimate of the fair value of the acquired identifiable intangible assets which are subject to amortization. Further analysis must be performed to value those assets at fair value and allocate purchase price to those assets. As such, the value of intangible assets may differ significantly from the amount reflected on the unaudited pro forma condensed combined financial information. Amortization recorded in the statement of operations may also differ based on the valuation of intangible assets. The following table sets forth the components of these intangible assets and their estimated useful lives (dollars in millions):

	Fair value	Estimated useful life (years)
In process technology	$0.4	4 - 6
Customer backlog—funded	14.7	1.8
Customer relationships	27.2	5
Trade name	0.9	6.5

	$43.2

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

  (a)
  Reflects $15.1 million in unpaid transaction related expenses and the payment of $16.9 million for the remaining 6% of Herley shares that were tendered after March 27, 2011 and the restricted cash becoming unrestricted on April 4, 2011, when the Stage I Issuer was merged with and into Kratos. The adjustment does not reflect the payment of $9.0 million in prepaid interest received on the $285.0 million Stage I Notes which will be paid to the holders of such notes on June 1, 2011 (See Note 1).

  (b)
  The sources and uses of funds relating to the acquisitions are as follows (in millions):

Sources: (See Note 1)
Debt financing transactions	$110.0
Uses:
Cash consideration to stockholders of Integral Systems	(93.5)
Estimated transaction fees and change in control payments	(19.7)
Repayment of Integral Systems debt	(32.5)

Net adjustment to cash and cash equivalents	$(35.7)

  (c)
  Reflects adjustment for current and long term deferred financing costs of $1.1 million and $5.2 million, respectively, related to issuance of debt.

  (d)
  Reflects adjustments to deferred taxes and goodwill as a result of the impact of indefinite lived intangibles acquired.

  (e)
  Reflects adjustments to goodwill (in millions):

Eliminate Integral Systems goodwill	$(71.8)
Record transaction goodwill	159.4

$87.6

  (f)
  Reflects adjustments to intangibles (in millions):

Eliminate Integral Systems intangibles	$(19.6)
Record transaction intangibles	43.2

$23.6

  (g)
  Reflects a bond premium of $7.2 million, of which $1.2 million is current and $6.0 million is long term. The bond premium is the difference between the 10% face amount of the notes and an assumed yield to maturity of approximately 8% on the new issuance.

  (h)
  Reflects payment of Integral Systems short term debt of $32.5 million, the face amount of the long term debt assumed to be issued of $77.8 million, and the draw on revolving debt of $25.0 million.

  (i)
  Reflects elimination of Integral Systems common stock.

  (j)
  Reflects the elimination of the Integral Systems additional-paid-in-capital offset by issuance of Kratos common stock of $141.9 million and $1.8 million related to the fair value of options assumed for Integral Systems (See Note 1).

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet: (Continued)

  (k)
  Reflects the elimination of Integral Systems retained earnings offset by transaction costs and change in control payments of $13.4 million.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations:

  (a)
  Net decrease in amortization expense to reflect the adjustment for intangibles not acquired in the Integral Systems, Herley and HBE transactions, net of the amortization expense of identifiable intangible assets arising from the purchase price allocations. Identifiable intangible assets are being amortized using the straight-line method and their weighted average useful lives (in millions):

	Pro Forma Condensed Combined Three Months Ended March 27, 2011
Amortization of:	Herley	Integral Systems	Combined
Customer relationships	$1.2	$1.4	$2.6
Funded backlog	—	2.0	2.0
Trade names	—	0.0	0.0

Total estimated amortization expense	1.2	3.4	4.6
Elimination of previously-recorded amortization of acquisition-related intangible assets	(0.3)	(1.2)	(1.5)

Pro forma adjustment to amortization of acquisition-related intangible assets	$0.9	$2.2	$3.1

	Pro Forma Condensed Combined Twelve Months Ended December 26, 2010
Amortization of:	Gichner	Herley	HBE	Subtotal Combined	Integral Systems	Combined
Customer relationships	$0.4	$4.8	$—	$5.2	$5.4	$10.6
Funded backlog	0.6	16.1	0.7	17.4	8.2	25.6
Trade names and technical know-how	0.5	0.1	—	0.6	0.1	0.7

Total estimated amortization expense	1.5	21.0	0.7	23.2	13.7	36.9
Elimination of previously-recorded amortization of acquisition-related intangible assets	(0.1)	(1.0)	(0.1)	(1.2)	(3.8)	(5.0)

Pro forma adjustment to amortization of acquisition-related intangible assets	$1.4	$20.0	$0.6	$22.0	$9.9	$31.9

  (b)
  Reflects a reduction in stock-based compensation expense as a result of the vesting, in full, of stock options and restricted stock immediately prior to closing of the Herley and HBE transactions offset by stock-based compensation expense for stock options assumed. The net adjustment was a reduction in expense of $0.4 million for the three months ended March 27, 2011 and $1.0 million for the twelve months ended December 26, 2010.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

7. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations: (Continued)

  (c)
  Reflects a reduction in stock-based compensation expense as a result of the vesting, in full, of stock options and restricted stock immediately prior to the closing of the Integral Systems transaction. The reduction in expense was $1.0 million for the three months ended March 27, 2011 and $2.6 million for the twelve months ended December 26, 2010.

  (d)
  Interest expense adjustments (in millions):

	Three months ended March 27, 2011	Twelve months ended December 26, 2010
Estimated interest expense related to the Existing Kratos Notes issued on May 19, 2010 and elimination of interest expense related to Kratos debt that was refinanced in 2010	$—	$3.3
Estimated interest related to Notes issued for Herley	6.3	27.7
Eliminate interest expense related to Gichner and Herley debt	—	(0.4)

Net change in interest expense for Gichner, HEB and Herley	$6.3	$30.6

Eliminate interest on Integral Systems existing debt	$(0.9)	$(2.7)
Estimated interest on new debt	2.2	8.7

Net change in interest expense for Integral Systems	$1.3	$6.0

    In May 2010, to finance the acquisition of Gichner, Kratos completed a private offering of $225.0 million in aggregate principal amount of 10% Senior Secured Notes due 2017 and entered into a new 4-year, $25.0 million revolving credit facility, which is secured by a first priority lien on the combined entity's accounts receivable and inventory.

    In March 2011, to finance the Herley acquisition, Kratos issued $285.0 million aggregate amount of additional 10% Senior Secured Notes due 2017. The yield to maturity on such notes is approximately 8.6% per annum.

    On May 15, 2011, Kratos entered into financing commitment letters with KeyBank, Jefferies Group and Key Capital. KeyBank agreed to lend Kratos $60.0 million in a revolving credit facility that will be used for purposes of financing the transactions contemplated by the Merger Agreement and for general corporate purposes. The KeyBank revolving credit facility is assumed to have $25.0 million drawn for the transaction at an interest rate of 3.75% per annum. Jefferies Group and Key Capital agreed to purchase senior secured notes yielding gross proceeds of $85.0 million to be issued by Kratos for the purposes of financing the transactions contemplated by the Merger Agreement and for general corporate purposes. The estimated yield to maturity on such notes is approximately 8.0% per annum.

    A 1/8 percent change in the effective interest rate on the new notes and increase in Kratos' existing credit facility would result in a $0.1 million change in yearly interest expense.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

7. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations: (Continued)

  (e)
  Reflects the income tax effects of pro forma adjustments and utilization of Kratos net operating losses and tax attributes to offset tax expense that Herley, HBE and Integral Systems would otherwise incur on a stand-alone basis.

  (f)
  Reflects the issuance of 4.9 million common shares related to the Herley transaction on February 11, 2011 of which 2.5 million shares were not included in Kratos' quarter end diluted and basic weighted average common shares outstanding (See Note 1).

  (g)
  Reflects the issuance of 10.5 million common shares for the purchase of Integral Systems common shares (See Note 1).

  (h)
  Reflects the issuance of 4.9 million common shares related to the Herley transaction on February 11, 2011 and the issuance of 2.5 million common shares on October 12, 2010 related to the HBE transaction of which 2.0 million shares were not included in Kratos' year end diluted and basic weighted average common shares outstanding (See Note 1).

COMPARISON OF RIGHTS OF KRATOS STOCKHOLDERS
AND INTEGRAL SYSTEMS STOCKHOLDERS

General

        Kratos is organized under the laws of the state of Delaware and Integral Systems is organized under the laws of the state of Maryland. Accordingly, the rights of holders of Kratos common stock and Integral Systems common stock are currently governed by the DGCL and the MGCL, respectively, and by the respective charters and bylaws of Kratos and Integral Systems. If the Merger is completed, stockholders of Integral Systems will become stockholders of Kratos. Differences in the rights of holders of Kratos common stock and Integral Systems common stock will arise from differences in the DGCL and the MGCL and in the respective charters and bylaws of Kratos and Integral Systems.

Certain Differences Between the Rights of Kratos Stockholders and Integral Systems Stockholders

        The following is a summary of the material differences between the current rights of Kratos stockholders and the current rights of Integral Systems stockholders. Although Kratos and Integral Systems believe that this summary covers the material differences between the two companies' stockholder rights, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of Kratos stockholders and Integral Systems stockholders, and it is qualified in its entirety by reference to the DGCL, the MGCL and the various documents of Kratos and Integral Systems referred to in this summary, including Kratos' amended and restated certificate of incorporation (the "Kratos Certificate") and second amended and restated bylaws (the "Kratos Bylaws") and Integral Systems' charter, as amended and restated and supplemented (the "Integral Systems Charter"), and amended and restated bylaws, as further amended (the "Integral Systems Bylaws"). In addition, the characterization of some of the differences in the rights of Kratos stockholders and Integral Systems stockholders as material is not intended to indicate that other differences do not exist or are not important. Kratos and Integral Systems urge you to carefully read this entire joint proxy statement/prospectus, the relevant provisions of the DGCL, the MGCL and the other documents referred to in this joint proxy statement/prospectus for a more complete understanding of the differences between the rights of a Kratos stockholder and the rights of an Integral Systems stockholder. Copies of the governing corporate instruments of each of Kratos and Integral Systems are available, without charge, upon your request. See the section entitled "Where You Can Find Additional Information" beginning on page 171.

KRATOS	INTEGRAL SYSTEMS
Authorized Capital Stock

Kratos is authorized under the Kratos Certificate to issue up to 200,000,000 shares of capital stock, consisting of up to 195,000,000 shares of common stock, $0.001 par value per share, and up to 5,000,000 shares of preferred stock, $0.001 par value per share, issuable in one or more series designated by the Kratos' board of directors, of which, 63,637 shares have been designated Series A Preferred Stock, 90,000 shares have been designated Series B Preferred Stock and 1,200,000 have been designated Series C Preferred Stock.	Integral Systems is authorized under the Integral Systems Charter to issue one class of stock, consisting of 40,000,000 shares of common stock, $0.01 par value per share.

KRATOS	INTEGRAL SYSTEMS
Blank Check Preferred Stock

Under the Kratos Certificate, the Kratos board of directors is authorized, without stockholder action, to issue shares of preferred stock from time to time in one or more series. Kratos' board of directors is also authorized to fix or alter the designations, powers, preferences, qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. No shares of preferred stock are currently outstanding.
There is no authorized preferred stock under the Integral Systems Charter and the Integral Systems Charter does not authorize the Integral Systems board of directors to classify or reclassify any preferred stock.

Size of the Board of Directors

There are currently seven directors serving on the Kratos board of directors. The number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the total number of directors then in office.
There are currently nine directors serving on the Integral Systems board of directors. Pursuant to Integral Systems' election to be subject to Section 3-804 of the MGCL, the Integral Systems board of directors has the exclusive right to set the number of directors on Integral Systems' board of directors.

Staggered Boards and Term of Directors

The Kratos directors are not divided into classes and hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, removal from office or death.
Under the Integral Systems Charter, pursuant to an election to be subject to Section 3-803 of the MGCL, the Integral Systems board of directors is divided into three classes, with the directors in each class holding office until the annual meeting of stockholders held in the third year following their election and until their successors are elected and qualified.

Board of Directors Qualifications

Under the Kratos Bylaws, to be eligible for election or appointment to Kratos' board of directors, an individual must (i) be at least 21 years of age, (ii) have the ability to be present, in person, at all regular and special meetings of the board of directors, and (iii) either (a) have substantial relevant experience in the national defense and security industry or (b) have, or be able to obtain, a U.S. government-issued security clearance relevant to the business of the corporation. Additionally, individuals who have been convicted of a crime involving dishonesty or breach of trust, or who are currently charged with the commission of or participation in such a crime are not eligible for election or appointment to the board of directors.	Neither the Integral Systems Charter nor the Integral Systems Bylaws requires any specific qualifications for individuals to serve on the Integral Systems board of directors.

KRATOS	INTEGRAL SYSTEMS
Standard of Conduct for Directors

Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of a Delaware corporation are subject to a duty of loyalty, a duty of care and a duty of disclosure to the corporation's stockholders. The duty of care requires directors to exercise the care that a similarly situated person would exercise under similar circumstances, including informing themselves prior to making a business decision of all material information reasonably available to them. Directors should have sufficient information and should critically examine the information they have. The duty of loyalty requires directors to act in a manner that a director honestly believes to be in the best interest of the corporation and its stockholders, without regard to self-interest. The duty of candor requires directors to disclose fully and fairly all material information within the board's control when it seeks stockholder action.
The standard of conduct for directors is generally set forth in Section 2-405.1 of the MGCL, which requires that a director of a Maryland corporation perform his or her duties in good faith, with a reasonable belief that the director's actions are in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. Under the MGCL, a director is presumed to satisfy this standard of conduct.

Amendment of Bylaws

The Kratos Bylaws may be amended at any meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares entitled to vote at such meeting or by action of the board of directors.
The Integral Systems Bylaws may be amended by the affirmative vote of a majority of the board of directors, or by the affirmative vote of stockholders representing a majority of the voting stock, at any annual or special meeting of the stockholders or the board of directors, as applicable, provided that notice of such amendment is included in the notice of such meeting.

Stockholder Action Without a Meeting
The Kratos Certificate and Kratos Bylaws provide that stockholder action may not be taken without a meeting.
The Integral Systems Bylaws provide that the stockholders may take action in lieu of a meeting only by unanimous written consent. Under the MGCL, common stockholders of a Maryland corporation may take action only by unanimous written consent in lieu of a meeting, unless the charter authorizes less than unanimous written consent, which the Integral Systems Charter does not.

KRATOS	INTEGRAL SYSTEMS
Special Stockholder Meetings
Under the Kratos Bylaws, special meetings of the stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of directors then in office.
Under the Integral Systems Bylaws, special meetings of the stockholders may be called at any time by order of the board of directors and shall be called by the chairman of the board, the president, or the secretary at the request in writing of a majority of the board of directors. As a result of Integral Systems' election to be subject to Section 3-805 of the MGCL, the Secretary of Integral Systems may only call a meeting at the request of the stockholders on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Stockholder Proposals

Under the Kratos Bylaws, for business or nominations to be properly brought before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, a stockholder's notice must be delivered to the corporation not less than 120 days prior to the date on which the corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of the meeting) for the previous year's annual meeting of stockholders (or not later than the 10th day following the date on which the corporation mails the notice of meeting for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, or, in the case of a nomination for election to the board of directors at a special meeting, not more than 90 days or less than 70 days prior to such meeting or 10 days following the day on which the date of such meeting was first announced). For a stockholder seeking to nominate a candidate for director, the nominee must meet the qualifications for directors set forth in the Kratos Bylaws and the notice must include a completed questionnaire, representation and agreement as required by the Kratos Bylaws.
Under the Integral Systems Bylaws, for business or nominations to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary and such other business must otherwise be a proper matter for action by the stockholders. To be timely, such stockholder's notice must be delivered to the secretary of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting; provided, however, that in the event that during the prior year the corporation did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment) or in the case of a special meeting as to which the notice of the meeting provides for the election of directors, then such stockholder's notice must be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

KRATOS	INTEGRAL SYSTEMS
Indemnification

Under the DGCL, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings arising because of the person's relationship to the corporation. Generally, the indemnification will cover expenses regardless of whether the action stems from a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation (i.e., a stockholder derivative claim), except that indemnification only extends to expenses (including attorneys' fees) incurred in the defense or settlement of such a proceeding, and the DGCL requires court approval before there can be any indemnification when the person seeking the indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits or otherwise in defense of any action, suit or proceeding described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandatory under the DGCL.

The Kratos Certificate permits, and the Kratos Bylaws require, Kratos to provide such indemnification to the fullest extent provided by the DGCL, except that Kratos shall only indemnify any such person in a proceeding initiated by such person against Kratos if the proceeding (or part thereof) was authorized by the Kratos board of directors.
The MGCL requires a corporation (unless the charter provides otherwise, which the Integral Systems Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The Integral Systems Charter and the Integral Systems Bylaws provide that Integral Systems shall provide such indemnification, as determined by the Integral Systems board of directors, to the extent permitted by Maryland law, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

KRATOS	INTEGRAL SYSTEMS
Limitation of Liability of Directors

As permitted by the DGCL, the Kratos Certificate provides that the directors of Kratos will not be personally liable to Kratos or its stockholders for monetary damages to the fullest extent permitted by law. Under the DGCL, a corporation may exculpate a director for breach of fiduciary duty as a director, except for liability (i) for a breach of a director's duty of loyalty to Kratos or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.
The MGCL permits a Maryland corporation to limit, in its charter, the liability of directors and officers to the corporation or its stockholders for money damages except for liability arising from receipt of an improper benefit or profit in money, property, or services or from active and deliberate dishonesty that is material to a cause of action resulting in a final judgment adverse to the director or officer. The Integral Systems Charter contains no such provision.

Dividends

Under the DGCL, dividends may be declared by the board of directors of a corporation and paid out of surplus, and, if no surplus is available, out of any net profits for the then current fiscal year or the preceding fiscal year, or both, provided that such payment would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation of the corporation.
The MGCL permits a corporation, subject to any restriction in its charter (there is no such restriction in the Integral Systems Charter), to make any distribution authorized by the board of directors unless, after the distribution (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution to satisfy senior liquidation preferences. Notwithstanding clause (ii) of the immediately preceding sentence, a corporation may make a distribution from (a) its net earnings for the fiscal year in which the distribution is made, (b) its net earnings for the preceding fiscal year or (c) the sum of its net earnings for the preceding eight fiscal quarters.

KRATOS	INTEGRAL SYSTEMS
Inspection Rights

Under the DGCL, any stockholder may for any proper purpose, inspect a corporation's stock ledger, a list of its stockholders and its other books and records, and may make copies of and extracts from the record. A stockholder may exercise this right only upon written demand under oath. The inspection must occur during regular business hours.
Under the MGCL, one or more persons who together are and have been stockholders of record of a corporation for at least six months and in total hold at least 5% of the outstanding stock of any class may inspect and copy the corporation's books of account and stock ledger, request a written statement of the corporation's affairs and request a list of the corporation's stockholders. In addition, any stockholder of a Maryland corporation may (i) inspect and copy the bylaws, minutes of the proceedings of stockholders, annual statement of affairs, and voting trust agreements and (ii) request the corporation to provide a sworn statement showing all stock, as well as any other securities, issued and all consideration received by the corporation during the preceding 12 months.

KRATOS	INTEGRAL SYSTEMS
Business Combinations

Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time when such person became an interested stockholder unless: (i) prior to such time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder; or (ii) upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation's outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or (iii) the business combination is approved by both the board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock (at a meeting and not by written consent), excluding shares owned by the interested stockholder. For these purposes, a "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder," and "interested stockholder" means a stockholder that, together with its affiliates and associates, owns (or, under certain circumstances, has owned within the prior three years) more than 15% of the outstanding voting stock of the corporation. Although Section 203 permits a corporation to elect not to be governed by its provisions, Kratos has not made this election.
The Maryland Business Combination Act (the "MBCA") provides that a corporation may not engage in any "business combination" with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. The MGCL defines an "interested stockholder" as (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares, or (ii) an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation's then outstanding voting stock. A person is not an interested stockholder if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder, which approval may be conditioned by the board of directors. After the five year prohibition, any such business combination must be recommended by the corporation's board of directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of the corporation's voting stock and (b) two-thirds of the votes entitled to be cast by holders of the corporation's voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The MBCA permits various exemptions from its provisions, including, business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder.

KRATOS	INTEGRAL SYSTEMS
On May 15, 2011, the board of directors of Integral Systems exempted the Merger and the other transactions contemplated by the Merger Agreement from the MBCA.

Control Share Acquisitions
None of the Kratos Certificate, the Kratos Bylaws or the DGCL includes a control share acquisition provision.
The MGCL provides that holders of "control shares" of a corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast, excluding shares owned by an acquiring person, by an officer of the corporation or by an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other voting shares of stock previously acquired by a person, or over which such person is able to directly or indirectly exercise voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third; one-third or more but less than a majority; or a majority or more.

Generally, "control share acquisition" means the acquisition of outstanding control shares. A person who has made or proposes to make a control share acquisition may require the board of directors to call a special meeting of stockholders to consider voting rights for the shares if the person agrees to pay the corporation's expenses of the meeting. The meeting must be held within 50 days of demand. If no request for a meeting is made, the corporation may present the question at any stockholders' meeting.

The control share acquisition act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by its charter or bylaws.
The Integral Systems Bylaws contain a provision exempting any acquisition of shares of stock of Integral Systems from the control share acquisition act.

KRATOS	INTEGRAL SYSTEMS
Appraisal Rights

Under the DGCL, stockholders who dissent from a merger or consolidation of the corporation have the right to demand and receive payment of the fair value of their stock, as appraised by the Delaware Chancery Court. The DGCL provides that dissenters' rights are inapplicable (i) to stockholders of a surviving corporation whose vote is not required to approve the merger or consolidation, and (ii) to any class of stock listed on a national securities exchange or designated as a NASDAQ National Market security or held of record by over 2,000 stockholders, unless, in either case, such stockholders are required in the merger to accept in exchange for their shares anything other than (a) shares of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a NASDAQ National Market security, (c) cash in lieu of fractional shares of such corporations, or (d) or any combination of the above.

Neither the Kratos Certificate nor the Kratos Bylaws contain any additional provisions relating to dissenters' rights of appraisal.
Under the MGCL, a stockholder has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if (i) the corporation consolidates or merges with another corporation, (ii) the corporation's stock is to be acquired in a statutory share exchange, (iii) the corporation transfers all or substantially all of its assets in a manner requiring stockholder approval, (iv) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved in the charter of the corporation, or (v) the transaction is subject to certain provisions of the MBCA.

 Maryland law provides that a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if, among other things, (i) the stock is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the matter or, in certain mergers, the date notice is given or waived (except certain mergers where stock held by directors and executive officers is exchanged for merger consideration not available generally to stockholders), (ii) the stock is that of the successor in the merger, unless either (a) the merger alters the contract rights of the stock as expressly set forth in the charter and the charter does not reserve the right to do so or (b) the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor, (iii) the stock is not entitled to vote on the transaction or (iv) the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder.

Neither the Integral Systems Charter nor the Integral Systems Bylaws contain any additional provisions relating to the rights of objecting stockholders.

KRATOS	INTEGRAL SYSTEMS
Removal of Directors

Under the DGCL, the Kratos Certificate and the Kratos Bylaws, any number of directors may be removed, with or without cause by the holders of a majority of the shares then entitled to vote on the election of directors.
Integral Systems has elected, in its charter, to be subject to Section 3-804 of the MGCL. This means that a director can only be removed by the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.
In addition, Integral Systems is subject to Section 2-406(b)(3) of the MGCL, which provides that if directors have been divided into classes, a director may not be removed without cause.

Subtitle 8 of Title 3 of the MGCL
The DGCL does not have an equivalent to Subtitle 8 of Title 3 of the MGCL.
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL, which provide, respectively, for (i) a classified board; (ii) a two-thirds vote requirement for removing a director; (iii) a requirement that the number of directors be fixed only by vote of the board of directors; (iv) a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

By resolution of the Integral Systems board of directors, Integral Systems has elected to be subject to all of the provisions of Subtitle 8 of Title 3 of the MGCL.

Stockholder Rights Plan

Kratos has entered into a Rights Agreement, dated as of December 16, 2004 (the "Rights Agreement"), with Wells Fargo, N.A., as rights agent, which may discourage certain types of transactions involving an actual or potential change in control.	Integral Systems has not adopted a stockholder rights plan.

KRATOS	INTEGRAL SYSTEMS

The Rights Agreement defines the rights of holders of certain preferred share purchase rights that are associated with Kratos common stock. The following is a summary of the material provisions of the Rights Agreement and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which has been filed with the SEC, and is incorporated by reference into this joint proxy statement/prospectus (see the section entitled "Where You Can Find Additional Information" beginning on page 171).

Rights. Pursuant to the Rights Agreement, each holder of Kratos common stock has a contingent "right" to purchase (each, a "Right" and collectively, the "Rights") from Kratos one one—hundredth of a share (a "Unit") of Series C Preferred Stock (the "Series C Preferred") at an exercise price of $54 per Right, subject to adjustment.

Exercisability of Rights. The Rights only become exercisable 10 business days after the date (the "Stock Acquisition Date") on which it is publicly announced that any person or group of affiliated persons has (i) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Kratos common stock then outstanding or (ii) commenced a tender or exchange offer that would result in such person or group becoming the beneficial owner of 15% or more of the shares of Kratos common stock then outstanding (the person acquiring 15% or more of Kratos common stock, the "Acquiring Person").

"Flip—In" Feature. Once the Rights have become exercisable and a person has become an Acquiring Person, the Rights will entitle the holders thereof to receive, upon exercise of such Rights, that number of Units of Series C Preferred, or, at the election of the board of directors of Kratos, shares of Kratos common stock, in each case, having a value equal to two times the exercise price of the Right.

KRATOS	INTEGRAL SYSTEMS

"Flip—Over" Feature. If, at any time following the Stock Acquisition Date, (i) Kratos is acquired in a merger or other business combination, (ii) any person merges with and into Kratos and in connection with such merger all or part of the common stock of Kratos is exchanged for cash or other property or (iii) 50% or more of the assets or earning power of Kratos are sold or transferred, then each holder of a Right will be entitled to receive, upon exercise of such Right, that number of shares of common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Redemption of Rights. At any time until 10 business days following the Stock Acquisition Date, a majority of the Kratos board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

"Exchange" Feature. At any time after a person or group becomes an Acquiring Person, the Kratos board of directors may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of Kratos common stock per Right.

Rights of the Series C Preferred. The Units of Series C Preferred that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock issued by Kratos. Each Unit of Series C Preferred will have one vote. In the event of any merger, consolidation or other transaction in which shares of Kratos common stock are exchanged, each Unit of Series C Preferred will be entitled to receive the per share amount paid in respect of each share of Kratos common stock. In the event of liquidation, the holder of a Unit of Series C Preferred will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of the Kratos common stock.

KRATOS	INTEGRAL SYSTEMS

Amendment to Rights Agreement. Any of the provisions of the Rights Agreement may be amended in any respect without the approval of the Rights holders or stockholders at any time prior to the date the Rights are no longer redeemable. After that date, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders only in order to cure any ambiguities or to make changes that do not adversely affect the interests of Rights holders (other than an Acquiring Person).

Evidence, Transfer and Termination of Rights. Until the date on which the Rights become exercisable, Kratos common stock certificates will evidence the Rights, and any transfer of shares of Kratos common stock will constitute a transfer of the Rights. The Rights will expire at the close of business on December 16, 2014, unless earlier redeemed or exchanged by Kratos pursuant to the terms of the Rights Agreement. Any Rights held by an Acquiring Person are null and void and may not be exercised.

KRATOS	INTEGRAL SYSTEMS
Approval of Charter Amendments

Under the DGCL, an amendment to the certificate of incorporation generally requires that the board of directors approve the amendment, declare it advisable and submit it to stockholders for adoption. Such amendment must be adopted by a majority in voting power of all issued and outstanding shares and any greater vote required by the certificate of incorporation. Except in limited circumstances, any proposed amendment to the certificate of incorporation that would increase or decrease the authorized shares of a class of stock, increase or decrease the par value of the shares of a class of stock, or alter or change the powers, preferences or special rights of the shares of a class of stock (so as to affect them adversely) requires approval of the holders of a majority of the outstanding shares of the affected class, voting as a separate class, in addition to the approval of a majority of the shares entitled to vote on that proposed amendment. If any proposed amendment would alter or change the powers, preferences or special rights of any series of a class of stock so as to affect them adversely, but does not affect the entire class, then only the shares of the series affected by the proposed amendment is considered a separate class for purposes of the immediately preceding sentence.

The Kratos Certificate requires the approval of not less than 66 2/3% of the voting power of all of the outstanding shares of capital stock of Kratos entitled to vote in the election of directors to amend or repeal any of the following articles: Article V (regarding the size of the board of directors and the election and removal of directors); Article VI (regarding liability of directors and indemnification of agents); or Article VII (regarding amendments to the certificate and bylaws).
With the exception of a name change and certain other enumerated minor changes, which do not require stockholder approval, an amendment to the charter of a corporation under the MGCL must be declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless the charter reduces the required vote to not less than a majority of the outstanding voting power.

The Integral Systems Charter reduces the stockholder vote required for approval of charter amendments to the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the amendment.

Vacancies on the Board of Directors

The Kratos Certificate and the Kratos Bylaws provide that if any vacancy occurs on the Kratos board of directors for any reason, including, but not limited to, the resignation, removal or death of a director or an increase in the number of authorized directors, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.
As a result of Integral Systems' election to be subject to Section 3-804 of the MGCL, a majority of the directors remaining on the Integral Systems board of directors may fill any vacancy, even if the remaining directors do not constitute a quorum.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for Kratos by Paul, Hastings, Janofsky & Walker LLP, San Diego, California. Certain federal income tax consequences of the Merger will be passed upon for Kratos by Paul, Hastings, Janofsky & Walker LLP, San Diego, California, and for Integral Systems by Gibson, Dunn & Crutcher LLP, Washington, D.C.

EXPERTS

Kratos Defense & Security Solutions, Inc.

        The audited consolidated financial statements of Kratos as of December 27, 2009 and December 26, 2010 and for each of the three years in the period ended December 26, 2010, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of Kratos of which this joint proxy statement/prospectus forms a part, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving such reports.

        The consolidated financial statements of Herley Industries, Inc. and its subsidiaries as of and for the fifty-two weeks ended August 1, 2010, included in Kratos' Current Report on Form 8-K/A filed with the SEC on April 11, 2011, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of Kratos of which this joint proxy statement/prospectus forms a part, have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report therein, which as to the year ended August 1, 2010 are based in part on the report of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Herley and its subsidiaries as of and for the fifty-two weeks ended August 2, 2009 and the fifty-three weeks ended August 3, 2008, included in Kratos' Current Report on Form 8-K/A filed with the SEC on April 11, 2011, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of Kratos of which this joint proxy statement/prospectus forms a part, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report therein, which as to the fifty-two weeks ended August 2, 2009 are based in part on the report of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Henry Bros. Electronics, Inc. and its subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, included in Kratos' Current Report on Form 8-K filed with the SEC on February 4, 2011, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of Kratos of which this joint proxy statement/prospectus forms a part, have been audited by Amper, Politziner and Mattia, LLP, independent registered public accounting firm, as set forth in their report therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Gichner Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2009, 2008 and 2007, included in the Current Report on Form 8-K filed by Kratos on May 25, 2010, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of Kratos of which this joint proxy statement/prospectus forms a part, have been audited by Plante & Moran PLLC, independent registered public accounting firm, as set forth in their report therein. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

Integral Systems, Inc.

        The consolidated financial statements of Integral Systems, Inc. as of and for the year then ended September 24, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of September 24, 2010 have been incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of Kratos of which this joint proxy statement/prospectus forms a part in reliance upon the reports of KPMG LLP ("KPMG"), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG's report dated December 8, 2010, on the effectiveness of internal control over financial reporting as of September 24, 2010, expresses its opinion that Integral Systems did not maintain effective internal control over financial reporting as of September 24, 2010 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to a lack of sufficient qualified accounting resources has been identified and included in management's assessment.

        The consolidated financial statements of Integral Systems, Inc. and subsidiaries as of September 25, 2009 and for the years ended September 25, 2009 and September 30, 2008, appearing in Integral Systems' Annual Report on Form 10-K for the year ended September 24, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference in this joint proxy statement/prospectus and registration statement of Kratos of which this joint proxy statement/prospectus forms a part. Such consolidated financial statements are included herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 FUTURE STOCKHOLDER PROPOSALS

Kratos

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in Kratos' proxy statement and for consideration at Kratos' next annual meeting of stockholders. To be eligible for inclusion in Kratos' 2012 proxy statement, a stockholder's proposal must be submitted in writing by December 17, 2011 to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 4820 Eastgate Mall, San Diego, California 92121 and must otherwise comply with Rule 14a-8 under the Exchange Act. Stockholders are also advised to review Kratos' Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

        While the Kratos board of directors will consider proper stockholder proposals that are properly brought before the annual meeting, Kratos reserves the right to omit from its 2012 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Integral Systems

        If the Merger is completed, Integral Systems does not expect to hold an annual meeting of its stockholders next year. In that case, stockholder proposals must be submitted to the Corporate Secretary of Kratos in accordance with the procedures described above.

        If the Merger is not completed, Integral Systems will hold a 2012 annual meeting of stockholders.

        Pursuant to applicable rules under the Exchange Act, some stockholder proposals may be eligible for inclusion in Integral Systems 2012 proxy statement and proxy card. Any such stockholder proposals must be received by the Secretary of Integral Systems no later than the close of business on September 14, 2011 and must comply with Rule 14a-8 of the Exchange Act. Such stockholder proposals should be addressed to R. Miller Adams, Corporate Secretary, and delivered to Integral Systems principal executive offices.

        In addition, the Integral Systems Bylaws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by Integral Systems pursuant to the Integral Systems Bylaws, (ii) brought before the annual meeting by or under the direction of the board of directors of Integral Systems (or the Chairman of the board of directors, the Chief Executive Officer or the President of Integral Systems), or (iii) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Integral Systems. The Integral Systems Bylaws provide that nominations of persons for election to the board of directors of Integral Systems may be made at the annual meeting, by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by any stockholder of Integral Systems entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the board of directors or by any nominating committee or person appointed by the board of directors, can only be made pursuant to timely notice in writing to the Secretary of Integral Systems.

        In each case, to be timely, such stockholder's notice must be delivered to or mailed to and received by the Secretary of Integral Systems at the principal executive offices of Integral Systems, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting. If, during the prior year Integral Systems did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), then, to be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of Integral Systems at the principal executive offices of Integral Systems not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement (as described in the Integral Systems Bylaws) of the date of the annual meeting is first made. Accordingly, if the Integral Systems 2012 annual meeting is held on the same date as the 2011 annual meeting, notice of a nomination or proposal for the 2012 Integral Systems annual meeting must be delivered to Integral Systems not later than November 18, 2011 and not earlier than October 19, 2011.

        Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of Integral Systems common stock that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Exchange Act; (ii) as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, and (c) any material interest of the stockholder in such business; and (iii) as to the stockholder giving the notice, (a) the name and address of the stockholder, and (b) the class and number of shares of Integral Systems common stock that are beneficially owned by the stockholder. Integral Systems may require any proposed nominee or stockholder to furnish such other information as may reasonably be required by Integral Systems to determine the eligibility of such proposed nominee to serve as a director of Integral Systems or the eligibility of the stockholder to bring business before the annual meeting.

        If a stockholder intends to present a stockholder proposal at the 2012 annual meeting in a manner other than by the inclusion of the proposal in Integral Systems proxy statement and proxy relating to that meeting, unless the stockholder has timely notified Integral Systems of such intention pursuant to the notice requirements set forth above, the proxies named by Integral Systems may exercise their discretionary voting authority on the matter in accordance with their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Kratos and Integral Systems file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Kratos and Integral Systems, who file electronically with the SEC. The reports and other information filed by Kratos with the SEC are also available at Kratos' website. The address of the site is www.kratosdefense.com. The reports and other information filed by Integral Systems with the SEC are also available at Integral Systems' website. The address of the site is www.integ.com. The web addresses of the SEC, Kratos and Integral Systems have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this joint proxy statement/prospectus.

        Kratos has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Kratos common stock to be issued to Integral Systems stockholders in connection with the Merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the common stock of Kratos and Integral Systems. The rules and regulations of the SEC allow Kratos and Integral Systems to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        In addition, the SEC allows Kratos and Integral Systems to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Kratos has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about Kratos and its financial condition.

  •
  Annual Report on Form 10-K for the fiscal year ended December 26, 2010, filed with the SEC on March 2, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 27, 2011, filed with the SEC on May 6, 2011;

  •
  Current Reports on Form 8-K filed on January 5, 2011, February 4, 2011, February 7, 2011, February 8, 2011, February 10, 2011, March 1, 2011, March 15, 2011, March 22, 2011, March 23, 2011, March 29, 2011, April 5, 2011, April 7, 2011, April 11, 2011, April 20, 2011, May 5, 2011; May 16, 2011, May 18, 2011, and June 2, 1011;

  •
  The description of Kratos common stock contained in its Registration Statement on Form 8-A (File No. 000-27231) filed with the SEC on September 3, 1999, pursuant to Section 12(g) of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description;

  •
  The unaudited historical financial information for Herley Industries, Inc. as of and for the twenty-six weeks ended January 30, 2011 and January 31, 2010, attached as Exhibit 99.1 to Kratos' Registration Statement on Form S-3 (File No. 333-173099), filed with the SEC on March 25, 2011;

  •
  The audited consolidated financial statements of Gichner Holdings, Inc. as of and for the years ended December 31, 2009 and 2008, the audited consolidated financial statements of Gichner Holdings, Inc. as of and for the periods of August 22, 2007 through December 31, 2007 and January 1, 2007 through August 22, 2007, and the unaudited financial statements of Gichner Holdings, Inc. as of and for the three months ended March 31, 2010 and 2009, filed as Exhibit 99.1 to Kratos' Current Report on Form 8-K filed with the SEC on May 25, 2010; and

  •
  The description of the purchase rights for Series C Preferred Stock, par value $0.001 per share, contained in Kratos' Registration Statement on Form 8-A (File No. 000-27231), initially filed under Section 12(g) of the Exchange Act on December 17, 2004, as modified by Kratos' Registration Statement on Form 8-A12B (File No. 001-34460), filed under Section 12(b) of the Exchange Act on September 16, 2009, and including, in each case, any subsequent amendment or report filed for the purpose of amending such description.

        This joint proxy statement/prospectus also incorporates by reference the documents listed below that Integral Systems has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about Integral Systems and its financial condition.

  •
  Annual Report on Form 10-K for the fiscal year ended September 24, 2010, filed with the SEC on December 8, 2010;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, filed with the SEC on February 9, 2011;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2011, filed with the SEC on May 12, 2011;

  •
  Proxy Statement on Schedule 14A, filed with the SEC on January 12, 2011;

  •
  Current Reports on Form 8-K filed on September 30, 2010, October 8, 2010, December 8, 2010, December 9, 2010, December 15, 2010, January 13, 2011, February 9, 2011, February 16, 2011, February 22, 2011, February 23, 2011, March 4, 2011, March 29, 2011, May 12, 2011, May 16, 2011, and May 19, 2011; and

  •
  The description of Integral Systems' common stock in Integral Systems' Registration Statement on Form S-3 filed with the SEC on September 29, 2008, including any document filed with the SEC to update such description.

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by Kratos or Integral Systems, such information or exhibit is specifically not incorporated by reference.

        In addition, Kratos and Integral Systems incorporate by reference any future filings they may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the Kratos special meeting and the Integral Systems special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents of Kratos and Integral Systems listed above from the SEC, through the SEC's website at the address described above, or from Kratos and Integral Systems by requesting them in writing or by telephone from Kratos at the following address:

Kratos Defense & Security Solutions, Inc.	Integral Systems, Inc.
4820 Eastgate Mall	6721 Columbia Gateway Drive
San Diego, California 92121	Columbia, Maryland 21046
Attention: Corporate Secretary	Attention: Corporate Secretary
(858) 812-7300	(443) 539-5008

        You may also obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Georgeson Inc., Kratos' proxy solicitor, or D.F. King & Co., Inc., Integral Systems' proxy solicitor, at the applicable address and telephone number listed below:

Georgeson Inc. 199 Water Street, 26th Floor New York, New York 10038-3560 Banks and Brokers Call (212) 440-9800 All Others Call Toll-Free (888) 566-8006	D. F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 (212) 269-5550

        If you are a stockholder of Kratos or Integral Systems and would like to request documents, please do so by 5:00 p.m., Eastern time, on            , 2011 to receive them before the Kratos special meeting or Integral Systems special meeting, as applicable.

        These documents are available from Kratos and Integral Systems, without charge, excluding any exhibits to them, unless the exhibit has specifically been incorporated by reference as an exhibit into this joint proxy statement/prospectus. You can also find information about Kratos and Integral Systems at their websites at www.kratosdefense.com and www.integ.com, respectively. Information contained on these websites is specifically not incorporated by reference into this joint proxy statement/prospectus.

        This document is a prospectus of Kratos and is a joint proxy statement of Kratos and Integral Systems for the Kratos special meeting and the Integral Systems special meeting. Neither Kratos nor Integral Systems has authorized anyone to give any information or make any representation about the Merger or Kratos or Integral Systems that is different from, or in addition to, the information or representations contained in this joint proxy statement/prospectus or in any of the materials that Kratos or Integral Systems have incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this joint proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.,

IRIS MERGER SUB INC.,

IRIS ACQUISITION SUB LLC,

and

INTEGRAL SYSTEMS, INC.

Dated as of May 15, 2011

A-i

A-ii

A-iii

 INDEX OF DEFINED TERMS

affiliate	Section 8.3(a)
Agreement	Preamble
Anti-Takeover Statute	Section 4.16(b)
Antitrust Law	Section 8.3(b)
Appraisal Date	Section 2.7(a)
Articles of Merger	Section 1.3
Average Parent Trading Price	Section 8.3(c)
beneficially owned	Section 8.3(d)
Book-Entry Company Shares	Section 2.3(b)
Business Day	Section 8.3(e)
Bylaws	Section 3.2
Charter	Section 3.2
Closing	Section 1.2
Closing Date	Section 1.2
Code	Recitals
Commitment Letters	Section 4.26
Company	Preamble
Company Alternative Proposal	Section 5.7(g)
Company Board	Recitals
Company Certificates	Section 2.3(b)
Company Change of Recommendation	Section 5.7(d)
Company Disclosure Schedule	Article III
Company Employees	Section 3.10(a)
Company Equity Plans	Section 2.2(a)
Company ESPP	Section 2.2(d)
Company Financial Advisor	Section 3.23
Company Intervening Event	Section 5.7(d)
Company Material Contract	Section 3.19(a)
Company Plans	Section 3.10(a)
Company Recommendation	Section 3.4(b)
Company Restricted Share	Section 2.2(c)
Company SEC Reports	Section 3.7(a)
Company Securities	Section 3.3(a)
Company Shares	Section 2.1(a)
Company Stock Option	Section 2.2(a)
Company Stockholder Approval	Section 3.4(a)
Company Stockholders Meeting	Section 5.4(b)
Company Superior Proposal	Section 5.8(h)
Company Triggering Event	Section 7.1(d)(ii)
Company Voting Agreements	Recitals
Confidentiality Agreement	Section 5.6
Contract	Section 8.3(f)
control	Section 8.3(g)
Credit Agreement	Section 8.3(h)
Debt Financing	4.26
Dissenting Shares	Section 2.7(b)
DSS	Section 3.5(b)
Effective Time	Section 1.3
Environmental Laws	Section 3.18(c)(i)

A-iv

Environmental Permits	Section 3.18(c)(ii)
ERISA	Section 3.10(a)
Existing D&O Policies	Section 5.10(c)
FCPA	Section 3.22
Financing Sources	Section 4.26
Form S-4	Section 3.15
GAAP	Section 3.7(b)
Government Contract	Section 3.21
Governmental Entity	Section 3.5(b)
Hazardous Material	Section 3.18(c)(iii)
HMO	Section 3.10(g)
HSR Act	Section 3.5(b)
Indemnified Parties	Section 5.10(a)
In-The-Money-Option	Section 8.3(i)
IRS	Section 3.10(b)
IRS Guidelines	Section 5.18(b)
Joint Proxy Statement	Section 3.5(b)
knowledge	Section 8.3(j)
Law	Section 8.3(k)
Licenses	Section 3.6(b)
Loan Commitment Letter	Section 4.26
LLC Merger	Recitals
Master Lease Agreement	Section 8.3(l)
Material Adverse Effect	Section 8.3(m)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger LLC	Preamble
Merger Sub	Preamble
Merger Sub Board	Recitals
MGCL	Section 1.1
NASDAQ	Section 8.3(n)
NISPOM	Section 3.5(b)
Notes Commitment Letter	Section 4.26
Out-Of-The-Money Option	Section 8.3(o)
Parent	Preamble
Parent Alternative Proposal	Section 5.8(g)
Parent Board	Recitals
Parent Change of Recommendation	Section 5.8(d)
Parent Common Stock	Section 8.3(p)
Parent Disclosure Schedule	Article IV
Parent Employees	Section 4.10(a)
Parent Financial Advisor	Section 4.24
Parent Intervening Event	Section 5.8(d)
Parent Material Contract	Section 4.19(a)
Parent Plan	Section 5.9(b)
Parent Plans	Section 4.10(a)
Parent Recommendation	Section 4.4(b)
Parent Restricted Shares	Section 4.3(a)
Parent SEC Reports	Section 4.7(a)
Parent Securities	Section 4.3(a)
Parent Share Issuance	Recitals

A-v

Parent Shares	Section 8.3(q)
Parent Stock Options	Section 4.3(a)
Parent Stockholder Approval	Section 4.4(a)
Parent Stockholders Meeting	Section 5.4(c)
Parent Superior Proposal	Section 5.8(h)
Parent Triggering Event	Section 7.1(c)(ii)
Parent Voting Agreements	Recitals
Paying Agent	Section 2.3(a)
Payment Fund	Section 2.3(a)
Per Share Amount	Section 8.3(r)
person	Section 8.3(s)
Proposal Notice	Section 5.7(d)
Representatives	Section 5.7(a)
Sarbanes-Oxley Act	Section 3.7(c)
SDAT	Section 1.3
SEC	Section 8.3(t)
Securities Act	Section 3.5(b)
Subsequent Company Proposal	Section 5.8(d)
Subsequent Parent Proposal	Section 5.7(d)
subsidiary, subsidiaries	Section 8.3(u)
Surviving Company	Section 5.21
Surviving Corporation	Section 1.1
Tax Return	Section 8.3(w)
Taxes	Section 8.3(v)
Termination Date	Section 7.1(b)(ii)
Termination Fee	Section 7.2(b)

A-vi

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of May 15, 2011 (this "Agreement"), among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation ("Parent"), IRIS MERGER SUB INC., a Maryland corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), IRIS ACQUISITION SUB LLC, a single member Maryland limited liability company and a direct wholly owned subsidiary of Parent ("Merger LLC"), and INTEGRAL SYSTEMS, INC., a Maryland corporation (the "Company").

RECITALS

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein (the "Merger");

        WHEREAS, the parties intend that the Merger shall be followed by a merger of the Surviving Corporation (as defined below) with and into Merger LLC, with Merger LLC surviving that merger, on the terms and subject to the conditions set forth herein (the "LLC Merger");

        WHEREAS, the parties intend that the Merger be mutually interdependent with and a condition precedent to the LLC Merger and that the LLC Merger shall be effected in accordance with Section 5.21, on the terms and subject to the conditions set forth herein, without further approval, authorization or direction from or by any of the parties hereto;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby, (ii) approved this Agreement, the Parent Voting Agreements, the Merger and the other transactions contemplated hereby and approved the execution, delivery and performance by the Company of this Agreement, (iii) directed that the approval of this Agreement, the Merger and the other transactions contemplated hereby be submitted to the stockholders of the Company for approval, and (iv) subject to Section 5.7, agreed to recommend approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the Company, in accordance with the terms of this Agreement;

        WHEREAS, the Board of Directors of Parent (the "Parent Board") has (i) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby, (ii) approved this Agreement, the Company Voting Agreements, the Merger and the other transactions contemplated hereby and approved the execution, delivery and performance by Parent of this Agreement, and (iii) subject to Section 5.8, agreed to recommend approval by the stockholders of Parent of the issuance of Parent Common Stock (the "Parent Share Issuance") necessary to consummate the transactions contemplated by this Agreement;

        WHEREAS, the Board of Directors of Merger Sub (the "Merger Sub Board") has (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and approved the execution, delivery and performance by Merger Sub of this Agreement, (iii) directed that the approval of this Agreement, the Merger and the other transactions contemplated hereby be submitted to the sole stockholder of Merger Sub for approval, and (iv) agreed to recommend approval of this Agreement, the Merger and the other transactions contemplated hereby by the sole stockholder of Merger Sub, in accordance with the terms of this Agreement;

        WHEREAS, the Sole Member and Manager of Merger LLC has approved this Agreement, the LLC Merger and the other transactions contemplated hereby and approved the execution, delivery and performance by Merger LLC of this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, (i) as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company are entering into voting agreements whereby such stockholders have agreed to vote their Company Shares in favor of the Merger and this Agreement (the "Company Voting Agreements") and (ii) as a condition and inducement to the Company's willingness to enter into this Agreement, certain stockholders of Parent are entering into voting agreements whereby such stockholders have agreed to vote their Parent Shares in favor of the Parent Share Issuance (the "Parent Voting Agreements");

        WHEREAS, the Company, Parent, Merger Sub and Merger LLC desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the LLC Merger and also to prescribe certain conditions to the Merger as specified herein; and

        WHEREAS, it is intended that the Merger and the LLC Merger, considered together as a single integrated transaction for United States federal income tax purposes, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Parent.

        Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue NW, Washington, DC 20036, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3    Effective Time.     Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT"), in such form as required by, and executed in accordance with, the relevant provisions of the MGCL, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the SDAT or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

        Section 1.4    Effects of the Merger.     The Merger shall have the effects set forth herein and in the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Charter; Bylaws.

          (a)   At the Effective Time, the Charter shall be the corporate charter of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the Bylaws shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the corporate charter of the Surviving Corporation and as provided by applicable Law.

          (c)   At the effective time of the LLC Merger, the certificate of formation of Merger LLC shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with its terms and as provided by applicable Law.

          (d)   At the effective time of the LLC Merger, the operating agreement of Merger LLC shall be the operating agreement of the Surviving Company until thereafter amended in accordance with its terms and as provided by applicable Law.

        Section 1.6    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.7    Officers.     The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        Section 2.1    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

          (a)   Each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the "Company Shares") issued and outstanding immediately prior to the Effective Time, other than any Company Shares to be canceled pursuant to Section 2.1(b) and any Dissenting Shares, shall be converted into the right to receive (i) $5.00 in cash, without interest and (ii) 0.588 Parent Shares (such Parent Shares and cash, together with any cash in lieu of fractional Parent Shares to be paid pursuant to Section 2.5, the "Merger Consideration"), payable to the holder thereof, without interest, less any required withholding Taxes, and further subject to payment by Parent of cash in lieu of any fractional Parent Share pursuant to Section 2.5. All Company Shares that have been converted into the right to receive Merger Consideration as set forth in this Section 2.1(a) shall be automatically cancelled and shall cease to exist.

          (b)   Each Company Share owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and shall cease to exist without any conversion thereof, and no payment or distribution shall be made with respect thereto.

          (c)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding as a share of common stock of the Surviving Corporation.

          (d)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided, that nothing in this Section 2.1(d) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.2    Treatment of Options and Restricted Shares.

          (a)   Except with respect to options under the Company ESPP (as defined below), the Company shall take all such action as may be required to fully vest each option or similar right (each, a "Company Stock Option") granted under any stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company (the "Company Equity Plans") as of immediately prior to the Effective Time. If the holder so elects in writing, each In-The-Money Company Option shall be canceled at the Effective Time, in exchange for a payment by the Surviving Corporation, in cash, equal to the product of (i) the total number of Company Shares subject to such In-The-Money Option, multiplied by (ii) the aggregate value of the excess, if any, of (A) the Per Share Amount over (B) the exercise price per Company Share subject to such In-The-Money Option (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less the amount of any required withholding. To the extent that a holder of an In-The-Money Option does not elect (in a form reasonably acceptable to Parent) that a particular Company Stock Option be treated in the manner described in the prior sentence, that Company Stock Option shall instead be treated as an "Out-Of-The-Money Option" for all purposes.

          (b)   At the Effective Time, all rights with respect to Company Shares under each Out-Of-The-Money Option shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Out-Of-The-Money Option. From and after the Effective Time, (i) each Out-Of-The-Money Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Out-Of-The-Money Option shall be equal to the number of Company Shares subject to such Out-Of-The-Money Option immediately prior to the Effective Time multiplied by 0.9559, rounding up to the nearest whole share, (iii) the per share exercise price under each such Out-Of-The-Money Option shall be adjusted by dividing the per share exercise price under such Out-Of-The-Money Option by 0.9559 and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Out-Of-The-Money Option shall continue in full force and effect and the term, exercisability, and other provisions of such Out-Of-The-Money Option shall otherwise remain unchanged (except that such Out-Of-The Money Option shall be fully vested pursuant to the first sentence of Section 2.2(a)); provided, however, that each Out-Of-The-Money Option assumed by Parent in accordance with this Section 2.2(b) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the Effective Time.

          (c)   At the Effective Time, each share of restricted stock granted under a Company Equity Plan or otherwise (each, a "Company Restricted Share"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product of (i) the number of Company Restricted Shares held by such holder, multiplied by (ii) the Per Share Amount (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less the amount of any required withholding.

          (d)   As soon as practicable following the date of this Agreement, the Company Board or the compensation committee of the Company Board will adopt such resolutions and take such other actions as may be required to provide that with respect to the Company's Employee Stock Purchase Plan (as amended from time to time prior to the date hereof, the "Company ESPP"): (i) participants in the Company ESPP may not alter their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the Company ESPP); (ii) no offering period will be commenced after the date of this Agreement (it being understood that any offering period in effect on the date hereof may continue in accordance with its terms, subject to the next clause); (iii) the Company ESPP and all offering periods then in effect shall be terminated effective immediately prior to the Effective Time; and (iv) the amount of the accumulated contributions of each participant under the Company ESPP as of immediately prior to the Effective Time shall be refunded to such participant as promptly as practicable following the Effective Time, without interest.

          (e)   Prior to the Effective Time, the Company shall take all actions reasonably necessary to effect the measures contemplated by this Section 2.2, including but not limited to adoption of any resolutions, interpretations, plan amendments, offering to enter into the elections contemplated by Section 2.2(a) within a reasonable period of time prior to the Effective Date, seeking Company Board approval and/or seeking any consents, and to ensure that, on and after the Effective Time, no holder of an In-The-Money Option or Company Restricted Stock has any further rights with respect thereto (other than to receive the payments provided for in this Section 2.2) and that no holder of an Out-Of-The-Money Option has any further rights with respect thereto (other than the rights provided for in this Section 2.2) and that no Company ESPP participant has any further rights with respect thereto (other than the rights provided for in this Section 2.2).

          (f)    The Company shall take all actions necessary to ensure that, as of the Effective Time, (i) the Company Equity Plans shall terminate and (ii) no holder of Company Stock Options, Company Restricted Shares and no participant in any Company Equity Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their subsidiaries, except the conversion rights contemplated by Section 2.1 or this Section 2.2.

          (g)   Prior to the Effective Time, the Company shall deliver all notices required by the Company Equity Plans or contemplated by this Section 2.2 (which notices shall have been approved by Parent, in its reasonable discretion) to each holder of Company Stock Options and Company Restricted Shares, setting forth each holder's or participant's rights pursuant to the applicable Company Equity Plan and this Section 2.2 stating that such Company Stock Options or Company Restricted Shares, as applicable, shall be treated in the manner set forth in this Section 2.2.

        Section 2.3    Exchange and Payment.

          (a)   Prior to the Effective Time, Merger Sub shall enter into an agreement with the Company's transfer agent to act as agent for the stockholders of the Company in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which stockholders of the Company shall become entitled pursuant to this Article II. Promptly, and in no event later than 1

  Business Day after the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent (i) stock certificates representing Parent Shares and (ii) cash, in each case in an aggregate amount equal to the number of Parent Shares and amount of cash into which Company Shares have been converted in accordance with Section 2.1(a). Prior to the Effective Time, Parent will provide to the Company written certification from the commitment parties under the Commitment Letters that they will release funds after the Effective Time. In addition, Parent shall deposit with the Paying Agent, as necessary from time to time at or after the Effective Time, cash in lieu of any fractional shares payable pursuant to Section 2.5 and any dividends or other distributions payable pursuant to Section 2.6. All Parent Shares, cash and dividends and distributions deposited with the Paying Agent pursuant to this Section 2.3(a) shall hereinafter be referred to as the "Payment Fund". The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article II, except as provided in this Agreement.

          (b)   Promptly after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of an outstanding certificate or outstanding certificates that immediately prior to the Effective Time represented outstanding Company Shares ("Company Certificates") that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a), (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates held by such person shall pass, only upon proper delivery of the Company Certificates to the Paying Agent and shall be in customary form and contain such other provisions as Parent or the Paying Agent may reasonably specify) and (B) instructions for use in effecting the surrender of Company Certificates in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.2. Upon surrender of a Company Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as the Paying Agent may reasonably require, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Company Share formerly represented by such Company Certificate (subject to deduction for any required withholding Tax), and such Company Certificate shall forthwith be canceled. Promptly following the Effective Time (but in no event later than 5 Business Days following the Effective Time), to the extent consistent with the Paying Agent's standard procedures, Parent shall cause the Paying Agent to issue and deliver the Merger Consideration to holders of uncertificated Company Shares represented by book-entry (the "Book-Entry Company Shares") (either directly or through the Depository Trust Company), without each holder of Book-Entry Company Shares being required to deliver a Company Certificate or any executed letter of transmittal to the Paying Agent, and such Book-Entry Company Shares shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Company Certificates or Book-Entry Company Shares. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Company Certificate representing such Company Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the right to demand to be paid the "fair value" of the shares represented thereby as contemplated by Section 2.7, as applicable.

          (c)   At any time following the date that is 12 months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Company Certificates and Book-Entry Company Shares and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the

  Merger Consideration payable upon due surrender of their Company Certificates and Book-Entry Company Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Company Shares for the Merger Consideration.

          (d)   All cash paid and Parent Shares issued upon the surrender for exchange of Company Certificates or Book-Entry Company Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Shares, formerly represented by such Company Certificates or Book-Entry Company Shares. After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares that were outstanding prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for transfer or transfer is sought for Book-Entry Company Shares, such Company Certificates or Book-Entry Company Shares shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.

          (e)   The Paying Agent shall invest the cash included in the Payment Fund as directed by Parent on a daily basis; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Shares and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the stockholders of the Company in the amount of any such losses and (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

          (f)    None of Parent, the Company, the Surviving Corporation or the Paying Agent or any other person shall be liable to any person in respect of Parent Shares, any dividends or distributions with respect thereto, any cash in lieu of fractional shares or any cash from the Payment Fund, in each case properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)   In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by the holder of a bond in a reasonable and customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to the Company Certificate, the Paying Agent will deliver in exchange for the lost, stolen or destroyed Company Certificate the applicable Merger Consideration payable in respect of the Company Shares represented by such Company Certificate pursuant to this Article II.

          (h)   Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.3(a) to pay for Company Shares for which appraisal rights have been perfected as described in Section 2.7 shall be returned to Parent, upon demand.

        Section 2.4    Withholding Rights.     Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Shares, Company Stock Options, Company Restricted Shares or otherwise pursuant to this Agreement any amount as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax laws. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

        Section 2.5    Fractional Shares.     No certificates or scrip representing a fractional Parent Share shall be issued upon the surrender for exchange of Company Certificates or Book-Entry Company Shares evidencing Company Shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu thereof, upon surrender of the applicable Company Certificates or Book-Entry Company Shares, Parent shall pay each holder of Company Shares an amount in cash equal to the product obtained by multiplying (a) the fractional share interest in Parent to which such holder (after taking into account all Company Shares held at the Effective Time) would otherwise be entitled, by (b) the Average Parent Trading Price.

        Section 2.6    Distributions With Respect to Unexchanged Company Shares.     No dividends or other distributions with respect to Parent Shares issuable with respect to Company Shares shall be paid to the holder of any unsurrendered Company Certificates or Book-Entry Company Shares until those Company Certificates or Book-Entry Company Shares are surrendered as provided in this Article II. Upon surrender, there shall be issued and/or paid to the holder of the Parent Shares issued in exchange therefor, without interest, (a) at the time of surrender, the dividends or other distributions payable with respect to those Parent Shares with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (b) at the appropriate payment date, the dividends or other distributions payable with respect to those Parent Shares with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

        Section 2.7    Appraisal Rights.

          (a)   So long as the Company Common Stock is listed on the Global Select Market of NASDAQ (i) on the record date for the determination of stockholders entitled to vote on the Merger with respect to mergers other than mergers pursuant to Section 3-106 of the MGCL or (ii) the date notice is given or waived under Section 3-106 of the MGCL in connection with a merger of a ninety percent (90%) owned subsidiary with or into its parent as the case may be (as applicable, the "Appraisal Date"), no stockholder of the Company shall have any rights under Title 3, Subtitle 2 of the MGCL as a result of the transactions contemplated by this Agreement.

          (b)   If the Company Common Stock is not listed on the Global Select Market of NASDAQ on the Appraisal Date, Company Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted in favor of or consented to the Merger and shall have delivered a written demand for appraisal of such Company Shares in the time and manner provided in Section 3-203 of the MGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the MGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Title 3, Subtitle 2 of the MGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the MGCL, such holder's Company Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.1(a), without any interest thereon.

          (c)   The Company shall give Parent (i) prompt notice of any written objection to the transactions contemplated by this Agreement or any demands for appraisal pursuant to Section 3-203 of the MGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the MGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

 ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent, Merger Sub and Merger LLC that, except as set forth on the disclosure schedule delivered by the Company to Parent, Merger Sub and Merger LLC prior to the execution of this Agreement (the "Company Disclosure Schedule"), it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent, and except as disclosed in the Company SEC Reports filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein):

        Section 3.1    Incorporation/Formation and Qualification; Subsidiaries.     Each of the Company and its subsidiaries (a) is an entity duly incorporated or formed, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (b) and (c), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

        Section 3.2    Charter and Bylaws.     The Company has heretofore furnished or otherwise made available to Parent a complete and correct copy of the Company's articles of incorporation, as amended, supplemented and restated (the "Charter") and the bylaws of the Company (the "Bylaws") as currently in effect. The Charter and the Bylaws are in full force and effect. The Company is not in violation of any provisions of its Charter or Bylaws in any material respect.

        Section 3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 40,000,000 Company Shares. As of May 13, 2011: (i) 17,685,386 Company Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights; (ii) 1,533,097 Company Stock Options were outstanding; and (iii) 91,440 Company Restricted Shares were outstanding. From the close of business on May 13, 2011 until the date of this Agreement, no options to purchase Company Shares have been granted and no Company Shares have been issued, except for Company Shares issued pursuant to the exercise of Company Stock Options in accordance with their terms. Except as set forth above or in Section 3.3(a) of the Company Disclosure Schedule, as of the date of this Agreement, (x) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (A), (B) and (C) are referred to collectively as "Company Securities"), (y) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities and (z) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party.

          (b)   All shares of the Company's subsidiaries are owned by the Company or another wholly owned subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, other than restrictions imposed by Law and encumbrances under the Credit Agreement. As of the date of this Agreement, except for the Company's subsidiaries and except as set forth in Section 3.3 of the Company Disclosure Schedule, the Company does not own any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other person. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, except where any such failure to be duly authorized, validly issued, fully paid and nonassessable would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Section 3.3(b) of the Company Disclosure Schedule sets forth a true and complete list of each subsidiary of the Company and its jurisdiction of incorporation or organization as of the date of this Agreement.

        Section 3.4    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action (other than the Company Stockholder Approval) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than approval of this Agreement and the Merger in accordance with the terms hereof by the holders of at least a majority in combined voting power of the outstanding Company Shares (the "Company Stockholder Approval"), and the filing with the SDAT of the Articles of Merger as required by the MGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, Merger Sub and Merger LLC, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (b)   As of the date hereof, the Company Board, at a meeting duly called and held, duly adopted resolutions (i) determining that this Agreement, the Parent Voting Agreements, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and the Company's stockholders, (ii) approving and declaring advisable this Agreement, the Parent Voting Agreements, the Merger and the other transactions contemplated hereby, (iii) directing that this Agreement, the Merger and the other transactions contemplated hereby be submitted to the stockholders of the Company for approval, (iv) agreeing to recommend that the Company's stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby (the "Company Recommendation"), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.7, and (v) assuming the accuracies of the representations and warranties of Parent in Section 4.6, rendering the limitations on business combinations contained in Section 3-602 of the MGCL inapplicable to this Agreement and the transactions contemplated hereby and thereby.

          (c)   The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock or other securities required in connection with the consummation of the Merger. No vote of the holders of any class or series of the Company's capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by the Company other than the Merger.

        Section 3.5    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by the Company do not and will not (i) conflict with or violate the corporate charter or bylaws or other equivalent organizational documents of the Company or its subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound, assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and except, in the case of clause (iii) for any default under the Credit Agreement or Master Lease Agreement resulting from the Merger or as set forth on Section 3.5(a)(iii) of the Company Disclosure Schedule.

          (b)   Except as set forth on Section 3.5(b) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court or other judicial body, commission or other governmental body (each, a "Governmental Entity"), except for (i) the filing with, and to the extent required, the declaration of effectiveness by the SEC of (A) a proxy statement relating to the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Company's stockholders (such proxy statement, together with the proxy statement relating to the approval of the Parent Share Issuance by Parent's stockholders, in each case as amended or supplemented from time to time, the "Joint Proxy Statement") pursuant to the Exchange Act, and (B) such other filings and reports as are required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the applicable requirements of NASDAQ, (iv) the filing with the SDAT of the Articles of Merger as required by the MGCL, (v) the filings of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby, (vi) notification to the Defense Security Service of the U.S. Department of Defense ("DSS") in accordance with Section 1-302(g) of the National Industrial Security Program Operating Manual, DoD Manual 5220.22-M ("NISPOM"), and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

        Section 3.6    Compliance.

          (a)   Except as set forth on Section 3.6(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is, nor has been since January 1, 2009, in violation of any Law applicable to the Company or any of its subsidiaries or by which the Company's or any of its subsidiaries' respective properties are bound, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

          (b)   The Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises ("Licenses") from Governmental Entities required to conduct their respective businesses as now being conducted, except for any such Licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. All Licenses of the Company are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

        Section 3.7    SEC Filings; Financial Statements.

          (a)   The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since September 24, 2010 (all such forms, reports, statements, certificates and other documents filed since September 24, 2010, collectively, the "Company SEC Reports"). Each of the Company SEC Reports, as amended, complied, and each of the Company SEC Reports filed subsequent to the date of this Agreement will comply, as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. As of its filing date, none of the Company SEC Reports filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in any Company SEC Report has been amended or superseded by a later Company SEC Report filed prior to the date hereof.

          (b)   Except to the extent that the information in any Company SEC Report has been amended or superseded by a later Company SEC Report filed prior to the date hereof, the financial statements (including all related notes and schedules) of the Company and its subsidiaries included in the Company SEC Reports present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated therein or in the notes thereto).

          (c)   Except as set forth on Section 3.7(c) of the Company Disclosure Schedule, since the enactment of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Company has been and is in compliance with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ, except in the case of clauses (i) and (ii) for any such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

          (d)   Except as set forth on Section 3.7(d) of the Company Disclosure Schedule, the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of the Company by others within the Company to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms. The Company has evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

          (e)   Except as set forth on Section 3.7(e) of the Company Disclosure Schedule, based on its most recently completed evaluation of its system of internal control over financial reporting prior to the date of this Agreement, (i) to the knowledge of the Company, the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) the Company does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (f)    Except (i) as reflected, accrued or reserved against in (A) the Company's consolidated balance sheet as of September 24, 2010 (or the notes thereto) included in the Company's Annual Report on Form 10-K filed prior to the date of this Agreement for the fiscal year ended September 24, 2010, or (B) the Company's consolidated balance sheet as of April 1, 2011 (or the notes thereto) included in the Company's Quarterly Report on Form 10-Q filed on May 12, 2011 for the fiscal quarter ended April 1, 2011, (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since April 1, 2011, (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement and (iv) for liabilities or obligations incurred pursuant to or in connection with the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities, commitments or obligations, asserted or unasserted, known or unknown, absolute or contingent, whether or not accrued, matured or un-matured or otherwise, other than those which have not had, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

        Section 3.8    Absence of Certain Changes or Events.     Since April 1, 2011 through the date of this Agreement, except as contemplated by this Agreement or as set forth on Section 3.8 of the Company Disclosure Schedule, the Company and its subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice and since such date, there has not been: (a) any change, event or occurrence which has had a Material Adverse Effect with respect to the Company; (b) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company's or any of its subsidiaries' capital stock, except for any dividend or distribution by a subsidiary of the Company to the Company or a subsidiary thereof; (c) prior to the date of this Agreement, any redemption, repurchase or other acquisition of any shares of capital stock of the Company or any of its subsidiaries (other than the acquisition of Company Shares tendered by employees or former employees in connection with a cashless exercise of Company Stock Options or in order to pay Taxes in connection with the vesting or exercise of any grants (including Company Stock Options and Company Restricted Shares) pursuant to the terms of a Company Plan); (d) prior to the date of this Agreement, any material change by the Company in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto; or (e) prior to the date of this Agreement, any material Tax election made by the Company or any of its subsidiaries or any settlement or compromise of any material Tax liability by the Company or any of its subsidiaries.

        Section 3.9    Absence of Litigation.     Except as set forth on Schedule 3.9 of the Company Disclosure Schedule, there are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, other than any such suit, claim, action, proceeding, arbitration, mediation or investigation that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Except as set forth on Schedule 3.9 of the Company Disclosure Schedule, as of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company.

        Section 3.10    Employee Benefit Plans.

          (a)   Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") whether or not subject to ERISA, vacation or sick pay policy, fringe benefit plan, and compensation, severance or employment agreement, and each other material plan, program, agreement or arrangement contributed to, sponsored or maintained by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has any liability as of the date of this Agreement for the benefit of any current, former or retired employee, officer, consultant, independent contractor or director of the Company or any of its subsidiaries (collectively, the "Company Employees" and such plans, programs, policies, agreements and arrangements, collectively, the "Company Plans").

          (b)   With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof (and, with respect to any Company Plan subject to ERISA, a copy of all Company Plan documents (including amendments) from the date of the Company Plan adoption through the present) (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter, if any, received from the Internal Revenue Service (the "IRS"), (iii) any summary plan description and summaries of material modifications, (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, and (v) any material communications to or from any Governmental Entity.

          (c)   Except as set forth on Section 3.10(c) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations.

          (d)   Neither the Company nor any of its subsidiaries has any obligation to contribute to, or any liability with respect to, any multiemployer plan (as defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA or Sections 412, 413, 430, or 4971 of the Code or Section 302 of ERISA. No Company Plan is: (i) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA); (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Code); or (iii) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA).

          (e)   Except as set forth on Section 3.10(e) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims are pending or, to the knowledge of the Company, threatened.

          (f)    Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to adversely affect such qualification or exemption.

          (g)   With respect to each Company Plan that is a health plan, all claims for which the Company or any of its subsidiaries has any liability are either: (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization ("HMO"), pursuant to which the HMO bears the liability for claims; or (iii) reflected as a liability or accrued for in the Company SEC Reports filed prior to the date hereof. None of the Company Plans that is a welfare plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, and then only at the expense of the participant or the participant's beneficiary. No Company Plan is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code.

          (h)   The execution, delivery of and performance by the Company of its obligations under the transactions contemplated by this Agreement will not (either alone or upon occurrence of any additional or subsequent events) result in "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code.

        Section 3.11    Labor and Employment Matters.     Except as set forth on Section 3.11 of the Company Disclosure Schedule, neither the Company nor any subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement presently being negotiated by the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (a) there are no unfair labor practice complaints pending against the Company or any subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority and (b) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its subsidiaries.

        Section 3.12    Insurance.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (a) all material insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and (b) neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

        Section 3.13    Properties.     Except as set forth on Section 3.13 of the Company Disclosure Schedule, or as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company or a subsidiary of the Company has good title to all of its tangible personal property and has valid leasehold interests in all of its leased properties, sufficient to conduct their respective businesses as currently conducted, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (except in all cases for those permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used), assuming the timely discharge of all obligations owing under or related to the tangible personal property and the leased property; provided that no representation is made under this Section 3.13 with respect to any intellectual property or intellectual property rights. None of the Company or any subsidiaries of the Company owns real property.

        Section 3.14    Tax Matters.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (a) all Tax Returns required to be filed by the Company and its subsidiaries prior to the date hereof have been timely filed (taking into account any extension of time to file granted or obtained), and such Tax Returns are accurate and complete in all material respects, (b) as of the date of this Agreement, all Taxes shown to be payable on such Tax Returns have been paid or adequately provided for on the most recent financial statements included in the Company SEC Reports filed prior to the date hereof (unless such Taxes are being contested in good faith), (c) no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Entity in writing against the Company or any of its subsidiaries that has not been satisfied by payment, settled or withdrawn, (d) there are no liens for Taxes (other than Taxes not yet due and payable or Taxes being contested in good faith) upon any of the assets of the Company or any of its subsidiaries, (e) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any of its subsidiaries may be subject, (f) neither the Company nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement the parties to which consist exclusively of the Company and its subsidiaries), (g) neither the Company nor any of its subsidiaries has been nor will it be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, and (h) neither the Company nor any of its subsidiaries is a party to any "listed transaction" within the meaning of Section 1.6011-4 of the Treasury Regulations. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan, or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 3.15    Certain Information.     None of the information supplied or to be supplied in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 prepared in connection with the Parent Share Issuance (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Joint Proxy Statement will, at the time it is first mailed to the Company's stockholders or Parent's stockholders, at the time of any amendments or supplements thereto and at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything in this Section 3.15 to the contrary, no representation or warranty is made by the Company with respect to information supplied in writing by Parent or any of its subsidiaries, specifically for inclusion in the Joint Proxy Statement.

        Section 3.16    Takeover Statutes.     Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.16, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under the laws of Maryland applicable to the Company apply with respect to the acquisition of the Company by Parent and Merger Sub pursuant to this Agreement.

        Section 3.17    Intellectual Property.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, to the knowledge of the Company all intellectual property that is necessary to the conduct of the businesses of the Company and its subsidiaries as currently conducted is owned by the Company or such subsidiary or has been licensed to the Company or such subsidiary. Except as set forth on Section 3.17 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (a) there are no pending or, to the knowledge of the Company, threatened claims, actions or proceedings by any person alleging infringement or misappropriation by the Company or any of its subsidiaries of the intellectual property rights of such person or challenging the validity, enforceability or ownership of, or the right to use, any intellectual property owned by the Company or any of its subsidiaries; (b) to the knowledge of the Company, the conduct of the businesses of the Company and its subsidiaries as currently conducted does not infringe or misappropriate any intellectual property rights of any person; (c) to the knowledge of the Company, no person is infringing or misappropriating any intellectual property owned by the Company or any of its subsidiaries; (d) the Company and its subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks in light of their business; and (e) no intellectual property owned by the Company or any of its subsidiaries is subject to any outstanding order, judgment or decree restricting or limiting the use or licensing thereof by the Company or any of its subsidiaries.

        Section 3.18    Environmental Matters.

          (a)   Except as set forth on Section 3.18 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and except as set forth in any environmental assessments previously made available to Parent, Merger Sub and Merger LLC: (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) to the knowledge of the Company, there are no Hazardous Materials at any property owned or operated by the Company or any of its subsidiaries, except in compliance with Environmental Law or under circumstances that are not reasonably likely to result in liability of the Company or any of its subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any release or threatened release of Hazardous Materials at any location, except, in each case, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither the Company nor any of its subsidiaries has received any written claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

          (b)   Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.18 are the only representations and warranties in this Agreement with respect to Environmental Laws or Hazardous Materials.

          (c)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Environmental Laws" shall mean all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement.

             (ii)  "Environmental Permits" shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

            (iii)  "Hazardous Material" shall mean any material, substance, chemical or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

        Section 3.19    Contracts.

          (a)   Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement or (ii) that materially restricts the conduct of any line of business by the Company or any of its subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 3.19(a), whether or not set forth in Section 3.19(a) of the Company Disclosure Schedule, is referred to herein as a "Company Material Contract." The Company has made available to Parent true and correct copies of all Company Material Contracts.

          (b)   Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) each Company Material Contract is valid and binding on the Company or one of its subsidiaries, as applicable, and, to the knowledge of the Company, is in full force and effect (except to the extent that any Company Material Contract expires in accordance with its terms), (ii) the Company and each of its subsidiaries has performed all obligations required to be performed by it as of the date hereof under each Company Material Contract, (iii) no event or condition exists that constitutes, or that after notice or lapse of time or both would constitute, a default on the part of the Company or any of its subsidiaries under any Company Material Contract, and (iv) no other party to such Company Material Contract is, to the knowledge of the Company, in default in any respect thereunder.

          (c)   Section 3.19(c) of the Company Disclosure Schedule sets forth a list of each Company Material Contract that requires consent, approval or waiver of, or notice to, a Governmental Entity or other third party in the event of or with respect to the Merger or the LLC Merger, including in order to avoid termination of or loss of a benefit under any such Company Material Contract.

        Section 3.20    Affiliate Transactions.     Except as set forth on Section 3.20 of the Company Disclosure Schedule and for directors' and employment-related Company Material Contracts filed or incorporated by reference as an exhibit to a form, report or other document filed by the Company with the SEC prior to the date hereof, as of the date hereof no executive officer or director of the Company is a party to any Company Material Contract with or binding upon the Company or any of its subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months.

        Section 3.21    Government Contracts.     Except as set forth on Section 3.21 of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect with respect to the Company, with respect to each Contract, bid or proposal between the Company or any of its subsidiaries and any (a) Governmental Entity, including any facilities contract for the use of government-owned facilities or (b) third party relating to a Contract between such third party and any Governmental Entity (each a "Government Contract"), to the knowledge of the Company, (i) the Company and each of its subsidiaries has complied in all material respects with all terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly by reference, or by operation of Law therein; (ii) the Company and each of its subsidiaries has complied in all material respects with all requirements of all applicable Laws, or agreements pertaining to such Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and the Company and each of its subsidiaries has complied with all such representations and certifications; (iv) neither the U.S. government nor any prime contractor, subcontractor or other person has notified the Company or any of its subsidiaries, in writing, that the Company has materially breached or materially violated any Laws, certification, representation, clause, provision or requirement pertaining to such Government Contract; (v) neither the Company nor any of its subsidiaries has received any written notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract; (vi) other than in the ordinary course of business, no cost incurred by the Company or any of its subsidiaries pertaining to such Government Contract has been questioned or challenged, is, to the Company's knowledge, the subject of any audit or investigation or has been disallowed by any Governmental Entity; and (vii) no payments due to the Company or any of its subsidiaries pertaining to such Government Contract have been withheld or set off, nor has any written claim been made to withhold or set off money, and the Company and each of its subsidiaries is entitled to all progress or other payments received with respect thereto.

        Section 3.22    Improper Payments.     To the knowledge of the Company, none of the Company, any subsidiary of the Company or any director or officer, agent or employee of the Company or any subsidiary of the Company has within the past 5 years (a) made any payment to any government officials or government employees or to any political parties or campaigns that would violate any provision of the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"), or (b) established or maintained any fund or asset with respect to the Company or any subsidiary of the Company that has not been recorded in the consolidated books and records of the Company, the failure of which to record would violate any provision of the FCPA.

        Section 3.23    Opinion of Financial Advisor.     Stone Key Partners LLC and Stone Key Securities LLC (together, the "Company Financial Advisor") has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, the Merger Consideration per Company Share to be received by the holders of the Company Shares in the Merger is fair, from a financial point of view, to such holders.

        Section 3.24    Brokers.     No broker, finder or investment banker (other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent hereby represents and warrants to the Company that, except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item in any section of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent, and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein):

        Section 4.1    Incorporation/Formation and Qualification; Subsidiaries.

          (a)   Each of Parent and its subsidiaries (i) is an entity duly incorporated or formed, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or formation, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

          (b)   Merger Sub is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation. Since its date of incorporation, Merger Sub has not engaged in any activities except as contemplated by this Agreement.

          (c)   Merger LLC is a limited liability company duly organized, validly existing and in good standing in its jurisdiction of formation. Since its date of formation, Merger LLC has not engaged in any activities except as contemplated by this Agreement.

        Section 4.2    Charter and Bylaws.

          (a)   Parent has heretofore furnished or otherwise made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Parent as currently in effect. The certificate of incorporation and the bylaws of Parent are in full force and effect. Parent is not in violation of any provisions of its certificate of incorporation or bylaws in any material respect.

          (b)   Parent has heretofore furnished or otherwise made available to the Company a complete and correct copy of the articles of incorporation and the bylaws of Merger Sub as currently in effect. The articles of incorporation and the bylaws of Merger Sub are in full force and effect. Merger Sub is not in violation of any provisions of its articles of incorporation or bylaws in any material respect.

          (c)   Parent has heretofore furnished or otherwise made available to the Company a complete and correct copy of the certificate of formation and the operating agreement of Merger LLC as currently in effect. The certificate of formation and the operating agreement of Merger LLC are in full force and effect. Merger LLC is not in violation of any provisions of its certificate of formation or operating agreement in any material respect.

        Section 4.3    Capitalization.

          (a)   The authorized capital stock of Parent consists of 195,000,000 Parent Shares and 5,000,000 shares of preferred stock. As of May 10, 2011: (i) 23,869,381 Parent Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights; (ii) no shares of Series B convertible preferred stock were issued and outstanding; (iii) 50,000 Parent Shares were held by Parent in treasury; (iv) 1,909,366 options to purchase Parent Shares ("Parent Stock Options") were outstanding; and (v) 1,137,870 Parent Shares were subject to outstanding restricted stock units issued pursuant to a Parent equity plan or otherwise ("Parent Restricted Shares") were outstanding. From the close of business on May 10, 2011 until the date of this Agreement, no options to purchase Parent Shares have been granted and no Parent Shares have been issued, except for Parent Shares issued pursuant to the exercise of Parent Stock Options in accordance with their terms. Except as set forth above, as of the date of this Agreement, (x) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of Parent, (B) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (C) options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (the items in clauses (A), (B) and (C) are referred to collectively as "Parent Securities"), (y) there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent Securities and (z) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries to which Parent or any of its subsidiaries is a party.

          (b)   The Parent Shares issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued and fully paid and non-assessable and not subject to preemptive rights, with no personal liability attaching to the ownership thereof. Such Parent Shares, when so issued, will be issued free and clear of any liens.

          (c)   All shares or interests, as applicable, of Parent's subsidiaries (including Merger Sub and Merger LLC) are owned by Parent or another wholly owned subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, other than restrictions imposed by Law. As of the date of this Agreement, except for Parent's subsidiaries and except as set forth in Section 4.3(c) of the Parent Disclosure Schedule, Parent does not own any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other person. Each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, except where any such failure to be duly authorized, validly issued, fully paid and nonassessable would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent. Section 4.3(c) of Parent Disclosure Schedule sets forth a true and complete list of each subsidiary of Parent and its jurisdiction of incorporation or organization as of the date of this Agreement.

        Section 4.4    Authority.

          (a)   Subject to the accuracy of the Company's representations and warranties set forth in Section 3.16, each of Parent, Merger Sub and Merger LLC has all necessary organizational power and authority to execute and deliver this Agreement and, subject to the Parent Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent, Merger Sub and Merger LLC and the consummation by Parent, Merger Sub and Merger LLC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action and this Agreement and the transactions contemplated hereby, including the Merger and the LLC Merger have been approved, and no other corporate or limited liability company proceedings on the part of Parent, Merger Sub and Merger LLC are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than (i) approval of the issuance of Parent Shares necessary to consummate the transactions contemplated hereby by the holders of at least a majority in combined voting power of the total votes cast by the holders of Parent Shares (the "Parent Stockholder Approval"). This Agreement has been duly and validly executed and delivered by Parent, Merger Sub and Merger LLC and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub and Merger LLC enforceable against Parent, Merger Sub and Merger LLC in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (b)   As of the date hereof, the Parent Board, at a meeting duly called and held, duly adopted resolutions (i) determining that this Agreement, the Company Voting Agreements, the Merger, the LLC Merger and the other transactions contemplated hereby are fair to and in the best interests of Parent and Parent's stockholders, (ii) approving and declaring advisable this Agreement, the Company Voting Agreements, the Merger, the LLC Merger and the other transactions contemplated hereby, (iii) approving the issuance of Parent Common Stock as Merger Consideration, (iv) directing that the Parent Share Issuance be submitted to the stockholders of

  Parent for approval, and (v) agreeing to recommend that Parent's stockholders vote in favor of the approval of the Parent Share Issuance (the "Parent Recommendation"), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.8.

          (c)   The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent's capital stock or other securities required in connection with the consummation of the Merger and the LLC Merger. No vote of the holders of any class or series of Parent's capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Parent other than the Merger.

          (d)   As of the date hereof, the Merger Sub Board duly adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Merger Sub and Merger Sub's sole stockholder, (ii) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (iii) directing that the approval of this Agreement, the Merger and the other transactions contemplated hereby be submitted to the sole stockholder of Merger Sub for approval, and (iv) agreeing to recommend approval of this Agreement, the Merger and the other transactions contemplated hereby by the sole stockholder of Merger Sub, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

          (e)   As of the date hereof, the Sole Member and Manager of Merger LLC has approved this Agreement, the LLC Merger and the other transactions contemplated hereby and approved the execution, delivery and performance by Merger LLC of this Agreement.

        Section 4.5    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by Parent do not and will not (i) conflict with or violate the corporate charter or bylaws or other equivalent organizational documents of Parent or its subsidiaries, (ii) conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound, assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any Contract to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

          (b)   The execution, delivery and performance of this Agreement by Parent and the consummation of the Merger by Parent do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the filing with, and to the extent required, the declaration of effectiveness by the SEC of (A) a proxy statement relating to the Parent Stockholder Approval, (B) the registration statement on Form S-4 pursuant to the Securities Act and (C) such other filings and reports as required pursuant to the applicable requirements of the Securities Act or the Exchange Act, (ii) the HSR Act, (iii) the applicable requirements of NASDAQ, (iv) the filing with the SDAT of the Articles of Merger as required by the MGCL, (iv) the filings of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby, (v) notification to DSS in accordance with Section 1-302(g) of the NISPOM, and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) prevent or materially delay Parent from performing its obligations under this Agreement in any material respect or (B) individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

        Section 4.6    Compliance.

          (a)   Neither Parent nor any of its subsidiaries is, nor has been since January 1, 2009, in violation of any Law applicable to Parent or any of its subsidiaries or by which Parent's or any of its subsidiaries' respective properties are bound, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

          (b)   Parent and its subsidiaries have all Licenses from Governmental Entities required to conduct their respective businesses as now being conducted, except for any such Licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent. All Licenses of Parent are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

        Section 4.7    SEC Filings; Financial Statements.

          (a)   Parent has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since December 26, 2010 (all such forms, reports, statements, certificates and other documents filed since December 26, 2010, collectively, the "Parent SEC Reports"). Each of the Parent SEC Reports, as amended, complied, and each of the Parent SEC Reports filed subsequent to the date of this Agreement will comply, as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. As of its filing date, none of the Parent SEC Reports filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in any Parent SEC Report has been amended or superseded by a later Parent SEC Report filed prior to the date hereof.

          (b)   Except to the extent that the information in any Parent SEC Report has been amended or superseded by a later Parent SEC Report filed prior to the date hereof, the financial statements (including all related notes and schedules) of Parent and its subsidiaries included in the Parent SEC Reports present fairly in all material respects the consolidated financial position of Parent and its subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated therein or in the notes thereto).

          (c)   Since the enactment of the Sarbanes-Oxley Act, Parent has been and is in compliance with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ, except in the case of clauses (i) and (ii) for any such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent.

          (d)   Parent's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are

  designed to ensure that information required to be disclosed by Parent in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of Parent by others within Parent to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms. Parent has evaluated the effectiveness of Parent's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

          (e)   Based on its most recently completed evaluation of its system of internal control over financial reporting prior to the date of this Agreement, (i) to the knowledge of Parent, Parent had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent's ability to record, process, summarize and report financial information and (ii) Parent does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

          (f)    Except (i) as reflected, accrued or reserved against in (A) Parent's consolidated balance sheet as of December 26, 2010 (or the notes thereto) included in Parent's Annual Report on Form 10-K filed prior to the date of this Agreement for the fiscal year ended December 26, 2010, or (B) Parent's consolidated balance sheet as of March 27, 2011 (or the notes thereto) included in the Parent's Quarterly Report on Form 10-Q filed on May 5, 2011 for the fiscal quarter ended March 27, 2011, (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement and (iv) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement, neither Parent nor any of its subsidiaries has any liabilities, commitments or obligations, asserted or unasserted, known or unknown, absolute or contingent, whether or not accrued, matured or un-matured or otherwise, other than those which have not had, individually or in the aggregate, a Material Adverse Effect with respect to Parent.

          (g)   Merger Sub has no liabilities or obligations, except as set forth in this Agreement.

          (h)   Merger LLC has no liabilities or obligations, except as set forth in this Agreement.

        Section 4.8    Absence of Certain Changes or Events.     Since March 27, 2011 through the date of this Agreement, except as contemplated by this Agreement, Parent and its subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice and since such date, there has not been: (a) any change, event or occurrence which has had a Material Adverse Effect with respect to Parent; (b) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of Parent's or any of its subsidiaries' capital stock, except for any dividend or distribution by a subsidiary of Parent to Parent or a subsidiary thereof; (c) prior to the date of this Agreement, any redemption, repurchase or other acquisition of any shares of capital stock of Parent or any of its subsidiaries (other than the acquisition of Parent Shares tendered by employees or former employees in connection with a cashless exercise of Parent Stock Options or in order to pay Taxes in connection with the vesting or exercise of any grants (including Parent Stock Options and Parent Restricted Shares) pursuant to the terms of a Parent Plan); (d) prior to the date of this Agreement, any material change by Parent in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto; or (e) prior to the date of this Agreement, any material Tax election made by Parent or any of its subsidiaries or any settlement or compromise of any material Tax liability by Parent or any of its subsidiaries.

        Section 4.9    Absence of Litigation.     Except as set forth on Schedule 4.9 of the Parent Disclosure Schedule, there are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, other than any such suit, claim, action, proceeding, arbitration, mediation or investigation that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent. As of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any of its subsidiaries or any malfeasance by any executive officer of Parent.

        Section 4.10    Employee Benefit Plans.

          (a)   Section 4.10(a) of the Parent Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material "employee benefit plan" (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, vacation or sick pay policy, fringe benefit plan, and compensation, severance or employment agreement, and each other material plan, program, agreement or arrangement contributed to, sponsored or maintained by Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries has any liability as of the date of this Agreement for the benefit of any current, former or retired employee, officer, consultant, independent contractor or director of Parent or any of its subsidiaries (collectively, the "Parent Employees" and such plans, programs, policies, agreements and arrangements, collectively, the "Parent Plans").

          (b)   With respect to each Parent Plan, Parent has made available to the Company a current, accurate and complete copy thereof (and, with respect to any Parent Plan subject to ERISA, a copy of all Parent Plan documents (including amendments) from the date of the Parent Plan adoption through the present) (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter, if any, received from the IRS), (iii) any summary plan description and summaries of material modifications, (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, and (v) any material communications to or from any Governmental Entity.

          (c)   Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, each Parent Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations.

          (d)   Neither Parent nor any of its subsidiaries has any obligation to contribute to, or any liability with respect to, any multiemployer plan (as defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA or Sections 412, 413, 430, 4971 of the Code or Section 302 of ERISA. No Company Plan is: (i) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA); (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Code); or (iii) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA).

          (e)   Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, with respect to each Parent Plan, as of the date of this Agreement, no actions, suits or claims are pending or, to the knowledge of Parent, threatened.

          (f)    Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, each Parent Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter to that effect from the IRS and, to the knowledge of Parent, no circumstances exist which would reasonably be expected to adversely affect such qualification or exemption.

          (g)   With respect to each Parent Plan that is a health plan, all claims for which Parent or any of its subsidiaries has any liability are either: (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with an HMO, pursuant to which the HMO bears the liability for claims; or (iii) reflected as a liability or accrued for in the Parent SEC Reports filed prior to the date hereof. None of the Parent Plans that is a welfare plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, and then only at the expense of the participant or the participant's beneficiary. No Parent Plan is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code.

          (h)   The execution, delivery of and performance by Parent of its obligations under the transactions contemplated by this Agreement will not (either alone or upon occurrence of any additional or subsequent events) result in "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code.

        Section 4.11    Labor and Employment Matters.     Neither Parent nor any subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Parent Employees, nor is any such agreement presently being negotiated by Parent. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, (a) there are no unfair labor practice complaints pending against Parent or any subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority and (b) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of Parent, threatened in writing against or involving Parent or any of its subsidiaries.

        Section 4.12    Insurance.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, (a) all material insurance policies of Parent and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and (b) neither Parent nor any of its subsidiaries is in breach or default, and neither Parent nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

        Section 4.13    Properties.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, Parent or a subsidiary of Parent has good and valid title to all of its owned real property and good title to all of its tangible personal property and has valid leasehold interests in all of its leased properties, sufficient to conduct their respective businesses as currently conducted, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (except in all cases for those permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used), assuming the timely discharge of all obligations owing under or related to the owned real property, the tangible personal property and the leased property; provided that no representation is made under this Section 4.13 with respect to any intellectual property or intellectual property rights.

        Section 4.14    Tax Matters.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, (a) all Tax Returns required to be filed by Parent and its subsidiaries prior to the date hereof have been timely filed (taking into account any extension of time to file granted or obtained), and such Tax Returns are accurate and complete in all material respects,

(b) as of the date of this Agreement, all Taxes shown to be payable on such Tax Returns have been paid or adequately provided for on the most recent financial statements included in the Parent SEC Reports filed prior to the date hereof (unless such Taxes are being contested in good faith), (c) no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Entity in writing against Parent or any of its subsidiaries that has not been satisfied by payment, settled or withdrawn, (d) there are no liens for Taxes (other than Taxes not yet due and payable or Taxes being contested in good faith) upon any of the assets of Parent or any of its subsidiaries, (e) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Parent or any of its subsidiaries may be subject, (f) neither Parent nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement the parties to which consist exclusively of Parent and its subsidiaries), (g) neither Parent nor any of its subsidiaries has been nor will it be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, and (h) neither Parent nor any of its subsidiaries is a party to any "listed transaction" within the meaning of Section 1.6011-4 of the Treasury Regulations. Neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan, or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 4.15    Certain Information.     None of the information supplied or to be supplied by Parent or any of its subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Joint Proxy Statement will, at the time it is first mailed to Parent's stockholders or the Company's stockholders, at the time of any amendments or supplements thereto and at the time of the Parent Stockholders Meeting or the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder. Notwithstanding anything in this Section 4.15 to the contrary, no representation or warranty is made by Parent with respect to information supplied in writing by the Company or any of its subsidiaries specifically for inclusion the Joint Proxy Statement or the Form S-4.

        Section 4.16    Takeover Statutes.

          (a)   As of the date hereof, neither Parent nor Merger Sub is, or has at any time been, an "Interested Stockholder" (as defined in Section 3-601(j) of the MGCL) of the Company or an "Affiliate" (as defined in Section 3-601(b) of the MGCL) of an Interested Stockholder of the Company.

          (b)   Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.16, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under the laws of Delaware or the laws of Maryland (collectively, an "Anti-Takeover Statute") apply with respect to the transactions contemplated hereby.

        Section 4.17    Intellectual Property.     Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, to the knowledge of Parent all intellectual property that is necessary to the conduct of the businesses of Parent and its subsidiaries as currently conducted is owned by Parent or such subsidiary or has been licensed to Parent or such subsidiary. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, (a) there are no pending or, to the knowledge of Parent, threatened claims, actions or proceedings by any person alleging infringement or misappropriation by Parent or any of its subsidiaries of the intellectual property rights of such person or challenging the validity, enforceability or ownership of, or the right to use, any intellectual property owned by Parent or any of its subsidiaries; (b) to the knowledge of Parent, the conduct of the businesses of Parent and its subsidiaries as currently conducted does not infringe or misappropriate any intellectual property rights of any person; (c) to the knowledge of Parent, no person is infringing or misappropriating any intellectual property owned by Parent or any of its subsidiaries; (d) Parent and its subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks in light of their business; and (e) no intellectual property owned by Parent or any of its subsidiaries is subject to any outstanding order, judgment or decree restricting or limiting the use or licensing thereof by Parent or any of its subsidiaries.

        Section 4.18    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent and except as set forth in any environmental assessments previously made available to the Company: (i) Parent and each of its subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) to the knowledge of Parent, there are no Hazardous Materials at any property owned or operated by Parent or any of its subsidiaries, except in compliance with Environmental Law or under circumstances that are not reasonably likely to result in liability of Parent or any of its subsidiaries under any applicable Environmental Law; (iii) neither Parent nor any of its subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any release or threatened release of Hazardous Materials at any location, except, in each case, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither Parent nor any of its subsidiaries has received any written claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of Parent, no such matter has been threatened in writing.

          (b)   Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.18 are the only representations and warranties in this Agreement with respect to Environmental Laws or Hazardous Materials.

        Section 4.19    Contracts.

          (a)   Except as set forth in Section 4.19(a) of the Parent Disclosure Schedule, as of the date hereof, neither Parent nor any of its subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement or (ii) that materially restricts the conduct of any line of business by Parent or any of its subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.19(a), whether or not set forth in Section 4.19(a) of the Parent Disclosure Schedule, is referred to herein as a "Parent Material Contract." Parent has made available to the Company true and correct copies of all Parent Material Contracts.

          (b)   Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, (i) each Parent Material Contract is valid and binding on Parent or one of its subsidiaries, as applicable, and, to the knowledge of Parent, is in full force and effect (except to the extent that any Parent Material Contract expires in accordance with its terms), (ii) Parent and each of its subsidiaries has performed all obligations required to be performed by it as of the date hereof under each Parent Material Contract, (iii) no event or condition exists that constitutes, or that after notice or lapse of time or both would constitute, a default on the part of Parent or any of its subsidiaries under any Parent Material Contract and (iv) no other party to such Parent Material Contract is, to the knowledge of Parent, in default in any respect thereunder.

        Section 4.20    Affiliate Transactions.     Except for directors' and employment-related Parent Material Contracts filed or incorporated by reference as an exhibit to a form, report or other document filed by Parent with the SEC prior to the date hereof, as of the date hereof no executive officer or director of Parent is a party to any Parent Material Contract with or binding upon Parent or any of its subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Parent or any of its subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months.

        Section 4.21    Government Contracts.     Except as would not reasonably be expected to have a Material Adverse Effect with respect to Parent, with respect to each Government Contract, to the knowledge of Parent, (i) Parent and each of its subsidiaries has complied in all material respects with all terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly by reference, or by operation of Law therein; (ii) Parent and each of its subsidiaries has complied in all material respects with all requirements of all applicable Laws, or agreements pertaining to such Government Contract; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and Parent and each of its subsidiaries has complied with all such representations and certifications; (iv) neither the U.S. government nor any prime contractor, subcontractor or other person has notified Parent or any of its subsidiaries, in writing, that Parent has materially breached or materially violated any Laws, certification, representation, clause, provision or requirement pertaining to such Government Contract; (v) neither Parent nor any of its subsidiaries has received any written notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract; (vi) other than in the ordinary course of business, no cost incurred by Parent or any of its subsidiaries pertaining to such Government Contract has been questioned or challenged, is, to Parent's knowledge, the subject of any audit or investigation or has been disallowed by any Governmental Entity; and (vii) no payments due to Parent or any of its subsidiaries pertaining to such Government Contract have been withheld or set off, nor has any written claim been made to withhold or set off money, and Parent and each of its subsidiaries is entitled to all progress or other payments received with respect thereto.

        Section 4.22    Improper Payments.     To the knowledge of Parent, none of Parent, any subsidiary of Parent or any director or officer, agent or employee of Parent or any of its subsidiaries has within the past 5 years (a) made any payment to any government officials or government employees or to any political parties or campaigns that would violate any provision of the FCPA, or (b) established or maintained any fund or asset with respect to Parent or any subsidiary of Parent that has not been recorded in the consolidated books and records of Parent, the failure of which to record would violate any provision of the FCPA.

        Section 4.23    Available Funds.     Parent and Merger Sub will have as of the Closing sufficient cash, available lines of credit or other sources of immediately available funds to pay all amounts required to be paid by Parent, Merger Sub or the Surviving Corporation pursuant to Article II hereof and to consummate the Merger and the other transactions contemplated hereby.

        Section 4.24    Opinion of Financial Advisor.     Jefferies & Company, Inc. (the "Parent Financial Advisor") has delivered to the Parent Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to Parent.

        Section 4.25    Brokers.     No broker, finder or investment banker (other than the Parent Financial Advisor and KeyBank National Association, the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its subsidiaries.

        Section 4.26    Financing.     Parent has delivered to the Company true, complete and correct copies of (i) the Commitment Letter dated May 15, 2011 between Parent and KeyBank National Association (the "Loan Commitment Letter"), pursuant to which KeyBank National Association has agreed, upon the terms and subject to the conditions thereof, to lend the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses and the refinancing of any outstanding indebtedness of the Company and (ii) the Commitment Letter dated May 15, 2011 among Parent, Jefferies Group, Inc. and Key Capital Corporation (the "Notes Commitment Letter"; together with the Loan Commitment Letter, the "Commitment Letters"), pursuant to which Jefferies Group, Inc. and Key Capital Corporation (Key Bank National Association, Jefferies Group, Inc. and Key Capital Corporation are collectively referred to as the "Financing Sources") have agreed, upon the terms and subject to the conditions thereof, to purchase senior secured notes to be issued by Parent in the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses and the refinancing of any outstanding indebtedness of the Company (the "Debt Financing"). The Commitment Letters have not been amended or modified prior to the date of this Agreement, no such amendment or modification is contemplated, and the commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. Except for (i) a fee letter relating to fees with respect to the Loan Commitment Letter, as of the date hereof, and (ii) a fee letter relating to fees with respect to the Notes Commitment Letter and an engagement letter with respect to the Notes Commitment Letter, each dated as of the date hereof, there are no side letters or other agreements, Contracts or arrangements related to the funding or investing, as applicable, of the Debt Financing other than as expressly set forth in the Commitment Letters. Parent has fully paid any and all commitment fees or other fees in connection with the Debt Financing that are payable on or prior to the date hereof, and, as of the date hereof, the Commitment Letters are in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Commitment Letters. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent, Merger Sub, Merger LLC or, to the knowledge of Parent, any other party thereto under the Commitment Letters. Parent has no reason to believe that any of the conditions to the Debt Financing will not be satisfied. Parent, Merger Sub and Merger LLC will have at and after the Closing funds sufficient to (i) pay the aggregate amount of Merger Consideration payable to holders of Company Shares, Company Stock Options and Company Restricted Shares pursuant to Sections 2.1 and 2.2, (ii) pay any and all fees and expenses required to be paid by Parent, Merger Sub, Merger LLC, the Surviving Corporation and the Surviving Company in connection with the Merger, the LLC Merger and the Debt Financing, (iii) pay for any refinancing of any outstanding indebtedness of the Company contemplated by the Commitment Letters and (iv) satisfy all of the other payment obligations of Parent, Merger Sub, Merger LLC, the Surviving Corporation and the Surviving Company contemplated hereunder.

 ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.1    Conduct of Business of the Company Pending the Merger.     The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except as contemplated or permitted by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or as required by Law, or unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the business of the Company and its subsidiaries shall be conducted in the ordinary course and the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, and to preserve in all material respects its present relationships with customers, suppliers and other persons with which it has material business relations; provided, however, that no action by the Company or its subsidiaries with respect to matters specifically addressed by clauses (a)-(o) below shall be deemed a breach of this Section 5.1 unless such action constitutes a breach of such clauses (a)-(o). Between the date of this Agreement and the Effective Time, except as otherwise contemplated or permitted by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or as required by Law, neither the Company nor any of its subsidiaries shall without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

          (a)   amend or otherwise change its Charter or Bylaws or any similar governing instruments, except as the Company Board deems necessary or appropriate to implement the provisions of this Agreement;

          (b)   issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including but not limited to stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for the issuance of Company Shares upon the exercise of Company Stock Options, in accordance with the terms of any Company Plan;

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or a wholly owned subsidiary of the Company);

          (d)   reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (other than the acquisition of Company Shares tendered by employees or former employees in connection with a cashless exercise of Company Stock Options or in order to pay Taxes in connection with the vesting or exercise of any grants (including Company Stock Options and Company Restricted Shares) pursuant to the terms of a Company Plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company's subsidiaries;

          (e)   (i) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, that is material to the Company and its subsidiaries taken as a whole, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts or (ii) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, that is or are material to the Company and its subsidiaries taken as a whole, other than sales or dispositions of inventory and other assets in the ordinary course of business or pursuant to existing Contracts;

          (f)    other than in the ordinary course of business consistent with past practice, enter into or amend in any material respect any Company Material Contract or Government Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract;

          (g)   authorize any material new capital expenditures that are in the aggregate, in excess of the Company's capital expenditure budget set forth in Section 5.1(g) of the Company Disclosure Schedule;

          (h)   grant any licenses of intellectual property to third parties except in the ordinary course of business;

          (i)    incur or modify in any material respect the terms of any material indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary of the Company), in each case, other than (i) in the ordinary course of business consistent with past practice or (ii) under the existing Credit Agreement;

          (j)    except as contemplated by Section 5.1(b), Section 5.9 or except to the extent required under any Company Plan or as required by applicable Law, (i) increase the compensation or fringe benefits of any of its directors, officers or employees (except in the ordinary course of business with respect to employees who are not directors or executive officers), (ii) grant any severance or termination pay not provided for under any Company Plan or (iii) enter into any employment, consulting or severance agreement or arrangement with any of its present or former directors, officers or other employees, except for offers of employment or use of consulting agreements or arrangements in the ordinary course of business with employees and consultants who are not directors or executive officers, or establish, adopt, enter into or amend in any material respect or terminate any Company Plan;

          (k)   make any material change in any accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

          (l)    other than in the ordinary course of business or as required by applicable Law, (i) make any material Tax election, (ii) enter into any material settlement or compromise of any material Tax liability, (iii) file any amended Tax Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax or (vi) surrender any right to claim a material Tax refund;

          (m)  settle or compromise any litigation other than settlements or compromises of litigation where the amount paid (less the amount reserved for such matters by the Company) in settlement or compromise, in each case, does not exceed the amount set forth in Section 5.1(m) of the Company Disclosure Schedule;

          (n)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity (other than among wholly owned subsidiaries of the Company); or

          (o)   agree to take any of the actions described in Sections 5.1(a)-(n).

        Section 5.2    Conduct of Business of Parent, Merger Sub and Merger LLC Pending the Merger.     Each of Parent, Merger Sub and Merger LLC covenants and agrees that, during the period from the date hereof until the Effective Time, except as contemplated or permitted by this Agreement or as required by Law, or unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the business of Parent and its subsidiaries, including Merger Sub and Merger LLC, shall be conducted in the ordinary course and Parent shall use its commercially reasonable efforts to preserve substantially intact its business organization, and to preserve in all material respects its present relationships with customers, suppliers and other persons with which it has material business relations; provided, however, that no action by Parent or its subsidiaries, including Merger Sub and Merger LLC, with respect to matters specifically addressed by clauses (a)-(h) below shall be deemed a breach of this Section 5.2 unless such action constitutes a breach of such clauses (a)-(h). Between the date of this Agreement and the Effective Time except as otherwise contemplated or permitted by this Agreement, as set forth in Section 5.2 of the Parent Disclosure Schedule or as required by Law, neither Parent nor any of its subsidiaries, including Merger Sub and Merger LLC, shall without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

          (a)   amend or otherwise change its certificate or incorporation or bylaws or any similar governing instruments, except as the Parent Board deems necessary or appropriate to implement the provisions of this Agreement;

          (b)   issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including but not limited to stock appreciation rights, phantom stock or similar instruments), of Parent or any of its subsidiaries (except for (i) the issuance of Parent Shares upon the exercise of Parent Stock Options, in accordance with the terms of any Parent Plan, or (ii) the grant of restricted shares and Parent Stock Options (and issuances of Parent Shares pursuant thereto) made in the ordinary course of business);

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of Parent to Parent or a wholly owned subsidiary of Parent);

          (d)   reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of Parent (other than the acquisition of Parent Shares tendered by employees or former employees in connection with a cashless exercise of Parent Stock Options or in order to pay Taxes in connection with the vesting or exercise of any grants (including Parent Stock Options and Parent Restricted Shares) pursuant to the terms of a Parent Plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of Parent's subsidiaries;

          (e)   (i) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, that is, either individually or in the aggregate, for consideration greater than $50 million, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts or (ii) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, that is, either individually or in the aggregate, for consideration greater than $50 million, other than sales or dispositions of inventory and other assets in the ordinary course of business or pursuant to existing Contracts;

          (f)    make any material change in any accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

          (g)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity (other than among wholly owned subsidiaries of Parent); or

          (h)   agree to take any of the actions described in Sections 5.2(a)-(g).

        Section 5.3    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' respective operations.

        Section 5.4    Preparation of Form S-4 and the Joint Proxy Statement; Stockholders' Meeting.

          (a)   As soon as reasonably practicable following the date of this Agreement (and in any event within 15 Business Days after the date hereof), the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included. Each of Parent and Merger Sub shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto shall also take any action required to be taken under any applicable state or foreign securities Laws in connection with the Parent Share Issuance, and each party shall furnish all information concerning itself and its stockholders as may be reasonably requested in connection with any such action. Parent will advise the Company, promptly after they receive notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and the Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC to amend the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If prior to the Effective Time any event occurs with respect to the Company, Parent or any subsidiary of the Company or Parent, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Parent, respectively, for inclusion in the Joint Proxy Statement or the Form S-4 that, in each case, is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, the Company or Parent, as applicable, shall promptly notify the other of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders and to Parent's stockholders.

          (b)   The Company shall, as promptly as reasonably practicable after the date hereof, take all action necessary in accordance with the MGCL and the Charter and Bylaws to (i) duly call, give notice of, convene and (ii) hold a meeting of its stockholders (the "Company Stockholders Meeting") as promptly as reasonably practicable after the Form S-4 is declared effective for the purpose of obtaining the Company Stockholder Approval; provided, however, that the Company shall be permitted to delay or postpone convening the Company Stockholders Meeting to the extent the Company Board or any committee thereof, after consultation with outside legal counsel, reasonably believes that such delay or postponement is required by applicable Law. Except in the case of a Company Change of Recommendation specifically permitted by Section 5.7(d), the Company, through the Company Board, shall (x) recommend to its stockholders that they approve this Agreement, the Merger and the other transactions contemplated hereby (which recommendation will disclose all terms of Parent's offer, including inducements to officers and stockholders that are not available to stockholders generally), (y) include such recommendation in the Joint Proxy Statement and (z) publicly reaffirm such recommendation within 10 Business Days after receipt of a publicly disclosed Company Alternative Proposal. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Company Alternative Proposal or the occurrence of any Company Change of Recommendation; provided, that the foregoing shall not prohibit accurate disclosure in the Joint Proxy Statement or otherwise (and such disclosure shall not be deemed to be a Company Change of Recommendation) of factual information regarding the business, financial condition or results of operations of the Company or Parent or the fact that a Company Alternative Proposal has been made, the identity of the person making such proposal or the material terms of such proposal, to the extent the Company Board determines in good faith (after consultation with outside counsel) that such information, facts, identity or terms are required to be disclosed under applicable Law.

          (c)   Parent shall, as promptly as practicable after the date hereof, take all action necessary in accordance with Delaware Law and the certificate of incorporation and bylaws of Parent to (i) duly call, give notice of, convene and (ii) hold a meeting of its stockholders (the "Parent Stockholders Meeting") as promptly as reasonably practicable after the Form S-4 is declared effective for the purpose of obtaining the Parent Stockholder Approval; provided, however, that Parent shall be permitted to delay or postpone convening the Parent Stockholders Meeting to the extent the Parent Board or any committee thereof, after consultation with outside legal counsel, reasonably believes that such delay or postponement is required by applicable Law. Except in the case of a Parent Change of Recommendation specifically permitted by Section 5.8(d), Parent, through the Parent Board, shall (x) recommend to its stockholders that they approve the Parent Share Issuance (y) include such recommendation in the Joint Proxy Statement and (z) publicly reaffirm such recommendation within 10 Business Days after receipt of a publicly disclosed Parent Alternative Proposal. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first sentence of this Section 5.4(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent or any other person of any Parent Alternative Proposal or the occurrence of any Parent Change of Recommendation; provided, that the foregoing shall not prohibit accurate disclosure in the Joint Proxy Statement or otherwise (and such disclosure shall not be deemed to be a Parent Change of Recommendation) of factual information regarding the business, financial condition or results of operations of Parent or the Company or the fact that a Parent Alternative Proposal has been made, the identity of the person making such proposal or the material terms of such proposal, to the extent the Parent Board determines in good faith (after consultation with outside counsel) that such information, facts, identity or terms are required to be disclosed under applicable Law.

          (d)   Each of the Company and Parent will use their reasonable best efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting on the same date.

        Section 5.5    Access to Information.

          (a)   From the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and representatives to afford the officers, employees, and representatives of Parent reasonable access during normal business hours, consistent with applicable Law, to its officers, properties, offices, and other facilities and to all books and records as Parent, through its officers, employees or representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its clients, jeopardize the attorney-client privilege of the Company or its subsidiaries or contravene any Law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement.

          (b)   From the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, Parent, Merger Sub and Merger LLC shall, and shall use their reasonable best efforts to cause their subsidiaries, officers, directors and representatives to afford the officers, employees, and representatives of the Company reasonable access during normal business hours, consistent with applicable Law, to their officers, properties, offices, and other facilities and to all books and records as the Company, through its officers, employees or representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of Parent or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. Neither Parent nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its clients, jeopardize the attorney-client privilege of Parent or its subsidiaries or contravene any Law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement.

        Section 5.6    Confidentiality.     Each of the parties hereto will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning the other parties hereto furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated April 13, 2011 between the Company and Parent, as amended (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

        Section 5.7    No Solicitation by the Company.

          (a)   Subject to Sections 5.7(b)-(f), the Company agrees that neither it nor any subsidiary of the Company shall, and that it shall direct its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its subsidiaries ("Representatives") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, a Company Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries in connection with, or have any discussions (other than to state that they are not permitted to have discussions) with any person relating to, an actual or proposed Company Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement a Company Alternative Proposal, (iii) approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Company Alternative Proposal, (iv) amend or grant any waiver or release under any standstill or similar agreement, (v) approve any transaction by which any third party would otherwise have become an "interested stockholder" under Section 3-601 of the MGCL, or (vi) agree to do any of the foregoing; provided, however, that it is understood and agreed that any determination or action by the Company Board permitted under Sections 5.7(c) or (d) or Section 7.1(c)(iii) shall not be deemed to be a breach or violation of this Section 5.7(a). The Company acknowledges and agrees that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its subsidiaries shall be deemed to constitute a breach of this Section 5.7(a) by the Company.

          (b)   The Company shall, shall cause each of its subsidiaries to, and shall direct each of its Representatives to, immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make a Company Alternative Proposal, in each case that exist as of the date hereof.

          (c)   Notwithstanding anything to the contrary in Sections 5.7(a) or (b), prior to the receipt of the Company Stockholder Approval, if the Company receives an unsolicited Company Alternative Proposal which did not result from or arise in connection with a breach of Section 5.7(a) and the Company Board determines, in good faith, after consultation with its outside counsel and financial advisors, that such Company Alternative Proposal is or could reasonably be expected to lead to a Company Superior Proposal and the Company Board, or any committee thereof, determines in good faith, after consultation with outside legal counsel, that failure to take such action could reasonably be expected to be a breach of the directors' duties under applicable Law, the Company may (i) furnish non-public information with respect to the Company and its subsidiaries to the person making such Company Alternative Proposal and its Representatives pursuant to a confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision) and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Company Alternative Proposal; provided, however, that the Company shall concurrently therewith provide or make available to Parent any material non-public information concerning the Company or any of its subsidiaries that is provided to the person making such Company Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

          (d)   Subject to the permitted actions contemplated by Section 7.1(c)(iii), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent, Merger Sub or Merger LLC, or publicly propose to withdraw or modify in a manner adverse to Parent, Merger Sub or Merger LLC, the Company Recommendation or (ii) approve or recommend, or publicly propose to approve, endorse or recommend, any Company Alternative Proposal (any action described in clauses (i) and (ii) being referred to as a "Company Change of Recommendation"). Notwithstanding the foregoing, if, prior to receipt of the Company Stockholder Approval, the Company Board determines in good faith, after consultation with outside counsel, that failure to effect a Company Change of Recommendation could reasonably be expected to be a breach of their duties as directors under applicable Law, the Company Board or any committee thereof may effect a Company Change of Recommendation in response to (1) a Company Superior Proposal or (2) any material event, development, circumstance, occurrence or change in circumstances or facts not related to a Company Alternative Proposal that was not known to the Company Board as of the date of this Agreement (a "Company Intervening Event"); provided, however, that the Company shall not be entitled to effect a Company Change of Recommendation unless (A) the Company shall have first provided prior written notice (a "Proposal Notice") to Parent that it is prepared to make a Company Change of Recommendation which notice shall, if the basis for the proposed action by the Company Board is related to a Company Superior Proposal, contain a description of the material terms and conditions of such Company Superior Proposal, including a copy of the definitive agreement in the form to be entered into (if any), or, if the basis for the proposed action by the Company Board is related to a Company Intervening Event, contain a description of the event, development, circumstance, occurrence or change in circumstances or facts giving rise to such proposed action and (B) Parent does not make, within three Business Days after the receipt of such notice, a proposal (a "Subsequent Parent Proposal") that would, in the good faith judgment of the Company Board (after consultation with outside counsel and, in the case of a Company Superior Proposal, the Company's financial advisor), cause such Company Intervening Event to no longer form the basis for the Company Board to effect a Company Change of Recommendation or cause the offer previously constituting a Company Superior Proposal to no longer constitute a Company Superior Proposal, as the case may be. If Parent has made a Subsequent Parent Proposal and there is any material change made to the financial terms or to other material terms of the Company Superior Proposal prior to the Company's making a Company Change of Recommendation or terminating this Agreement pursuant to Section 7.1(c)(iii), the Company shall provide to Parent a new Proposal Notice and Parent shall have a period of 48 hours after the receipt of such new Proposal Notice to make another proposal, which will be otherwise subject to the provisions of this Section 5.7(d).

          (e)   The Company promptly (and in any event within 48 hours) shall advise Parent orally and in writing of (i) any written Company Alternative Proposal, (ii) any written request for non-public information relating to the Company or its subsidiaries, other than requests for information not reasonably expected to be related to a Company Alternative Proposal, and (iii) any written inquiry or request for discussion or negotiation regarding a Company Alternative Proposal, including in each case the identity of the person making any such Company Alternative Proposal or indication or inquiry and the material terms of any such Company Alternative Proposal or indication or inquiry. The Company shall keep Parent fully informed on a current basis of the status of, and any material changes or proposed material changes to, the terms of any such Company Alternative Proposal and the status of discussions and negotiations thereto.

          (f)    Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with its outside legal counsel, the failure to disclose such information would reasonably be expected to violate the obligations of the Company's directors under applicable Law.

          (g)   As used in this Agreement, "Company Alternative Proposal" shall mean any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company and its subsidiaries, in each case other than the Merger and the LLC Merger.

          (h)   As used in this Agreement, "Company Superior Proposal" shall mean any Company Alternative Proposal on terms which the Company Board determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, and taking into consideration, among other things, all of the terms, conditions, impact, timing, likelihood of consummation and all legal, financial, regulatory and other aspects of such Company Alternative Proposal and this Agreement, would result in a transaction that is more favorable to the holders of Company Shares from a financial point of view than the transactions provided for in this Agreement; provided that for purposes of the definition of "Company Superior Proposal," the references to "20%" in the definition of Company Alternative Proposal shall be deemed to be references to "50%").

        Section 5.8    No Solicitation by Parent.

          (a)   Subject to Sections 5.8(b)-(f), Parent agrees that neither it nor any subsidiary of Parent shall, and that it shall direct its and their Representatives, not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, a Parent Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to Parent or any of its subsidiaries in connection with, or have any discussions (other than to state that they are not permitted to have discussions) with any person relating to, an actual or proposed Parent Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement a Parent Alternative Proposal, (iii) approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Parent Alternative Proposal, (iv) amend or grant any waiver or release under any standstill or similar agreement, or (v) agree to do any of the foregoing; provided, however, that it is understood and agreed that any determination or action by the Parent Board permitted under Sections 5.8(c) or (d), shall not be deemed to be a breach or violation of this Section 5.8(a). Parent acknowledges and agrees that any violation of the restrictions set forth in the preceding sentence by any Representative of Parent or any of its subsidiaries shall be deemed to constitute a breach of this Section 5.8(a) by Parent.

          (b)   Parent shall, shall cause each of its subsidiaries to, and shall direct each of its Representatives to, immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make a Parent Alternative Proposal, in each case that exist as of the date hereof.

          (c)   Notwithstanding anything to the contrary in Sections 5.8(a) or (b), prior to the receipt of the Parent Stockholder Approval, if Parent receives an unsolicited Parent Alternative Proposal which did not result from or arise in connection with a breach of Section 5.8(a) and the Parent Board determines, in good faith, after consultation with its outside counsel and financial advisors, that such Parent Alternative Proposal is or could reasonably be expected to lead to a Parent Superior Proposal (without regard to the first proviso in the definition thereof) and the Parent Board, or any committee thereof, determines in good faith, after consultation with outside legal counsel, that failure to take such action could reasonably be expected to be a breach of the directors' duties under applicable Law, Parent may (i) furnish non-public information with respect to Parent and its subsidiaries to the person making such Parent Alternative Proposal and its Representatives pursuant to a confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for Parent to be able to comply with its obligations under this Agreement and it being understood that Parent may enter into a confidentiality agreement without a standstill provision) and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Parent Alternative Proposal; provided, however, that Parent shall concurrently therewith provide or make available to the Company any material non-public information concerning Parent or any of its subsidiaries that is provided to the person making such Parent Alternative Proposal or its Representatives which was not previously provided or made available to the Company.

          (d)   Neither the Parent Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to the Company, or publicly propose to withdraw or modify in a manner adverse to the Company, the Parent Recommendation or (ii) approve or recommend, or publicly propose to approve, endorse or recommend, any Parent Alternative Proposal (any action described in clauses (i) and (ii) being referred to as a "Parent Change of Recommendation"). Notwithstanding the foregoing, if, prior to receipt of the Parent Stockholder Approval, the Parent Board determines in good faith, after consultation with outside counsel, that failure to effect a Parent Change of

  Recommendation could reasonably be expected to be a breach of their duties as directors under applicable Law, the Parent Board or any committee thereof may effect a Parent Change of Recommendation in response to (1) a Parent Superior Proposal or (2) any material event, development, circumstance, occurrence or change in circumstances or facts not related to a Parent Superior Proposal that was not known to the Parent Board as of the date of this Agreement (a "Parent Intervening Event"); provided, however, that Parent shall not be entitled to effect a Parent Change of Recommendation unless (A) Parent shall have first provided a Proposal Notice to the Company that it is prepared to make a Parent Change of Recommendation which notice shall contain a description of the event, development, circumstance, occurrence or change in circumstances or facts giving rise to such proposed action, including the material terms of a Parent Superior Proposal, if any, and (B) the Company does not make, within three Business Days after the receipt of such notice, a proposal (a "Subsequent Company Proposal") that would, in the good faith judgment of the Parent Board (after consultation with outside counsel and, in the case of a Parent Superior Proposal, Parent's financial advisor), cause such Parent Intervening Event or Parent Superior Proposal to no longer form a basis for the Parent Board to effect a Parent Change of Recommendation under this Section 5.8(d). Any material changes with respect to such event, development, circumstance, occurrence or change in circumstances or facts mentioned above occurring prior to Parent's effecting a Parent Change of Recommendation shall require Parent to provide to the Company a new Proposal Notice and the Company shall have a period of 48 hours after the receipt of such new Proposal Notice to make another proposal, which will be otherwise subject to the provisions of this Section 5.8(d).

          (e)   Parent promptly (and in any event within 48 hours) shall advise the Company orally and in writing of (i) any written Parent Alternative Proposal, (ii) any written request for non-public information relating to Parent or its subsidiaries, other than requests for information not reasonably expected to be related to a Parent Alternative Proposal, and (iii) any written inquiry or request for discussion or negotiation regarding a Parent Alternative Proposal, including in each case the identity of the person making any such Parent Alternative Proposal or indication or inquiry and the material terms of any such Parent Alternative Proposal or indication or inquiry. Parent shall keep the Company fully informed on a current basis of the status of, and any material changes or proposed material changes to, the terms of any such Parent Alternative Proposal and the status of discussions and negotiations thereto.

          (f)    Nothing contained in this Agreement shall prohibit Parent or the Parent Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any required disclosure to Parent's stockholders if, in the good faith judgment of the Parent Board, after consultation with its outside legal counsel, the failure to disclose such information would reasonably be expected to violate the obligations of Parent's directors under applicable Law.

          (g)   As used in this Agreement, "Parent Alternative Proposal" shall mean any inquiry, proposal or offer from any person or group of persons for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Parent (or any subsidiary or subsidiaries of Parent whose business constitutes 20% or more of the net revenues, net income or assets of Parent and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of Parent and its subsidiaries.

          (h)   As used in this Agreement, "Parent Superior Proposal" shall mean any Parent Alternative Proposal on terms which the Parent Board determines in good faith, after consultation with Parent's outside legal counsel and financial advisors, and taking into consideration, among other things, all of the terms, conditions, impact, timing, likelihood of consummation and all legal, financial, regulatory and other aspects of such Parent Alternative Proposal and this Agreement, would result in a transaction that is more favorable to the holders of Parent Shares from a financial point of view than the transactions provided for in this Agreement; provided, however, that such Parent Alternative Proposal is conditioned, expressly by its terms or otherwise, on the Merger not being consummated in accordance with the terms of this Agreement; provided that for purposes of the definition of "Parent Superior Proposal," the references to "20%" in the definition of Parent Alternative Proposal shall be deemed to be references to "50%").

        Section 5.9    Employment and Employee Benefits Matters.

          (a)   Parent shall cause the Surviving Corporation, the Surviving Company and each of their subsidiaries to maintain for any Company Employee, for a 6-month period commencing at the Effective Time, benefits provided under Company Plans that are qualified defined contribution or group health plans that in the aggregate (and, as determined by Parent) are no less favorable than the overall benefits provided to such Company Employees under the Company Plans immediately prior to the Effective Time.

          (b)   As of and after the Effective Time, Parent will, or will cause the Surviving Corporation or the Surviving Company to, give Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but only for the purpose of determining vacation and severance entitlements), under any employee compensation and incentive plans, benefit (including vacation and severance) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its subsidiaries or the Surviving Corporation for the Company Employees' service with the Company, its subsidiaries and their predecessor entities (each, a "Parent Plan") to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), Parent or its subsidiaries shall use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its subsidiaries in the plan year in which the Effective Time occurs.

          (c)   From and after the Effective Time, the Surviving Corporation will honor, in accordance with its terms, (i) each existing employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its subsidiaries and any officer, director or employee of that company, (ii) all equity-based plans, programs or agreements, bonus plans or programs and (iii) all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of the Company or its subsidiaries and similar employment compensation and benefit arrangements and agreements in effect as of the Effective Time, in each case to the extent legally binding on the Company or any of its subsidiaries.

          (d)   Nothing contained in this Section 5.9, express or implied (i) shall be construed to establish, amend, or modify any Company Plan, program, agreement or arrangement or (ii) shall confer upon any person (including Company Employees and their dependents and beneficiaries) any rights as a third-party beneficiary of this Agreement.

        Section 5.10    Directors' and Officers' Indemnification and Insurance.

          (a)   Without limiting any additional rights that any employee may have under any employment agreement or Company Plan, from the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall or shall cause, prior to the LLC Merger, the Surviving Corporation or, after the LLC Merger, the Surviving Company to indemnify and hold harmless, to the fullest extent to which such persons are entitled to be indemnified and held harmless under the MGCL as of the date of this Agreement, each present (as of the Effective Time) and former officer, director or employee of the Company and its subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that an Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, (x) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation and the Surviving Company to the fullest extent to which such Indemnified Party is entitled to such payment as of the date of this Agreement; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the MGCL or the Charter or Bylaws, to repay such advances if it is ultimately determined that such person is not entitled to indemnification, (y) neither Parent, the Surviving Corporation nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents, and (z) the Surviving Corporation or the Surviving Company shall cooperate in the defense of any such matter.

          (b)   All rights to indemnification, expenses and exculpation existing in favor of the former or present directors and officers for their acts and omissions occurring prior to the Effective Time, as provided in the Charter and Bylaws as in effect on the date of this Agreement, shall survive the Merger and the LLC Merger and shall be observed by Parent, the Surviving Corporation and the Surviving Company to the fullest extent permitted by Law for a period of 6 years from the Effective Time.

          (c)   Parent shall maintain, or shall cause the Surviving Corporation or the Surviving Company to maintain, at no expense to the beneficiaries, in effect for 6 years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (the "Existing D&O Policies") (provided that Parent, the Surviving Corporation or the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time; provided, that in no event shall the aggregate costs of such insurance policies exceed in any one year during such 6 year period 300% of the current aggregate annual premiums paid by the Company for such purpose (which aggregate annual premiums with respect to such period are hereby represented and warranted by the Company to be in the amount set forth in Section 5.10(c) of the Company Disclosure Schedule), it being understood that Parent, the Surviving Corporation or the Surviving Company shall nevertheless be obligated to provide such coverage, with respect to each year during such 6 year period, as may be obtained for such 300% annual amount. Parent may, if requested by the Company prior to Closing, cause to be acquired a 6 year tail policy for the Indemnified Parties currently covered by the Existing D&O Policies that is consistent with the first sentence of this paragraph (c). Any such policy shall be prepaid at the Effective Time and shall be non-cancelable. Parent agrees to honor and perform under, and to cause the Surviving Corporation and the Surviving Company to honor and perform under, all indemnification agreements with Indemnified Parties entered into by the Company or any of its subsidiaries prior to the date of this Agreement.

          (d)   Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions and benefits of this Section 5.10 shall continue in full effect until the final disposition of such claim, action, suit, proceeding or investigation.

          (e)   This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

          (f)    In the event that the Surviving Corporation, the Surviving Company or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, the Surviving Company or Parent, as the case may be, shall succeed to the obligations set forth in Section 5.9 and this Section 5.10.

        Section 5.11    Further Action; Efforts.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable (including under any Antitrust Law) to consummate the transactions contemplated by this Agreement as soon as practicable and (ii) do all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger, the LLC Merger and the other transactions contemplated by this Agreement at the earliest practicable date, including: (A) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the LLC Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act; (B) using best efforts to defend all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the Merger or the LLC Merger; (C) using best efforts to resolve any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Law raised by any Governmental Entity and to prevent the entry of any court order, and to have vacated, lifted, reversed or overturned any injunction, decree, ruling, order or other action of any Governmental Entity that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement; and (D) using commercially reasonable efforts to obtain all necessary consents, approvals or waivers from any Governmental Entities or other third parties.

          (b)   In furtherance and not in limitation of the provisions of Section 5.11(a), each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event by no later than 5 Business Days from the date of this Agreement an appropriate filing of a Notification and Report Form pursuant to the HSR Act. Parent shall pay all filing fees and other charges for the filings required under the HSR Act by the Company and Parent.

          (c)   If a party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, including but not limited to Second Request for Information under the HSR Act, then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response which is, at a minimum, in substantial compliance with such request.

          (d)   The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity, including:

              (i)  cooperating with each other in connection with filings required to be made by any party under any Antitrust Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities. In particular, to the extent permitted by Law or Governmental Entity, no party will make any notification in relation to the transactions contemplated hereunder without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect;

             (ii)  furnishing to the other party all information within its possession that is required for any application or other filing to be made by the other party pursuant to the applicable Law in connection with the transactions contemplated by this Agreement;

            (iii)  promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement and ensuring to the extent permitted by Law or Governmental Entity that each of the parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement;

            (iv)  consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws; and

             (v)  without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

          (e)   Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other party.

        Section 5.12    Public Announcements.     The Company and Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange.

        Section 5.13    Anti-Takeover Statutes.     If any Anti-Takeover Statute is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby), each of Parent, the Company and Merger Sub and their respective Boards of Directors shall grant all such approvals and take all such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        Section 5.14    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger, the LLC Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger, the LLC Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation, the Surviving Company or Parent, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Merger, the LLC Merger or the other transactions contemplated hereby, (c) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event (i) that renders or would reasonably be expected to render any representation or warranty of such party set forth in this Agreement to be untrue or inaccurate to an extent such that the condition set forth in Sections 6.2(a) or 6.3(a), as applicable, would not be satisfied if the Closing were to then occur or (ii) that results or would reasonably be expected to result in any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in Article VI) to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

        Section 5.15    Rule 16b-3.     Each of the Company and Parent shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to cause any disposition of Company Shares (including derivative securities with respect to Company Shares) or acquisitions of Parent Shares resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, with such steps to be taken in accordance with the interpretive guidance set forth by the SEC.

        Section 5.16    Obligations of Merger Sub and Merger LLC.     Parent shall take all action necessary to cause Merger Sub, Merger LLC, the Surviving Corporation and the Surviving Company to perform their respective obligations under this Agreement.

        Section 5.17    NASDAQ Listing.     Parent shall promptly prepare and submit to NASDAQ a listing application covering Parent Shares to be issued in connection with the transactions contemplated hereby and shall use its commercially reasonable best efforts to cause such shares to be listed on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

        Section 5.18    Plan of Reorganization.

          (a)   This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Parent shall use its commercially reasonable efforts to cause the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Parent nor any Affiliate shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (b)   As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver to counsel to the Company and counsel to Parent, at the date of the legal opinions referred to in Section 6.3(e), certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the "IRS Guidelines"), to enable counsel to the Company to deliver the legal opinion contemplated by Section 6.3(e), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 6.3(e). The Company will deliver such certificates to counsel to the Company and counsel to Parent.

          (c)   As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver to counsel to the Company and counsel to Parent, at the date of the legal opinions referred to in Section 6.2(f), certificates substantially in compliance with IRS Guidelines, to enable counsel to Parent to deliver the legal opinion contemplated by Section 6.2(f), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why counsel to Parent would not be able to deliver the opinion required by Section 6.2(f). Parent will deliver such certificates to counsel to the Company and counsel to Parent.

        Section 5.19    Financing.

          (a)   Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Commitment Letters (and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under either of the Commitment Letters if such amendment, modification or waiver (w) reduces the aggregate amount of the Debt Financing from that contemplated in the Commitment Letters, (x) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Debt Financing in a manner adverse to Parent or the Company, (y) amends or modifies any other terms in a manner that would reasonably be expected to (1) delay or prevent the Closing Date or (2) make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing less likely to occur or (z) adversely impact the ability of Parent to enforce its rights against the other parties to the Commitment Letters), including using commercially reasonable efforts to (i) maintain in effect the Commitment Letters until the transactions contemplated by this Agreement are consummated, (ii) satisfy on a timely basis all conditions and covenants applicable to Parent, Merger Sub and Merger LLC in the Commitment Letters and otherwise comply with its obligations thereunder, (iii) enter into definitive agreements with respect thereto on the terms and conditions (including the market flex provisions) contemplated by the Commitment Letters, (iv) consummate the Debt Financing at or prior to Closing, (v) enforce its rights under the Commitment Letters, including through litigation pursued in good faith and (vi) cause the Financing Sources and other Persons providing Debt Financing to fund on the Closing Date the Debt Financing required to consummate the Merger, the LLC Merger and the other transactions contemplated hereby, including through litigation pursued in good faith. Without limiting the generality of the foregoing, Parent, Merger Sub and Merger LLC shall give the Company prompt notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default of which it becomes aware) by any party to the Commitment Letters or definitive document related to the Debt Financing; (B) of the receipt of any written notice or other written communication from any other party to the Commitment Letters with respect to any: (x) actual or potential breach, default, termination or repudiation by any other party to the Commitment Letters or any definitive document related to the Debt Financing or any provisions of the Commitment Letters or any definitive document related to the Debt Financing or (y) material dispute or disagreement between or among any parties to the Commitment Letters or any definitive document related to the Debt Financing; and (C) if for any reason Parent, Merger Sub or Merger LLC believes in good faith that (I) there is (or there is likely to be) a dispute or disagreement between or among any parties to the Commitment Letters or any definitive document related to the Debt Financing or (II) there is a material possibility that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters or the definitive documents related to the Debt Financing. As soon as reasonably practicable, but in any event within three Business Days after the date the Company delivers Parent, Merger Sub or Merger LLC a written request, Parent, Merger Sub and Merger LLC shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the market flex provisions) contemplated in the Commitment Letters, Parent shall use its commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event, but no later than the Business Day immediately prior to the Termination Date. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and concurrently provide copies of all documents provided to the Financing Sources or otherwise related to the Debt Financing to the Company. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.19 shall require, and in no event shall the commercially reasonable efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to pay any material fees in excess of those contemplated by the Commitment Letters (whether to secure waiver of any conditions contained therein or otherwise).

          (b)   The Company shall use commercially reasonable efforts to provide, and shall cause its subsidiaries to use commercially reasonable efforts to provide, and shall use its commercially reasonable efforts to cause each of its and their respective Representatives, including legal, tax, regulatory and accounting, to provide, in each case at Parent's sole expense, all cooperation reasonably requested by Parent that is customary in connection with the Debt Financing transaction contemplated by the Commitment Letters (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries), including, but not limited to, (i) providing Parent and the Financing Sources with information relating to the Company and its subsidiaries (other than financial information which is covered by clause (vi) below), including information to be used in the preparation of an information package, rating agency presentation or disclosure document regarding the business, operations, financial projections and prospects of Parent and the Company, customary for financings of the type contemplated by the Commitment Letters, to the extent reasonably requested by Parent and reasonably available to the Company, (ii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions (including accounting due diligence sessions) and sessions with the rating agencies, (iii) assisting Parent and the Financing Sources with the preparation of documents and materials, including, but not limited to, (A) any customary offering documents, prospectuses and similar documents (including historical and pro forma financial statements and information (it being understood that the preparation of such pro forma financial statements and information shall be the sole responsibility of Parent)) for the financings contemplated by the Commitment Letters, and (B) materials for rating agency presentations, (iv) cooperating with the marketing efforts for the financings contemplated by the Commitment Letters (including consenting to the use of the Company's and its subsidiaries' logos), (v) using commercially reasonable efforts to obtain from its accountants customary accounting comfort letters and consents of such accountants for use of their reports in any materials relating to the financing contemplated by the Commitment Letters), (vi) as promptly as practicable upon such financial statements becoming available, furnishing Parent and the Financing Sources with such historical financial statements of the Company and its Subsidiaries as may be reasonably required to complete the Debt Financing, (vii) using its commercially reasonable efforts, as appropriate, to have its independent accountants provide their reasonable cooperation and assistance, (viii) using commercially reasonable efforts to assist in Parent obtaining corporate and facilities ratings for the Debt Financing, (ix) using commercially reasonable efforts to obtain waivers, consents, estoppels, certificates and approvals necessary or customary for the consummation of the financings contemplated by the Commitment Letters, (x) requesting customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing to allow for the payoff, discharge and termination in full on the Closing Date of all indebtedness and liens under the Credit Agreement and the Master Lease Agreement, (xi) furnishing Parent and its Financing Sources promptly, and in any event at least five (5) days prior to the Closing Date, with all documentation and other information required under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, that is requested by Parent or its Financing Sources at least 15 days prior to the Closing Date and (xii) cooperating reasonably with the Financing Sources' due diligence, including by providing the Financing Sources with access to the Company and its subsidiaries in order to complete any field audits required under the Commitment Letters, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company; provided, however, that, until the Effective Time occurs, neither the Company nor any of its subsidiaries shall (1) be required to pay any commitment or other similar fee, (2) have any liability or any obligation under any credit agreement or any related document or any other agreement or document related to the financings contemplated by the Commitment Letters or (3) be required to incur any other liability in connection with such financing unless reimbursed or indemnified by Parent to the reasonable satisfaction of the Company; provided, further, that (I) all non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 5.19 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent, Merger Sub and Merger LLC shall be permitted to disclose such information to rating agencies, potential Financing Sources or other sources of capital during syndication of the Debt Financing, subject to customary confidentiality undertakings by such rating agencies, potential lenders or other sources of capital and (II) the Company shall be permitted a reasonable period to comment on any documents or other information circulated to potential financing sources that contain or are based upon any such non-public or other confidential information. Parent (A) shall promptly, upon request by the Company, reimburse the Company for all reasonable out of pocket costs (including reasonable attorneys' fees) incurred by the Company, any of its subsidiaries or their respective Representatives in connection with the cooperation of the Company and its subsidiaries and their Representatives contemplated by this Section 5.19, (B) acknowledges and agrees that the Company, its subsidiaries and their respective Representatives shall not have any responsibility for, or incur any liability to any person prior to the Effective Time under, the financings contemplated by the Commitment Letters and (C) shall indemnify and hold harmless the Company, its subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of such financing and any information used in connection therewith.

        Section 5.20    Indebtedness.     Promptly following the Effective Time, Parent shall pay off all indebtedness of the Company under the Credit Agreement and Master Lease Agreement, in satisfaction of all liabilities thereunder.

        Section 5.21    LLC Merger.     No later than December 31, 2011, the Surviving Corporation shall merge with and into Merger LLC. From and after the effectiveness of the LLC Merger, the separate corporate existence of the Surviving Corporation shall cease and Merger LLC shall continue as the surviving entity in the LLC Merger (the "Surviving Company") and all of the rights and obligations of the Surviving Corporation under this Agreement shall be deemed the rights and obligations of the Surviving Company. There shall be no conditions to the LLC Merger and Parent and Merger LLC shall take all steps and actions as shall be required to cause the Surviving Corporation and Merger LLC to consummate the LLC Merger as set forth in this Section 5.21. Parent and Merger LLC hereby acknowledge that the consummation of the LLC Merger pursuant to this Section 5.21 is essential to the intended tax treatment of the transactions contemplated by this Agreement, that such tax treatment is material to the Company and its stockholders, and that the Company would not have entered into this Agreement had Parent and Merger LLC not been unconditionally obligated to effect the LLC Merger as set forth in this Section 5.21.

ARTICLE VI
CONDITIONS OF MERGER

        Section 6.1    Conditions to Obligations of Each Party.     The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.    Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

          (b)    HSR Act; Antitrust.    (i) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated without any limitation, restriction or condition and (ii) all consents required under Antitrust Law, as applicable to the Merger, shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

          (c)    No Injunction or Statute.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal restraint or prohibition issued by any Governmental Entity prohibiting consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect at the Effective Time, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, at the Effective Time, restricts, prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

          (d)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e)    NASDAQ Approval.    The Parent Shares to be issued as Merger Consideration shall have been approved for listing on NASDAQ, subject to official notice of issuance.

        Section 6.2    Conditions to the Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent and Merger Sub, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement, other than the representations and warranties of the Company set forth in Section 3.3(a), shall be true and correct (disregarding all qualifications or limitations as to

  "materiality" or "Material Adverse Effect" or other similar qualifiers set forth therein) as of the date of this Agreement and as of the Effective Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, and the representations and warranties of the Company set forth in Section 3.3(a) shall be true and correct in all respects (other than inaccuracies de minimis relative to Section 3.3(a) taken as a whole) as of the date of this Agreement and as of the Effective Date (unless any such representation or warranty is made only as of a specific date, in which case as of such date).

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officer's Certificate.    Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

          (d)    No Governmental Litigation.    There shall not be pending before any U.S. federal or state court of competent jurisdiction any suit, action or proceeding commenced by any U.S. federal or state Governmental Entity against the Company, Parent or any of their respective Affiliates: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that would be material to Parent and the Surviving Corporation, taken as a whole; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iv) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company.

          (e)    Absence of Material Adverse Effect.    Since the date of this Agreement there shall not have occurred a Material Adverse Effect with respect to the Company; provided, however, that any matter disclosed on the Company Disclosure Schedule shall not constitute a Material Adverse Effect.

          (f)    Tax Opinion.    Parent shall have received a written opinion from Paul, Hastings, Janofsky & Walker LLP, counsel to Parent, dated as of the Closing Date, and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of Parent, the Company and Merger Sub, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion. The opinion condition referred to in this Section 6.2(f) shall not be waivable after receipt of the Parent Stockholder Approval, unless further approval of the stockholders of Parent is obtained with appropriate disclosure.

        Section 6.3    Conditions to the Obligations of the Company.     The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality" or "Material Adverse Effect" or other similar qualifiers set forth therein) as of the date of this Agreement and as of the Effective Date as though made on and as of such date

  (unless any such representation or warranty is made only as of a specific date, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect with respect to Parent;

          (b)    Performance of Obligations of Parent.    Parent shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officer's Certificate.    The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Sections 6.3(a) and 6.3(b).

          (d)    Absence of Material Adverse Effect.    Since the date of this Agreement there shall not have occurred a Material Adverse Effect with respect to Parent; provided, however, that any matter disclosed on the Parent Disclosure Schedule shall not constitute a Material Adverse Effect.

          (e)    Tax Opinion.    The Company shall have received a written opinion from Gibson, Dunn & Crutcher LLP, counsel to the Company, dated as of the Closing Date, and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Merger and the LLC Merger, considered together as a single integrated transaction for federal income tax purposes, will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of Parent, the Company and Merger Sub, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion. The opinion condition referred to in this Section 6.3(e) shall not be waivable after receipt of the Company Stockholder Approval, unless further approval of the stockholders of the Company is obtained with appropriate disclosure.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

          (a)   by written consent duly authorized by the Parent Board, the Merger Sub Board and the Company Board;

          (b)   by Parent or the Company:

              (i)  if any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall have used its reasonable best efforts to remove such order, decree or ruling or other action and the issuance of such final, nonappealable order, decree or ruling or other action was not primarily due to the failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement;

             (ii)  if the Merger shall not have occurred on or before the date which is 6 months from the date hereof (the "Termination Date");

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken; or

            (iv)  if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the issuance of Parent Shares in connection with the transactions contemplated hereby was taken.

          (c)   by the Company:

              (i)  upon written notice to Parent, if Parent, Merger Sub or Merger LLC (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent, Merger Sub or Merger LLC such that the closing condition set forth in Section 6.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Parent, Merger Sub or Merger LLC contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied, and in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

             (ii)  if (A) the Parent Board effects a Parent Change of Recommendation, (B) Parent or the Parent Board (or any committee thereof) shall (1) approve, adopt, endorse or recommend any Parent Alternative Proposal or (2) approve, adopt, endorse or recommend, or enter into or allow Parent or any of its subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for a Parent Alternative Proposal, (C) Parent shall have materially breached any of its obligations under Section 5.4(c), (D) the Parent Board fails to reaffirm the Parent Recommendation within 10 Business Days after the Company requests in writing that such action be taken or (E) the Parent or the Parent Board (or any committee thereof) shall publicly propose any of the foregoing (any of the actions described in clauses (A) through (E) of this Section 7.1(c)(ii), a "Parent Triggering Event"); or

            (iii)  prior to obtaining the Company Stockholder Approval, if the Company Board determines to enter into a definitive agreement with respect to a Company Alternative Proposal which the Company Board has determined to constitute a Company Superior Proposal; provided, that (A) the Company Board shall have effected a Company Change of Recommendation in accordance with Section 5.7(d) and shall have complied with all provisions of Section 5.7(d), and all applicable time periods for a matching proposal shall have expired, (B) the Company shall have simultaneously with such termination entered into a definitive agreement relating to the Company Alternative Proposal and (C) the Company shall have paid any amounts due pursuant to Section 7.2, in accordance with the terms, and at the time, specified in Section 7.2.

          (d)   by Parent:

              (i)  upon written notice to the Company, if the Company (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied, and in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent is then in material breach of any of its covenants or agreements contained in this Agreement; or

             (ii)  if (A) the Company Board effects a Company Change of Recommendation, (B) the Company or the Company Board (or any committee thereof) shall (1) approve, adopt, endorse or recommend any Company Alternative Proposal or (2) approve, adopt, endorse or recommend, or enter into or allow the Company or any of its subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for a Company Alternative Proposal, (C) the Company shall have materially breached any of its obligations under Section 5.4(b), (D) the Company Board fails to reaffirm the Company Recommendation within 10 Business Days after Parent requests in writing that such action be taken or (E) the Company or the Company Board (or any committee thereof) shall publicly propose any of the foregoing (any of the actions described in clauses (A) through (E) of this Section 7.1(d)(ii), a "Company Triggering Event").

        Section 7.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Section 5.6, Section 5.12, this Section 7.2, Section 7.3 and Article VIII, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof.

          (b)   In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(iii) or by Parent pursuant to Section 7.1(d)(ii), unless the Company effects a Company Change of Recommendation as a result of a Material Adverse Effect with respect to Parent, then the Company shall pay $9,300,000 (the "Termination Fee") to Parent, at the time specified in the following sentence by wire transfer of same day funds. If this Agreement is terminated by the Company pursuant to Section 7.1(c)(iii), the Termination Fee shall be paid at or prior to such termination, and if this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), the Termination Fee shall be paid within 2 Business Days of such termination.

          (c)   In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii), unless Parent effects a Parent Change of Recommendation as a result of a Material Adverse Effect with respect to the Company, then Parent shall pay the Termination Fee to the Company, within 2 Business Days of such termination, by wire transfer of same day funds.

          (d)   In the event that this Agreement is terminated by either Parent or the Company pursuant to Sections 7.1(b)(ii) or 7.1(b)(iii) and at any time after the date of this Agreement and prior to the termination under such section, either (i) (A) a Company Alternative Proposal shall have been made or communicated publicly to the senior management or the Company Board or shall have been publicly announced or publicly made known to the stockholders of the Company, and not withdrawn prior to such termination, and (B) within 6 months after such termination, the Company shall have consummated any Company Alternative Proposal, or shall have entered into a definitive agreement with respect to any Company Alternative Proposal which is subsequently consummated, or (ii) a Company Triggering Event shall have occurred, then the Company shall pay to Parent the Termination Fee, such payment to be made, in the case of clause (i) of this sentence, upon the Company consummating such Company Alternative Proposal, and in the case of clause (ii) of this sentence, within two Business Days of such termination, in each case by wire transfer of same day funds. For the purpose of this Section 7.2(d), all references in the term Company Alternative Proposal to "20% or more" will be deemed to be references to "more than 50%".

          (e)   In the event that this Agreement is terminated by either Parent or the Company pursuant to Sections 7.1(b)(ii) or 7.1(b)(iv) and at any time after the date of this Agreement and prior to the termination under such section, either (i) (A) a Parent Alternative Proposal shall have been made or communicated publicly to the senior management or the Parent Board or shall have been publicly announced or publicly made known to the stockholders of Parent, and not withdrawn prior to such termination, and (B) within 6 months after such termination, Parent shall have consummated any Parent Alternative Proposal, or shall have entered into a definitive agreement with respect to any Parent Alternative Proposal which is subsequently consummated, or (ii) a Parent Triggering Event shall have occurred, then Parent shall pay to the Company the Termination Fee, such payment to be made, in the case of clause (i) of this sentence, upon Parent consummating such Parent Alternative Proposal, and in the case of clause (ii) of this sentence, within two Business Days of such termination, in each case by wire transfer of same day funds. For the purpose of this Section 7.2(e), all references in the term Parent Alternative Proposal to "20% or more" will be deemed to be references to "more than 50%".

          (f)    Each of the Company, Parent, Merger Sub and Merger LLC acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee when due, the Company shall reimburse Parent for all reasonable costs and expenses actually incurred or accrued by Parent (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any lawsuit) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment. In the event that Parent shall fail to pay the Termination Fee when due, Parent shall reimburse the Company for all reasonable costs and expenses actually incurred or accrued by the Company (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any lawsuit) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

        Section 7.3    Expenses.     Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Expenses incurred in connection with the printing, filing and mailing of the Joint Proxy Statement shall be shared equally by Parent and the Company.

        Section 7.4    Amendment.     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company; provided, however, that, after approval of this Agreement by the stockholders of the Company, if applicable, no amendment may be made that by Law requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 7.5    Waiver.     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Non-Survival of Representations, Warranties, Covenants and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein to the extent that by their terms apply or are to be performed after the Effective Time and (b) those contained in this Article VIII.

        Section 8.2    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Parent, Merger Sub or Merger LLC:

      Kratos Defense & Security Solutions, Inc.
      4820 Eastgate Mall
      San Diego, CA 92121
      Attention: Deanna Lund
      Facsimile: (858) 812-7301

      with an additional copy (which shall not constitute notice) to:

      Paul, Hastings, Janofsky & Walker LLP
      4747 Executive Drive, 12th Floor
      San Diego, California 92121
      Attention:  Deyan P. Spiridonov
                          Teri E. O'Brien
      Facsimile: 858-458-3005

          (b)   if to the Company:

      Integral Systems, Inc.
      6721 Columbia Gateway Drive
      Columbia, Maryland 21046
      Attention: General Counsel
      Facsimile: 410-312-2980

      with an additional copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      1050 Connecticut Avenue NW
      Washington, DC 20036
      Attention: Howard B. Adler
      Facsimile: 202-530-9526

        Section 8.3    Certain Definitions.     For purposes of this Agreement, the term:

          (a)   "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b)   "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act and the Federal Trade Commission Act, as amended;

          (c)   "Average Parent Trading Price" means the volume weighted average of the last sales prices per Parent Share on NASDAQ for the 5 consecutive trading days ending on the trading day that is 2 trading days prior to the Effective Date;

          (d)   "beneficially owned" with respect to any shares has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act;

          (e)   "Business Day" means any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of New York;

          (f)    "Contract" means any written or oral contract, agreement, lease, note, bond, mortgage, indenture, or other instrument or obligation;

          (g)   "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (h)   "Credit Agreement" means the credit agreement, dated March 5, 2010, by and among the Company, Bank of America, N.A. and the Other Lender Parties (as such term is defined in such agreement) and the Collateral Documents thereto (as such term is defined in such agreement), as amended by Amendment No. 1 to Credit Agreement and Waiver, dated December 8, 2010, by and among the Company, Bank of America, N.A., the Other Lender Parties and the Guarantors (as such terms are defined in such amendment);

          (i)    "In-The-Money Option" means a Company Stock Option (other than an option granted pursuant to the Company ESPP) that has an exercise price per Company Share that is less than the Per Share Amount;

          (j)    "knowledge" (i) with respect to the Company means the actual knowledge, after reasonable investigation, of any of the persons listed in Section 8.3(j)(i) of the Company Disclosure Schedule and (ii) with respect to Parent, Merger Sub or Merger LLC means the actual knowledge, after reasonable investigation, of any of the persons listed in Section 8.3(j)(ii) of the Parent Disclosure Schedule;

          (k)   "Law" means any law, statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Entity;

          (l)    "Master Lease Agreement" means the master lease agreement, addendum thereto and progress payment agreement, each dated as of January 21, 2009, between the Company and Banc of America Leasing & Capital, LLC and related acceptance letter and term sheet;

          (m)  "Material Adverse Effect" with respect to a person means any fact, circumstance, event, change, occurrence, effect, violation or inaccuracy that, individually or in the aggregate with all other facts, circumstances, events, changes, occurrences, effects, violations or inaccuracies, has or would reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, assets or liabilities of such person and its subsidiaries taken as a whole, other than any fact, circumstance, event, change, occurrence, effect, violation or inaccuracy resulting from (i) changes in general economic, financial market, business or geopolitical conditions, except to the extent such changes have a disproportionate effect on such person or its subsidiaries relative to others in the industry in which the person operates, (ii) events generally affecting the industries in which such person or its subsidiaries operate, except to the extent such changes have a disproportionate effect on such person or its subsidiaries relative to others in the industry in which the person operates, (iii) changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof, (iv) any change in the price or trading volume of the shares, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect), (v) any failure by such person to meet any published analyst estimates or expectations of such person's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by such person to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect), (vi) any outbreak or escalation of hostilities or war or any act of terrorism, (vii) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any person with respect to this Agreement, (viii) the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (ix) any action taken by such person, or which such person causes to be taken by any of its subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with this Agreement, (x) with respect to the Company only, any actions taken (or omitted to be taken) at the request of Parent, Merger Sub or Merger LLC or consented to in writing by Parent, or (xi) with respect to Parent only, any actions taken (or omitted to be taken) at the request of the Company or consented to in writing by the Company;

          (n)   "NASDAQ" means the NASDAQ Global Select Market;

          (o)   "Out-Of-The-Money Option" means a Company Stock Option (other than an option granted pursuant to the Company ESPP) that has an exercise price per Company Share that is equal to or greater than the Per Share Amount;

          (p)   "Parent Common Stock" means the common stock of Parent;

          (q)   "Parent Shares" means shares of Parent Common Stock, par value $0.001;

          (r)   "Per Share Amount" is equal to $13.00, without interest;

          (s)   "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity;

          (t)    "SEC" means the Securities and Exchange Commission;

          (u)   "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, the Surviving Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, the Surviving Company, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          (v)   "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign; and

          (w)  "Tax Return" shall mean any return, report or statement (including information returns) required to be filed with or provided to any Governmental Entity or other person, or maintained, with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

        Section 8.4    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        Section 8.5    No Other Representations or Warranties.     Except for the representations and warranties contained in Article III, each of Parent, Merger Sub and Merger LLC acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent, Merger Sub or Merger LLC. Neither the Company nor any other person will have or be subject to any liability to Parent, Merger Sub, Merger LLC or any other person resulting from the distribution to Parent, Merger Sub, Merger LLC or Parent's, Merger Sub's or Merger LLC's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or Merger LLC in certain "data rooms" or management presentations in expectation of the transactions contemplated by this Agreement. Except for the representations and warranties contained in Article IV, the Company acknowledges that none of Parent, Merger Sub, Merger LLC or any other person on behalf of Parent, Merger Sub or Merger LLC makes any other express or implied representation or warranty with respect to Parent, Merger Sub or Merger LLC or with respect to any other information provided to the Company.

        Section 8.6    Entire Agreement; Assignment.     This Agreement (including any exhibits hereto), the Company Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of each of the other parties.

        Section 8.7    Parties in Interest.     This Agreement is not intended to, and shall not, confer upon any other person who is not a party hereto any rights or remedies hereunder, except (a) with respect to Section 5.10, which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof and (b) with respect to Sections 8.12 and 8.14, which shall inure to the benefit of the Financing Sources who are intended to be third-party beneficiaries thereof.

        Section 8.8    Governing Law.     Except for the mandatorily applicable provisions of the Delaware General Corporation Law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to choice of law principles thereof).

        Section 8.9    Headings.     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.10    Counterparts.     This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 8.11    Specific Performance.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.

        Section 8.12    Jurisdiction.     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement, including any dispute arising out of or relating in any way to the financings contemplated by the Commitment Letters or the performance thereof, brought by any other party or its successors or assigns shall be brought and determined in any state or federal court sitting in the State of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.13    Interpretation.     When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        Section 8.14    WAIVER OF JURY TRIAL.     EACH OF PARENT, MERGER SUB, MERGER LLC AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE FINANCINGS CONTEMPLATED BY THE COMMITMENT LETTERS, OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

[Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, Parent, Merger Sub, Merger LLC and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INTEGRAL SYSTEMS, INC.
By:	/s/ PAUL G. CASNER
Name:	Paul G. Casner, Jr.
Title:	Chief Executive Officer and President
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ LAURA SIEGAL
Name:	Laura Siegal
Title:	Vice President, Corporate Controller and Treasurer
IRIS MERGER SUB INC.
By:	/s/ LAURA SIEGAL
Name:	Laura Siegal
Title:	Vice President, Corporate Controller, Treasurer and Secretary
IRIS ACQUISITION SUB LLC
By:	/s/ LAURA SIEGAL
Name:	Laura Siegal
Title:	Vice President, Corporate Controller and Treasurer

[Signature Page to Merger Agreement]

ANNEX B

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Voting Agreement") is entered into as of May 15, 2011, by and between INTEGRAL SYSTEMS, INC., a Maryland corporation (the "Company"), and            ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of certain shares of common stock of Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Parent").

        B.    Parent, Iris Merger Sub Inc., a Maryland corporation ("Merger Sub"), Iris Acquisition Sub LLC, a Maryland LLC, and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Merger Agreement.

        C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive the Merger Consideration.

        D.    Stockholder is entering into this Voting Agreement in order to induce the Company to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

          (a)   "Expiration Date" shall mean the earlier of: (i) the date on which the Merger Agreement is terminated pursuant to Section 7.1 thereof; (ii) the date on which the Board of Directors of Parent withdraws its recommendation in favor of the Parent Share Issuance in connection with the Merger in accordance with Section 5.8 of the Merger Agreement; (iii) the date upon which the Merger becomes effective; or (iv) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholder's consent that (A) increases the Merger Consideration or (B) materially and adversely affects the Stockholder.

          (b)   Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

          (c)   "Parent Common Stock" shall mean the common stock, $0.01 par value per share, of Parent, including all rights attached thereto.

          (d)   "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, restricted stock units, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, restricted stock units, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the Voting Period (whether such acquisition is a result of purchases or other transfers of Parent Common Stock to Stockholder or by virtue of a stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares).

          (e)   A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (f)    "Voting Period" shall mean the period commencing on the date of this Voting Agreement and ending on the Expiration Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Voting Agreement will be deemed to restrict the ability of Stockholder to exercise any Parent Stock Options or the vesting of any Parent Restricted Shares held by Stockholder prior to the Expiration Date.

        2.2    Restriction on Transfer of Voting Rights.    During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted inconsistent with this Voting Agreement, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

        2.3    Permitted Transfers.    Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual: (i) to any member of Stockholder's immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family; or (ii) upon the death of Stockholder; or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a Transfer referred to in this Section 2.3 shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement.

SECTION 3. VOTING OF SHARES

        3.1    Voting Covenant.    Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of Parent, however called, or at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent, unless otherwise directed in writing by the Company, Stockholder shall appear at the meeting or otherwise cause any and all issued and outstanding shares of Parent Common Stock Owned by Stockholder as of the applicable record date to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all such shares of Parent Common Stock:

          (a)   in favor of the Parent Share Issuance;

          (b)   against any Parent Alternative Proposal; and

          (c)   against any other action, agreement, proposal or transaction involving Parent or any of its subsidiaries which other action, agreement, proposal or transaction would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)," clause "(b)" or clause "(c)" of the preceding sentence.

        3.2    Proxy

          (a)   Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to the Company a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the "Proxy"); and (ii) if applicable, Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record by Stockholder.

          (b)   Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Voting Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby. For the avoidance of doubt, the Company hereby agrees that Stockholder shall be permitted to deliver a proxy to Parent management in connection with the proposals, including the election of directors, to be submitted to stockholders at Parent's 2011 annual meeting of stockholders so long as such proxy does not contravene with Stockholder's obligations pursuant to Section 3.1 hereto.

SECTION 4. ADDITIONAL COVENANTS OF STOCKHOLDER

        4.1    No Solicitation.    Stockholder agrees that, during the Voting Period, Stockholder shall not (without limiting any of the other restrictions in this Voting Agreement), directly or indirectly, take or authorize to be taken any action that Parent is prohibited from taking or authorizing to be taken pursuant to Section 5.8 of the Merger Agreement.

        4.2    Notice of Certain Events.    Stockholder agrees to promptly notify the Company of any development occurring after the date hereof that causes any breach of any of the representations and warranties of Stockholder set forth in Section 5 herein.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to the Company as follows:

        5.1    Authorization, etc.    Stockholder has the power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by the Company, constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Law applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any liens or other encumbrances on any of the Subject Securities.

          (b)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        5.3    Title to Securities.    As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any liens or other encumbrances) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any liens or other encumbrances) the options, restricted stock units, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, restricted stock units, warrants and other rights set forth on the signature page hereof.

        5.4    Power.    Unless otherwise indicated on the signature pages hereto, Stockholder, together with its affiliates, has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities, with no limitations, qualifications or restrictions on such rights.

        5.5    Accuracy of Representations.    The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date.

SECTION 6. MISCELLANEOUS

        6.1    Stockholder Information.    Stockholder hereby agrees to permit the Company, Parent and Merger Sub to publish and disclose in the Form S-4 Registration Statement, the Joint Proxy Statement/Prospectus and any other public disclosure that the Company and Parent mutually determine to be necessary or desirable in connection with the Merger and any other transactions contemplated by the Merger Agreement Stockholder's identity and ownership of shares of Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

        6.2    Further Assurances.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        6.3    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        6.4    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Stockholder:

    at the address set forth on the signature page hereof; and

    if to the Company:

    Integral Systems, Inc.
    6721 Columbia Gateway Drive
    Columbia, Maryland 21046
    Attention: General Counsel
    Facsimile: 410-312-2980

    with an additional copy (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    1050 Connecticut Avenue NW
    Washington, DC 20036
    Attention: Howard B. Adler
    Facsimile: 202-530-9526

        6.5    Severability.    If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        6.6    Entire Agreement.    This Voting Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

        6.7    Amendments.    This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and Stockholder.

        6.8    Assignment; Binding Effect; No Third Party Rights.    Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors and personal representatives and Stockholder's successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

        6.9    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        6.10    Attorneys' Fees.    If any proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        6.11    Non-Exclusivity.    The rights and remedies of the Company under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        6.12    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

        6.13    Counterparts; Exchanges by Facsimile or Electronic Delivery.    This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Voting Agreement (in counterparts or otherwise) by facsimile or electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Voting Agreement.

        6.14    Headings.    The descriptive headings contained in this Voting Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Voting Agreement.

        6.15    Waiver.    Subject to the remainder of this Section 6.15, at any time prior to the Expiration Date, any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Voting Agreement; (b) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Voting Agreement or in any document delivered pursuant to this Voting Agreement; and (c) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Voting Agreement. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Voting Agreement, or any power, right, privilege or remedy of the Company under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.16    Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Voting Agreement shall be construed as independent of any other contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Voting Agreement shall limit any of the rights or remedies of the Company under the Merger Agreement, or any of the rights or remedies of the Company or any of the obligations of Stockholder under any agreement between Stockholder and the Company or any certificate or instrument executed by Stockholder in favor of the Company; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of the Company or any of the obligations of Stockholder under this Voting Agreement.

        6.17    Other Capacities.    Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in good faith in Stockholder's capacity as a director or officer of Parent (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Parent).

        6.18    Construction.

          (a)   For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c)   As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

INTEGRAL SYSTEMS, INC.
By: Paul G. Casner, Jr. Title: Chief Executive Officer and President
STOCKHOLDER
Signature
Printed Name
Address:
Facsimile:

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

 EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

 IRREVOCABLE PROXY

        The undersigned stockholder (the "Stockholder") of Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Integral Systems, Inc., a Maryland corporation (the "Company") and R. Miller Adams and Tory Harris, solely in their capacities as officers of the Company, and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to the outstanding shares of capital stock of Parent owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates. (The shares of the capital stock of Parent and other securities referred to in the immediately preceding sentence are referred to as the "Shares.") Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked; provided, however, that any proxy delivered by the Stockholder to Parent management in connection with proposals, including the election of directors, to be submitted to stockholders at Parent's 2011 annual meeting of stockholders shall not be revoked, and the Stockholder agrees that no subsequent proxies inconsistent with this Proxy will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between the Company and the Stockholder (the "Voting Agreement"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Iris Merger Sub Inc., a wholly-owned subsidiary of Parent, Iris Acquisition Sub LLC, a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Expiration Date (as defined in the Voting Agreement). Capitalized terms used but not otherwise defined in this Irrevocable Proxy have the meanings assigned to such terms in the Merger Agreement.

        Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the stockholders of Parent, however called, or at any adjournment or postponement thereof and on every action or approval by written consent of the stockholders of Parent:

          (a)   in favor of the Parent Share Issuance;

          (b)   against any Parent Alternative Proposal; and

          (c)   against any other action, agreement, proposal or transaction involving Parent or any of its subsidiaries which other action, agreement, proposal or transaction would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement.

        The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this proxy or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this proxy so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

[Signature page follows]

Proxy

Dated: May , 2011	STOCKHOLDER
Signature
Printed Name
Number of shares of common stock of Parent owned of record as of the date of this proxy:

Proxy

ANNEX C

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Voting Agreement") is entered into as of May 15, 2011, by and between KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation ("Parent"), and            ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of certain shares of common stock of Integral Systems, Inc., a Maryland corporation (the "Company").

        B.    Parent, Iris Merger Sub Inc., a Maryland corporation ("Merger Sub"), Iris Acquisition Sub LLC, a Maryland LLC, and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Merger Agreement.

        C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive the Merger Consideration.

        D.    Stockholder is entering into this Voting Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

          (a)   "Expiration Date" shall mean the earlier of: (i) the date on which the Merger Agreement is terminated pursuant to Section 7.1 thereof; (ii) the date upon which the Merger becomes effective; or (iii) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholder's consent that (A) decreases the Merger Consideration or (B) materially and adversely affects the Stockholder.

          (b)   Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

          (c)   "Subject Securities" shall mean: (i) all securities of the Company (including all Company Shares and all options, restricted stock units, warrants and other rights to acquire Company Shares) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including all additional Company Shares and all additional options, restricted stock units, warrants and other rights to acquire Company Shares) of which Stockholder acquires Ownership during the Voting Period (whether such acquisition is a result of purchases or other transfers of Company Shares to Stockholder or by virtue of a stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares).

          (d)   A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (e)   "Voting Period" shall mean the period commencing on the date of this Voting Agreement and ending on the Expiration Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected; provided, however, that nothing contained in this Voting Agreement will be deemed to restrict the ability of Stockholder to exercise any Company Stock Options or the vesting of any Company Restricted Shares held by Stockholder prior to the Expiration Date.

        2.2    Restriction on Transfer of Voting Rights.    During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted inconsistent with this Voting Agreement, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

        2.3    Permitted Transfers.    Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual: (i) to any member of Stockholder's immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family; or (ii) upon the death of Stockholder; or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a Transfer referred to in this Section 2.3 shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement.

SECTION 3. VOTING OF SHARES

        3.1    Voting Covenant.    Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall appear at the meeting or otherwise cause any and all issued and outstanding Company Shares Owned by Stockholder as of the applicable record date to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all such Company Shares:

          (a)   in favor of the adoption of the Merger Agreement and the Merger;

          (b)   against any Company Alternative Proposal; and

          (c)   against any other action, agreement, proposal or transaction involving the Company or any of its subsidiaries which other action, agreement, proposal or transaction would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)," clause "(b)" or clause "(c)" of the preceding sentence.

        3.2    Proxy.

          (a)   Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the "Proxy"); and (ii) if applicable, Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding Company Shares that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record by Stockholder.

          (b)   Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Voting Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

SECTION 4. ADDITIONAL COVENANTS OF STOCKHOLDER

        4.1    No Solicitation.    Stockholder agrees that, during the Voting Period, Stockholder shall not (without limiting any of the other restrictions in this Voting Agreement), directly or indirectly, take or authorize to be taken any action that the Company is prohibited from taking or authorizing to be taken pursuant to Section 5.7 of the Merger Agreement

        4.2    Notice of Certain Events.    Stockholder agrees to promptly notify Parent of any development occurring after the date hereof that causes any breach of any of the representations and warranties of Stockholder set forth in Section 5 herein.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        5.1    Authorization, etc.    Stockholder has the power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent, constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Law applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any liens or other encumbrances on any of the Subject Securities.

          (b)   The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        5.3    Title to Securities.    As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any liens or other encumbrances) the number of outstanding Company Shares set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds

(free and clear of any liens or other encumbrances) the options, restricted stock units, warrants and other rights to acquire Company Shares set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, restricted stock units, warrants and other rights set forth on the signature page hereof.

        5.4    Power.    Unless otherwise indicated on the signature pages hereto, Stockholder, together with its affiliates, has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities, with no limitations, qualifications or restrictions on such rights.

        5.5    Accuracy of Representations.    The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date.

SECTION 6. MISCELLANEOUS

        6.1    Stockholder Information.    Stockholder hereby agrees to permit Parent, the Company and Merger Sub to publish and disclose in the Form S-4 Registration Statement, the Joint Proxy Statement/Prospectus and any other public disclosure that Parent and the Company mutually determine to be necessary or desirable in connection with the Merger and any other transactions contemplated by the Merger Agreement, Stockholder's identity and ownership of Company Shares and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

        6.2    Further Assurances.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        6.3    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        6.4    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Stockholder:

    at the address set forth on the signature page hereof; and

    if to Parent:

    Kratos Defense & Security Solutions, Inc.
    4820 Eastgate Mall
    San Diego, CA 92121
    Attention: General Counsel
    Facsimile: (858) 812-7303

    with an additional copy (which shall not constitute notice) to:

    Paul, Hastings, Janofsky & Walker LLP
    4747 Executive Drive, 12th Floor
    San Diego, California 92121
    Attention:  Deyan P. Spiridonov
                        Teri E. O'Brien, Esq.
    Facsimile: 858-458-3005

        6.5    Severability.    If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        6.6    Entire Agreement.    This Voting Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

        6.7    Amendments.    This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

        6.8    Assignment; Binding Effect; No Third Party Rights.    Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors and personal representatives and Stockholder's successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        6.9    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        6.10    Attorneys' Fees.    If any proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        6.11    Non-Exclusivity.    The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        6.12    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to choice of law principles thereof).

        6.13    Counterparts; Exchanges by Facsimile or Electronic Delivery.    This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Voting Agreement (in counterparts or otherwise) by facsimile or electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Voting Agreement.

        6.14    Headings.    The descriptive headings contained in this Voting Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Voting Agreement.

        6.15    Waiver.    Subject to the remainder of this Section 6.15, at any time prior to the Expiration Date, any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Voting Agreement; (b) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Voting Agreement or in any document delivered pursuant to this Voting Agreement; and (c) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Voting Agreement. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.16    Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Voting Agreement shall be construed as independent of any other contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Voting Agreement.

        6.17    Other Capacities.    Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in good faith in Stockholder's capacity as a director or officer of the Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company).

        6.18    Construction.

          (a)   For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c)   As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

KRATOS DEFENSE AND SECURITY SOLUTIONS, INC.
By
Title
STOCKHOLDER
Signature
Printed Name
Address:
Facsimile:

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

 EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

 IRREVOCABLE PROXY

        The undersigned stockholder (the "Stockholder") of Integral Systems, Inc., a Maryland corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Parent"), and Eric DeMarco and Deanna Lund, solely in their capacities as executive officers of Parent, and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates. (The shares of the capital stock of the Company and other securities referred to in the immediately preceding sentence are referred to as the "Shares.") Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies inconsistent with this Proxy will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Iris Merger Sub Inc., a wholly-owned subsidiary of Parent, Iris Acquisition Sub LLC, a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Expiration Date (as defined in the Voting Agreement). Capitalized terms used but not otherwise defined in this Irrevocable Proxy have the meanings assigned to such terms in the Merger Agreement.

        Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof and on every action or approval by written consent of the stockholders of the Company:

          (a)   in favor of the approval of the Merger Agreement and the Merger;

          (b)   against any Company Alternative Proposal; and

          (c)   against any other action, agreement, proposal or transaction involving the Company or any of its subsidiaries which other action, agreement, proposal or transaction would compete with, interfere with, impede, frustrate, prevent, burden or nullify the Merger or the Merger Agreement.

        The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this proxy or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this proxy so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

[Signature page follows]

Proxy

Dated: May , 2011	STOCKHOLDER
Signature
Printed Name
Number of shares of common stock of Parent owned of record as of the date of this proxy:

Proxy

ANNEX D

May 15, 2011	Jefferies & Company, Inc. 1399 New York Ave., NW Suite 400 Washington, DC 20005 tel 202.639.3980 Jefferies.com

The Board of Directors
Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, CA 92121

Members of the Board:

        We understand that Kratos Defense & Security Solutions, Inc. ("Kratos"), IRIS Merger Sub, Inc., a wholly owned subsidiary of Kratos ("Merger Sub"),IRIS Acquisition Sub, LLC, a wholly owned subsidiary of Kratos ("Merger LLC"), and Integral Systems, Inc. (the "Company"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares of Company Common Stock held in the treasury of the Company or owned by Kratos, Merger Sub or any wholly owned subsidiary of the Company, all of which shares will be canceled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive a combination of (i) $5.00 in cash (the "Cash Consideration") and (ii) 0.588 shares of common stock, par value $0.001 per share (the "Kratos Common Stock"), of Kratos (the Stock Consideration", and together with the Cash Consideration, the "Consideration"). We also understand that the Merger will be followed by a merger of the surviving corporation in the Merger with and into Merger LLC (the "LLC Merger", and together with the Merger, the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be paid by Kratos to the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to Kratos.

        In arriving at our opinion, we have, among other things:

  (i)
  reviewed a draft dated May 15, 2011 of the Merger Agreement;

  (ii)
  reviewed certain publicly available financial and other information about the Company and Kratos;

  (iii)
  reviewed certain information furnished to us by the Company's management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company (the "Company Forecasts");

  (iv)
  reviewed a sensitivity analysis of the Company Forecasts incorporating certain adjustments thereto prepared by the management of Kratos (the "Kratos—Company Sensitivity Case");

  (v)
  reviewed certain information furnished to us by Kratos' management, including financial forecasts and analyses, relating to the business, operations and prospects of Kratos (the "Kratos Forecasts");

  (vi)
  held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above and with members of senior management of Kratos concerning the matters described in clauses (ii) through (v) above, including discussions with the senior management of Kratos regarding its assessments as to the relative likelihood of achieving the future financial results reflected in the Company Forecasts and the Kratos—Company Sensitivity Case;

  (vii)
  reviewed the share trading price history and valuation multiples for the Company Common Stock and the Kratos Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

  (viii)
  compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant;

  (ix)
  considered the potential pro forma impact of the Transaction; and

  (x)
  conducted such other financial studies, analyses and investigations as we deemed appropriate.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company and Kratos to us or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the managements of the Company and Kratos that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company or Kratos, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.

        With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. With respect to the Company Forecasts, the Company has informed us, and we have assumed, that the Company Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. With respect to the Kratos—Company Sensitivity Case and the Kratos Forecasts, Kratos has informed us, and we have assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Kratos as to the future financial performance of the Company or Kratos, as the case may be, and, based on the assessments of the management of Kratos as to the relative likelihood of achieving the future financial results reflected in the Company Forecasts and the Kratos—Company Sensitivity Case, we have relied, at the direction of Kratos, on the Kratos—Company Sensitivity Case. We express no opinion as to the Company Forecasts, the Kratos—Company Sensitivity Case or the Kratos Forecasts or the respective assumptions on which they are made.

        Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        We have made no independent investigation of any legal or accounting matters affecting the Company or Kratos, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to Kratos and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to Kratos. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Transaction to Kratos. You have advised us that the Transaction will qualify as a tax-free reorganization for federal income tax purposes. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Kratos or the contemplated benefits of the Transaction.

        It is understood that our opinion is for the use and benefit of the Board of Directors of Kratos in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Kratos, nor does it address the underlying business decision by Kratos to engage in the Transaction or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Kratos Common Stock should vote on the Transaction or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Kratos. We express no opinion as to the price at which shares of Kratos Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Kratos' officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Consideration. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

        We have been engaged by Kratos to act as financial advisor to Kratos in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. In addition, as you are aware, Kratos has requested that we provide financing for the Transaction, and with your consent, we and our affiliates may provide, or participate in, the financing for the Transaction for which services we and our affiliates would receive significant compensation. We also will be reimbursed for expenses incurred. Kratos has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financing services to Kratos and may continue to do so and have received, and may receive, fees for the rendering of such services. We maintain a market in the securities of the Company and Kratos, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Kratos and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Kratos or entities that are affiliated with the Company or Kratos, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with Kratos, our opinion may not be used or referred to by Kratos, or quoted or disclosed to any person in any manner, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by Kratos to the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to Kratos.

Very truly yours,

JEFFERIES & COMPANY, INC.

ANNEX E

May 15, 2011

The Board of Directors
Integral Systems, Inc.
21 Columbia Gateway Drive
Columbia, MD 21046

Ladies and Gentlemen:

        We understand that Integral Systems Inc. ("Integral") and Kratos Defense & Security Solutions, Inc. ("Kratos") intend to enter into an Agreement and Plan of Merger to be dated as of May 15, 2011 (the "Agreement"), pursuant to which IRIS Merger Sub Inc., a Maryland corporation and a direct wholly owned subsidiary of Kratos ("Merger Sub"), shall be merged (the "Merger") with and into Integral and Integral shall subsequently be merged with and into IRIS Acquisition Sub LLC, a single member Maryland limited liability company and a direct wholly owned subsidiary of Kratos. Pursuant to, and subject to certain limitations set forth in, the Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Integral ("Integral Common Stock") issued and outstanding immediately prior to the effective time, other than dissenting shares, shall be converted into the right to receive (i) $5.00 in cash, without interest and (ii) 0.588 shares of the common stock, par value $0.001 per share, of Kratos ("Kratos Common Stock"; such shares of Kratos Common Stock and cash, together with any cash to be paid in lieu of fractional shares of Kratos Common Stock, the "Merger Consideration"), payable to the holder thereof, without interest, less any required withholding taxes. We further understand that, concurrently with the execution of the Agreement, (i) as a condition and inducement to Kratos' willingness to enter into the Agreement, certain stockholders of Integral are entering into voting agreements whereby such stockholders have agreed to vote their shares of Integral Common Stock in favor of the Merger and the Agreement (the "Integral Voting Agreements") and (ii) as a condition and inducement to Integral's willingness to enter into the Agreement, certain stockholders of Kratos are entering into voting agreements whereby such stockholders have agreed to vote their shares of Kratos Common Stock in favor of the issuance of shares of Kratos Common Stock necessary to consummate the transactions contemplated by the Agreement (together with the Agreement and the Integral Voting Agreements, the "Transaction Documentation"). You have provided us with a copy of the Transaction Documentation in substantially final form.

        You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of Integral.

        In the course of performing our reviews and analyses for rendering this opinion, we have:

  •
  reviewed drafts (dated May 15, 2011) of the Transaction Documentation;

  •
  reviewed Integral's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 2008, September 25, 2009 and September 24, 2010, its Quarterly Reports on Form 10-Q for the periods ended December 31, 2010 and April 1, 2011 and its Current Reports on Form 8-K filed since September 24, 2010;

  •
  reviewed Kratos' Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 28, 2008, December 27, 2009 and December 26, 2010, its Quarterly

    Report on Form 10-Q for the period ended March 27, 2011 and its Current Reports on Form 8-K filed since December 26, 2010;

  •
  reviewed certain operating and financial information relating to Integral's business and prospects, including projections for the five years ended September 30, 2015, all as prepared and provided to us by Integral's management;

  •
  reviewed certain operating and financial information relating to Kratos' business and prospects, including projections for the five years ended December 31, 2015, all as prepared and provided to us by Kratos' management;

  •
  reviewed certain estimates of cost savings and other combination benefits (collectively, "synergy estimates") expected to result from the Merger, all as prepared and provided to us by Kratos' management;

  •
  met with certain members of Integral's senior management to discuss Integral's and Kratos' respective businesses, operations, historical and projected financial results and future prospects;

  •
  met with certain members of Kratos' senior management to discuss Kratos' business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volumes of the Integral Common Stock and the Kratos Common Stock;

  •
  reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Integral and Kratos;

  •
  reviewed the terms of certain relevant mergers and acquisitions involving companies which we deemed generally comparable to Integral and Kratos;

  •
  performed discounted cash flow analyses based on the projections for Integral and Kratos and the synergy estimates furnished to us by Kratos;

  •
  reviewed the pro forma financial results, financial condition and capitalization of Kratos giving effect to the Merger; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, including, without limitation, the projections and synergy estimates referred to above. With respect to the projections and synergy estimates, we have been directed by senior management of Integral to base our analyses on the most recently revised set of financial projections for Integral provided to us on May 13, 2011 and we have assumed with the consent of the Board of Directors that the projections and synergy estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Integral and Kratos, as the case may be, as to the expected future performance of Integral and Kratos. We have not assumed any responsibility for the independent verification of any such information, including, without limitation, the projections and synergy estimates; we express no view or opinion as to such projections and synergy estimates and the assumptions upon which they are based; and we have further relied upon the assurances of the senior management of Integral and Kratos, as the case may be, that they are unaware of any facts that would make the information, projections and synergy estimates incomplete or misleading.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Integral and Kratos, nor have we been furnished with any such appraisals. During the course of our engagement, we were asked by the Board of Directors to solicit indications of interest from various third parties regarding a transaction with Integral, and we have considered the results of such solicitation in rendering our opinion. We have assumed that the Merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to our analysis. In addition, we have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any amendments or modifications, the effect of which would be in any way meaningful to our analysis. Moreover, as you are aware, the credit, financial and stock markets are experiencing unusual volatility; we express no opinion or view as to the effects of such volatility on the Merger or the parties thereto. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by Integral, Kratos and their respective advisors with respect to such issues.

        We do not express any opinion as to the price or range of prices at which the shares of Integral Common Stock and Kratos Common Stock may trade subsequent to the announcement of the Merger or as to the price or range of prices at which the shares of Kratos Common Stock may trade subsequent to the consummation of the Merger.

        We have acted as a financial advisor to Integral in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. A portion of our compensation is payable upon delivery of our opinion and will be credited against the fee payable upon consummation of the Merger. In addition, Integral has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement. Stone Key Partners LLC and Stone Key Securities LLC (together, "Stone Key") may seek to provide Kratos and its affiliates with certain investment banking and other services unrelated to the Merger in the future.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of Integral in connection with its consideration of the Merger. This letter and our opinion are not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent. This letter and our opinion do not constitute a recommendation to the Board of Directors of Integral in connection with the Merger, nor do this letter and our opinion constitute a recommendation to any holders of Integral Common Stock as to how to vote in connection with the Merger or any other matter. Our opinion does not address Integral's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Integral, the financing of the Merger or the effects of any other transaction in which Integral might engage. Our opinion addresses only the fairness, from a financial point of view, of the Merger Consideration to the holders of the outstanding shares of Integral Common Stock; does not express any view or opinion with respect to the fairness of the compensation to be received in connection with the Merger by any creditors or other constituencies of Integral; does not express any view or opinion with respect to the merits of the Transaction to any holder of Integral equity relative to any other holder of Integral equity or as to the fairness of the Merger, from a financial point of view, to Kratos, Merger Sub and their respective affiliates or to any holder of Kratos equity and does not address any other term or aspect of the Transaction Documentation or any term or aspect of any other agreement or instrument contemplated by the Transaction Documentation or entered into or amended in connection with the Merger, or the impact thereof on Integral or Kratos. In addition, we do not express any opinion as to the impact of the Merger or any transaction entered into in connection therewith on the solvency or viability of Integral or Kratos or the ability of Integral or Kratos to pay their respective obligations, when they become due. Futhermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Integral's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration.

        Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Committee of Stone Key. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Integral.

Very truly yours,
STONE KEY PARTNERS LLC
By:
Co-Chairman & Co-Chief Executive Officer
STONE KEY SECURITIES LLC
By:
Co-Chairman & Co-Chief Executive Officer

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. The registrant's certificate of incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages to the fullest extent authorized under applicable law, including for breach of the directors' fiduciary duty of care to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, pursuant to Section 102(b)(7) of the DGCL, each director will continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision in the certificate of incorporation also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The registrant's second amended and restated bylaws provide that it will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the registrant, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

        The registrant has entered into indemnification agreements with certain of its directors and officers. Pursuant to these indemnification agreements, the registrant is obligated to indemnify each director and officer who is a party to the indemnification agreement to the fullest extent permitted by the DGCL against any and all expenses, liability and loss, as each is defined in the indemnification agreement, reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit, investigation or proceeding that arises out of any event or occurrence related to the fact that such person is or was a director or officer or is or was serving at the registrant's request as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any of its subsidiaries. The registrant also has directors' and officers' liability insurance to protect its directors and officers from liability.

Item 21.    Exhibits and Financial Statement Schedules

(a)   Exhibits

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
2.1#	Agreement and Plan of Merger, dated as of May 15, 2011, by and among Kratos Defense & Security Solutions, Inc., IRIS Merger Sub Inc., IRIS Acquisition Sub LLC and Integral Systems, Inc (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement).				*
3.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1
3.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/27/09	3.1
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.2
3.5
	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Kratos Defense & Security Solutions, Inc. (included as Exhibit A to the Preferred Stock Purchase Agreement, dated as of May 16, 2002, by and among Kratos Defense & Security Solutions, Inc., Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1
3.6	Certificate of Designation of Series C Preferred Stock of Kratos Defense & Security Solutions, Inc.	8-K	12/17/04	3.1
3.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1
4.1	Specimen Stock Certificate.	10-K	12/26/10	4.1
4.2	Form of 10% Senior Secured Note due 2017	S-4	06/28/10	4.1
4.3	Rights Agreement, dated as of December 16, 2004, by and between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
4.4	Indenture, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein and Wilmington Trust FSB, as Trustee and Collateral Agent (including the Form of 10% Senior Secured Notes due 2017 filed as an exhibit thereto).	8-K	05/25/10	4.1
4.5	First Supplemental Indenture, dated as of February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust FSB, as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	02/07/11	10.2
4.6	Supplemental Indenture, dated April 1, 2011, among the guaranteeing subsidiaries named therein and Wilmington Trust FSB, as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	04/07/11	4.1
4.7	Third Supplemental Indenture, dated April 15, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust FSB, as trustee and collateral agent, to the Indenture, (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	04/20/11	4.1
4.8	Indenture, dated March 25, 2011, by and among Acquisition Co. Lanza Parent, the guarantors named therein and a party thereto, and Wilmington Trust FSB, as trustee and collateral agent (including the Form of 10% Senior Secured Notes due 2017 filed as an exhibit thereto).	8-K	03/29/11	4.1
4.9	First Supplemental Indenture, dated April 4, 2011, by and among Kratos Defense & Security Solutions, Inc., Herley Industries, Inc. and Wilmington Trust FSB, as trustee and collateral agent, to the Indenture (as amended or supplemented), dated as of March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantor party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	04/07/11	4.2

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
4.10	Registration Rights Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and Oppenheimer & Co. Inc.	8-K	03/29/11	4.2
5.1	Opinion of Paul, Hastings, Janofsky and Walker LLP.				*
8.1	Opinion of Paul, Hastings, Janofsky and Walker LLP relating to tax matters.				*
8.2	Opinion of Gibson, Dunn & Crutcher LLP relating to tax matters.				*
10.1
	Form of Voting Agreement, dated May 15, 2011, by and between Integral Systems, Inc. and certain stockholders of Kratos Defense & Security Solutions, Inc. (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement).				*
10.2
	Form of Voting Agreement, dated May 15, 2011, by and between Kratos Defense & Security Solutions, Inc. and certain stockholders of Integral Systems, Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement).				*
21.1	List of Subsidiaries.				*
23.1	Consent of Paul, Hastings, Janofsky and Walker LLP (included in Exhibit 5.1).				*
23.2	Consent of Paul, Hastings, Janofsky and Walker LLP (included in Exhibit 8.1).				*
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.2).				*
23.4	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				*
23.5	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				*
23.6	Consent of Registered Public Accounting Firm, Marcum LLP.				*
23.7	Consent of Registered Public Accounting Firm, Brightman Almagor Zohar & Co.				*
23.8	Consent of Independent Registered Public Accountants, Amper, Politziner & Mattia LLP.				*

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
23.9	Consent of Independent Registered Public Accounting Firm, Plante & Moran, PLLC.				*
23.10	Consent of Registered Public Accounting Firm, KPMG LLP.				*
23.11	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.				*
24.1	Powers of attorney (included in signature pages of the Registration Statement).				*
99.1	Consent of Stone Key Partners LLC and Stone Key Securities LLC.				*
99.2	Consent of Jefferies & Company, Inc.				*
99.3	Form of Proxy Card of Kratos Defense & Security Solutions, Inc.				*
99.4	Form of Proxy Card of Integral Systems, Inc.				*

#
Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Item 22.    Undertakings.

        A.    (a) The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (g)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        B.    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        C.    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 6th day of June, 2011.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, a Delaware corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric M. DeMarco and Deanna H. Lund, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M DEMARCO Eric M DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2011
/s/ DEANNA H. LUND Deanna H. Lund	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2011
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller, and Treasurer (Principal Accounting Officer)	June 6, 2011

Signature	Title	Date

/s/ SCOTT I. ANDERSON Scott I. Anderson	Director	June 6, 2011
/s/ BANDEL L. CARANO Bandel L. Carano	Director	June 6, 2011
/s/ WILLIAM A. HOGLUND William A. Hoglund	Director	June 6, 2011
/s/ SCOT B. JARVIS Scot B. Jarvis	Director	June 6, 2011
/s/ JANE E. JUDD Jane E. Judd	Director	June 6, 2011
/s/ SAMUEL N. LIBERATORE Samuel N. Liberatore	Director	June 6, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
2.1#	Agreement and Plan of Merger, dated as of May 15, 2011, by and among Kratos Defense & Security Solutions, Inc., IRIS Merger Sub Inc., IRIS Acquisition Sub LLC and Integral Systems, Inc (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement).				*
3.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.1
3.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/27/09	3.1
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/01	4.2
3.5
	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Kratos Defense & Security Solutions, Inc. (included as Exhibit A to the Preferred Stock Purchase Agreement, dated as of May 16, 2002, by and among Kratos Defense & Security Solutions, Inc., Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1
3.6	Certificate of Designation of Series C Preferred Stock of Kratos Defense & Security Solutions, Inc.	8-K	12/17/04	3.1
3.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/11	3.1
4.1	Specimen Stock Certificate.	10-K	12/26/10	4.1
4.2	Form of 10% Senior Secured Note due 2017	S-4	06/28/10	4.1
4.3	Rights Agreement, dated as of December 16, 2004, by and between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1
4.4	Indenture, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein and Wilmington Trust FSB, as Trustee and Collateral Agent (including the Form of 10% Senior Secured Notes due 2017 filed as an exhibit thereto).	8-K	05/25/10	4.1

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
4.5	First Supplemental Indenture, dated as of February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust FSB, as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	02/07/11	10.2
4.6	Supplemental Indenture, dated April 1, 2011, among the guaranteeing subsidiaries named therein and Wilmington Trust FSB, as trustee, to the Indenture (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	04/07/11	4.1
4.7	Third Supplemental Indenture, dated April 15, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust FSB, as trustee and collateral agent, to the Indenture, (as amended or supplemented), dated as of May 19, 2010, among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	04/20/11	4.1
4.8	Indenture, dated March 25, 2011, by and among Acquisition Co. Lanza Parent, the guarantors named therein and a party thereto, and Wilmington Trust FSB, as trustee and collateral agent (including the Form of 10% Senior Secured Notes due 2017 filed as an exhibit thereto).	8-K	03/29/11	4.1
4.9	First Supplemental Indenture, dated April 4, 2011, by and among Kratos Defense & Security Solutions, Inc., Herley Industries, Inc. and Wilmington Trust FSB, as trustee and collateral agent, to the Indenture (as amended or supplemented), dated as of March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantor party thereto and Wilmington Trust FSB, as trustee and collateral agent.	8-K	04/07/11	4.2
4.10	Registration Rights Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and Oppenheimer & Co. Inc.	8-K	03/29/11	4.2
5.1	Opinion of Paul, Hastings, Janofsky and Walker LLP.				*
8.1	Opinion of Paul, Hastings, Janofsky and Walker LLP relating to tax matters.				*
8.2	Opinion of Gibson, Dunn & Crutcher LLP relating to tax matters.				*

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
10.1	Form of Voting Agreement, dated May 15, 2011, by and between Integral Systems, Inc. and certain stockholders of Kratos Defense & Security Solutions, Inc. (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement).				*
10.2
	Form of Voting Agreement, dated May 15, 2011, by and between Kratos Defense & Security Solutions, Inc. and certain stockholders of Integral Systems, Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement).				*
21.1	List of Subsidiaries.				*
23.1	Consent of Paul, Hastings, Janofsky and Walker LLP (included in Exhibit 5.1).				*
23.2	Consent of Paul, Hastings, Janofsky and Walker LLP (included in Exhibit 8.1).				*
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.2).				*
23.4	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				*
23.5	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				*
23.6	Consent of Registered Public Accounting Firm, Marcum LLP.				*
23.7	Consent of Registered Public Accounting Firm, Brightman Almagor Zohar & Co.				*
23.8	Consent of Independent Registered Public Accountants, Amper, Politziner & Mattia LLP.				*
23.9	Consent of Independent Registered Public Accounting Firm, Plante & Moran, PLLC.				*
23.10	Consent of Registered Public Accounting Firm, KPMG LLP.				*
23.11	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.				*
24.1	Powers of attorney (included in signature pages of the Registration Statement).				*
99.1	Consent of Stone Key Partners LLC and Stone Key Securities LLC.				*
99.2	Consent of Jefferies & Company, Inc.				*
99.3	Form of Proxy Card of Kratos Defense & Security Solutions, Inc.				*

Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed- Furnished Herewith
99.4	Form of Proxy Card of Integral Systems, Inc.				*

#
Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.